As Filed with the Securities and Exchange Commission on February 28, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

Maryland	6798	84-1259577
(State of other jurisdiction of	(Primary standard industrial	(IRS Employer
incorporation or organization)	classification code number)	Identification Number)

AIMCO PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

Delaware	6513	84-1275621
(State of other jurisdiction of	(Primary standard industrial	(IRS Employer
incorporation or organization)	classification code number)	Identification Number)

4582 South Ulster Street, Suite 1100

Denver, Colorado 80237

(303) 757-8101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Bezzant

Executive Vice President

Apartment Investment and Management Company

4582 South Ulster Street, Suite 1100

Denver, Colorado 80237

(303) 757-8101

(Name, address, including zip code and telephone number, including area code of agent for service)

Copy to:

Paul J. Nozick

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger as described in the enclosed information statement/prospectus are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Partnership Common Units of AIMCO Properties, L.P.			$10,400,306.63	$1,418.60
Common Stock of Apartment Investment and Management Company(2)			—	—

(1)	Omitted in reliance on Rule 457(o) under the Securities Act of 1933.
(2)	Represents shares of Common Stock issuable upon redemption of Partnership Common Units issued hereunder.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2013

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

INFORMATION STATEMENT/PROSPECTUS

CENTURY PROPERTIES FUND XIX, LP

Century Properties Fund XIX, LP, or CPF XIX, has entered into an agreement and plan of merger with a wholly owned subsidiary of Aimco Properties, L.P., or Aimco OP. Under the merger agreement, AIMCO CPF XIX Merger Sub LLC, or the Aimco Subsidiary, will be merged with and into CPF XIX, with CPF XIX as the surviving entity. The Aimco Subsidiary was formed for the purpose of effecting this transaction and does not have any assets or operations. In the merger, each limited partnership unit of CPF XIX, or Limited Partnership Unit, will be converted into the right to receive, at the election of the holder of such unit, either:

•	$364.65 in cash, or

•	$364.65 in partnership common units of Aimco OP, or OP Units.

The merger consideration of $364.65 per Limited Partnership Unit was based on independent third party appraisal of CPF XIX’s properties by Cogent Realty Advisors, or CRA, and KTR Real Estate Advisors LLC, or KTR, independent valuation firms.

The number of OP Units offered for each Limited Partnership Unit will be calculated by dividing $364.65 by the average closing price of common stock of Apartment Investment and Management Company, or Aimco, as reported on the New York Stock Exchange, or the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. For example, as of February 27, 2013, the average closing price of Aimco common stock over the preceding ten consecutive trading days was $29.38, which would have resulted in 12.41 OP Units offered for each Limited Partnership Unit. However, if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will not be entitled to elect OP Units, and will receive cash.

The OP Units are not listed on any securities exchange nor do they trade in an active secondary market. However, after a one-year holding period, OP Units are redeemable for shares of Aimco common stock (on a one-for-one basis) or cash equal to the value of such shares, as Aimco OP elects. As a result, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit. Aimco’s common stock is listed and traded on the NYSE under the symbol “AIV.”

In the merger, Aimco OP’s interest in the Aimco Subsidiary will be converted into Limited Partnership Units. As a result, after the merger, Aimco OP will be the sole limited partner of CPF XIX and will own all of the outstanding Limited Partnership Units.

Within ten days after the effective time of the merger, Aimco OP will prepare and mail to the former holders of Limited Partnership Units an election form pursuant to which they can elect to receive cash or OP Units. Former holders of Limited Partnership Units may elect their form of consideration by completing and returning the election form in accordance with its instructions. If the information agent does not receive a properly completed election form from a former holder before 5:00 p.m., New York time on the 30th day after the mailing of the election form, the former holder will be deemed to have elected to receive cash. Former holders of Limited Partnership Units may also use the election form to elect to receive, in lieu of the merger consideration, the appraised value of their Limited Partnership Units, determined through an arbitration proceeding.

Under Delaware law, the merger must be approved by CPF XIX’s general partner and a majority in interest of the Limited Partnership Units. Fox Partners II, the general partner of CPF XIX, has determined that the merger is advisable, fair to and in the best interests of CPF XIX and its limited partners and has approved the merger and the merger agreement. As of February 27, 2013, there were issued and outstanding 89,233 Limited Partnership Units, and Aimco OP and its affiliates owned 60,711.66 of those units, or approximately 68.04% of the number of units outstanding. 25,228.66 of the Limited Partnership Units owned by an affiliate of Aimco OP are subject to a voting restriction, which requires the Limited Partnership Units to be voted in proportion to the votes cast with respect to Limited Partnership Units not subject to this voting restriction. Aimco OP and its affiliates have indicated that they will vote all of their Limited Partnership Units that are not subject to this restriction, 35,483 Limited Partnership Units or approximately 39.76% of the outstanding Limited Partnership Units, in favor of the merger agreement and the merger. As a result, affiliates of Aimco OP will vote a total of approximately 49,469 Limited Partnership Units, or approximately 55.44% of the outstanding Limited Partnership Units in favor of the merger agreement and the merger.

Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the merger on or about [—], 2013. As a result, approval of the merger is assured, and your consent to the merger is not required.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement/prospectus contains information about the merger and the securities offered hereby, and the reasons that Fox Partners II, the general partner of CPF XIX, has decided that the merger is in the best interests of CPF XIX and its limited partners. CPF XIX’s general partner has conflicts of interest with respect to the merger that are described in greater detail herein. Please read this information statement/prospectus carefully, including the section entitled “Risk Factors” beginning on page 16. It provides you with detailed information about the merger and the securities offered hereby. The merger agreement is attached to this information statement/prospectus as Annex A.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger, determined if this information statement/prospectus is truthful or complete, approved or disapproved of the merger, passed upon the merits or fairness of the merger, or passed upon the adequacy or accuracy of the disclosure in this information statement/prospectus. Any representation to the contrary is a criminal offense.

This information statement/prospectus is dated [—], 2013, and is first being mailed to limited partners on or about [—], 2013.

WE ARE CURRENTLY SEEKING QUALIFICATION TO ALLOW ALL HOLDERS OF LIMITED PARTNERSHIP UNITS OF CPF XIX THE ABILITY TO ELECT TO RECEIVE OP UNITS IN CONNECTION WITH THE MERGER. HOWEVER, AT THE PRESENT TIME, IF YOU ARE A RESIDENT OF ONE OF THE FOLLOWING STATES, YOU ARE NOT PERMITTED TO ELECT TO RECEIVE OP UNITS IN CONNECTION WITH THE MERGER:

CALIFORNIA

MASSACHUSETTS

NEW YORK

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ADDITIONAL INFORMATION

This information statement/prospectus incorporates important business and financial information about Aimco from documents that it has filed with the Securities and Exchange Commission, or the SEC, but that have not been included in or delivered with this information statement/prospectus. For a listing of documents incorporated by reference into this information statement/prospectus, please see “Where You Can Find Additional Information” beginning on page 91 of this information statement/prospectus.

Aimco will provide you with copies of such documents relating to Aimco (excluding all exhibits unless Aimco has specifically incorporated by reference an exhibit in this information statement/prospectus), without charge, upon written or oral request to:

ISTC Corporation

P.O. Box 2347

Greenville, South Carolina 29602

(864) 239-1029

If you have any questions or require any assistance, please contact our information agent, Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016; by fax at (908) 497-2349; or by telephone at (800) 217-9608.

ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This information statement/prospectus, which forms a part of a registration statement on Form S-4 filed with the SEC by Aimco and Aimco OP, constitutes a prospectus of Aimco OP under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the OP Units that may be issued to holders of Limited Partnership Units in connection with the merger, and a prospectus of Aimco under Section 5 of the Securities Act with respect to shares of Aimco common stock that may be issued in exchange for such OP Units tendered for redemption. This document also constitutes an information statement under Section 14(c) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the action to be taken by written consent to approve the merger.

SUMMARY TERM SHEET

This summary term sheet highlights the material information with respect to the merger, the merger agreement and the other matters described herein. It may not contain all of the information that is important to you. You are urged to carefully read the entire information statement/prospectus and the other documents referred to in this information statement/prospectus, including the merger agreement. Aimco, Aimco OP, Fox Partners II and Aimco’s subsidiaries that may be deemed to directly or indirectly beneficially own limited partnership units of CPF XIX are referred to herein, collectively, as the “Aimco Entities.”

•

The Merger:    CPF XIX has entered into an agreement and plan of merger with the Aimco Subsidiary and Aimco OP. Under the merger agreement, at the effective time of the merger, the Aimco Subsidiary will be merged with and into CPF XIX, with CPF XIX as the surviving entity. A copy of the merger agreement is attached as Annex A to this information statement/prospectus. You are encouraged to read the merger agreement carefully in its entirety because it is the legal agreement that governs the merger.

•

Merger Consideration:    In the merger, each Limited Partnership Unit will be converted into the right to receive, at the election of the holder of such Limited Partnership Unit, either $364.65 in cash or equivalent value in OP Units, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly). The number of OP Units issuable with respect to each Limited Partnership Unit will be calculated by dividing the $364.65 per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. Each holder of Limited Partnership Units must make the same election (cash or OP Units) for all of his or her Limited Partnership Units. For a full description of the determination of the merger consideration, see “The Merger — Determination of Merger Consideration” beginning on page 37.

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Fairness of the Merger:    Although the Aimco Entities have interests that may conflict with those of CPF XIX’s unaffiliated limited partners, each of the Aimco Entities believes that the merger is fair to the unaffiliated limited partners of CPF XIX. The merger consideration of $364.65 was based on separate, independent third party appraisals of each of CPF XIX’s properties by both CRA and KTR, independent valuation firms.

•

Effects of the Merger:    After the merger, Aimco OP will be the sole limited partner in CPF XIX, and will own all of the outstanding Limited Partnership Units. As a result, after the merger, you will cease to have any rights in CPF XIX as a limited partner. See “Special Factors — Effects of the Merger,” beginning on page 5.

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Appraisal Rights:    Pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under Delaware law, and which will enable a limited partner to obtain an appraisal of the value of the limited partner’s Limited Partnership Units in connection with the merger. See “The Merger — Appraisal Rights,” beginning on page 39. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

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List of Investors:    Under CPF XIX’s partnership agreement and Delaware law, a limited partner has the right to obtain by mail, free of charge, a list of the names and addresses and interests owned of the limited partners. This list may be obtained by making written request to Fox Partners II, c/o Eagle Rock Proxy Advisors, LLC, 12 Commerce Drive, Cranford, New Jersey 07016, or by fax at (908) 497-2349.

•	Parties Involved:

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Century Properties Fund XIX, LP, or CPF XIX, is a Delaware limited partnership formed on October 2, 2008, following a redomestication of a predecessor California limited partnership in Delaware. CPF XIX owns and operates two investment properties, which are collectively referred to as the properties: Lakeside at Vinings Mountain, a 220 unit apartment project located in Atlanta, Georgia, or the Lakeside Property; and The Peak at Vinings Mountain, a 280 unit apartment project located in

Atlanta, Georgia, or the Peak Property. See “Information About Century Properties Fund XIX,” beginning on page 29. CPF XIX’s principal address is 80 International Drive, Suite 130, Greenville, South Carolina 29615, and its telephone number is (864) 239-1000.

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Apartment Investment and Management Company, or Aimco, is a Maryland corporation that is a self-administered and self-managed real estate investment trust, or REIT. Aimco’s principal financial objective is to provide predictable and attractive returns to its stockholders. Aimco’s common stock is listed and traded on the NYSE under the symbol “AIV.” See “Information about the Aimco Entities,” beginning on page 27. Aimco’s principal address is 4582 South Ulster Street, Suite 1100, Denver, Colorado 80237, and its telephone number is (303) 757-8101.

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AIMCO Properties, L.P., or Aimco OP, is a Delaware limited partnership which, through its operating divisions and subsidiaries, holds substantially all of Aimco’s assets and manages the daily operations of Aimco’s business and assets. See “Information about the Aimco Entities,” beginning on page 27. Aimco OP’s principal address is 4582 South Ulster Street, Suite 1100, Denver, Colorado 80237, and its telephone number is (303) 757-8101.

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AIMCO CPF XIX Merger Sub LLC, or the Aimco Subsidiary, is a Delaware limited liability company formed for the purpose of consummating the merger with CPF XIX. The Aimco Subsidiary is a direct wholly-owned subsidiary of Aimco OP. See “Information about the Aimco Entities,” beginning on page 27.

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Reasons for the Merger:    Aimco and Aimco OP are in the business of acquiring, owning and managing apartment properties such as those owned by CPF XIX, and have decided to proceed with the merger as a means of acquiring the properties currently owned by CPF XIX in a manner that they believe (i) provides fair value to limited partners, (ii) offers limited partners an opportunity to receive immediate liquidity, or defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly, and except to the extent described in “Material United States Federal Income Tax Considerations – United States Federal Income Tax Consequences Relating to the Merger” beginning on page 67), and (iii) relieves CPF XIX of the expenses associated with a sale of the properties, including marketing and other transaction costs. The Aimco Entities decided to proceed with the merger at this time for the following reasons:

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In the absence of a transaction, CPF XIX limited partners have only limited options to liquidate their investment in CPF XIX. The Limited Partnership Units are not traded on an exchange or other reporting system, and transactions in the securities are limited and sporadic.

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The value of the properties owned by CPF XIX is not sufficient to justify its continued operation as a public company. As a public company with a significant number of unaffiliated limited partners, CPF XIX incurs costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns and partner Schedule K-1s, and periodic SEC reports and other expenses. The Aimco Entities estimate these costs to be approximately $130,000 per year. The merger will eliminate a significant amount of these costs.

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CPF XIX has been operating at a loss from continuing operations for the past several years, and has depended, in part, on loans from Aimco OP to fund its operations and capital improvements at its properties. At December 31, 2012, the total amount of loans owed by CPF XIX to Aimco OP was approximately $166,000. CPF XIX may receive additional advances of funds from Aimco OP, although Aimco OP is not obligated to provide such advances. If the Aimco Entities acquire 100% of the limited partnership interests of CPF XIX, they will have greater flexibility in financing and operating its properties.

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Conflicts of Interest:    CPF XIX’s general partner, Fox Partners II, is a general partnership, the managing general partner of which is wholly-owned and controlled by Aimco. Therefore, Fox Partners II has a conflict of interest with respect to the merger. Fox Partners II has fiduciary duties to its general partners and Aimco, as the beneficial owner of its managing general partner, on the one hand, and to the limited partners of CPF XIX, on the other hand. The duties of Fox Partners II to the limited partners of CPF XIX conflict with the duties of Fox Partners II to its general partners, which could result in Fox Partners II approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. See “The Merger — Conflicts of Interest,” beginning on page 38.

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Risk Factors:    In evaluating the merger agreement and the merger, CPF XIX limited partners should carefully read this information statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 16. Some of the risk factors associated with the merger are summarized below:

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Aimco beneficially owns the managing general partner of Fox Partners II, the general partner of CPF XIX. As a result, Fox Partners II has a conflict of interest in the merger. A transaction with a third party in the absence of this conflict could result in better terms or greater consideration to CPF XIX limited partners.

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CPF XIX limited partners who receive cash may recognize taxable gain in the merger and that gain could exceed the merger consideration. In addition, limited partners who receive OP Units in the merger could recognize taxable gain to the extent described in “Material United States Federal Income Tax Considerations – United States Federal Income Tax Consequences Relating to the Merger” beginning on page 67.

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There are a number of significant differences between the Limited Partnership Units and Aimco OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For more information regarding those differences, see “Comparison of CPF XIX Limited Partnership Units and Aimco OP Units,” beginning on page 61.

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CPF XIX limited partners may elect to receive OP Units as merger consideration, and there are risks related to an investment in OP Units, including the fact that there are restrictions on transferability of OP Units; there is no public market for OP Units; and there is no assurance as to the value that might be realized upon a future redemption of OP Units.

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Material United States Federal Income Tax Consequences of the Merger:    In general, any payment of cash for Limited Partnership Units will be treated as a sale of such Limited Partnership Units by the holder thereof, and any exchange of Limited Partnership Units for OP Units under the terms of the merger agreement will be treated as a tax free transaction, except to the extent described in “Material United States Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Merger” beginning on page 67.

The foregoing is a general discussion of the material U.S. federal income tax consequences of the merger. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the U.S. federal income tax laws. The particular tax consequences of the merger to you will depend on a number of factors related to your tax situation. You should review “Material United States Federal Income Tax Considerations,” herein and consult your tax advisors for a full understanding of the tax consequences to you of the merger.

SPECIAL FACTORS

Purposes, Alternatives and Reasons for the Merger

Aimco and Aimco OP are in the business of acquiring, owning and managing apartment properties such as those owned by CPF XIX, and have decided to proceed with the merger as a means of acquiring the properties currently owned by CPF XIX in a manner they and the other Aimco Entities believe (i) provides fair value to limited partners, (ii) offers limited partners an opportunity to receive immediate liquidity, or defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly, and except to the extent described in “Material United States Federal Income tax Considerations – United States Federal Income Tax Consequences Relating to the Merger” beginning on page 67), and (iii) relieves CPF XIX of the expenses associated with a sale of the properties, including marketing and other transaction costs.

The Aimco Entities determined to proceed with the merger at this time for the following reasons:

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In the absence of a transaction, CPF XIX limited partners have only limited options to liquidate their investment in CPF XIX. The Limited Partnership Units are not traded on an exchange or other reporting system, and transactions in the securities are limited and sporadic.

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The value of the properties owned by CPF XIX is not sufficient to justify its continued operation as a public company. As a public company with a significant number of unaffiliated limited partners, CPF XIX incurs costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns and partner Schedule K-1s, periodic SEC reports and other expenses. The Aimco Entities estimate these costs to be approximately $130,000 per year. The merger will eliminate a significant amount of these costs.

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CPF XIX has been operating at a loss from continuing operations for the past several years, and has depended, in part, on loans from Aimco OP to fund its operations and capital improvements at its properties. At December 31, 2012, the total amount of loans owed by CPF XIX to Aimco OP was approximately $166,000. CPF XIX may receive additional advances of funds from Aimco OP, although Aimco OP is not obligated to provide such advances. If the Aimco Entities acquire 100% of the limited partnership interests of CPF XIX, they will have greater flexibility in financing and operating its properties.

Before deciding to proceed with the merger, Fox Partners II and the other Aimco Entities considered the alternatives described below:

Continuation of CPF XIX as a Public Company Operating the Properties.    Fox Partners II and the other Aimco Entities did not consider the continuation of CPF XIX as a public company operating the properties to be a viable alternative primarily because of the costs associated with preparing financial statements, tax returns, periodic SEC reports and other expenses. If CPF XIX is unable to generate sufficient funds to cover operating expenses, advances from Aimco OP may not be available in the future as Aimco OP is not obligated to provide such advances.

Liquidation of CPF XIX.    As discussed above, Fox Partners II and the other Aimco Entities considered a liquidation of CPF XIX in which CPF XIX’s properties would be marketed and sold to third parties for cash, with any net proceeds remaining after the payment of all liabilities distributed to CPF XIX’s limited partners. The primary advantage of such transactions would be that the sale prices would reflect arm’s-length negotiations and might therefore be higher than the appraised values which have been used to determine the merger consideration. Fox Partners II and the other Aimco Entities elected not to pursue this alternative because of: (i) the risk that a third party purchaser might not be found that would offer a satisfactory price; (ii) the costs imposed on CPF XIX in connection with marketing and selling the properties; (iii) the fact that limited partners would recognize taxable gain on the sales without the option of deferring that gain; and (iv) the fact that in Fox Partners II’s judgment, the costs imposed on CPF XIX in connection with marketing and selling its properties, as well as the fact that in such a sale limited partners would recognize taxable gain on the sale without the option of deferring that gain, would likely make the sale of the properties and dissolution of CPF XIX less advantageous to the limited partners than a merger.

Contribution of the Properties to Aimco OP.    Fox Partners II and the other Aimco Entities considered a transaction in which CPF XIX’s properties would be contributed to Aimco OP in exchange for OP Units. The primary advantage of such a transaction would be that CPF XIX limited partners generally would not recognize taxable gain. Fox Partners II and the other Aimco Entities elected not to pursue this alternative because it would not offer limited partners an opportunity for immediate liquidity.

Effects of the Merger

The Aimco Entities believe that the merger will have the following benefits and detriments to unaffiliated limited partners, CPF XIX and the Aimco Entities:

Benefits to Unaffiliated Limited Partners.    The merger is expected to have the following principal benefits to unaffiliated limited partners:

Liquidity.    Limited partners are given a choice of merger consideration, and may elect to receive either cash or OP Units in the merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly). Limited partners who receive cash consideration will receive immediate liquidity with respect to their investment.

Option to Defer Taxable Gain.    Limited partners who receive OP Units in the merger may defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly, and except to the extent described in “Material United States Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Merger” beginning on page 67).

Diversification.    Limited partners who receive OP Units in the merger will have the opportunity to participate in Aimco OP, which has a more diversified property portfolio than CPF XIX.

Benefits to CPF XIX.    The merger is expected to have the following principal benefits to CPF XIX:

Elimination of Costs Associated with SEC Reporting Requirements and Multiple Limited Partners.    After the merger, the Aimco Entities will own all of the limited partner interests in CPF XIX, and CPF XIX will terminate registration and cease filing periodic reports with the SEC. As a result, CPF XIX will no longer incur costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns and partner Schedule K-1s, periodic SEC reports and other expenses. The Aimco Entities estimate these expenses to be approximately $130,000 per year. The merger will eliminate a significant amount of these costs.

Benefits to the Aimco Entities.    The merger is expected to have the following principal benefits to the Aimco Entities:

Increased Interest in CPF XIX.    Upon completion of the merger, Aimco OP will be the sole limited partner of CPF XIX. As a result, the Aimco Entities will receive all of the benefit from any future appreciation in value of the properties after the merger, and any future income from the properties.

Detriments to Unaffiliated Limited Partners.    The merger is expected to have the following principal detriments to unaffiliated limited partners:

Taxable Gain.    Limited partners who receive cash consideration may recognize taxable gain in the merger and that gain could exceed the merger consideration. In addition, limited partners who receive OP Units in the merger could recognize taxable gain to the extent described in “Material United States Federal Income Tax Considerations – United States Federal Income Tax Consequences Relating to the Merger” beginning on page 67.

Risks Related to OP Units.    Limited partners who receive OP Units in the merger will be subject to the risks related to an investment in OP Units, as described in greater detail under the heading “Risk Factors — Risks Related to an Investment in OP Units.”

Conflicts of Interest; No Separate Representation of Unaffiliated Limited Partners.    CPF XIX’s general partner, Fox Partners II, is a general partnership, the managing general partner of which is wholly-owned and controlled by Aimco. Therefore, Fox Partners II has a conflict of interest with respect to the merger. Fox Partners II has fiduciary duties to its general partners and Aimco, as the beneficial owner of its managing general partner, on the one hand, and to the limited partners of CPF XIX, on the other hand. The duties of Fox Partners II to the limited partners of CPF XIX conflict with the duties of Fox Partners II to its general partners, which could result in Fox Partners II approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. As the general partner of CPF XIX, Fox Partners II seeks the best possible terms for CPF XIX’s limited partners. This conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP. In negotiating the merger agreement, no one separately represented the interests of the unaffiliated limited partners. If an independent advisor had been engaged, it is possible that such advisor could have negotiated better terms for CPF XIX’s unaffiliated limited partners.

Decreased Interest in CPF XIX.    Upon completion of the merger, unaffiliated limited partners will no longer hold an interest in CPF XIX and Aimco OP will be the sole limited partner of CPF XIX. As a result, unaffiliated limited partners will no longer benefit from any future appreciation in the value of the property after the merger, and any future income from such property.

Detriments to CPF XIX.    The merger is not expected to have any detriments to CPF XIX.

Detriments to the Aimco Entities.    The merger is expected to have the following principal detriments to the Aimco Entities:

Increased Interest in CPF XIX.    Upon completion of the merger, the Aimco Entities’ limited partner interest in the net book value of CPF XIX will increase from 68.04% to 100%, or from a deficit of $5.32 million to a deficit of $7.82 million as of December 31, 2012, and their limited partner interest in the losses from continuing operations of CPF XIX will increase from 68.04% to 100%, or from $1.94 million to $2.85 million for the period ended December 31, 2012.

Upon completion of the merger, Aimco OP will be the sole limited partner of CPF XIX. As a result, Aimco OP will bear the burden of all future operating or other losses, as well as any decline in the value of CPF XIX’s properties.

Burden of Capital Expenditures.    Upon completion of the merger, the Aimco Entities will have sole responsibility for providing any funds necessary to pay for capital expenditures at the properties.

Material United States Federal Income Tax Consequences of the Merger

For a discussion of the material United States federal income tax consequences of the merger, see “Material United States Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Merger,” beginning on page 67.

Fairness of the Transaction

Factors in Favor of Fairness Determination.    The Aimco Entities (including Fox Partners II as general partner of CPF XIX) believe that the merger is advisable, fair to and in the best interests of CPF XIX and its unaffiliated limited partners. In support of such determination, the Aimco Entities considered the following factors:

•

The merger consideration of $364.65 per Limited Partnership Unit was based on separate, independent third party appraisals of each of CPF XIX’s two properties by both CRA and KTR, independent valuation firms. The merger consideration was calculated on the basis of the higher of the two appraisals for each of the properties.

•

In the case of both the Peak Property and the Lakeside Property, the appraisals upon which the merger consideration was based exceeded the appraised values obtained in connection with the refinancings of mortgages on those properties carried out in 2009 and 2011.

•

The merger consideration is greater than the Aimco Entities’ estimate of liquidation value because there was no deduction for certain amounts that would be payable upon an immediate sale of the underlying properties, such as sales commissions or prepayment penalties that would apply (based on current interest rates) if the Peak Property or the Lakeside Property were sold after the expiration of the current lockout period (during which a prepayment of the mortgage debt is prohibited) in June 2013.

•

The merger consideration is equal to the Aimco Entities’ estimate of going concern value, calculated as the aggregate appraised value of CPF XIX’s properties, plus the amount of its other assets, less the amount of CPF XIX’s liabilities, including the market value of mortgage debt (but without deducting any prepayment penalties thereon).

•

The mark-to-market adjustment to the mortgage debt encumbering the properties is less than the prepayment penalties that would be payable (based on current interest rates) upon a sale of the Peak Property and the Lakeside Property after the expiration of the current lockout period.

•	The merger consideration exceeds the net book value per unit (a deficit of $87.65 per Limited Partnership Unit at December 31, 2012).

•

Limited partners may defer recognition of taxable gain by electing to receive OP Units in the merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly, and except to the extent described in “Material United States Federal Income Tax Considerations – United States Federal Income Tax Consequences Relating to the Merger” beginning on page 67).

•

The number of OP Units issuable to limited partners in the merger will be determined based on the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger.

•	Limited partners who receive cash consideration will achieve immediate liquidity with respect to their investment.

•	Limited partners who receive OP Units in the merger will have the opportunity to participate in Aimco OP, which has a more diversified property portfolio than CPF XIX.

•

Although limited partners are not entitled to dissenters’ appraisal rights under Delaware law, the merger agreement provides them with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights that are available to stockholders in a corporate merger under Delaware law.

•	Although the merger agreement may be terminated by either side at any time, Aimco OP and the Aimco Subsidiary are very likely to complete the merger on a timely basis.

•	Unlike a typical property sale agreement, the merger agreement contains no indemnification provisions, so there is no risk of subsequent reduction of the proceeds.

•	In contrast to a sale of the properties to a third party, which would involve marketing and other transaction costs, Aimco OP has agreed to pay all expenses associated with the merger.

•

The merger consideration is greater than the prices at which Limited Partnership Units have recently sold in the secondary market ($20.00 to $226.78 per Limited Partnership Unit from January 1, 2012 through January 31, 2013).

•

The merger consideration is greater than the prices at which Limited Partnership Units have historically sold in the secondary market ($25.00 to $241.10 per Limited Partnership Unit from January 1, 2010 through December 31, 2011).

Factors Not in Favor of Fairness Determination.    In addition to the foregoing factors, the Aimco Entities also considered the following countervailing factors:

•

Fox Partners II, the general partner of CPF XIX, has substantial conflicts of interest with respect to the merger as a result of (i) the fiduciary duties it owes to unaffiliated limited partners, who have an interest in receiving the highest possible consideration, and (ii) the fiduciary duties it owes to its general partners, one of which is an indirect subsidiary of Aimco, which has an interest in obtaining the CPF XIX properties for the lowest possible consideration.

•	The terms of the merger were not approved by any independent directors.

•

An unaffiliated representative was not retained to act solely on behalf of the unaffiliated limited partners for purposes of negotiating the merger agreement on an independent, arm’s-length basis, which might have resulted in better terms for the unaffiliated limited partners.

•	The merger agreement does not require the approval of any unaffiliated limited partners.

•

In calculating the merger consideration, the market value of the mortgage debt encumbering CPF XIX’s properties was deducted, which resulted in less merger consideration than would have been the case if the aggregate amount outstanding was deducted.

•	Limited partners who receive cash consideration in the merger may recognize taxable gain and that gain could exceed the merger consideration.

•

Limited partners who receive OP Units in the merger could recognize taxable gain to the extent described in “Material United States Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Merger” beginning on page 67.

•

Limited partners who receive OP Units in the merger will be subject to the risks related to an investment in OP Units, as described in greater detail under the heading “Risk Factors — Risks Related to an Investment in OP Units.”

•

CRA and KTR, the valuation firm that appraised the properties, have performed work for Aimco OP and its affiliates in the past and this pre-existing relationship could negatively impact the independence of CRA and KTR.

•

The Aimco Entities have not engaged an independent financial advisor to prepare a fairness opinion with respect to the merger consideration. This decision was taken in light of the costs associated with such an engagement and the decision to calculate the merger consideration using the higher of the two appraisal values received from CRA and KTR for each of the CPF XIX properties.

The Aimco Entities did not assign relative weights to the above factors in reaching their decision that the merger is fair to CPF XIX and its unaffiliated limited partners. However, in determining that the benefits of the merger outweigh the costs and risks, they relied primarily on the following factors: (i) the merger consideration of $364.65 per Limited Partnership Unit is based on the higher of the two independent third party appraisals of each of CPF XIX’s properties, (ii) limited partners may defer recognition of taxable gain by electing to receive OP Units in the merger, except in certain jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly, and except to the extent described in “Material United States Federal Income Tax Considerations – United States Federal Income Tax Consequences Relating to the Merger” beginning on page 67) and (iii) limited partners are entitled to contractual dissenters’ appraisal rights. The Aimco Entities were aware of, but did not place much emphasis on, information regarding prices at which CPF XIX units may have sold in the secondary market because they do not view that information as a reliable measure of value. The Limited Partnership Units are not traded on an exchange or other reporting system, and transactions in the secondary market are very limited and sporadic. In addition, some of the historical prices are not comparable to current value because of intervening events, including advances from affiliates of Fox Partners II and the sale of two properties owned by CPF XIX during 2012.

Procedural Fairness.    The Aimco Entities determined that the merger is fair from a procedural standpoint despite the absence of any customary procedural safeguards, such as the engagement of an unaffiliated representative, the approval of independent directors or approval by a majority of unaffiliated limited partners. In making this determination, the Aimco Entities relied primarily on the dissenters’ appraisal rights provided to unaffiliated limited partners under the merger agreement that are similar to the dissenters’ appraisal rights available to stockholders in a corporate merger under Delaware law.

The Appraisals

Selection and Qualifications of Independent Appraiser.    The general partner of CPF XIX retained the services of both CRA and KTR to appraise the market value of each of CPF XIX’s properties. CRA and KTR are each experienced independent valuation consulting firms that have performed appraisal services for Aimco OP and its affiliates in the past. Aimco OP believes that its relationship with CRA and KTR had no negative impact on its independence in conducting the appraisals related to the merger.

Factors Considered.    Each of CRA and KTR performed complete appraisals of the Lakeside Property and the Peak Property. CRA and KTR have each represented that its reports were prepared in conformity with the Uniform Standards of Professional Appraisal Practice, as promulgated by the Appraisal Standards Board of the Appraisal Foundation and the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. CPF XIX furnished CRA and KTR with all of the necessary information requested by them in connection with the appraisals. The appraisals were not prepared in conjunction with a request for a specific value or a value within a given range or predicated upon loan approval. In preparing its valuation of each property, CRA and KTR, among other things:

•	Inspected the property and its environs;

•	Reviewed demographic and other socioeconomic trends pertaining to the city and region where the property is located;

•	Examined regional apartment market conditions, with special emphasis on the property’s apartment submarket;

•	Investigated lease and sale transactions involving comparable properties in the influencing market;

•

Reviewed the existing rent roll and discussed the leasing status with the building manager and leasing agent. In addition, CRA and KTR reviewed the property’s recent operating history and those of competing properties;

•	Utilized appropriate appraisal methodology to derive estimates of value; and

•	Reconciled the estimates of value into a single value conclusion.

Summary of Approaches and Methodologies Employed.    The following summary describes the approaches and analyses employed by CRA and KTR in preparing the appraisals. CRA and KTR each principally relied on two approaches to valuation: (i) the income capitalization approach and (ii) the sales comparison approach.

The income capitalization approach is based on the premise that value is derived by converting anticipated benefits into property value. Anticipated benefits include the present value of the net income and the present value of the net proceeds resulting from the re-sale of the property. CRA and KTR reported that the Lakeside Property and the Peak Property each have an adequate operations history to determine its income-producing capabilities over the near future. In addition, performance levels of competitive properties served as an adequate check as to the reasonableness of each property’s actual performance. As such, the income capitalization approach was utilized in the appraisal of each property.

As part of the income capitalization approach, CRA and KTR used the direct capitalization method to estimate a value for the Lakeside Property and the Peak Property. According to CRA’s and KTR’s reports, the basic steps in the direct capitalization analysis are as follows: (i) calculate potential gross income from all sources that a competent owner could legally generate; (ii) estimate and deduct an appropriate vacancy and collection loss factor to arrive at effective gross income; (iii) estimate and deduct operating expenses that would be expected during a stabilized year to arrive at a probable net operating income; (iv) develop an appropriate overall capitalization rate to apply to the net operating income; and (v) estimate value by dividing the net operating income by the overall capitalization rate. In addition, any adjustments to account for differences between the current conditions and stabilized conditions are also considered. The assumptions utilized by CRA and KTR with respect to each property are set forth below. The property-specific assumptions were determined by CRA and KTR to be reasonable based on its review of historical operating and financial data for each property and comparison of said data to the operating statistics of similar properties in the influencing market areas. The capitalization rate for each property was determined to be reasonable by CRA and KTR based on their review of applicable data ascertained within the market in which each property is located.

The sales comparison approach is an estimate of value based upon a process of comparing recent sales of similar properties in the surrounding or competing areas to the subject property. This comparative process involves judgment as to the similarity of the subject property and the comparable sales with respect to many value factors such as location, contract rent levels, quality of construction, reputation and prestige, age and condition, and the interest transferred, among others. The value estimated through this approach represents the probable price at which the subject property would be sold by a willing seller to a willing and knowledgeable buyer as of the date of value. The reliability of this technique is dependent upon the availability of comparable sales data, the verification of the sales data, the degree of comparability and extent of adjustment necessary for differences, and the absence of atypical conditions affecting the individual sales prices. CRA and KTR each reported that its research revealed adequate sales activity to form a reasonable estimation of each of the subject property’s market value pursuant to the sales comparison approach.

For each of its appraisals, CRA and KTR conducted research in each market in an attempt to locate sales of properties similar to each of the appraised properties. In each of the appraisals, numerous sales were uncovered and the specific sales included in the appraisal reports were deemed representative of the most comparable data available at the time the appraisals were prepared. Important criteria utilized in selecting the most comparable data included: conditions under which the sale occurred (i.e. seller and buyer were typically motivated); date of sale — every attempt was made to utilize recent sales transactions; sales were selected based on their physical similarity to the appraised property; transactions were selected based on the similarity of location between the comparable and appraised property; and, similarity of economic characteristics between the comparable and appraised property. Sales data that may have been uncovered during the course of research that was not included in the appraisal did not meet the described criteria and/or could not be adequately confirmed.

According to CRA’s and KTR’s reports, the basic steps in processing the sales comparison approach are outlined as follows: (i) research the market for recent sales transactions, listings, and offers to purchase or sell of properties similar to the subject property; (ii) select a relevant unit of comparison and develop a comparative analysis; (iii) compare comparable sale properties with the subject property using the elements of comparison and adjust the price of each comparable to the subject property; and (iv) reconcile the various value indications produced by the analysis of the comparables.

The final step in the appraisal process is the reconciliation of the value indicators into a single value estimate. CRA and KTR reviewed each approach in order to determine its appropriateness relative to each property. The accuracy of the data available and the quantity of evidence were weighted in each approach. For each of the appraisals, CRA and KTR placed primary emphasis on the income capitalization approach to valuation and the direct capitalization method was utilized in the conclusion of value under this approach. For each property, CRA and KTR relied secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach is utilized as a means to support the value conclusion rendered for the properties pursuant to the income capitalization approach.

Summary of Independent Appraisals of the Properties.    CRA and KTR performed complete appraisals of the Lakeside Property and the Peak Property. The appraisal report by CRA of the Lakeside Property was dated October 31, 2012 and indicates that the estimated market value of the Lakeside Property was $31.4 million as of October 24, 2012. The appraisal report was updated by CRA as reflected in CRA’s supplemental letter dated January 23, 2013. The appraisal report, as updated by the supplemental letter, provides an estimated market value of the Lakeside Property of $32.0 million as of January 18, 2013. The increase in the estimated market value of the Lakeside Property is mainly due to changes in the assumptions employed by CRA to determine the value of the Lakeside Property under the income capitalization approach (including lower loss to lease and higher other income from apartment unit rentals) as a result of receiving updated financial information, and the fact that CRA placed the greatest reliance upon the income capitalization approach to valuation. The appraisal report by KTR of the Lakeside Property was dated January 28, 2013 and indicates that the estimated market value of the Lakeside Property was $31.0 million as of January 18, 2013. The appraisal report by CRA of the Peak Property was dated October 31, 2012 and indicates that the estimated market value of the Peak Property was $34.6 million as of October 24, 2012. The appraisal report was updated by CRA as reflected in CRA’s supplemental letter dated January 23, 2013. The appraisal report, as updated by the supplemental letter, provides an estimated market value of the Peak Property of $35.0 million as of January 18, 2013. The increase in the estimated market value of the Peak Property is mainly due to changes in the assumptions employed by CRA to determine the value of the Peak Property under the income capitalization approach (including lower loss to lease and lower total expenses from apartment unit rentals) as a result of receiving updated financial information, and the fact that CRA placed the greatest reliance upon the income capitalization approach to valuation. The appraisal report by KTR of the Peak Property was dated January 28, 2013 and indicates that the estimated market value of the Peak Property was $34.6 million as of January 18, 2013. The summaries set forth below describe the material conclusions reached by CRA and KTR based on the values determined under the valuation was approaches and subject to the assumptions and limitations described below.

The Lakeside Property — The CRA Appraisal.    The following is a summary of the appraisal report by CRA of the Lakeside Property dated October 31, 2012, as updated by the supplemental letter dated January 23, 2013:

Valuation Under Income Capitalization Approach.    Using the income capitalization approach, CRA performed a direct capitalization analysis to derive a value for the Lakeside Property. The direct capitalization analysis resulted in a valuation conclusion for the Lakeside Property of approximately $31.4 million as of October 24, 2012 and $32.0 million as of January 18, 2013.

The assumptions employed by CRA to determine the value of the Lakeside Property as of January 18, 2013 under the income capitalization approach using a direct capitalization analysis included:

•	potential gross income from apartment unit rentals of $237,010 per month or $2,844,120 for the appraised year;

•	a loss to lease allowance of 3.0% of the gross rent potential;

•	rent concessions of 0.5% of the gross rent potential;

•	a combined vacancy and credit loss allowance of 4.0%;

•	estimated utility recovery of $86,900, or $395 per unit;

•	other income of $875 per unit;

•	estimated total expenses (including reserves) of $1,068,431; and

•	capitalization rate of 5.75%.

Using a direct capitalization analysis, CRA calculated the value of the Lakeside Property by dividing the stabilized net operating income (including an allowance for reserves) by the concluded capitalization rate of 5.75%. CRA calculated the value conclusion of the Lakeside Property under the income capitalization approach of approximately $31.4 million as of October 24, 2012 and $32.0 million as of January 18, 2013.

Valuation Under Sales Comparison Approach.    CRA estimated the property value of Lakeside Property under the sales comparison approach by analyzing sales from the influencing market that were most similar to the Lakeside Property in terms of age, size, tenant profile and location. CRA reported that adequate sales existed to formulate a defensible value for Lakeside Property under the sales comparison approach.

The sales comparison approach resulted in a valuation conclusion for the Lakeside Property of approximately $29.7 million as of October 24, 2012 and $29.7 million as of January 18, 2013.

In reaching a valuation conclusion for the Lakeside Property, CRA examined and analyzed comparable sales of five properties in the influencing market. The sales reflected per unit unadjusted sales prices ranging from $106,140 to $136,290. After adjustment, the comparable sales illustrated a range from $117,921 to $136,290 per unit with mean and median adjusted sale prices of $130,045 and $133,221 per unit, respectively. CRA estimated a value of $135,000 per unit. Applied to the Lakeside Property’s 220 units, this resulted in CRA’s total value estimate for the Lakeside Property of approximately $29.7 million as of January 18, 2013.

Reconciliation of Values and Conclusion of Appraisal.    For the appraisal of the Lakeside Property, CRA relied principally on the income capitalization approach to valuation. CRA relied secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach was supportive of the conclusion derived pursuant to the income capitalization approach. The income capitalization approach using a direct capitalization method resulted in a value of $32.0 million, and the sales comparison approach resulted in a value of $29.7 million. CRA concluded that the market value of the Lakeside Property as of January 18, 2013 was $32.0 million.

Extraordinary Assumption.    In connection with the preparation of its October 31, 2012 appraisal report of the Lakeside Property, CRA inspected the property on October 24, 2012. CRA noted that the scope of work of the January 23, 2013 appraisal report of the Lakeside Property did not include a physical inspection of the Lakeside Property, and that the value in the report is based on the extraordinary assumption that the physical condition of the Lakeside Property has not materially changed since October 24, 2012.

The Lakeside Property — The KTR Appraisal.    The following is a summary of the appraisal report by KTR of the Lakeside Property dated January 28, 2013:

Valuation Under Income Capitalization Approach.    Using the income capitalization approach, KTR performed a direct capitalization analysis to derive a value for the Lakeside Property. The direct capitalization analysis resulted in a valuation conclusion for the Lakeside Property of approximately $31.5 million as of January 18, 2013.

The assumptions employed by KTR to determine the value of the Lakeside Property as of January 18, 2013 under the income capitalization approach using a direct capitalization analysis included:

•	potential gross income from apartment unit rentals of $233,690 per month or $2,804,280 for the appraised year;

•	a loss to lease allowance of 2.0% of the gross rent potential;

•	no concessions allowance of the gross rent potential;

•	a combined vacancy and credit loss allowance of 5.0%;

•	other income of $1,349 per unit;

•	estimated total expenses (including reserves) of $1,096,022; and

•	capitalization rate of 5.75%.

Using a direct capitalization analysis, KTR calculated the value of the Lakeside Property by dividing the stabilized net operating income (including an allowance for reserves) by the concluded capitalization rate of 5.75%. KTR calculated the value conclusion of the Lakeside Property under the income capitalization approach of approximately $31.5 million as of January 18, 2013.

Valuation Under Sales Comparison Approach.    KTR estimated the property value of Lakeside Property under the sales comparison approach by analyzing sales from the influencing market that were most similar to the Lakeside Property in terms of age, size, tenant profile and location. KTR reported that adequate sales existed to formulate a defensible value for Lakeside Property under the sales comparison approach.

The sales comparison approach resulted in a valuation conclusion for the Lakeside Property of approximately $28.6 million as of January 18, 2013.

In reaching a valuation conclusion for the Lakeside Property, KTR examined and analyzed comparable sales of four properties in the influencing market. The sales reflected per unit unadjusted sales prices ranging from $87,237 to $136,290. After adjustment, the comparable sales illustrated a range from $100,323 to $136,290 per unit. KTR estimated a value of $130,000 per unit. Applied to the Lakeside Property’s 220 units, this resulted in KTR’s total value estimate for the Lakeside Property of approximately $28.6 million as of January 18, 2013.

Reconciliation of Values and Conclusion of Appraisal.    For the appraisal of the Lakeside Property, KTR relied principally on the income capitalization approach to valuation. KTR relied secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach was supportive of the conclusion derived pursuant to the income capitalization approach. The income capitalization approach using a direct capitalization method resulted in a value of $31.5 million, and the sales comparison approach resulted in a value of $28.6 million. KTR concluded that the market value of the Lakeside Property as of January 18, 2013 was $31.0 million.

The Peak Property — The CRA Appraisal.    The following is a summary of the appraisal report by CRA of the Peak Property dated October 31, 2012 as updated by the supplemental letter dated January 23, 2013:

Valuation Under Income Capitalization Approach.    Using the income capitalization approach, CRA performed the direct capitalization method to estimate a value for the Peak Property. The direct capitalization method resulted in a valuation conclusion for the Peak Property of approximately $34.6 million as of October 24, 2012 and $35.0 million as of January 18, 2013.

The assumptions employed by CRA to determine the value of the Peak Property as of January 18, 2013 under the income capitalization approach using the direct capitalization method included:

•	potential gross income from apartment unit rentals of $272,920 per month or $3,275,040 for the appraised year;

•	a loss to lease allowance of 1.5% of gross rent potential;

•	concession allowance of 0.5% of the gross rent potential;

•	a combined vacancy and collection loss allowance of 4.0%;

•	estimated utility income of $112,000, or $400 per unit;

•	estimated other income of $800 per unit;

•	estimated total expenses (including reserves) of $1,402,876; and

•	capitalization rate of 5.75%.

Using the direct capitalization method, CRA calculated the value of the Peak Property by dividing the stabilized net operating income by the concluded overall capitalization rate of 5.75%. CRA calculated the value conclusion of the Peak Property under the income capitalization approach of approximately $34.6 million as of October 24, 2012 and $35.0 million as of January 18, 2013.

Valuation Under Sales Comparison Approach.    CRA estimated the property value of the Peak Property under the sales comparison approach by analyzing sales from the influencing market that were most similar to the Peak Property in terms of age, size, tenant profile and location. CRA reported that the local market has been active in terms of investment sales of similar properties, and that adequate sales existed to formulate a defensible value for the Peak Property under the sales comparison approach.

The sales comparison approach resulted in a valuation conclusion for the Peak Property of approximately $35.0 million as of October 24, 2012 and 35.0 million as of January 18, 2013.

In reaching a valuation conclusion for the Peak Property, CRA examined and analyzed comparable sales of five properties in the influencing market. The sales reflected unadjusted sales prices ranging from $106,140 to $136,290 per unit. After adjustment, the comparable sales illustrated a value range of $112,561 to $129,476 per unit, with mean and median adjusted sale prices of $121,704 and $123,010 per unit, respectively. CRA estimated a value of $125,000 per unit. Applied to the Peak Property’s 280 units, this resulted in CRA’s total value estimate for the Peak Property of approximately $35.0 million.

Reconciliation of Values and Conclusion of Appraisal.    For the appraisal of the Peak Property, CRA gave the greatest consideration to the income capitalization approach in the final conclusion of market value. CRA relied secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach is supportive of the conclusion derived pursuant to the income capitalization approach. The income capitalization approach using a direct capitalization analysis resulted in a value of $35.0 million, and the sales comparison approach resulted in a value of $35.0 million. CRA concluded that the market value of the Peak Property as of January 18, 2013 was $35.0 million.

Extraordinary Assumption.    In connection with the preparation of its October 31, 2012 appraisal report of the Peak Property, CRA inspected the property on October 24, 2012. CRA noted that the scope of work of the January 23, 2013 appraisal report of the Peak Property did not include a physical inspection of the Peak Property, and that the value in the report is based on the extraordinary assumption that the physical condition of the Peak Property has not materially changed since October 24, 2012.

The Peak Property — The KTR Appraisal.    The following is a summary of the appraisal report by KTR of the Peak Property dated January 28, 2013:

Valuation Under Income Capitalization Approach.    Using the income capitalization approach, KTR performed the direct capitalization method to estimate a value for the Peak Property. The direct capitalization method resulted in a valuation conclusion for the Peak Property of approximately $34.6 million as of January 18, 2013.

The assumptions employed by KTR to determine the value of the Peak Property as of January 18, 2013 under the income capitalization approach using the direct capitalization method included:

•	potential gross income from apartment unit rentals of $280,460 per month or $3,365,520 for the appraised year;

•	a loss to lease allowance of 2.0% of gross rent potential;

•	no concession allowance of the gross rent potential;

•	a combined vacancy and collection loss allowance of 5.0%;

•	estimated other income of $1,180 per unit;

•	estimated total expenses (including reserves) of $1,468,195; and

•	capitalization rate of 5.75%.

Using the direct capitalization method, KTR calculated the value of the Peak Property by dividing the stabilized net operating income by the concluded overall capitalization rate of 5.75%. KTR calculated the value conclusion of the Peak Property under the income capitalization approach of approximately $34.6 million as of January 18, 2013.

Valuation Under Sales Comparison Approach.    KTR estimated the property value of the Peak Property under the sales comparison approach by analyzing sales from the influencing market that were most similar to the Peak Property in terms of age, size, tenant profile and location. KTR reported that the local market has been active in terms of investment sales of similar properties, and that adequate sales existed to formulate a defensible value for the Peak Property under the sales comparison approach.

The sales comparison approach resulted in a valuation conclusion for the Peak Property of approximately $35.0 million as of January 18, 2013.

In reaching a valuation conclusion for the Peak Property, KTR examined and analyzed comparable sales of four properties in the influencing market. The sales reflected unadjusted sales prices ranging from $87,237 to $136,290 per unit. After adjustment, the comparable sales illustrated a value range of $91,599 to $129,476 per unit. KTR estimated a value of $125,000 per unit. Applied to the Peak Property’s 280 units, this resulted in KTR’s total value estimate for the Peak Property of approximately $35.0 million.

Reconciliation of Values and Conclusion of Appraisal.    For the appraisal of the Peak Property, KTR gave the greatest consideration to the income capitalization approach in the final conclusion of market value. KTR relied secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach is supportive of the conclusion derived pursuant to the income capitalization approach. The income capitalization approach using a direct capitalization analysis resulted in a value of $34.6 million, and the sales comparison approach resulted in a value of $35.0 million. KTR concluded that the market value of the Peak Property as of January 18, 2013 was $34.6 million.

Assumptions, Limitations and Qualifications of CRA’s and KTR’s Valuations.    In preparing each of the appraisals, CRA and KTR relied, without independent verification, on the information furnished by others. Each of CRA’s appraisal reports and KTR’s appraisal reports were subject to certain assumptions and limiting conditions including the following: no responsibility was assumed for the legal description or for matters including legal or title considerations, and title to each property was assumed to be good and marketable unless otherwise stated; each property was appraised free and clear of any or all liens or encumbrances unless otherwise stated; responsible ownership and competent property management were assumed; all engineering was assumed to be correct; there were no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable, and no responsibility was assumed for such conditions or for arranging for engineering studies that may be required to discover them; there was full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance was stated, defined, and considered in the appraisal report; all applicable zoning and use regulations and restrictions have been complied with, unless nonconformity had been stated, defined, and considered in the appraisal report; all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in each report was based; the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in either report; the distribution, if any, of the total valuation in each report between land and improvements applies only under the respective stated program of utilization; unless otherwise stated in each report, the existence of hazardous substances, including without limitation, asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on each property, or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser’s inspection, and the appraiser had no knowledge of the existence of such materials on or in the property unless otherwise stated; the appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act; and former personal property items such as kitchen and bathroom appliances were, at the time of each appraisal report, either permanently affixed to the real estate or were implicitly part of the real estate in that tenants expect the use of such items in exchange for rent and never gain any of the rights of ownership, and the intention of the owners is not to remove the articles which are required under the implied or express warranty of habitability.

Compensation of Appraiser.    CRA’s fee for the appraisal of the Lakeside Property and the Peak Property was approximately $15,900. KTR’s fee for the appraisal of the Lakeside Property and the Peak Property was approximately $9,500. Aimco OP paid for the costs of the appraisals. Neither CRA’s fee nor KTR’s fee for the appraisals was contingent on the approval or completion of the merger. Aimco OP also has agreed to indemnify CRA and KTR for certain liabilities that may arise out of the rendering of the appraisals. In addition to the appraisals performed in connection with the merger, during the prior two years, CRA and KTR have been paid approximately $194,000 and $265,700, respectively, for appraisal services by Aimco OP and its affiliates, including, in the case of CRA, fees of approximately $18,400 for the appraisals of the Lakeside Property and Peak Property in 2011. Except as set forth above, during the prior two years, no material relationship has existed between CRA or KTR, on the one hand, and CPF XIX or Aimco OP or any of their affiliates, on the other hand. Aimco OP believes that its relationship with CRA and KTR had no negative impact on its independence in conducting the appraisals.

Availability of Appraisal Reports.    You may obtain a full copy of CRA’s appraisals and KTR’s appraisals upon request, without charge, by contacting Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016; by fax at (908) 497-2349; or by telephone at (800) 217-9608. In addition, the appraisal reports have been filed with the SEC. For more information about how to obtain a copy of the appraisal reports see “Where You Can Find Additional Information.”

RISK FACTORS

Risks Related to the Merger

Conflicts of Interest.    CPF XIX’s general partner, Fox Partners II, is a general partnership, the managing general partner of which is wholly-owned and controlled by Aimco. Therefore, Fox Partners II has a conflict of interest with respect to the merger. Fox Partners II has fiduciary duties to its general partners and Aimco, as the beneficial owner of its managing general partner, on the one hand, and to the limited partners of CPF XIX, on the other hand. The duties of Fox Partners II to the limited partners of CPF XIX conflict with the duties of Fox Partners II to its general partners, which could result in Fox Partners II approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. As the general partner of CPF XIX, Fox Partners II seeks the best possible terms for CPF XIX’s limited partners. This conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP.

No independent representative was engaged to represent the unaffiliated limited partners in negotiating the terms of the merger.    If an independent advisor had been engaged, it is possible that such advisor could have negotiated better terms for CPF XIX’s unaffiliated limited partners.

The terms of the merger have not been determined in arm’s-length negotiations.    The terms of the merger, including the merger consideration, were determined through discussions between officers and directors of CPF XIX, on one hand, and officers of Aimco, on the other. All of the officers and directors of CPF XIX are also officers of Aimco. There are no independent directors of CPF XIX. If the terms of the merger had been determined through arm’s-length negotiations, the terms might be more favorable to CPF XIX and its limited partners.

The merger agreement does not require approval of the merger by a majority of the unaffiliated limited partners.    Under Delaware law, the merger must be approved by CPF XIX’s general partner and a majority in interest of the limited partnership units. As of February 27, 2013, Aimco OP and its affiliates owned approximately 68.04% of the outstanding Limited Partnership Units. Of the Limited Partnership Units owned by affiliates of Aimco OP, 25,228.66 are subject to a voting restriction, which requires the such units to be voted in proportion to the votes cast with respect to Limited Partnership Units not subject to this voting restriction. Aimco OP’s affiliates have indicated that they will vote all of their Limited Partnership Units that are not subject to this restriction, 35,483 Limited Partnership Units or approximately 39.76% of the outstanding Limited Partnership Units, in favor of the merger agreement and the merger. As a result, affiliates of Aimco OP will vote a total of approximately 49,469 Limited Partnership Units, or approximately 55.44% of the outstanding Limited Partnership Units in favor of the merger agreement and the merger.

The merger consideration was determined based on the appraised value of the properties as of the date of the appraisal, and there can be no assurance that the value of the properties will not increase as of the date of the consummation of the merger.    CRA and KTR each appraised the properties as of January 18, 2013, and Fox Partners II calculated the amount of the merger consideration based on the appraised values of the properties as of such date. Fox Partners II has made no other attempt to assess, nor has Fox Partners II accounted for, any changes in the value of the properties since the date of the appraisals in its determination of the merger consideration.

Alternative valuations of CPF XIX’s properties might exceed the appraised values relied on to determine the merger consideration.    Aimco determined the merger consideration in reliance on the appraised values of CPF XIX’s two properties. See “Special Factors — The Appraisals,” beginning on page 8, for more information about the appraisals. Although independent appraisers were engaged to perform complete appraisals of the properties, valuation is not an exact science. There are a number of other methods available to value real estate, each of which may result in different valuations of a property. Also, others using the same valuation methodology could make different assumptions and judgments, and obtain different results. Mortgages on the Peak Property and the Lakeside Property were refinanced in November 2009 and May 2011. In connection with these refinancings, the Peak Property was appraised at a value of $20,325,000 in 2009 and $26,300,000 in 2010, and the Lakeside Property was appraised at a value of $18,125,000 in 2009 and $23,050,000 in 2010, all of which are lower than the appraisals upon which the merger consideration was based.

Actual sales prices of CPF XIX’s properties could exceed the appraised values that Aimco relied on to determine the merger consideration.    No recent attempt has been made to market the properties to unaffiliated third parties. There can be no assurance that the properties could not be sold for values higher than the appraised values used to determine the merger consideration if they were marketed to third-party buyers interested in properties of this type.

The merger consideration may not represent the price limited partners could obtain for their Limited Partnership Units in an open market.    There is no established or regular trading market for Limited Partnership Units, nor is there another reliable standard for determining the fair market value of the Limited Partnership Units. The merger consideration does not necessarily reflect the price that CPF XIX limited partners would receive in an open market for their Limited Partnership Units. Such prices could be higher than the aggregate value of the merger consideration.

Limited partners may recognize taxable gain in the merger and that gain could exceed the merger consideration.    Limited partners who elect to receive cash in the merger will recognize gain or loss equal to the difference between their “amount realized” and their adjusted tax basis in the Limited Partnership Units sold. The resulting tax liability could exceed the value of the cash received in the merger.

Limited partners in certain jurisdictions will not be able to elect OP Units.    In those states or jurisdictions where the offering of the OP Units hereby is not permitted (or where the registration or qualification of OP Units in that state or jurisdiction would be prohibitively costly), residents of those states will receive only the cash consideration in the merger.

Limited partners who elected to receive OP Units may recognize taxable gain in the merger to the extent described in “Material United States Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Merger” beginning on page 67).

Risks Related to an Investment in Aimco or Aimco OP

For a description of risks related to an investment in Aimco and Aimco OP, please see the information set forth under “Part I — Item 1A. Risk Factors” in the combined Annual Report on Form 10-K for the year ended December 31, 2012 of Aimco and Aimco OP. Aimco’s and Aimco OP’s combined Annual Report on Form 10-K for the year ended December 31, 2012 is included as Annex  F to this information statement/prospectus.

Risks Related to an Investment in OP Units

There are restrictions on the ability to transfer OP Units, and there is no public market for Aimco OP Units.    The Aimco OP partnership agreement restricts the transferability of OP Units. Until the expiration of a one-year holding period, subject to certain exceptions, investors may not transfer OP Units without the consent of Aimco OP’s general partner. Thereafter, investors may transfer such OP Units subject to the satisfaction of certain conditions, including the general partner’s right of first refusal. There is no public market for the OP Units. Aimco OP has no plans to list any OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop. If a market for the OP Units develops and the OP Units are considered “readily tradable” on a “secondary market (or the substantial equivalent thereof),” Aimco OP would be classified as a publicly traded partnership for U.S. federal income tax purposes, which could have a material adverse effect on Aimco OP.

Cash distributions by Aimco OP are not guaranteed and may fluctuate with partnership performance.    Aimco OP makes quarterly distributions to holders of OP Units (on a per unit basis) that generally are equal to dividends paid on the Aimco common stock (on a per share basis). However, such distributions will not necessarily continue to be equal to such dividends. Although Aimco OP makes quarterly distributions on its OP Units, there can be no assurance regarding the amounts of available cash that Aimco OP will generate or the portion that its general partner will choose to distribute. The actual amounts of available cash will depend upon numerous factors, including profitability of operations, required principal and interest payments on our debt, the cost of acquisitions (including related debt service payments), its issuance of debt and equity securities, fluctuations in working capital, capital expenditures, adjustments in reserves, prevailing economic conditions and financial, business and other factors, some of which may be beyond Aimco OP’s control. Cash distributions depend primarily on cash flow, including from reserves, and not on profitability, which is affected by non-cash items. Therefore, cash distributions may be made during periods when Aimco OP records losses and may not be made during periods when it records profits. The Aimco OP partnership agreement gives the general partner discretion in establishing reserves for the proper conduct of the partnership’s business that will affect the amount of available cash. Aimco is required to make reserves for the future payment of principal and interest under its credit facilities and other indebtedness. In addition, Aimco OP’s credit facility limits its ability to distribute cash to holders of OP Units. As a result of these and other factors, there can be no assurance regarding actual levels of cash distributions on OP Units, and Aimco OP’s ability to distribute cash may be limited during the existence of any events of default under any of its debt instruments.

Holders of OP Units are limited in their ability to effect a change of control.    The limited partners of Aimco OP are unable to remove the general partner of Aimco OP or to vote in the election of Aimco’s directors unless they own shares of Aimco. In order to comply with specific REIT tax requirements, Aimco’s charter has restrictions on the ownership of its equity securities. As a result, Aimco OP limited partners and Aimco stockholders are limited in their ability to effect a change of control of Aimco OP and Aimco, respectively.

Holders of OP Units have limited voting rights.    Aimco OP is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting Aimco OP’s business. Such matters relate to certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, or to remove the general partner. As a result, holders of OP Units have limited influence on matters affecting the operation of Aimco OP, and third parties may find it difficult to attempt to gain control over, or influence the activities of, Aimco OP.

Holders of OP Units are subject to dilution.    Aimco OP may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as it may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

Holders of OP Units may not have limited liability in specific circumstances.    The limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in some states. If it were determined that Aimco OP had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right or the exercise of the right by the OP Unitholders as a group to make specific amendments to the agreement of limited partnership or to take other action under the agreement of limited partnership constituted participation in the “control” of Aimco OP’s business, then a holder of OP Units could be held liable under specific circumstances for Aimco OP’s obligations to the same extent as the general partner.

Aimco may have conflicts of interest with holders of OP Units.    Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of Aimco OP and its affiliates (including Aimco), on the one hand, and Aimco OP or any partner thereof, on the other. The directors and officers of the general partner have fiduciary duties to manage the general partner in a manner beneficial to Aimco, as the sole stockholder of the general partner. At the same time, as the general partner of Aimco OP, it has fiduciary duties to manage Aimco OP in a manner beneficial to Aimco OP and its limited partners. The duties of the general partner of Aimco OP to Aimco OP and its partners may therefore come into conflict with the duties of the directors and officers of the general partner to its sole stockholder, Aimco. Such conflicts of interest might arise in the following situations, among others:

•

Decisions of the general partner with respect to the amount and timing of cash expenditures, borrowings, issuances of additional interests and reserves in any quarter will affect whether or the extent to which there is available cash to make distributions in a given quarter.

•

Under the terms of the Aimco OP partnership agreement, Aimco OP will reimburse the general partner and its affiliates for costs incurred in managing and operating Aimco OP, including compensation of officers and employees.

•

Whenever possible, the general partner seeks to limit Aimco OP’s liability under contractual arrangements to all or particular assets of Aimco OP, with the other party thereto having no recourse against the general partner or its assets.

•

Any agreements between Aimco OP and the general partner and its affiliates will not grant to the OP Unitholders, separate and apart from Aimco OP, the right to enforce the obligations of the general partner and such affiliates in favor of Aimco OP. Therefore, the general partner, in its capacity as the general partner of Aimco OP, will be primarily responsible for enforcing such obligations.

•

Under the terms of the Aimco OP partnership agreement, the general partner is not restricted from causing Aimco OP to pay the general partner or its affiliates for any services rendered on terms that are fair and reasonable to Aimco OP or entering into additional contractual arrangements with any of such entities on behalf of Aimco OP. Neither the Aimco OP partnership agreement nor any of the other agreements, contracts and arrangements between Aimco OP, on the one hand, and the general partner of Aimco OP and its affiliates, on the other, are or will be the result of arm’s-length negotiations.

Provisions in the Aimco OP partnership agreement may limit the ability of a holder of OP Units to challenge actions taken by the general partner.    Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The Aimco OP partnership agreement expressly authorizes the general partner to enter into, on behalf of Aimco OP, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of Aimco OP and the general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The latitude given in the Aimco OP partnership agreement to the general partner in resolving conflicts of interest may significantly limit the ability of a holder of OP Units to challenge what might otherwise be a breach of fiduciary duty. The general partner believes, however, that such latitude is necessary and appropriate to enable it to serve as the general partner of Aimco OP without undue risk of liability.

The Aimco OP partnership agreement limits the liability of the general partner for actions taken in good faith. Aimco OP’s partnership agreement expressly limits the liability of the general partner by providing that the general partner, and its officers and directors, will not be liable or accountable in damages to Aimco OP, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the general partner or such director or officer acted in good faith. In addition, Aimco OP is required to indemnify the general partner, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by the general partner or such other persons, provided that Aimco OP will not indemnify for (i) willful misconduct or a knowing violation of the law or (ii) for any transaction for which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement. The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and the general partner has not obtained an opinion of counsel covering the provisions set forth in the Aimco OP partnership agreement that purport to waive or restrict the fiduciary duties of the general partner that would be in effect under common law were it not for the partnership agreement.

Certain United States Tax Risks Associated with an Investment in the OP Units

The following are among the U.S. federal income tax considerations to be taken into account in connection with an investment in OP Units. For a general discussion of material U.S. federal income tax consequences resulting from acquiring, holding, exchanging, and otherwise disposing of OP Units, see “Material United States Federal Income Tax Considerations — Taxation of Aimco OP and OP Unitholders.”

Aimco OP may be treated as a “publicly traded partnership” taxable as a corporation.    If Aimco OP were treated as a “publicly traded partnership” taxed as a corporation for U.S. federal income tax purposes, material adverse consequences to the partners would result. Moreover, in such case, a holder of CPF XIX Limited Partnership Units receiving OP Units in the merger would be required to recognize gain or loss on the transaction. In addition, Aimco would not qualify as a REIT for U.S. federal income tax purposes, which would have a material adverse impact on Aimco and its shareholders. Aimco believes and intends to take the position that Aimco OP should not be treated as a “publicly traded partnership” taxable as a corporation. No assurances can be given that the Internal Revenue Service, or the IRS, would not assert, or that a court would not sustain a contrary position. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of Aimco OP as a “partnership” for U.S. federal income tax purposes.

The limited partners may recognize gain on the transaction.    If a CPF XIX limited partner receives or is deemed to receive cash or consideration other than OP Units in connection with the merger, the receipt of such cash or other consideration may be taxable to the limited partner. Subject to certain exceptions, including exceptions applicable to periodic distributions of operating cash flow, any transfer or deemed transfer of cash by Aimco OP to the limited partner (or its owners) within two years before or after the merger, including cash paid at closing, will generally be treated as part of a disguised sale. The application of the disguised sale rules is complex and depends, in part, upon the facts and circumstances applicable to the limited partner, which Aimco has not undertaken to review. Accordingly, limited partners are particularly urged to consult with their tax advisors concerning the extent to which the disguised sale rules would apply.

A contribution of appreciated or depreciated property may result in special allocations to the contributing partner.    If property is contributed to Aimco OP and the adjusted tax basis of the property differs from its fair market value, then Aimco OP tax items must be specially allocated for U.S. federal income tax purposes, in a manner chosen by Aimco OP, such that the contributing partner is charged with and recognizes the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. As a result of such special allocations, the amount of net taxable income allocated to a contributing partner may exceed the amount of cash distributions, if any, to which such contributing partner is entitled. Holders of Limited Partnership Units receiving OP Units in the merger generally will be treated as contributing partners. Limited Partnership Units exchanged for OP Units, as well as the properties, generally will both be treated as property that may result in special allocations to the holders of Limited Partnership Units receiving OP Units.

The Aimco OP general partner could take actions that would impose tax liability on a contributing partner.    There are a variety of transactions that Aimco OP may in its sole discretion undertake following the merger that could cause the transferor (or its partners) to incur a tax liability without a corresponding receipt of cash. Such transactions include, but are not limited to, the sale or distribution of a particular property and a reduction in nonrecourse debt, or the making of certain tax elections by Aimco OP. In addition, future economic, market, legal, tax or other considerations may cause Aimco OP to dispose of the contributed property or to reduce its debt. As permitted by the Aimco OP partnership agreement, the general partner intends to make decisions in its capacity as general partner of Aimco OP so as to maximize the profitability of Aimco OP as a whole, independent of the tax effects on individual holders of OP Units.

An investor’s tax liability from OP Units could exceed the cash distributions received on such OP Units.    A holder of OP Units will be required to pay U.S. federal income tax on such holder’s allocable share of Aimco OP’s income, even if such holder receives no cash distributions from Aimco OP. No assurance can be given that a holder of OP Units will receive cash distributions equal to such holder’s allocable share of taxable income from Aimco OP or equal to the tax liability to such holder resulting from that income. Further, upon the sale, exchange or redemption of any OP Units, a reduction in nonrecourse debt, or upon the special allocation at the liquidation of Aimco OP, an investor may incur a tax liability in excess of the amount of cash received.

OP Unitholders may be subject to state, local or foreign taxation.    OP Unitholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which Aimco OP transacts business and owns property. It should be noted that Aimco OP owns properties located in a number of states and local jurisdictions, and an OP Unitholder may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of OP Unitholders may not conform to the U.S. federal income tax consequences of an investment in OP Units, as described in “Material United States Federal Income Tax Considerations” beginning on page 66.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

The following table sets forth Aimco’s selected summary historical financial data as of the dates and for the periods indicated. Aimco’s historical consolidated statements of operations data set forth below for each of the five fiscal years in the period ended December 31, 2012 and the historical consolidated balance sheet data for each of the five fiscal year-ends in the period ended December 31, 2012, are derived from information included in Aimco’s and Aimco OP’s combined Annual Report on Form 10-K for the year ended December 31, 2012, or the Combined Form 10-K, which is included as Annex F to this Information Statement/Prospectus.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and notes to the consolidated financial statements included in the Combined Form 10-K for the year ended December 31, 2012, filed with the SEC on February 25, 2013, which is included as Annex F to this Information Statement/Prospectus.

	For The Years Ended December 31,
	2012	2011(1)	2010(1)	2009(1)	2008(1)
	(dollar amounts in thousands, except per share data)
Consolidated Statements of Operations:
Total revenues	$1,033,197	$981,919	$958,540	$956,561	$1,001,709
Total operating expenses(2)	(833,037)	(828,762)	(855,957)	(887,008)	(992,187)
Operating income(2)	200,160	153,157	102,583	69,553	9,522
Loss from continuing operations(2)	(14,906)	(135,603)	(160,777)	(193,610)	(118,091)
Income from discontinued operations, net(3)	210,267	77,439	71,153	148,810	745,093
Net income (loss)	195,361	(58,164)	(89,624)	(44,800)	627,002
Net (income) loss attributable to noncontrolling interests	(62,905)	1,077	17,896	(19,474)	(214,995)
Net income attributable to Aimco’s preferred stockholders	(49,888)	(45,852)	(53,590)	(50,566)	(53,708)
Net income (loss) attributable to Aimco’s common stockholders	82,146	(103,161)	(125,318)	(114,840)	351,314
Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco’s common stockholders	$(0.59)	$(1.22)	$(1.48)	$(1.70)	$(2.11)
Net income (loss) attributable to Aimco’s common stockholders	$0.61	$(0.86)	$(1.08)	$(1.00)	$3.96
Consolidated Balance Sheets:
Real estate (gross)	$8,333,419	$8,152,903	$8,072,369	$7,927,530	$7,753,758
Total assets	6,401,380	6,871,862	7,378,566	7,906,468	9,441,870
Total indebtedness	4,688,447	4,772,774	4,776,481	4,793,777	5,108,570
Total equity	1,154,894	1,144,674	1,306,772	1,534,703	1,646,749
Other Information:
Dividends declared per common share(4)	$0.76	$0.48	$0.30	$0.40	$7.48
Total consolidated properties (end of period)	243	331	399	426	514
Total consolidated apartment units (end of period)	66,107	79,093	89,875	95,202	117,719
Total unconsolidated properties (end of period)	22	39	48	77	85
Total unconsolidated apartment units (end of period)	1,870	4,353	5,637	8,478	9,613

(1)	Certain reclassifications have been made to conform to the current financial statement presentation, including retroactive adjustments to reflect additional properties sold during 2012 as discontinued operations (see Note 15 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in the Combined Form 10-K for the year ended December 31, 2012.

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets.

(3)

Income from discontinued operations for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 includes $234.5 million, $108.2 million, $94.9 million, $221.8 million and $800.3 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2012, 2011 and 2010 is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Combined Form 10-K for the year ended December 31, 2012.

(4)	Dividends declared per common share during the year ended December 31, 2008, included $5.08 of per share dividends that was paid through the issuance of shares of Aimco Class A Common Stock.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF AIMCO PROPERTIES, L.P.

The following table sets forth Aimco OP’s selected summary historical financial data as of the dates and for the periods indicated. Aimco OP’s historical consolidated statements of operations data set forth below for each of the five fiscal years in the period ended December 31, 2012 and the historical consolidated balance sheet data for each of the five fiscal year-ends in the period ended December 31, 2012, are derived from information included in the Combined Form 10-K for the year ended December 31, 2012, filed with the SEC on February 25, 2013, and which, for Aimco OP, is included as Annex F to this information statement/prospectus.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and notes to the consolidated financial statements included in the Combined Form 10-K, filed with the SEC on February 25, 2013, and which, for Aimco OP, is included as Annex F to this information statement/prospectus.

	For The Years Ended December 31,
	2012	2011(1)	2010(1)	2009(1)	2008(1)
	(dollar amounts in thousands, except per unit data)
Consolidated Statements of Operations:
Total revenues	$1,033,197	$981,919	$958,540	$956,561	$1,001,709
Total operating expenses(2)	(833,037)	(828,762)	(855,957)	(887,008)	(992,187)
Operating income(2)	200,160	153,157	102,583	69,553	9,522
Loss from continuing operations(2)	(14,906)	(134,304)	(159,918)	(192,790)	(117,305)
Income from discontinued operations, net(3)	210,267	77,439	71,153	148,810	745,093
Net income (loss)	195,361	(56,865)	(88,765)	(43,980)	627,788
Net (income) loss attributable to noncontrolling interests	(51,218)	257	13,301	(22,442)	(155,749)
Net income attributable to Aimco OP’s preferred unitholders	(56,384)	(52,535)	(58,554)	(56,854)	(61,354)
Net income (loss) attributable to Aimco OP’s common unitholders	87,337	(109,365)	(134,018)	(123,276)	403,700
Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to Aimco OP’s common unitholders	$(0.59)	$(1.21)	$(1.47)	$(1.70)	$(1.96)
Net income (loss) attributable to Aimco OP’s common unitholders	$0.61	$(0.86)	$(1.07)	$(1.00)	$4.11
Consolidated Balance Sheets:
Real estate (gross)	$8,333,419	$8,152,903	$8,072,369	$7,927,530	$7,753,758
Total assets	6,401,380	6,871,862	7,395,796	7,922,839	9,457,421
Total indebtedness	4,688,447	4,772,774	4,776,481	4,793,777	5,108,570
Total partners’ capital	1,154,894	1,144,674	1,324,002	1,551,074	1,662,300
Other Information:
Distributions declared per common unit(4)	$0.76	$0.63	$0.30	$0.40	$7.48
Total consolidated properties (end of period)	243	331	399	426	514
Total consolidated apartment units (end of period)	66,107	79,093	89,875	95,202	117,719
Total unconsolidated properties (end of period)	22	39	48	77	85
Total unconsolidated apartment units (end of period)	1,870	4,353	5,637	8,478	9,613

(1)	Certain reclassifications have been made to conform to the current financial statement presentation, including retroactive adjustments to reflect additional properties sold during 2012 as discontinued operations (see Note 15 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in the Combined Form 10-K, for the year ended December 31, 2012).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets.

(3)

Income from discontinued operations for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 includes $234.5 million, $108.2 million, $94.9 million, $221.8 million and $800.3 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2012, 2011 and 2010 is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Combined Form 10-K for the year ended December 31, 2012.

(4)	Distributions declared per common unit during the year ended December 31, 2011, included a $0.15 per unit special distribution (see Note 13 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in the Combined Form 10-K for the year ended December 31, 2012). Distributions declared per common unit during the year ended December 31, 2008, included $5.08 of per unit distributions that was paid to Aimco through the issuance of common partnership units.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF CPF XIX

The following table sets forth CPF XIX’s selected summary historical financial data as of the dates and for the periods indicated. CPF XIX’s historical statements of operations and cash flow data set forth below for each of the three fiscal years in the period ended December 31, 2012 and the historical balance sheet data as of December 31, 2012, 2011 and 2010, are derived from CPF XIX’s financial statements included in CPF XIX’s Annual Report on Form 10-K for the fiscal years ended December 31, 2012 and 2011.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the financial statements and notes to the financial statements for the fiscal year ended December 31, 2012 included in CPF XIX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 27, 2013, which is included as Annex E to this information statement/prospectus. See “Where You Can Find Additional Information” in this information statement/prospectus.

	For the Years Ended December 31,
	2012	2011(1)	2010(1)
	(Dollar amounts in thousands, except per unit data)
Statements of Operations:
Total revenues	$6,212	$5,822	$5,521
Loss from continuing operations	(3,233)	(4,738)	(4,288)
Net income (loss)	24,709	(6,492)	(6,247)
Loss from continuing operations per limited partnership unit	(31.94)	(46.81)	(42.36)
Net income (loss) per limited partnership unit	241.41	(64.14)	(61.72)
Distributions per limited partnership unit	112.58	—	—
Deficit of earnings to fixed charges	(3,233)	(4,738)	(4,288)
Balance Sheets:
Cash and Cash Equivalents	311	453	231
Real Estate, Net of Accumulated Depreciation	14,473	18,360	22,699
Assets Held for Sale(2)	—	11,110	13,391
Total Assets	15,286	30,650	37,024
Mortgage Notes Payable	30,183	30,607	19,299
Due to Affiliates	166	6,715	17,587
Liabilities Related to Assets Held for Sale(2)	—	22,559	23,085
General Partner’s Deficit	(7,828)	(10,789)	(10,023)
Limited Partners’ Deficit	(7,821)	(19,317)	(13,591)
Total Partners’ Deficit	(15,649)	(30,106)	(23,614)
Total Distributions	10,252	—	—
Book value per limited partnership unit	(87.65)	(216.38)	(152.24)
Other Information:
Net (decrease) increase in cash and cash equivalents	(142)	222	99
Net cash provided by operating activities	644	1,398	2,627

(1)	Certain reclassifications have been made to conform to the December 31, 2012 financial statement presentation, including retroactive adjustments to reflect Greenspoint at Paradise Valley, or the Greenspoint Property, which sold in March 2012, and Tamarind Bay Apartments, or the Tamarind Bay Property, which sold in September 2012, as discontinued operations. See Note F to the financial statements in “Item 8 — Financial Statements and Supplementary Data” in CPF XIX’s Annual Report on Form 10-K for the year ended December 31, 2012, included as Annex E to this information statement/prospectus.

(2)	Relates to the Greenspoint Property, which sold in March 2012, and the Tamarind Bay Property, which sold in September 2012.

COMPARATIVE PER SHARE DATA

Aimco common stock trades on the NYSE under the symbol “AIV.” The OP Units are not listed on any securities exchange and do not trade in an active secondary market. However, as described below, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit.

After a one-year holding period, OP Units are redeemable for shares of Aimco common stock (on a one-for-one basis) or cash equal to the value of such shares, as Aimco elects. As a result, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit. The number of OP Units offered in the merger with respect to each Limited Partnership Unit was calculated by dividing the per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. The closing price of Aimco common stock as reported on the NYSE on February 27, 2013, the last trading day before the merger agreement was entered into, was $29.52.

The Limited Partnership Units are not listed on any securities exchange nor do they trade in an active secondary market. The per unit cash merger consideration payable to each holder of Limited Partnership Units is greater than Fox Partners II’s estimate of the proceeds that would be available for distribution to limited partners of CPF XIX if the properties were sold at prices equal to their respective appraised values.

The following tables summarize the historical per share/unit information for Aimco, Aimco OP and CPF XIX for the periods indicated:

	Fiscal Year Ended December 31,
	2012	2011	2010
Cash dividends declared per share/unit
Aimco Common Stock	$0.76	$0.48	$0.30
Aimco OP Units	0.76	0.63	0.30
CPF XIX Limited Partnership Units	112.58	—	—
Loss per common share/unit from continuing operations
Aimco Common Stock	$(0.59)	$(1.22)	$(1.48)
Aimco OP Units	(0.59)	(1.21)	(1.47)
CPF XIX Limited Partnership Units	(31.94)	(46.81)	(42.36)

December 31, 2012
Book value per share/unit
Aimco Common Stock(1)	$6.29
Aimco OP Units(2)	5.75
CPF XIX Limited Partnership Units(3)	(87.65)

(1)	Based on 145.6 million shares of Aimco common stock outstanding at December 31, 2012.

(2)	Based on 153.6 million Aimco OP common partnership units and equivalents outstanding at December 31, 2012.

(3)	Based on 89,233 Limited Partnership Units and equivalents outstanding at December 31, 2012.

INFORMATION ABOUT THE AIMCO ENTITIES

Aimco is a Maryland corporation incorporated on January 10, 1994. Aimco is a self-administered and self managed real estate investment trust, or REIT. Aimco OP is a Delaware limited partnership formed on May 16, 1994, to conduct Aimco’s and Aimco OP’s business, which is focused on the ownership, management and redevelopment of quality apartment communities located in the largest coastal and job growth markets in the United States.

Aimco, through its wholly-owned subsidiaries, AIMCO-GP, Inc. and AIMCO-LP Trust, owns a majority of the ownership interests in Aimco OP. Aimco conducts all of its business and owns all of its assets through Aimco OP. Interests in Aimco OP that are held by limited partners other than Aimco are referred to as “OP Units.” OP Units include common partnership units, high performance partnership units and partnership preferred units, which we refer to as common OP Units, HPUs and preferred OP Units, respectively. We also refer to HPUs as common partnership unit equivalents. At December 31, 2012, after eliminations for units held by consolidated subsidiaries, Aimco OP had 153,569,090 common partnership units and equivalents outstanding. At December 31, 2012, Aimco owned 145,563,903 of the common partnership units (94.8% of the common partnership units and equivalents of Aimco OP) and Aimco had outstanding an equal number of shares of its Class A Common Stock.

As of December 31, 2012, Aimco and Aimco OP owned an equity interest in 175 conventional real estate properties with 55,879 units and 90 affordable real estate properties with 12,098 units.

Through its wholly owned subsidiary, AIMCO/IPT, Inc., a Delaware corporation, Aimco owns all of the outstanding common stock of Fox Capital Management Corporation, or FCMC, the managing general partner of Fox Partners II. Fox Partners II is the general partner of CPF XIX.

AIMCO/IPT, Inc. holds a 70% interest in AIMCO IPLP, L.P. as its general partner. AIMCO Properties, L.P. holds a 30% interest in AIMCO IPLP, L.P. as the limited partner. AIMCO/IPT, Inc. and AIMCO IPLP, L.P. share voting and dispositive power over 25,228.66 Limited Partnership Units, or approximately 28.27% of the outstanding Limited Partnership Units.

AIMCO IPLP L.P. is the sole member of IPLP Acquisitions I, L.L.C. IPLP Acquisitions I, L.L.C., AIMCO IPLP, L.P. and AIMCO/IPT, Inc. share voting and dispositive power over 4,892 Limited Partnership Units held by IPLP Acquisitions I, L.L.C., representing approximately 5.48% of the class. AIMCO/IPT, Inc. is the sole shareholder of FCMC. FCMC and AIMCO/IPT, Inc. share voting and dispositive power over 100 Limited Partnership Units held by FCMC, representing approximately 0.11% of the class.

AIMCO CPF XIX Merger Sub LLC, or the Aimco Subsidiary, is a Delaware limited liability company formed on July 26, 2011, for the purpose of consummating the merger with CPF XIX. The Aimco Subsidiary is a direct wholly-owned subsidiary of Aimco OP. The Aimco Subsidiary has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

The names, positions and business addresses of the directors and executive officers of Aimco, AIMCO-GP, Inc., AIMCO/IPT, Inc. and FCMC, as well as a biographical summary of the experience of such persons for the past five years or more, are set forth on Annex C attached hereto and are incorporated in this information statement/prospectus by reference. None of Aimco OP, AIMCO IPLP, L.P., IPLP Acquisitions I, L.L.C., Fox Partners II or the Aimco Subsidiary has any directors or officers. During the last five years, none of Aimco, Aimco-GP, AIMCO/IPT, Inc., AIMCO IPLP, L.P., IPLP Acquisitions I, L.L.C., Aimco OP, CPF XIX, Fox Partners II or FCMC nor, to the best of their knowledge, any of the persons listed in Annex C of this information statement/prospectus (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of or prohibiting activities subject to federal or state securities laws or finding any violation with respect to such laws. Additional information about Aimco and Aimco OP are included as Annex F to this information statement/prospectus. See “Where You Can Find Additional Information.”

The following chart represents the organizational structure of the Aimco Entities:

INFORMATION ABOUT CENTURY PROPERTIES FUND XIX

CPF XIX is a Delaware limited partnership organized on October 2, 2008, in connection with a redomestication of a predecessor limited partnership from California. The predecessor was organized as a California limited partnership on August 6, 1982. On September 20, 1983, CPF XIX registered with the Securities and Exchange Commission, or the SEC, under the Securities Act (File No. 2-79007) and commenced a public offering for the sale of up to 90,000 Limited Partnership Units. The offering concluded in October 1984 and CPF XIX sold 89,292 units having an initial cost of $89,292,000. The net proceeds of this offering were used to acquire thirteen income-producing real estate properties. Since its initial offering, CPF XIX has not received, nor have limited partners been required to make, additional capital contributions.

CPF XIX’s primary business and only industry segment is real estate related operations. At December 31, 2012, CPF XIX owned the following properties:

•	Lakeside at Vinings Mountain, a 220 unit apartment project located in Atlanta, Georgia; and

•	The Peak at Vinings Mountain, a 280 unit apartment project located in Atlanta, Georgia.

The average annual rental rates for each of the five years ended December 31, 2012 for each property are as follows:

	Average Annual Rental Rates
Property	2012	2011	2010	2009	2008
Lakeside at Vinings Mountain	$12,175/unit	$11,464/unit	$10,935/unit	$11,121/unit	$10,655/unit
The Peak at Vinings Mountain	$11,381/unit	$10,642/unit	$9,988/unit	$10,106/unit	$9,704/unit

The average occupancy for each of the five years ended December 31, 2012 for each property is as follows:

	Average Occupancy
	For the Years Ended December 31,
Property	2012	2011	2010	2009	2008
Lakeside at Vinings Mountain	95%	97%	97%	92%	74%
The Peak at Vinings Mountain	95%	97%	97%	93%	76%

The real estate industry is highly competitive. All of the properties are subject to competition from other residential apartment complexes in the area. FCMC, the managing general partner of Fox Partners II, believes that all of the properties are adequately insured. Each property is an apartment complex which generally leases units for lease terms of one year or less. No residential tenant leases 10% or more of the available rental space. All of the properties are in good physical condition, subject to normal depreciation and deterioration as is typical for assets of this type and age.

CPF XIX regularly evaluates the capital improvement needs of the properties. During the year ended December 31, 2012, CPF XIX completed approximately $467,000 of capital improvements at the Lakeside Property, which consisted primarily of interior improvements, structural upgrades and floor covering replacement. During the year ended December 31, 2012, CPF XIX completed approximately $509,000 of capital improvements at the Peak Property, which consisted primarily of HVAC upgrades, interior improvements and floor covering replacement. All of these improvements were funded from operating cash flow. While CPF XIX has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2013. Such capital expenditures will depend on the physical condition of the properties as well as anticipated cash flow generated by the properties.

Capital expenditures will be incurred only if cash is available from operations, partnership reserves or advances from Aimco OP, although Aimco OP does not have an obligation to fund such advances. To the extent that capital improvements are completed, CPF XIX’s distributable cash flow, if any, may be adversely affected at least in the short term.

The following table sets forth certain information relating to the mortgages encumbering CPF XIX’s properties at December 31, 2012.

Property	Principal, Balance at December 31, 2012	Interest Rate(1)	Period Amortized	Maturity Date	Principal Balance Due at Maturity(2)
	(In thousands)				(In thousands)
Lakeside at Vinings Mountain(3)
First mortgage	$14,677	5.53%	360 months	06/01/21	$12,405
The Peak at Vinings Mountain(4)
First mortgage	15,506	5.54%	360 months	06/01/21	13,109

	$30,183				$25,514

(1)	Fixed rate mortgages.

(2)	See “Note B — Mortgage Notes Payable” to the financial statements included in “Item 8. Financial Statements and Supplementary Data” in CPF XIX’s Annual Report on Form 10-K for the year ended December 31, 2012, attached hereto as Annex E, for information with respect to CPF XIX’s ability to prepay these mortgages and other specific details about the mortgages.

(3)	On May 2, 2011, the mortgage debt encumbering the Lakeside Property was refinanced. The refinancing replaced the existing mortgage loans with a new mortgage loan in the principal amount of $14,982,000. The new loan bears interest at a rate of 5.53% per annum and requires monthly payments of principal and interest of approximately $85,000 beginning on July 1, 2011, through the June 1, 2021 maturity date. The new mortgage loan has a balloon payment of approximately $12,405,000 due at maturity. For more information regarding the new mortgage loan, see CPF XIX’s Annual Report on Form 10-K filed with the SEC on February 27, 2013, attached hereto as Annex E.

(4)	On May 2, 2011, the mortgage debt encumbering the Peak Property was refinanced. The refinancing replaced the existing mortgage loans with a new mortgage loan in the principal amount of $15,828,000. The new loan bears interest at a rate of 5.54% per annum and requires monthly payments of principal and interest of approximately $90,000 beginning on July 1, 2011, through the June 1, 2021 maturity date. The new mortgage loan has a balloon payment of approximately $13,109,000 due at maturity. For more information regarding the new mortgage loan, see CPF XIX’s Annual Report on Form 10-K filed with the SEC on February 27, 2013, attached hereto as Annex E.

Distributions to Limited Partners

As of January 31, 2013, there were 89,233 Limited Partnership Units outstanding, and Aimco OP and its affiliates owned 60,711.66 of those units, or approximately 68.04% of those units. CPF XIX distributed the following amounts during the years ended December 31, 2012 and 2011:

	Year ended December 31, 2012	Per Limited Partnership Unit	Year ended December 31, 2011	Per Limited Partnership Unit
	(In thousands, except for per unit data)
Sale(1)	$10,252	$112.58	$—	$—

(1)	Proceeds from the March 2012 sale of the Greenspoint Property and the September 2012 sale of the Tamarind Bay Property.

Future cash distributions will depend on the levels of net cash generated from operations, the timing of debt maturities, property sales and/or refinancings. CPF XIX’s cash available for distribution is reviewed on a monthly basis. There can be no assurance, however, that CPF XIX will generate sufficient funds from operations, after planned capital expenditures, to permit any distributions to its partners in 2013 or for the foreseeable future.

Certain Relationships and Related Transactions

CPF XIX has no employees and depends on FCMC and its affiliates for the management and administration of all partnership activities. The CPF XIX partnership agreement provides for certain payments to affiliates for services and as reimbursement of certain expenses incurred by affiliates on behalf of CPF XIX.

Under the CPF XIX partnership agreement, FCMC and its affiliates receive 5% of gross receipts from the properties as compensation for providing property management services. CPF XIX paid to such affiliates approximately $413,000 and $528,000 for the years ended December 31, 2012 and 2011, respectively.

Affiliates of FCMC charged CPF XIX for reimbursement of accountable administrative expenses amounting to approximately $78,000 and $125,000 for the years ended December 31, 2012 and 2011, respectively. At December 31, 2011, approximately $371,000 of reimbursements were due to affiliates of FCMC. There were no such amounts owed at December 31, 2012.

Under the CPF XIX partnership agreement, for managing the affairs of CPF XIX, FCMC is entitled to receive a partnership management fee equal to 10% of CPF XIX’s adjusted cash from operations as distributed. During the years ended December 31, 2012 and 2011, no fee was earned as there were no distributions from operations.

Aimco OP has made available to CPF XIX a credit line of up to $150,000 per property owned by CPF XIX. Prior to 2011, this credit line was exceeded and Aimco OP advanced CPF XIX approximately $492,000 for the year ended December 31, 2012 to fund real estate taxes related to the Peak Property and the Lakeside Property. During the year ended December 31, 2011, Aimco OP advanced CPF XIX approximately $1,136,000 to fund loan application deposits and mortgage refinancing commitment fees related to the Lakeside and Peak Properties, and real estate taxes at three of the properties. Aimco OP charges interest on advances under the terms permitted by CPF XIX partnership agreement. The interest rates charged on the outstanding advances made to CPF XIX range from the prime rate plus 0.5% to a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Affiliates of FCMC review the market rate adjustment quarterly. The interest rates on outstanding advances at December 31, 2012 was 5.25%. Interest expense was approximately $74,000 and $478,000 for the years ended December 31, 2012 and 2011, respectively. During the years ended December 31, 2012 and 2011, CPF XIX repaid approximately $6,744,000 and $12,565,000, respectively, of advances and accrued interest with proceeds from the sale of the Greenspoint Property, proceeds from the refinancing of the mortgages encumbering the Peak Property and the Lakeside Property and cash from operations. At December 31, 2012 and 2011, the total advances and accrued interest due to Aimco OP was approximately $166,000 and $6,344,000, respectively. Aimco OP may advance additional funds to CPF XIX, but is not obligated to make such advances. For more information on Aimco OP, including its audited balance sheets, see Annex F to this information statement/prospectus.

CPF XIX insures its properties up to certain limits through coverage provided by Aimco, which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. CPF XIX insures its properties above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with FCMC. During the years ended December 31, 2012 and 2011, CPF XIX was charged by Aimco and its affiliates approximately $140,000 and $159,000, respectively, for insurance coverage and fees associated with policy claims administration.

In addition to its indirect ownership of the general partner interest in CPF XIX, Aimco and its affiliates owned 60,711.66 Limited Partnership Units representing approximately 68.04% of the outstanding Limited Partnership Units at February 27, 2013. A number of these Limited Partnership Units were acquired pursuant to tender offers made by Aimco or its affiliates. Pursuant to the CPF XIX partnership agreement, Limited Partners holding a majority of the Limited Partnership Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the CPF XIX partnership agreement and voting to remove Fox Partners II. As a result of its ownership of approximately 68.04% of the outstanding Limited Partnership Units, Aimco and its affiliates are in a position to influence all such voting decisions with respect to the Partnership. However, with respect to the 25,228.66 Limited Partnership Units acquired on January 19, 1996, AIMCO IPLP, L.P., an affiliate of FCMC and of Aimco, agreed to vote such Limited

Partnership Units: (i) against any increase in compensation payable to FCMC or to its affiliates; and (ii) on all other matters submitted by it or its affiliates, in proportion to the vote cast by third party unitholders. Except for the foregoing, no other limitations are imposed on AIMCO IPLP, L.P.’s, Aimco’s or any other affiliates’ right to vote each Limited Partnership Unit held. Although Fox Partners II owes fiduciary duties to the limited partners of CPF XIX, Fox Partners II also owes fiduciary duties to Aimco-affiliated entities as the beneficial owners of its managing general partner. As a result, the duties of Fox Partners II, as general partner, to CPF XIX and its limited partners may come into conflict with the duties of FCMC to Aimco-affiliated entities.

Directors, Executive Officers and Corporate Governance

Neither CPF XIX nor Fox Partners II has any directors or executive officers of its own. The general partners of Fox Partners II are FCMC and Fox Realty Investors. FCMC is the managing general partner of Fox Partners II. The names and ages of, as well as the positions and offices held by, the present directors and officers of FCMC, as of December 31, 2012, are set forth in Annex C to this information statement/prospectus. One or more of those persons are also directors and/or officers of a general partner (or general partner of a general partner) of limited partnerships which either have a class of securities registered pursuant to Section 12(g) of the Exchange Act, or are subject to the reporting requirements of Section 15(d) of the Exchange Act. Further, one or more of those persons are also officers of Aimco and the general partner of Aimco OP, entities that have a class of securities registered pursuant to Section 12(g) of the Exchange Act, or are subject to the reporting requirements of Section 15(d) of the Exchange Act. There are no family relationships between or among any officers or directors. None of the directors or officers of FCMC received remuneration from CPF XIX during the years ended December 31, 2012 and 2011.

The board of directors of FCMC does not have a separate audit committee. As such, the board of directors of FCMC fulfills the functions of an audit committee. The board of directors has determined that Steven D. Cordes meets the requirement of an “audit committee financial expert.”

The directors and officers of FCMC, who have authority over FCMC, and indirectly over Fox Partners II and CPC XIX, are all employees of subsidiaries of Aimco. Aimco has adopted a code of ethics that applies to such directors and officers that is posted on Aimco’s website (www.aimco.com). Aimco’s website is not incorporated by reference to this filing.

Security Ownership of Certain Beneficial Owners and Management

Fox Partners II is the general partner of CPF XIX and owns all of the outstanding general partner interests in CPF XIX, which constitute 2.0% of the total interests in the partnership. CPF XIX has no directors or executive officers of its own. Fox Partners II is a California general partnership, the managing general partner of which is indirectly wholly owned by Aimco. None of Fox Partners II, FCMC, or any of the directors or executive officers of FCMC, owns any of the limited partnership interests of CPF XIX. The following table sets forth certain information as of February 27, 2013 with respect to the ownership by any person (including any “group,” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the units of limited partnership interest of the partnership.

Entity Name and Address	Approximate Number of Limited Partnership Units		Approximate Percent of Class
Apartment Investment and Management Company(1)	60,711.66	(2)	68.04%
4582 South Ulster Street, Suite 1100 Denver, CO 80237
AIMCO-GP, Inc.(1)	60,711.66	(2)	68.04%
4582 South Ulster Street, Suite 1100 Denver, CO 80237

Entity Name and Address	Approximate Number of Limited Partnership Units		Approximate Percent of Class
AIMCO Properties, L.P.(1)	60,711.66	(2)	68.04%
4582 South Ulster Street, Suite 1100 Denver, CO 80237
AIMCO IPLP, L.P.(3)(4)	30,120.66	(4)(5)	33.76%
4582 South Ulster Street, Suite 1100 Denver, CO 80237
AIMCO/IPT, Inc.(3)	30,220.66	(5)(6)	33.87%
4582 South Ulster Street, Suite 1100 Denver, CO 80237
IPLP Acquisitions I, L.L.C.(4)	4,892		5.48%
4582 South Ulster Street, Suite 1100 Denver, CO 80237

(1)	AIMCO-GP, Inc., a Delaware corporation, is the sole general partner of AIMCO Properties, L.P., and owns approximately a 1% general partner interest in AIMCO Properties, L.P. AIMCO-GP, Inc. is wholly owned by Apartment Investment and Management Company. As of January 31, 2013, AIMCO-LP Trust, a Delaware trust wholly owned by Apartment Investment and Management Company, owns approximately a 94% interest in the OP Units and equivalents of AIMCO Properties, L.P.

(2)	AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management Company share voting and dispositive power over 60,711.66 Limited Partnership Units, representing approximately 68.04% of the class. AIMCO-GP, Inc. holds its Limited Partnership Units, directly or indirectly, as nominee for AIMCO Properties, L.P. and so AIMCO Properties, L.P. may be deemed the beneficial owner of the Limited Partnership Units held by AIMCO-GP, Inc. Apartment Investment and Management Company may be deemed the beneficial owner of the Limited Partnership Units held by AIMCO Properties, L.P. and AIMCO-GP, Inc. by virtue of its indirect ownership or control of these entities.

(3)	AIMCO/IPT, Inc. is wholly owned by Aimco and holds a 70% interest in AIMCO IPLP, L.P. as its general partner. AIMCO Properties, L.P. holds a 30% interest in AIMCO IPLP, L.P. as the limited partner.

(4)	IPLP Acquisitions I L.L.C.’s sole member is AIMCO IPLP LP.

(5)	AIMCO IPLP, L.P. and AIMCO/IPT, Inc. share voting and dispositive power over 25,228.66 Limited Partnership Units, representing approximately 28.28% of the class.

(6)	AIMCO/IPT, Inc. owns an additional 100 Limited Partnership Units, representing approximately 0.11% of the class, through its wholly-owned subsidiary, Fox Capital Management Corporation.

Additional Information

For additional information about CPF XIX and its properties and operating data related to those properties, see CPF XIX’s Annual Report on Form 10-K for the year ended December 31, 2012, attached hereto as Annex E.

THE MERGER

Background of the Merger

Fox Partners II regularly evaluates CPF XIX’s properties by considering various factors, such as CPF XIX’s financial position and real estate and capital markets conditions. Fox Partners II monitors the properties’ specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees the operating performance of the properties and continuously evaluates the physical improvement requirements. In addition, the financing structure for the properties (including any prepayment penalties), tax implications to limited partners, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by Fox Partners II to sell, refinance, upgrade with capital improvements or hold a partnership property.

After taking into account the foregoing considerations, in June 2008, CPF XIX sold Plantation Crossing Apartments to a third party for a gross sale price of approximately $11.35 million.

During January 2011, officers of Fox Partners II’s managing general partner, FCMC, who are also officers of Aimco, met several times to discuss strategic alternatives for CPF XIX. During these meetings, they considered the costs of maintaining CPF XIX’s current ownership structure, including audit, tax and SEC reporting costs. Given Aimco OP’s ownership of 68.01% of the Limited Partnership Units, the participants also noted that CPF XIX owed approximately $17.79 million to Aimco OP as of March 31, 2011, and that CPF XIX had been operating at a loss for the past several years. In light of the amounts already then owed to Aimco OP and CPF XIX’s ongoing losses, the officers concluded that additional loans from Aimco OP would be unlikely.

After considering all of these factors, the officers agreed to explore the possibility of Aimco OP either liquidating CPF XIX through a sale of its assets or acquiring the non-Aimco limited partnership units through a transaction that would provide the unaffiliated limited partners with the opportunity to defer taxable gain through an exchange of Limited Partnership Units for OP Units.

During January and February of 2011, FCMC management sought advice from outside counsel to determine whether a transaction would be feasible that would result in Aimco OP’s ownership of the non-Aimco limited partnership units while also providing potential tax deferral to limited partners who are unaffiliated with Aimco OP. At the same time, they spoke with appraisers regarding the possibility of appraising the properties for purposes of evaluating a potential transaction with Aimco OP. FCMC engaged CRA on February 11, 2011 to appraise the Lakeside Property, the Greenspoint Property and the Peak Property. FCMC engaged KTR on February 11, 2011 to appraise the Tamarind Bay Property. CRA delivered its report (i) with respect to the Lakeside Property on March 14, 2011, pursuant to which it valued the property at $26.0 million; (ii) with respect to the Greenspoint Property on March 28, 2011, pursuant to which it valued the property at $25.8 million; and (iii) with respect to the Peak Property on March 14, 2011, pursuant to which it valued the property at $29.6 million. KTR delivered its report with respect to the Tamarind Bay Property on March 17, 2011, pursuant to which it valued the property at $9.5 million.

Over the following weeks, FCMC management reviewed the appraisal reports and discussed both the assumptions and each appraiser’s valuation of the properties, and determined that, in each case, the appraiser’s assumptions were reasonable and the valuation was appropriate. As part of their review, they considered the fiduciary duties owed by FCMC to unaffiliated limited partners, as well as each of the properties’ appraised value, the amount of indebtedness secured by each of the properties, which at March 31, 2011 was approximately $41.7 million in the aggregate, and other indebtedness of CPF XIX, which at March 31, 2011 was approximately $19.2 million in the aggregate, including approximately $18.1 million due to affiliates of FCMC.

In April and May 2011, Aimco OP and FCMC continued discussions regarding a possible merger transaction between CPF XIX and Aimco OP. In connection with these discussions, Aimco OP and FCMC agreed that, if they were to pursue the merger at that time, they would consider retaining an independent financial advisor to opine as to the fairness of the merger to the unaffiliated limited partners of CPF XIX. Aimco OP and FCMC, together with outside legal counsel, conducted interviews with representatives of Duff & Phelps and two other financial advisory firms.

On June 10, 2011, Aimco OP engaged Duff & Phelps to provide a fairness opinion with respect to the proposed merger transaction and ten other possible merger transactions with affiliated entities. In the following weeks, Duff & Phelps had due diligence calls with FCMC management and received due diligence materials in response to its due diligence requests.

In June 2011, at the request of Aimco OP and FCMC management, CRA and KTR delivered an updated appraisal for the each of the properties as of May 31, 2011, pursuant to which the Lakeside Property was valued at $27.1 million, the Greenspoint Property was valued at $25.8 million, the Peak Property was valued at $30.2 million, and the Tamarind Bay Property was valued at $9.6 million. Aimco OP and FCMC management reviewed the updated appraisal reports and calculated the equity value of the Limited Partnership Units based on these updated appraisals to be $352.02 (the “2011 Value”).

On July 28, 2011, Duff & Phelps delivered its written opinion to the boards of directors of Aimco, the general partner of Aimco OP and FCMC to the effect that, as of July 28, 2011, and based on and subject to the various assumptions, qualifications and limitations set forth in its opinion, the cash consideration offered in the proposed merger is fair, from a financial point of view, to the unaffiliated limited partners of CPF XIX.

Also on July 28, 2011, after considering a number of possible alternatives, FCMC and the general partner of Aimco OP approved the initial merger agreement, ultimately determining, at that time, that the proposed merger was in the best interests of CPF XIX and its unaffiliated limited partners that hold Limited Partnership Units.

In October 2011, CPF XIX received a letter from Peachtree Partners informing CPF XIX of Peachtree Partners’ desire to purchase up to 4.9% of the Limited Partnership Units, including units they already owned, of CPF XIX through a tender offer at a price of $200.00 per Limited Partnership Unit. On October 7, 2011, CPF XIX mailed a letter to the limited partners, informing them of the proposed tender offer by Peachtree Partners and reminding them of the proposed merger transaction between the Aimco Entities and CPF XIX, stating that a merger agreement had been entered into, that the merger agreement could be terminated, and the merger abandoned, at any time prior to its consummation by any of the parties for any reason, and that the proposed merger transaction was at that time under review by Fox Partners II and Aimco OP. Peachtree Partners made additional tender offers in January 2012 and June 2012, in both cases for up to 4.9% of the Limited Partnership Units, including units they already owned, at a price of $130.00 per Limited Partnership Unit. Fox Partners II contacted the limited partners by letter in response to each of these three tender offers, on October 11, 2011, April 23, 2012 and on June 19, 2012, stating in each case that it was remaining neutral with regard to the respective tender offer. Fox Partners II does not have any additional information on the results of the tender offers. The tender offers expired by their terms on November 15, 2011, April 27, 2012 and June 30, 2012.

In November 2011, discussions were held by the management of CPF XIX, FCMC, Fox Partners II and the Aimco Entities, exploring whether the consummation of the proposed merger transaction was the most economically advantageous alternative at the present time, and whether it remained in the best interests of CPF XIX and its unaffiliated limited partners. Based upon activity in the marketplace and pricing of comparable property sales in Phoenix, Arizona and St. Petersburg, Florida, the decision was made to abandon the proposed merger transaction and instead pursue the sale of the Greenspoint Property and the Tamarind Bay Property. The parties believed that the disposition of these two properties through a third party sale would result in greater returns to the limited partners than a merger transaction.

On December 29, 2011, Aimco and Aimco OP filed the required forms with the SEC to terminate the proposed merger transaction and withdraw the registration statement related to such transaction.

Beginning in January 2012, CPF XIX began marketing efforts to sell the Greenspoint Property and Tamarind Bay Property. On March 29, 2012, CPF XIX completed the sale of the Greenspoint Property to a third party for a gross sale price of $29.75 million. Approximately $15.35 million of the proceeds from the sale were used to repay the mortgages encumbering the property. CPF XIX used approximately $6.4 million of the proceeds from the sale of the Greenspoint Property to repay outstanding borrowings owed to Aimco OP. CPF XIX has distributed approximately $7.5 million of the proceeds from the sale of the Greenspoint Property to the limited partners.

On August 27, 2012, Fox Partners II became aware of an unsolicited tender offer by Mackenzie Capital Management LP (“Mackenzie”), offering to purchase up to 3.9% of the Limited Partnership Units, including the units it already owned, for a price of $150.00 per Limited Partnership Unit. On September 5, 2012, Fox Partners II, in response to Mackenzie’s tender offer, sent a letter to the limited partners disclosing the tender offer and stating that it continued to investigate strategic alternatives with respect to CPF XIX’s properties and that such alternatives may include a sale of one or more properties as well as a renewed effort to effect a merger of CPF XIX that would result in distributions to the limited partners, and that it was remaining neutral with regard to the tender offer. Fox Partners II does not have any additional information regarding the outcome of the tender offer. The tender offer expired by its terms on September 30, 2012.

On September 28, 2012, CPF XIX completed the sale of the Tamarind Bay Property to a third party for a gross sale price of $12.75 million. Approximately $6.67 million of the proceeds from the sale were used to repay the mortgages encumbering the property. On October 10, 2012, CPF XIX distributed approximately $2.5 million of the proceeds from the sale of the Tamarind Bay Property to the limited partners.

During October and November 2012, following the successful disposition of the Greenspoint and Tamarind Bay Properties, the officers of FCMC met several times to discuss the strategic alternatives for CPF XIX. During these meetings, they revisited the deliberations of January and February 2011, including the costs of maintaining CPF XIX’s current ownership structure, including audit, tax and SEC reporting costs. After considering these factors, along with CPF XIX’s strengthened balance sheet following the repayment of substantially all of the loaned funds due to Aimco OP, the officers agreed to re-explore the possibility of Aimco OP acquiring the properties through a transaction that would provide the unaffiliated limited partners with the opportunity to defer taxable gain through an exchange of Limited Partnership Units for OP Units.

In anticipation of renewed efforts to enter into a merger transaction, FCMC engaged CRA on October 19, 2012 to conduct new appraisals of the Lakeside Property and the Peak Property. CRA delivered its report (i) with respect to the Lakeside Property on October 31, 2012, pursuant to which it valued the property at $31.4 million; and (ii) with respect to the Peak Property on October 31, 2012, pursuant to which it valued the property at $34.6 million. In addition, Aimco OP and FCMC considered retaining an independent financial advisor to opine as to the fairness of the merger to the unaffiliated limited partners of CPF XIX. Representatives of Aimco OP and FCMC had discussions with Duff & Phelps regarding the preparation of such opinions.

During November 2012, the officers of FCMC held discussions regarding the possibility of filing a new Form S-4 with the SEC in late December. However, the decision was made to time the filing of the S-4 to coincide with the filing of the Annual Report on Form 10-K for CPF XIX and Aimco OP, in order to provide the limited partners with the most current audited financial information.

During November and December 2012, Aimco OP and FCMC determined that the costs and effort involved in obtaining an independent financial advisor to opine as to the fairness of the merger to the unaffiliated limited partners of CPF XIX was prohibitive. However, the parties determined that obtaining a second independent appraisal of the properties would provide a further understanding of the market value of the CPF XIX properties and enable the parties to better determine the fairness of the proposed transactions to the unaffiliated limited partners of CPF XIX. FCMC engaged KTR on December 27, 2012 to conduct new appraisals of the Lakeside Property and the Peak Property. KTR delivered its report (i) with respect to the Lakeside Property on January 31, 2013, pursuant to which it valued the property at $31.0 million; and (ii) with respect to the Peak Property on January 31, 2013, pursuant to which it valued the property at $34.6 million.

In January 2013, at the request of Aimco OP and FCMC management, CRA delivered an updated appraisal for each of the properties as of January 23, 2013, pursuant to which the Lakeside Property was valued at $32.0 million and the Peak Property was valued at $35.0 million. Aimco OP and FCMC management reviewed the updated appraisal reports and calculated the equity value of the Limited Partnership Units based on these updated appraisals.

During January and early February 2013, FCMC management reviewed the appraisal reports and discussed both the assumptions and each appraiser’s valuation of the properties, and determined that, in each case, the appraiser’s assumptions were reasonable and the valuation was appropriate. As part of their review, they considered the fiduciary duties owed by FCMC to unaffiliated limited partners, as well as each of the properties’ appraised value, the amount of indebtedness secured by each of the properties, which at December 31, 2012 was approximately $30.18 million, and other indebtedness of CPF XIX, which at December 31, 2012 was approximately $752,000, including approximately $166,000 due to affiliates of FCMC. The decision was made by FCMC management to base the equity value of the Limited Partnership Units on the higher of the CRA and KTR appraisals with respect to each property.

On February 28, 2013, FCMC and the general partner of Aimco OP approved the merger agreement. Before doing so, FCMC management and the Aimco Entities again considered a number of possible alternatives to the proposed transaction, as described in greater detail in this information statement/prospectus. However, FCMC and the Aimco Entities ultimately determined that the proposed merger is in the best interests of CPF XIX and its unaffiliated limited partners that hold Limited Partnership Units.

Determination of Merger Consideration

In the merger, each Limited Partnership Unit outstanding immediately prior to consummation of the merger will be converted into the right to receive, at the election of the holder of such Limited Partnership Unit, either $364.65 in cash or equivalent value in Aimco OP Units, except in those jurisdictions where the law prohibits the offer of OP Units in this transaction (or registration or qualification would be prohibitively costly). Because Aimco indirectly owns FCMC, the managing general partner of Fox Partners II, which is the general partner of CPF XIX, the merger consideration has not been determined in an arm’s-length negotiation. In order to arrive at a fair consideration, both CRA and KTR, independent real estate appraisal firms, were engaged to perform a complete appraisal of each of the properties. The Aimco Entities used the higher of the two appraisals for each property in determining the merger consideration. For more detailed information about the independent appraiser’s determination of the estimated value of each of the properties, see “Special Factors — The Appraisals.” The per unit cash merger consideration payable to each holder of Limited Partnership Units is greater than FCMC’s estimate of the proceeds that would be available for distribution to limited partners (following the repayment of debt and other liabilities of CPF XIX) if the properties were sold at a price equal to their appraised values. FCMC did not deduct certain amounts that would be payable upon an immediate sale of the partnership’s properties, such as prepayment penalties that would apply (based on current interest rates) if the Peak Property or the Lakeside Property were sold after the expiration of the current lockout period (during which a prepayment of the mortgage debt is prohibited). FCMC calculated the equity of the partnership by (i) adding to the appraised value the value of any other non-real estate assets of CPF XIX that would not be included in the appraisal; and (ii) deducting all liabilities, including the market value of mortgage debt, debt owed to Fox Partners II or its affiliates, accounts payable and accrued expenses and certain other costs. The amount of liabilities deducted includes an estimate of $200,000 for expenses attributable to the properties that would be incurred prior to the merger but payable after the merger. This calculation, which is summarized below, resulted in per unit cash merger consideration of $364.65.

Appraised value of the Lakeside Property	$32,000,000
Appraised value of the Peak Property	35,000,000
Plus: Cash and cash equivalents	140,541
Plus: Other assets	92,835
Less: Mortgage debt, including accrued interest	(30,321,969)
Less: Mark-to-market adjustment(1)	(4,974,872)
Less: Loans from affiliates of the managing general partner	(165,952)
Less: Other amounts payable to the managing general partner and/or affiliates	(577)
Less: Accounts payable and accrued expenses owed to third parties	(93,564)
Less: Other liabilities(2)	(170,865)
Plus: Deficit restoration obligation paid by Fox Partners II(3)	1,859,405
Less: Estimated trailing payables	(200,000)

Net partnership equity	$33,164,982
Percentage of net partnership equity allocable to limited partners	98.11%

Net partnership equity allocable to limited partners	$32,538,870
Total number of Units	89,233

Cash consideration per unit	$364.65

(1)

The mark-to-market adjustment reflects the difference between the aggregate outstanding amount of the mortgage debt and its market value. The market value was calculated as the present value of the remaining required payments under the loan through maturity, discounted at 3.16% for both the Peak Property the Lakeside Property, which we believe is an appropriate market rate based on FCMC’s analysis of interest rates for selected loans of a similar type, leverage and duration.

(2)	Consists primarily of security deposits paid by tenants of the properties.

(3)	Contributions by Fox Partners II pursuant to the terms of CPF XIX’s partnership agreement to address a deficiency in its capital account, net of partnership equity allocable to Fox Partners II.

The number of OP Units offered per Limited Partnership Unit will be calculated by dividing the per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. Although there is no public market for OP Units, after a one-year holding period, each OP Unit is generally redeemable for cash in an amount equal to the value of one share of Aimco common stock at the time, subject to Aimco’s right to acquire each OP Unit in exchange for one share of Aimco common stock (subject to anti-dilution adjustments). Therefore, Fox Partners II considers the trading price of Aimco common stock to be a reasonable estimate of the fair market value of an OP Unit. As of February 27, 2013, the average closing price of Aimco common stock over the preceding ten consecutive trading days was $29.38, which would have resulted in OP Unit consideration of 12.41 OP Units per Limited Partnership Unit.

Conflicts of Interest

CPF XIX’s general partner, Fox Partners II, is a general partnership, the managing general partner of which is wholly-owned and controlled by Aimco. Therefore, Fox Partners II has a conflict of interest with respect to the merger. Fox Partners II has fiduciary duties to its general partners and Aimco, as the beneficial owner of its managing general partner, on the one hand, and to the limited partners of CPF XIX, on the other hand. The duties of Fox Partners II to the limited partners of CPF XIX conflict with the duties of Fox Partners II to its general partners, which could result in Fox Partners II approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. As the general partner of CPF XIX, Fox Partners II seeks the best possible terms for CPF XIX’s limited partners. This conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP.

Future Plans for the Properties

After the merger, Aimco OP will be the sole limited partner in CPF XIX, and will own all of the outstanding Limited Partnership Units. Fox Partners II will continue to be the sole general partner of CPF XIX after the merger, and CPF XIX’s partnership agreement in effect immediately prior to the merger will remain unchanged after the merger. Aimco OP intends to retain the Limited Partnership Units after the merger. After the merger, Aimco will evaluate the capital improvement needs of the properties, and anticipates making certain routine capital expenditures with respect to each property during 2013.

Material United States Federal Income Tax Consequences of the Merger

For a discussion of the material U.S. federal income tax consequences of the merger, see “Material United States Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Merger.”

Regulatory Matters

No material federal or state regulatory requirements must be satisfied or approvals obtained in connection with the merger, except (1) filing a registration statement that includes this information statement/prospectus with the SEC and obtaining the SEC’s declaration that the registration statement is effective under the Securities Act, (2) registration or qualification of the issuance of OP Units under state securities laws, and (3) filing a certificate of merger with the Secretary of State of the State of Delaware.

Accounting Treatment of the Merger

Aimco and Aimco OP will treat the merger as a purchase of noncontrolling interests for financial accounting purposes. This means that Aimco and Aimco OP will recognize any difference between the purchase price for these noncontrolling interests and the carrying amount of such noncontrolling interests in Aimco and Aimco

OP’s consolidated financial statements as an adjustment to the amounts of consolidated equity and partners’ capital attributed to Aimco and Aimco OP, respectively.

Appraisal Rights

Limited partners are not entitled to dissenters’ appraisal rights under applicable law or CPF XIX’s partnership agreement in connection with the merger. However, pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under Delaware law. These contractual appraisal rights will enable a limited partner to obtain an appraisal of the value of the limited partner’s Limited Partnership Units in connection with the merger. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and the consideration paid to a limited partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such limited partner. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

List of Investors

Under CPF XIX’s partnership agreement and Delaware law, a limited partner has the right to obtain by mail, free of charge, a list of the names and addresses and interests owned of the limited partners. This list may be obtained by making written request to Fox Partners II, c/o Eagle Rock Proxy Advisors, LLC, 12 Commerce Drive, Cranford, New Jersey 07016, or by fax at (908) 497-2349.

Expenses and Fees and Source of Funds

The costs of planning and implementing the merger, including the cash merger consideration and the preparation of this information statement/prospectus, will be borne by Aimco OP without regard to whether the merger is effectuated. The estimated amount of these costs is approximately $10,866,700, assuming all limited partners elect to receive the cash merger consideration. Aimco OP is paying for the costs of the merger with funds on hand or from drawings under its revolving credit facility. The revolving credit facility is pursuant to Aimco OP’s Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, with Bank of America, N.A. as administrative agent, swing line lender and L/C issuer. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at Aimco OP’s option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for one year, subject to certain conditions. Aimco OP’s obligations under the Amended and Restated Senior Secured Credit Agreement are secured by its equity interests in its subsidiaries.

Approvals Required

Under Delaware law, the merger must be approved by Fox Partners II, as the general partner of CPF XIX, and a majority in interest of the Limited Partnership Units. Fox Partners II has determined that the merger is advisable, fair to and in the best interests of CPF XIX and its limited partners and has approved the merger and the merger agreement. As of February 27, 2013, there were issued and outstanding 89,233 Limited Partnership Units, and Aimco OP and its affiliates owned 60,711.66 of those units, or approximately 68.04% of the number outstanding units. Of the Limited Partnership Units owned by affiliates of Aimco OP, 25,228.66 are subject to a voting restriction, which requires the such units to be voted in proportion to the votes cast with respect to Limited Partnership Units not subject to this voting restriction. Aimco OP’s affiliates have indicated that they will vote all of their Limited Partnership Units that are not subject to this restriction, 35,483 Limited Partnership Units or approximately 39.76% of the outstanding Limited Partnership Units, in favor of the merger agreement and the merger. As a result, affiliates of Aimco OP will vote a total of approximately 49,469 Limited Partnership Units, or approximately 55.44% of the outstanding Limited Partnership Units in favor of the merger agreement and the merger. Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the merger on or about     , 2013. As a result, approval of the merger is assured, and your consent to the merger is not required.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement and is qualified in its entirety by reference to the merger agreement, which is attached to this information statement/prospectus as Annex A. You should read the merger agreement carefully in its entirety as it is the legal document that governs this merger.

The Merger

CPF XIX has entered into an agreement and plan of merger with the Aimco Subsidiary and Aimco OP. The Aimco Subsidiary is a wholly owned subsidiary of Aimco OP, and was formed for the purpose of effecting the merger with CPF XIX. Aimco owns the managing general partner of Fox Partners II, CPF XIX’s general partner, and, together with its affiliates, owns a majority of CPF XIX’s outstanding limited partnership units.

Under the merger agreement, at the effective time of the merger, the Aimco Subsidiary will be merged with and into CPF XIX, with CPF XIX as the surviving entity. In the merger, each Limited Partnership Unit outstanding immediately prior to consummation of the merger will be converted into the right to receive, at the election of the holder of such Limited Partnership Unit, either $364.65 in cash or equivalent value in Aimco OP Units (calculated by dividing $364.65 by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger); provided, however, that if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of Aimco OP Units in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive $364.65 in cash for each Limited Partnership Unit. Each holder of Limited Partnership Units must make the same election (cash or OP Units) for all of his or her Limited Partnership Units. Aimco OP’s interest in the Aimco Subsidiary will be converted into Limited Partnership Units. As a result, after the merger, Aimco OP will be the sole limited partner of CPF XIX and will own all of the outstanding Limited Partnership Units.

The agreement of limited partnership of CPF XIX as in effect immediately prior to the consummation of the merger will be the agreement of limited partnership of CPF XIX after the merger, until thereafter amended in accordance with the provisions thereof and applicable law.

Treatment of Interests in the Merger

CPF XIX.    Under the merger agreement, each Limited Partnership Unit outstanding immediately prior to consummation of the merger will be converted into the right to receive, at the election of the holder of such Limited Partnership Unit, either $364.65 in cash or equivalent value in Aimco OP Units (calculated by dividing $364.65 by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger), except in those jurisdictions where the law prohibits the issuance of Aimco OP Units (or registration or qualification would be prohibitively costly). Fox Partners II will continue to be the sole general partner of CPF XIX after the merger, and its current general partner interest will remain unchanged after the merger.

Aimco Subsidiary.    All membership interests in the Aimco Subsidiary immediately prior to the effective time of the merger will be converted into Limited Partnership Units after the merger.

Approvals Required

Under Delaware law, the merger must be approved by Fox Partners II, as the general partner of CPF XIX, and a majority in interest of the Limited Partnership Units. Fox Partners II has determined that the merger is advisable, fair to and in the best interests of CPF XIX and its limited partners and has approved the merger and the merger agreement. As of February 27, 2013, there were issued and outstanding 89,233 Limited Partnership Units, and Aimco OP and its affiliates owned 60,711.66 of those units, or approximately 68.04% of the number outstanding units. Of the Limited Partnership Units owned by affiliates of Aimco OP, 25,228.66 are subject to a voting restriction, which requires the such units to be voted in proportion to the votes cast with respect to Limited Partnership Units not subject to this voting restriction. Aimco OP’s affiliates have indicated that they will vote all of their Limited Partnership Units that are not subject to this restriction, 35,483 Limited Partnership Units or approximately 39.76% of the outstanding Limited Partnership Units, in favor of the merger agreement and the merger. As a result, affiliates of Aimco OP will vote a total of approximately 49,469 Limited Partnership Units, or approximately 55.44% of the outstanding Limited Partnership Units in favor of the merger agreement and the merger. Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the merger on or about     , 2013. As a result, approval of the merger is assured, and your consent to the merger is not required. Aimco OP has approved the merger on behalf of the Aimco Subsidiary.

Conditions to Obligations to Complete the Merger

None of the parties to the merger agreement are required to consummate the merger if any third party consent, authorization or approval that any of the parties deems necessary or desirable in connection with the merger agreement, and the consummation of the transactions contemplated thereby, has not been obtained or received.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger may be abandoned at any time prior to consummation of the merger, without liability to any party to the merger agreement, by CPF XIX, Aimco OP or the Aimco Subsidiary, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding the approval of the merger agreement by any of the partners of CPF XIX or the member of the Aimco Subsidiary.

Amendment

Subject to applicable law, the merger agreement may be amended, modified or supplemented by written agreement of the parties at any time prior to the consummation of the merger with respect to any of the terms contained therein.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law provisions thereof.

Appraisal Rights

Limited partners are not entitled to dissenters’ appraisal rights under applicable law or CPF XIX’s partnership agreement in connection with the merger. However, pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under Delaware law. These contractual appraisal rights will enable a limited partner to obtain an appraisal of the value of the limited partner’s Limited Partnership Units in connection with the merger. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and the consideration paid to a limited partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such limited partner. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

Election Forms

Within 10 days after the effective time of the merger, Aimco OP will prepare and mail to the former holders of Limited Partnership Units an election form pursuant to which they can elect to receive cash or OP Units. Each holder of CPF XIX Limited Partnership Units must make the same election (cash or OP Units) for all of his or her Limited Partnership Units. Limited partners may also elect appraisal of their Limited Partnership Units pursuant to the election form. Holders of Limited Partnership Units may elect their form of consideration by completing and returning the election form in accordance with its instructions. If the information agent does not receive a properly completed election form from a holder before 5:00 p.m., New York time on the 30th day after the mailing of the election form, the holder will be deemed to have elected to receive the cash consideration. Former holders of Limited Partnership Units may also use the election form to elect to receive, in lieu of the merger consideration, the appraised value of their Limited Partnership Units, determined through an arbitration proceeding.

DESCRIPTION OF AIMCO OP UNITS; SUMMARY OF AIMCO OP PARTNERSHIP AGREEMENT

The following description sets forth some general terms and provisions of the Aimco OP partnership agreement. The following description of the Aimco OP partnership agreement is qualified in its entirety by the terms of the agreement.

General

Aimco OP is a limited partnership organized under the provisions of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor to such statute, or the Delaware Act, and upon the terms and subject to the conditions set forth in its agreement of limited partnership. AIMCO-GP, Inc., a Delaware corporation and wholly owned subsidiary of Aimco, is the sole general partner of Aimco OP. Another wholly owned subsidiary of Aimco, AIMCO-LP Trust, a Delaware trust, or the special limited partner, is a limited partner in Aimco OP. The term of Aimco OP commenced on May 16, 1994, and will continue in perpetuity, unless Aimco OP is dissolved sooner under the provisions of the partnership agreement or as otherwise provided by law.

Purpose And Business

The purpose and nature of Aimco OP is to conduct any business, enterprise or activity permitted by or under the Delaware Act, including, but not limited to, (i) conducting the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) entering into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Delaware Act, or to own interests in any entity engaged in any business permitted by or under the Delaware Act, (iii) conducting the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) doing anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit Aimco, in the sole and absolute discretion of the general partner, at all times to be classified as a REIT.

Management By The General Partner

Except as otherwise expressly provided in the Aimco OP partnership agreement, all management powers over the business and affairs of Aimco OP are exclusively vested in the general partner. No limited partner of Aimco OP or any other person to whom one or more OP Units have been transferred (each, an “assignee”) may take part in the operations, management or control (within the meaning of the Delaware Act) of Aimco OP’s business, transact any business in Aimco OP’s name or have the power to sign documents for or otherwise bind Aimco OP. The general partner may not be removed by the limited partners with or without cause, except with the consent of the general partner. In addition to the powers granted to a general partner of a limited partnership under applicable law or that are granted to the general partner under any other provision of the Aimco OP partnership agreement, the general partner, subject to the other provisions of the Aimco OP partnership agreement, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of Aimco OP, to exercise all powers of Aimco OP and to effectuate the purposes of Aimco OP. Aimco OP may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of properties) upon such terms as the general partner determines to be appropriate. The general partner is authorized to execute, deliver and perform specific agreements and transactions on behalf of Aimco OP without any further act, approval or vote of the limited partners.

Restrictions on General Partner’s Authority.    The general partner may not take any action in contravention of the Aimco OP partnership agreement. The general partner may not, without the prior consent of the limited partners, undertake, on behalf of Aimco OP, any of the following actions or enter into any transaction that would have the effect of such transactions: (i) except as provided in the partnership agreement, amend, modify or terminate the partnership agreement other than to reflect the admission, substitution, termination or withdrawal of partners; (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of Aimco OP; (iii) institute any proceeding for bankruptcy on behalf of Aimco OP; or (iv) subject to specific exceptions, approve or acquiesce to the transfer of the Aimco OP general partner interest, or admit into Aimco OP any additional or successor general partners.

Additional Limited Partners.    The general partner is authorized to admit additional limited partners to Aimco OP from time to time, on terms and conditions and for such capital contributions as may be established by the general partner in its reasonable discretion. The net capital contribution need not be equal for all partners. No action or consent by the limited partners is required in connection with the admission of any additional limited partner. The general partner is expressly authorized to cause Aimco OP to issue additional interests (i) upon the conversion, redemption or exchange of any debt, OP Units or other securities issued by Aimco OP, (ii) for less than fair market value, so long as the general partner concludes in good faith that such issuance is in the best interests of the general partner and Aimco OP, and (iii) in connection with any merger of any other entity into Aimco OP if the applicable merger agreement provides that persons are to receive interests in Aimco OP in exchange for their interests in the entity merging into Aimco OP. Subject to Delaware law, any additional partnership interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the general partner, in its sole and absolute discretion without the approval of any limited partner, and set forth in a written document thereafter attached to and made an exhibit to the partnership agreement. Without limiting the generality of the foregoing, the general partner has authority to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interests; (b) the right of each such class or series of partnership interests to share in distributions; (c) the rights of each such class or series of partnership interests upon dissolution and liquidation of Aimco OP; (d) the voting rights, if any, of each such class or series of partnership interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of partnership interests. No person may be admitted as an additional limited partner without the consent of the general partner, which consent may be given or withheld in the general partner’s sole and absolute discretion.

Indemnification.    As a part of conducting the merger described herein, the general partner has agreed not to seek indemnification from, or to be held harmless by, Aimco OP, or its affiliates, for any liability or loss suffered by the general partner related to the merger, unless (i) the general partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of Aimco OP, (ii) the general partner was acting on behalf of or performing services for Aimco OP, (iii) such liability or loss was not the result of negligence or misconduct by the general partner, and (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of Aimco OP and not from the limited partners of Aimco OP. In addition, the general partner, and any of its affiliates that are performing services on behalf of Aimco OP, have agreed that they will not seek indemnification for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and, as relates to (iii), the court of law considering the request for indemnification has been advised of the position of the SEC and the position of any state securities regulatory authority in which securities of Aimco OP were offered or sold as to indemnification for violations of securities laws. Aimco OP shall not incur the cost of that portion of liability insurance, if any, which insures the general partner for any liability as to which the general partner is prohibited from being indemnified as described in this paragraph. Finally, the general partner has agreed that the provision of advancement from Aimco OP funds to the general partner or any of its affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of Aimco OP, (ii) the legal action is initiated by a third party who is not a limited partner of Aimco OP, or the legal action is initiated by a limited partner and a court of competent jurisdiction specifically approves such advancement, and (iii) the general partner or its affiliates undertake to repay the advanced funds to Aimco OP in cases in which such person is not entitled to indemnification under this paragraph.

Outstanding Classes Of Units

As of January 31, 2013, Aimco OP had issued and outstanding the following partnership interests:

Class	Units Outstanding	Quarterly Distribution per Unit	Liquidation Preference per Unit
Partnership Common Units (OP Units)	125,234,221	$—	N/A
Class Z Partnership Preferred Units	1,274,243	$0.4375	$25.00
Series A Community Reinvestment Act Perpetual Partnership Preferred Units(1)	74	$1,950.00	$500,000.00
Class One Partnership Preferred Units(2)	90,000	$2.00	$91.43
Class Two Partnership Preferred Units(2)	18,589	$0.1150	$25.00
Class Three Partnership Preferred Units(2)	1,357,091	$0.4923	$25.00
Class Four Partnership Preferred Units(2)	644,954	$0.50	$25.00
Class Six Partnership Preferred Units(2)	790,833	$0.5313	$25.00
Class Seven Partnership Preferred Units(2)	27,960	$0.4916	$25.00
Class I High Performance Partnership Units (HPUs)(3)	2,339,950	$—	N/A

(1)	The Series A Community Reinvestment Act Perpetual Partnership Preferred Units, or the CRA Preferred Units, have substantially the same terms as Aimco’s Series A Community Reinvestment Act Perpetual Preferred Stock, or the CRA Preferred Stock. Holders of the CRA Preferred Units are entitled to cumulative cash dividends payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, when and as declared, beginning on September 30, 2006. For the period from the date of original issuance through March 31, 2015, the distribution rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at December 31, 2012 was 1.61%. Upon liquidation, holders of the CRA Preferred Stock are entitled to a preference of $500,000 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The CRA Preferred Units rank prior to Common OP Units and on the same level as Aimco OP’s other Preferred OP Units, with respect to the payment of distributions and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Units are redeemable for cash, in whole or from time to time in part, upon the redemption, at Aimco’s option, of its CRA Preferred Stock at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid distributions, if any, to the redemption date.

(2)	The Class One, Class Two, Class Three, Class Four, Class Six and Class Seven preferred OP Units are redeemable, at the holders’ option. Aimco OP, at its sole discretion, may settle such redemption requests in cash or shares of Aimco common stock in a value equal to the redemption preference. In the event Aimco OP requires Aimco to issue shares to settle a redemption request, it would issue to Aimco a corresponding number of OP Units. Aimco OP has a redemption policy that requires cash settlement of redemption requests for the redeemable preferred OP Units, subject to limited exceptions.

(3)	The holders of HPUs receive the same amount of distributions that are paid to holders of an equivalent number of Aimco OP’s outstanding common partnership units.

Distributions

Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner, the other holders of OP Units and holders of HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any partnership preferred units issued in the future may have priority over the general partner, the special limited partner, holders of OP Units and holders of HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions.

Distributions payable with respect to any interest in Aimco OP that was not outstanding during the entire quarterly period in respect of which any distribution is made will be prorated based on the portion of the period that such interest was outstanding. The general partner in its sole and absolute discretion may distribute to the limited partners Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the requirements for qualification as a REIT, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements, or the REIT Requirements, for qualifying as a REIT under the Internal Revenue Code and the applicable regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, and (ii) avoid any U.S. federal income or excise tax liability of Aimco.

While some of the debt instruments to which Aimco OP is a party, including its credit facilities, contain restrictions on the payment of distributions to OP Unitholders, the debt instruments allow Aimco OP to distribute sufficient amounts to enable the general partner and special limited partner to transfer funds to Aimco which are then used to pay stockholder dividends thereby allowing Aimco to meet the requirements for qualifications as a REIT under the Internal Revenue Code.

Distributions in Kind.    No OP Unitholder has any right to demand or receive property other than cash as provided in the partnership agreement. The general partner may determine, in its sole and absolute discretion, to make a distribution in kind of partnership assets to the OP Unitholders, and such assets will be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with the Aimco OP partnership agreement.

Distributions Upon Liquidation.    Subject to the rights of holders of any outstanding partnership preferred units, net proceeds from the sale or other disposition of all or substantially all of its assets in a transaction that will lead to a liquidation of Aimco OP or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of Aimco OP, or a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of Aimco OP, will be distributed to the OP Unitholders in accordance with the Aimco OP partnership agreement.

Restricted Distributions.    The Aimco OP partnership agreement prohibits Aimco OP and the general partner, on behalf of Aimco OP, from making a distribution to any OP Unitholder on account of its interest in OP Units if such distribution would violate Section 17-607 of the Delaware Act or other applicable law.

Allocations Of Net Income And Net Loss

OP Units and HPUs.    Net Income (as defined in the Aimco OP partnership agreement) and Net Loss (as defined in the Aimco OP partnership agreement) of Aimco OP will be determined and allocated with respect to each fiscal year of Aimco OP as of the end of each such year. Except as otherwise provided in the Aimco OP partnership agreement, an allocation to an OP Unitholder of a share of Net Income or Net Loss will be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. Except as otherwise provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, Net Income and Net Loss will be allocated to the holders of OP Units and holders of HPUs in accordance with their respective interests at the end of each fiscal year. The Aimco OP partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, for U.S. federal income tax purposes under the Internal Revenue Code and the Treasury Regulations, each partnership item of income, gain, loss and deduction will be allocated among the OP Unitholders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated under the Aimco OP partnership agreement.

Partnership Preferred Units.    Net income will be allocated to the holders of partnership preferred units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holders of partnership preferred units receive a distribution on any partnership preferred units (other than an amount included in any redemption of partnership preferred units). If any partnership preferred units are redeemed, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years) (i) gross income and gain (in such relative proportions as the general partner in its discretion will determine) will be allocated to the holders of partnership preferred units to the extent that the redemption amounts paid or payable with respect to the partnership preferred units so redeemed exceeds the aggregate capital contributions (net of liabilities assumed or taken subject to by Aimco OP) per partnership preferred units allocable to the partnership preferred units so redeemed and (ii) deductions and losses (in such relative proportions as the general partner in its discretion will determine) will be allocated to the holders of partnership preferred units to the extent that the aggregate capital contributions (net of liabilities assumed or taken subject to by Aimco OP) per partnership preferred units allocable to the partnership preferred units so redeemed exceeds the redemption amount paid or payable with respect to the partnership preferred units so redeemed.

Withholding

Aimco OP is authorized to withhold from or pay on behalf of or with respect to each limited partner any amount of Federal, state, local or foreign taxes that the general partner determines that Aimco OP is required to withhold or pay with respect to any amount distributable or allocable to such limited partner under the Aimco OP partnership agreement. The Aimco OP partnership agreement also provides that any withholding tax amount paid on behalf of or with respect to a limited partner constitutes a loan by Aimco OP to such limited partner. This loan is required to be repaid within 15 days after notice to the limited partner from the general partner, and each limited partner grants a security interest in its partnership interest to secure its obligation to pay any partnership withholding tax amounts paid on its behalf or with respect to such limited partner. In addition, under the Aimco OP partnership agreement, the partnership may redeem the partnership interest of any limited partner who fails to pay partnership withholding tax amounts paid on behalf of or with respect to such limited partner. Also, the general partner has authority to withhold, from any amounts otherwise distributable, allocable or payable to a limited partner, the general partner’s estimate of further taxes required to be paid by such limited partner.

Return Of Capital

No partner is entitled to interest on its capital contribution or on such partner’s capital account. Except (i) under the rights of redemption set forth in the Aimco OP partnership agreement, (ii) as provided by law, or (iii) under the terms of any outstanding partnership preferred units, no partner has any right to demand or receive the withdrawal or return of its capital contribution from Aimco OP, except to the extent of distributions made under the Aimco OP partnership agreement or upon termination of Aimco OP. Except to the extent otherwise expressly provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, no limited partner or assignee will have priority over any other limited partner or assignee either as to the return of capital contributions or as to profits, losses or distributions.

Redemption Rights Of Qualifying Parties

After the first anniversary of becoming a holder of OP Units, each OP Unitholder and some assignees have the right, subject to the terms and conditions set forth in the Aimco OP partnership agreement, to require Aimco OP to redeem all or a portion of the OP Units held by such party in exchange for shares of Aimco common stock or a cash amount equal to the value of such shares, as Aimco OP may determine. On or before the close of business on the fifth business day after a holder of OP Units gives the general partner a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of Aimco stock imposed under Aimco’s charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units from the tendering party in exchange for Aimco common stock, based on an exchange ratio of one share of Aimco common stock for each OP Unit, subject to adjustment as provided in the Aimco OP partnership agreement. The Aimco OP partnership agreement does not obligate Aimco or the general partner to register, qualify or list any Aimco common stock issued in exchange for OP Units with the SEC, with any state securities commissioner, department or agency, or with any stock exchange. Aimco common stock issued in exchange for OP Units under the Aimco OP partnership agreement will contain legends regarding restrictions under the Securities Act and applicable state securities laws as Aimco in good faith determines to be necessary or advisable in order to ensure compliance with securities laws. In the event of a change of control of Aimco, holders of HPUs will have redemption rights similar to those of holders of OP Units.

Partnership Right To Call Limited Partner Interests

Notwithstanding any other provision of the Aimco OP partnership agreement, on and after the date on which the aggregate percentage interests of the limited partners, other than the special limited partner, are less than one percent (1%), Aimco OP will have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding limited partner interests (other than the special limited partner’s interest) by treating any limited partner as if such limited partner had tendered for redemption under the Aimco OP partnership agreement the amount of OP Units specified by the general partner, in its sole and absolute discretion, by notice to the limited partner.

Transfers And Withdrawals

Restrictions On Transfer.    The Aimco OP partnership agreement restricts the transferability of OP Units. Any transfer or purported transfer of an OP Unit not made in accordance with the Aimco OP partnership agreement will be null and void ab initio. Until the expiration of one year from the date on which an OP Unitholder acquired OP Units, subject to some exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year from the date on which an OP Unitholder acquired OP Units, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of specific conditions specified in the Aimco OP partnership agreement, including the general partner’s right of first refusal.

It is a condition to any transfer (whether or not such transfer is effected before or after the one year holding period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor limited partner under the Aimco OP partnership agreement with respect to such OP Units, and no such transfer (other than under a statutory merger or consolidation wherein all obligations and liabilities of the transferor partner are assumed by a successor corporation by operation of law) will relieve the transferor partner of its obligations under the Aimco OP partnership agreement without the approval of the general partner, in its sole and absolute discretion.

In connection with any transfer of OP Units, the general partner will have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any federal or state securities laws or regulations applicable to Aimco OP or the OP Units transferred.

No transfer by a limited partner of its OP Units (including any redemption or any acquisition of OP Units by the general partner or by Aimco OP) may be made to any person if (i) in the opinion of legal counsel for Aimco OP, it would result in Aimco OP being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Internal Revenue Code.

HPUs.    HPUs are subject to different restrictions on transfer. Individuals may not transfer HPUs except to a family member (or a family-owned entity) or in the event of their death. The holders of HPUs may redeem these units commencing after December 31, 2016, on the basis of one HPU for either one share of Common Stock or cash equal to the fair value of a share of Common Stock at the time of redemption, at Aimco’s option.

Substituted Limited Partners.    No limited partner will have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the general partner, which consent may be given or withheld by the general partner in its sole and absolute discretion. If the general partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a substituted limited partner, such transferee will be considered an assignee for purposes of the Aimco OP partnership agreement. An assignee will be entitled to all the rights of an assignee of a limited partnership interest under the Delaware Act, including the right to receive distributions from Aimco OP and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of Aimco OP attributable to the OP Units assigned to such transferee and the rights to transfer the OP Units provided in the Aimco OP partnership agreement, but will not be deemed to be a holder of OP Units for any other purpose under the Aimco OP partnership agreement, and will not be entitled to effect a consent or vote with respect to such OP Units on any matter presented to the limited partners for approval (such right to consent or vote, to the extent provided in the Aimco OP partnership agreement or under the Delaware Act, fully remaining with the transferor limited partner).

Withdrawals.    No limited partner may withdraw from Aimco OP other than as a result of a permitted transfer of all of such limited partner’s OP Units in accordance with the Aimco OP partnership agreement, with respect to which the transferee becomes a substituted limited partner, or under a redemption (or acquisition by Aimco) of all of such limited partner’s OP Units.

Restrictions on the general partner. The general partner may not transfer any of its general partner interest or withdraw from Aimco OP unless (i) the limited partners consent or (ii) immediately after a merger of the general partner into another entity, substantially all of the assets of the surviving entity, other than the general partnership interest in Aimco OP held by the general partner, are contributed to Aimco OP as a capital contribution in exchange for OP Units.

Amendment of the Partnership Agreement

By the General Partner Without the Consent of the Limited Partners.    The general partner has the power, without the consent of the limited partners, to amend the Aimco OP partnership agreement as may be required to facilitate or implement any of the following purposes: (i) to add to the obligations of the general partner or surrender any right or power granted to the general partner or any affiliate of the general partner for the benefit of the limited partners; (ii) to reflect the admission, substitution or withdrawal of partners or the termination of Aimco OP in accordance with the partnership agreement; (iii) to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement; (iv) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; (v) to reflect such changes as are reasonably necessary for Aimco to maintain its status as a REIT; and (vi) to modify the manner in which capital accounts are computed (but only to the extent set forth in the definition of “Capital Account” in the Aimco OP partnership agreement or contemplated by the Internal Revenue Code or The Treasury Regulations).

With the Consent of the Limited Partners.    Amendments to the Aimco OP partnership agreement may be proposed by the general partner or by holders of a majority of the outstanding OP Units and other classes of units that have the same voting rights as holders of OP Units, excluding the special limited partner. Following such proposal, the general partner will submit any proposed amendment to the limited partners. The general partner will seek the written consent of a majority in interest of the limited partners on the proposed amendment or will call a meeting to vote thereon and to transact any other business that the general partner may deem appropriate.

Procedures for Actions and Consents of Partners

Meetings of the partners may be called by the general partner and will be called upon the receipt by the general partner of a written request by a majority in interest of the limited partners. Notice of any such meeting will be given to all partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by the general partner or such other person as the general partner may appoint under such rules for the conduct of the meeting as the general partner or such other person deems appropriate in its sole and absolute discretion. Whenever the vote or consent of partners is permitted or required under the partnership agreement, such vote or consent may be given at a meeting of partners or may be given by written consent. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding OP Units (or such other percentage as is expressly required by the Aimco OP partnership agreement for the action in question).

Records and Accounting; Fiscal Year

The Aimco OP partnership agreement requires the general partner to keep or cause to be kept at the principal office of Aimco OP those records and documents required to be maintained by the Delaware Act and other books and records deemed by the general partner to be appropriate with respect to Aimco OP’s business. The books of Aimco OP will be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the general partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, Aimco OP, the general partner and Aimco may operate with integrated or consolidated accounting records, operations and principles. The fiscal year of Aimco OP is the calendar year.

Reports

As soon as practicable, but in no event later than one hundred and five (105) days after the close of each calendar quarter and each fiscal year, the general partner will make available to limited partners (which may be done by filing a report with the SEC) a report containing financial statements of Aimco OP, or of Aimco if such statements are prepared solely on a consolidated basis with Aimco, for such calendar quarter or fiscal year, as the case may be, presented in accordance with generally accepted accounting principles, and such other information as may be required by applicable law or regulation or as the general partner determines to be appropriate. Statements included in quarterly reports are not audited. Statements included in annual reports are audited by a nationally recognized firm of independent public accountants selected by the general partner.

Tax Matters Partner

The general partner is the “tax matters partner” of Aimco OP for U.S. federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of Aimco OP with respect to tax matters. In addition, the general partner will arrange for the preparation and timely filing of all returns with respect to partnership income, gains, deductions, losses and other items required of Aimco OP for U.S. federal and state income tax purposes and will use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by limited partners for U.S. federal and state income tax reporting purposes. The limited partners will promptly provide the general partner with such information as may be reasonably requested by the general partner from time to time.

Dissolution and Winding Up

Dissolution.    Aimco OP will dissolve, and its affairs will be wound up, upon the first to occur of any of the following (each a “liquidating event”): (i) an event of withdrawal, as defined in the Delaware Act (including, without limitation, bankruptcy), of the sole general partner unless, within ninety (90) days after the withdrawal, a “majority in interest” (as such phrase is used in Section 17-801(3) of the Delaware Act) of the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of Aimco OP and to the appointment, effective as of the date of withdrawal, of a successor general partner; (ii) an election to dissolve Aimco OP made by the general partner in its sole and absolute discretion, with or without the consent of the limited partners; (iii) entry of a decree of judicial dissolution of Aimco OP under the provisions of the Delaware Act; (iv) the occurrence of a Terminating Capital Transaction; or (v) the redemption (or acquisition by Aimco, the general partner and/or the special limited partner) of all OP Units other than OP Units held by the general partner or the special limited partner.

Winding Up.    Upon the occurrence of a liquidating event, Aimco OP will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and partners. The general partner (or, in the event that there is no remaining general partner or the general partner has dissolved, become bankrupt within the meaning of the Delaware Act or ceased to operate, any person elected by a majority in interest of the limited partners) will be responsible for overseeing the winding up and dissolution of Aimco OP and will take full account of Aimco OP’s liabilities and property, and Aimco OP property will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the general partner, include Aimco stock) will be applied and distributed in the following order: (i) first, to the satisfaction of all of Aimco OP’s debts and liabilities to creditors other than the partners and their assignees (whether by payment or the making of reasonable provision for payment thereof); (ii) second, to the satisfaction of all Aimco OP’s debts and liabilities to the general partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under the partnership agreement; (ii) third, to the satisfaction of all of Aimco OP’s debts and liabilities to the other partners and any assignees (whether by payment or the making of reasonable provision for payment thereof); (iv) fourth, to the satisfaction of all liquidation preferences of outstanding Partnership Preferred Units, if any; and (v) the balance, if any, to the general partner, the limited partners and any assignees in accordance with and in proportion to their positive capital account balances, after giving effect to all contributions, distributions and allocations for all periods. In the event of a liquidation, holders of HPUs will be specially allocated items of income and gain in an amount sufficient to cause the capital account of such holder to be equal to that of a holder of an equal number of OP Units.

DESCRIPTION OF AIMCO COMMON STOCK

General

Aimco’s charter authorizes the issuance of up to 510,587,500 shares of capital stock, consisting of 505,787,260 shares currently classified as common stock with a par value of $0.01 per share and 4,800,240 shares currently classified as preferred stock with a par value of $0.01 per share. As of January 31, 2013, 145,817,574 shares were issued and outstanding. Aimco common stock is traded on the NYSE under the symbol “AIV.” Computershare Limited serves as transfer agent and registrar of Aimco common stock. On February 27, 2013, the closing price of the Aimco common stock on the NYSE was $29.52. The following table shows the high and low reported sales prices and dividends paid per share of Aimco’s common stock in the periods indicated.

Quarter Ended	High	Low	Dividends
March 31, 2013 (through February 27, 2013)	$30.12	$27.04	$0.24
December 31, 2012	27.13	24.05	0.20
September 30, 2012	28.30	25.52	0.20
June 30, 2012	27.98	25.17	0.18
March 31, 2012	26.44	22.19	0.18
December 31, 2011	$27.26	$20.08	$0.12
September 30, 2011	28.12	21.92	0.12
June 30, 2011	27.67	24.50	0.12
March 31, 2011	26.33	23.38	0.12
December 31, 2010	$26.24	$21.22	$0.10
September 30, 2010	22.82	18.12	0.10
June 30, 2010	24.21	18.14	0.10
March 31, 2010	19.17	15.01	0.00

Aimco has a Stock Award and Incentive Plan to attract and retain officers, key employees and independent directors. Aimco’s plan reserves for issuance a maximum of 4.4 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under Aimco’s plan.

Holders of Aimco common stock are entitled to receive dividends, when and as declared by Board of Directors of Aimco, or the Aimco Board of Directors, out of funds legally available therefor. The holders of shares of common stock, upon any liquidation, dissolution or winding up of Aimco, are entitled to receive ratably any assets remaining after payment in full of all liabilities of Aimco and the liquidation preferences of preferred stock. The shares of common stock possess ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of shares of common stock do not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by Aimco at a subsequent date.

Outstanding Classes Of Preferred Stock

Aimco is authorized to issue shares of preferred stock in one or more classes or subclasses, with such designations, preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, if any as are permitted by Maryland law and as the Aimco Board of Directors may determine by resolution. As of January 31, 2013, Aimco had issued and outstanding the following classes of preferred stock:

Class	Shares Authorized	Shares Outstanding	Quarterly Dividend per Share	Liquidation Preference per Share	Conversion Price
Class Z Cumulative Preferred Stock	4,800,000	1,274,243	$0.4375	$25.00	N/A
Series A Community Reinvestment Act Perpetual Preferred Stock(1)	240	74	$1,950.00	$500,000.00	N/A

(1)	For the period from the date of original issuance through March 31, 2015, the dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at December 31, 2012 was 1.61%. Upon liquidation, holders of the CRA Preferred Stock are entitled to a preference of $500,000 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The CRA Preferred Stock ranks prior to the Aimco common stock and on the same level as Aimco’s outstanding shares of preferred stock with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Stock is redeemable for cash, in whole or from time to time in part, at Aimco’s option, at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date.

Ranking.    Each authorized class of preferred stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Aimco, (a) prior or senior to the Aimco common stock and any other class or series of capital stock of Aimco if the holders of that class of preferred stock are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of shares of such class or series (“Junior Stock”); (b) on a parity with the other authorized classes of preferred stock and any other class or series of capital stock of Aimco if the holders of such class or series of stock and that class of preferred stock are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (“Parity Stock”); and (c) junior to any class or series of capital stock of Aimco if the holders of such class or series are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of that class of preferred stock (“Senior Stock”).

Dividends.    Holders of each authorized class of preferred stock are entitled to receive, when and as declared by The Aimco Board of Directors, out of funds legally available for payment, quarterly cash dividends in the amount per share set forth in the table above under the heading, “Quarterly Dividend Per Share.” The dividends are cumulative from the date of original issue, whether or not in any dividend period or periods Aimco declares any dividends or have funds legally available for the payment of such dividend. Holders of preferred stock are not entitled to receive any dividends in excess of cumulative dividends on the preferred stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the preferred stock that may be in arrears.

When dividends are not paid in full upon any class of preferred stock, or a sum sufficient for such payment is not set apart, all dividends declared upon that class of preferred stock and any shares of Parity Stock will be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on that class of preferred stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on each class of preferred stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends may be declared or paid or set apart for payment by Aimco and no other distribution of cash or other property may be declared or made, directly or indirectly, by Aimco with respect to any shares of Parity Stock. Unless dividends equal to the full amount of all accumulated, accrued and unpaid dividends on each class of preferred stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set apart for such payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) may be declared or paid or set apart for payment by Aimco and no other distribution of cash or other property may be declared or made, directly or indirectly, by Aimco with respect to any shares of Junior Stock, nor may any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of Aimco or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by Aimco (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock. Notwithstanding the foregoing provisions of this paragraph, Aimco is not prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (ii) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain Aimco’s qualification as a REIT.

Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of Aimco, before it makes or sets apart any payment or distribution for the holders of any shares of Junior Stock, the holders of each class of preferred stock are entitled to receive a liquidation preference per share in the amount set forth above under the heading, “Liquidation Preference Per Share,” plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not formed or declared) to the date of final distribution to such holders. Holders of each class of preferred stock are not entitled to any further payment. Until the holders of each class of preferred stock have been paid their respective liquidation preferences in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment may be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of Aimco. If, upon any liquidation, dissolution or winding up of Aimco, its assets, or proceeds thereof, distributable among the holders of preferred stock are insufficient to pay in full the preference described above for any class of preferred stock and any liquidating payments on any other shares of any class or series of Parity Stock, then such proceeds shall be distributed among the holders of such class of preferred stock and holders of all other shares of any class or series of Parity Stock ratably in the same proportion as the respective amounts that would be payable on such class of preferred stock and any such Parity Stock if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of Aimco does not include its consolidation or merger with one or more corporations, a sale or transfer of all or substantially all of its assets, or a statutory share exchange. Upon any liquidation, dissolution or winding up of Aimco, after payment shall have been made in full to the holders of preferred stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of each class of preferred stock and any Parity Stock shall not be entitled to share therein.

Redemption.    Except as described below and in certain limited circumstances, including circumstances relating to maintaining Aimco’s ability to qualify as a REIT, Aimco may not redeem the shares of preferred stock. On or after the dates set forth in the table below, Aimco may, at its option, redeem shares of the classes of preferred stock set forth below, in whole or from time to time in part, at a cash redemption price equal to the percentage of the liquidation preference for that class of preferred stock indicated under the heading, “Price,” plus all accumulated, accrued and unpaid dividends, if any, to the date fixed for redemption. The redemption price for each class of non-convertible preferred stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) is payable solely with the proceeds from the sale of equity securities by Aimco or Aimco OP (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, “capital shares” means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital stock)) or options to purchase any of the foregoing securities issued by Aimco or Aimco OP.

Class	Date	Price
Class Z Cumulative Preferred Stock	July 29, 2016	100%
Series A Community Reinvestment Act Perpetual Preferred Stock	June 30, 2011	100%

Except as otherwise described in this information statement/prospectus, none of the authorized classes of preferred stock have any stated maturity or are subject to any sinking find or mandatory redemption provisions.

Conversion.    The shares of convertible preferred stock are convertible at any time, at the option of the holder, into a number of shares of Aimco common stock obtained by dividing its liquidation preference (excluding any accumulated, accrued and unpaid dividends) by the conversion price set forth in the table above. In the case of shares called for redemption, conversion rights will terminate at the close of business on the date fixed for such redemption, unless Aimco defaults in making such redemption payment. Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the holder surrenders certificates representing shares of preferred stock and Aimco receives notice and any applicable instruments of transfer and any required taxes. The conversion will be at the conversion price in effect at such time and on such date unless the stock transfer books of Aimco are closed on that date, in which event such person or persons will be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion will be at the conversion price in effect on the date on which such shares were surrendered and such notice received by Aimco. No fractional shares of Aimco common stock or scrip representing fractions of a share of Aimco common stock will be issued upon conversion of shares of preferred stock. Instead of any fractional interest in a share of Aimco common stock that would otherwise be deliverable upon the conversion of any share of preferred stock, Aimco will pay to the holder of such shares an amount in cash based upon the closing price of the Aimco common stock on the trading day immediately preceding the date of conversion. If more than one share of preferred stock is surrendered for conversion at one time by the same holder, the number of full shares of Aimco common stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of preferred stock so converted. Except as otherwise required, Aimco will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends (other than dividends on the Aimco common stock the record date for which is after the conversion date and which Aimco shall pay in the ordinary course to the record holder as of the record date) on the Aimco common stock issued upon such conversion. Holders of preferred stock at the close of business on a record date for the payment of dividends on the preferred stock will be entitled to receive an amount equal to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date.

Each conversion price is subject to adjustment upon the occurrence of certain events, including: (i) if Aimco (A) pays a dividend or makes a distribution on its capital stock in shares of Aimco common stock, (B) subdivides its outstanding common stock into a greater number of shares, (C) combines its outstanding Aimco common stock into a smaller number of shares or (D) issues any shares of capital stock by reclassification of its outstanding common stock; (ii) if Aimco issues rights, options or warrants to holders of common stock entitling them to subscribe for or purchase common stock at a price per share less than the fair market value thereof; and (iii) if Aimco makes a distribution on its common stock other than in cash or shares of common stock.

Conversion of preferred stock will be permitted only to the extent that such conversion would not result in a violation of the ownership restrictions set forth in Aimco’s charter.

Voting Rights.    Holders of shares of the authorized classes of preferred stock do not have any voting rights, except as set forth below and except as otherwise required by applicable law.

If and whenever dividends on any shares of any class of preferred stock or any series or class of Parity Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting the Aimco Board of Directors will be increased by two, if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the “Voting Preferred Stock”), and the holders of shares of that class of preferred stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, will be entitled to vote for the election of the two additional directors of Aimco at any annual meeting of stockholders or at a special meeting of the holders of that class of preferred stock and of the Voting Preferred Stock called for that purpose. Whenever dividends in arrears on outstanding shares of Voting Preferred Stock shall have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of the Voting Preferred Stock to elect the additional two directors shall cease and the terms of office of the directors shall terminate and the number of directors constituting the Aimco Board of Directors shall be reduced accordingly. Holders of Class W Cumulative Convertible Preferred Stock, voting as a single class, are also entitled to elect one director of Aimco if and whenever (i) for two consecutive quarterly dividend periods, Aimco fails to pay at least $0.45 per share in dividends on the Aimco common stock or (ii) Aimco fails to pay a quarterly dividend on that class of preferred stock, whether or not earned or declared.

The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of each class of preferred stock and the holders of all other classes or series of Parity Stock entitled to vote on such matters, voting as a single class, will be required to (i) authorize, create, increase the authorized amount of, or issue any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock, or (ii) amend, alter or repeal any provision of, or add any provision to, Aimco’s charter or by-laws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of that class of preferred stock or, with respect to the Class W Cumulative Convertible Preferred Stock, would convert such preferred stock into cash or any other security other than Preferred Stock with terms and provisions equivalent to those set forth in the articles supplementary for such class of preferred stock (including any amendment, alteration or repeal effected pursuant to a merger, consolidation, or similar transaction); provided, however, that no such vote of the holders of that class of preferred stock shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Stock or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of that class of preferred stock. The amendment of or supplement to Aimco’s charter to authorize, create, increase or decrease the authorized amount of or to issue Junior Stock, or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of any class of preferred stock.

Transfer.    For Aimco to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year and the shares of Aimco common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the Aimco board of directors believes that it is essential for Aimco to meet the REIT Requirements, the Aimco Board of Directors has adopted, and the stockholders have approved, provisions of Aimco’s charter restricting the acquisition of shares of common stock.

Subject to specific exceptions specified in Aimco’s charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of specific pension trusts described in the Internal Revenue Code, investment companies registered under the Investment Company Act of 1940, as amended, and Mr. Considine) of the outstanding shares of Aimco common stock (the “Ownership Limit”). The Aimco Board of Directors may waive the Ownership Limit if evidence satisfactory to the Aimco Board of Directors and Aimco’s tax counsel is presented that such ownership will not then or in the future jeopardize Aimco’s status as a REIT. However, in no event may such holder’s direct or indirect ownership of Aimco common stock exceed 12% of the total outstanding shares of Aimco common stock. As a condition of such waiver, the Aimco Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Aimco. The foregoing restrictions on transferability and ownership will not apply if the Aimco Board of Directors determines that it is no longer in the best interests of Aimco to attempt to qualify, or to continue to quality as a REIT and a resolution terminating Aimco’s status as a REIT and amending Aimco’s charter to remove the foregoing restrictions is duly adopted by the Aimco Board of Directors and a majority of Aimco’s stockholders. If shares of Aimco common stock in excess of the Ownership Limit, or shares of Aimco common stock which would cause the REIT to be beneficially owned by fewer than 100 persons, or which would result in Aimco being “closely held,” within the meaning of Section 856(h) of the Internal Revenue Code, or which would otherwise result in Aimco failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Aimco common stock transferred in excess of the Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by Aimco. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee’s original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by Aimco for a 90 day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that Aimco determines to purchase the stock. The 90 day period commences on the date of the violative transfer or the date that the Aimco Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Aimco common stock bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of Aimco common stock must file an affidavit with Aimco containing the information specified in Aimco’s charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to Aimco in writing such information with respect to the direct, indirect and constructive ownership of shares as the Aimco Board of Directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

The ownership limitations may have the effect of precluding acquisition of control of Aimco by specific parties unless the Aimco Board of Directors determines that maintenance of REIT status is no longer in the best interests of Aimco.

COMPARISON OF AIMCO OP UNITS AND AIMCO COMMON STOCK

Set forth below is a comparison of the OP Units to the Aimco common stock.

OP Units	Common Stock

Nature of Investment
The OP Units constitute equity interests entitling each holder to his or her pro rata share of cash distributions made from Available Cash (as such term is defined in the Aimco OP partnership agreement) to the partners of Aimco OP, a Delaware limited partnership.	The Aimco common stock constitutes equity interests in Aimco, a Maryland corporation.

Voting Rights
Under the Aimco OP partnership agreement, limited partners have voting rights only with respect to certain limited matters such as certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner.	Each outstanding share of Aimco common stock entitles the holder thereof to one vote on all matters submitted to stockholders for a vote, including the election of directors. Holders of Aimco common stock have the right to vote on, among other things, a merger of Aimco, amendments to the Aimco charter and the dissolution of Aimco. Certain amendments to the Aimco charter require the affirmative vote of not less than two-thirds of votes entitled to be cast on the matter. The Aimco charter permits the Aimco Board of Directors to classify and issue capital stock in one or more series having voting power which may differ from that of the common stock. Under Maryland law, a consolidation, merger, share exchange or transfer of all or substantially all of the assets of Aimco requires the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter. With respect to each of these transactions, only the holders of common stock are entitled to vote on the matters. No approval of the stockholders is required for the sale of less than all or substantially all of Aimco’s assets. Maryland law provides that the Aimco Board of Directors must obtain the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter in order to dissolve Aimco. Only the holders of Aimco common stock are entitled to vote on Aimco’s dissolution.

Distributions/Dividends
Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the Special Limited Partner and the holders of OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any Partnership Preferred Units currently	Holders of Aimco common stock are entitled to receive dividends when and as declared by the Aimco Board of Directors, out of funds legally available therefor. Under the REIT rules, Aimco is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 90% of Aimco’s “REIT taxable income” (computed without regard to the dividends paid deduction and Aimco’s net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. See “Material United States Federal Income Tax Considerations.”

OP Units	Common Stock
issued and which may be issued in the future may have priority over the general partner, the special limited partner and holders of OP Units and HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.” The general partner in its sole and absolute discretion may distribute to the holders of OP Units and HPUs Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT Requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Internal Revenue Code, and the Treasury Regulations and (ii) avoid any U.S. federal income or excise tax liability of Aimco. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.”

Liquidity and Transferability/Redemption

There is no public market for the OP Units and the OP Units are not listed on any securities exchange.

Under the Aimco OP partnership agreement, until the expiration of one year from the date on which a holder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the partnership agreement, including the general partner’s right of first refusal. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Transfers and Withdrawals.” After the first anniversary of becoming a holder of OP Units, a holder has the right, subject to the terms and conditions of the partnership agreement, to require Aimco OP to redeem all or a portion of such holder’s OP Units in exchange for shares of common stock or a cash amount equal to the value of such shares, as Aimco OP may elect. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Redemption Rights of Qualifying Parties.” Upon receipt of a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership

The Aimco common stock is transferable subject to the Ownership Limit set forth in the Aimco charter. The Aimco common stock is listed on the NYSE.

OP Units	Common Stock
of common stock imposed under the Aimco charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units in exchange for common stock, based on an exchange ratio of one share of Aimco common stock for each OP Unit, subject to adjustment as provided in the partnership agreement.

COMPARISON OF CPF XIX LIMITED PARTNERSHIP UNITS AND AIMCO OP UNITS

The rights of CPF XIX limited partners are currently governed by the Delaware Act and the CPF XIX partnership agreement. The rights of the limited partners of Aimco OP are currently governed by the Delaware Act and the Aimco OP partnership agreement.

The information below highlights a number of the significant differences between CPF XIX Limited Partnership Units and Aimco OP Units. These comparisons are intended to assist CPF XIX limited partners in understanding how their investment will be changed after completion of the merger, if they elect to receive OP Units in lieu of cash with respect to the merger.

Limited Partnership Units	OP Units

Nature of Investment
The Limited Partnership Units constitute equity interests entitling each partner to its pro rata share of distributions to be made to the partners of CPF XIX.	The OP Units constitute equity interests entitling each holder to his or her pro rata share of cash distributions made from Available Cash (as such term is defined in the Aimco OP partnership agreement) to the partners of Aimco OP.

Voting Rights
With limited exceptions, under the CPF XIX partnership agreement, upon the vote of a majority of all Limited Partnership Units, the limited partners may (i) remove the general partner, (ii) elect a successor general partner and approve the appointment of a general partner, (iii) vote to dissolve and terminate the partnership, (iv) make amendments to CPF XIX’s partnership agreement, (v) extend the term of CPF XIX’s partnership agreement, and (vi) vote on certain proposals to enter into a transaction entailing the sale of all or substantially all of CPF XIX’s assets. An affiliate of the general partner of CPF XIX currently owns a majority of CPF XIX’s limited partnership units. The general partner of CPF XIX may serialize interests without the consent of the limited partners.

Under the Aimco OP partnership agreement, limited partners have voting rights only with respect to certain limited matters such as certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner. Under the Aimco OP partnership agreement, the general partner has the power to effect the acquisition, sale, transfer, exchange or other disposition of any assets of Aimco OP (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by Aimco OP) or the merger, consolidation, reorganization or other combination of Aimco OP with or into another entity, all without the consent of the OP Unitholders.

The general partner may cause the dissolution of Aimco OP by an “event of withdrawal,” as defined in the Delaware Act (including, without limitation, bankruptcy), unless, within 90 days after the withdrawal, holders of a “majority in interest,” as defined in the Delaware Act, agree in writing, in their sole and absolute discretion, to continue the business of Aimco OP and to the appointment of a successor general partner. The general partner may elect to dissolve Aimco OP in its sole and absolute discretion, with or without the consent of the OP Unitholders. OP Unitholders cannot remove the general partner of Aimco OP with or without cause.

Limited Partnership Units	OP Units

Distributions
Distributions from operations will be made to the extent deemed available by the general partner. The distributions payable to the partners are not fixed in amount and depend upon the operating results and net sales or refinancing proceeds available from the disposition of CPF XIX’s assets.	Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner and the holders of OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any Partnership Preferred Units currently issued and which may be issued in the future may have priority over the general partner, the special limited partner and holders of OP Units and HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.” The general partner in its sole and absolute discretion may distribute to the holders of OP Units and HPUs Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Internal Revenue Code, and the Treasury Regulations and (ii) avoid any U.S. federal income or excise tax liability of Aimco. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.”

Liquidity and Transferability/Redemption
There is a limited market for the Limited Partnership Units and the Limited Partnership Units are not listed on any securities exchange.	There is no public market for the OP Units and the OP Units are not listed on any securities exchange.

Limited Partnership Units	OP Units

Under the CPF XIX partnership agreement, holders of Limited Partnership Units may assign one or more whole Limited Partnership Units by a written instrument that is not contrary to any terms of the partnership agreement and that has been executed by the assignor of the Limited Partnership Unit. No assignee of a limited partner’s interest may become a substituted limited partner unless (a) a written instrument of assignment covering no less than five Limited Partnership Units, or no less than two Limited Partnership Units if the assignor is an IRA or Keogh Plan, shall have been filed with the partnership, specifying the number of Limited Partnership Units being assigned and setting forth the intention of the assignor that the assignee succeed to assignor’s interest as a substituted limited partner, (b) the assignor and assignee execute and acknowledge other instruments that the general partner deems necessary or desirable to effect admission, (c) the written consent of the general partner is obtained, which consent may be withheld in the general partner’s sole discretion, and (d) a transfer fee is paid to the partnership sufficient to cover all reasonable expenses, if the general partner has established a policy requiring payment of a fee.

The CPF XIX partnership agreement contains no redemption rights.

Under the Aimco OP partnership agreement, until the expiration of one year from the date on which a holder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the partnership agreement, including the general partner’s right of first refusal. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Transfers and Withdrawals.” After the first anniversary of becoming a holder of OP Units, a holder has the right, subject to the terms and conditions of the partnership agreement, to require Aimco OP to redeem all or a portion of such holder’s OP Units in exchange for shares of common stock or a cash amount equal to the value of such shares, as Aimco OP may elect. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Redemption Rights of Qualifying Parties.” Upon receipt of a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of common stock imposed under the Aimco charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units in exchange for common stock, based on an exchange ratio of one share of Aimco common stock for each OP Unit, subject to adjustment as provided in the partnership agreement.

Fiduciary Duty
Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The CPF XIX partnership agreement provides that Fox Partners II, as the general partner, has a fiduciary responsibility for the safekeeping and use of all funds of the partnership, whether or not in Fox Partners II’s immediate possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the partnership. Fox Partners II and its affiliates may acquire units for resale or for investment, for any reason deemed appropriate by Fox Partners II. The CPF XIX partnership agreement limits the liability of Fox Partners II and its affiliates by providing that, except in the case of	Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The Aimco OP partnership agreement expressly authorizes the general partner to enter into, on behalf of Aimco OP, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of Aimco OP and the general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The Aimco OP partnership agreement expressly limits the liability of the general partner by providing that the general partner, and its officers and directors, will not be liable or accountable in damages to Aimco OP, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any

Limited Partnership Units	OP Units
negligence or misconduct, Fox Partners II and its affiliates or agents acting on their behalf will not be liable, responsible or accountable in damages or otherwise to CPF XIX or to any of the limited partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to CPF XIX, if done in good faith to promote the best interests of CPF XIX.	act or omission if the general partner or such director or officer acted in good faith.

Investment Policy
CPF XIX is engaged in the business of operating and holding real estate properties for investment. In general, Fox Partners II, as the general partner, regularly evaluates CPF XIX’s properties by considering various factors, such as the partnership’s financial position and real estate and capital markets conditions. Fox Partners II monitors a property’s specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees the operating performance of the property and evaluates the physical improvement requirements. In addition, the financing structure for the property (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by Fox Partners II to sell, refinance, upgrade with capital improvements or hold a partnership property.	Aimco OP was formed to engage in the acquisition, ownership, management and redevelopment of apartment properties. Although it holds all of its properties for investment, Aimco OP may sell properties when they do not meet its investment criteria or are located in areas that it believes do not justify a continued investment when compared to alternative uses for capital. Its portfolio management strategy includes property acquisitions and dispositions to concentrate its portfolio in its target markets. It may market for sale certain properties that are inconsistent with this long-term investment strategy. Additionally, from time to time, Aimco OP may market certain properties that are consistent with this strategy but offer attractive returns. Aimco OP may use its share of the net proceeds from such dispositions to, among other things, reduce debt, fund capital expenditures on existing assets, fund acquisitions, and for other operating needs and corporate purposes.

Compensation and Distributions

CPF XIX.    CPF XIX has no employees and depends on Fox Partners II, CPF XIX’s general partner, and its affiliates for the management and administration of all partnership activities. Pursuant to the CPF XIX partnership agreement, Fox Partners II and its affiliates receive 5% of gross receipts from all of CPF XIX’s properties as compensation for providing property management services, and Fox Partners II and its affiliates receive certain payments for other services and reimbursement of certain expenses incurred on behalf of CPF XIX.

In addition, under the CPF XIX partnership agreement, Cash Available for Distribution (as defined in the CPF XIX partnership agreement), to the extent deemed available by Fox Partners II for distribution, is distributed as follows: ninety-eight percent to the limited partners and two percent to Fox Partners II, as the general partner.

A description of the compensation paid to Fox Partners II, as CPF XIX’s general partner, and its affiliates during the years ended December 31, 2012 and 2011 can be found under the heading “Information About Century Properties Fund XIX — Certain Relationships and Related Transactions” in this information statement/prospectus. In addition, for more information, see “Note D — Transactions with Affiliated Parties” in the notes to the consolidated financial statements appearing in CPF XIX’s Annual Report on Form 10-K for the year ended December 31, 2012, which is included as Annex E to this information statement/prospectus.

Aimco OP.    The Aimco OP partnership agreement provides that Aimco OP’s general partner shall not be compensated for its services as a general partner, other than the compensation it receives with respect to distributions and allocations in accordance with the partnership agreement. Subject to certain provisions of the partnership agreement, Aimco OP will reimburse the general partner for all sums expended in connection with the partnership’s business.

In addition, subject to the rights of holders of any outstanding preferred OP Units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion of, as the general partner may in its sole and absolute discretion determine, Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner and the holders of common OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT Requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Internal Revenue Code and the Treasury Regulations and (ii) avoid any U.S. federal income or excise tax liability of Aimco.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the merger and the material U.S. federal income tax considerations related to an investment in Aimco OP Units and Aimco stock. This discussion is based upon the Internal Revenue Code, Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this information statement/prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary is also based on the assumption that the operation of Aimco, Aimco OP and the limited liability companies and limited partnerships in which they own controlling interests (collectively, the “Subsidiary Partnerships”) and any affiliated entities will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation which may be important to a particular investor.

This summary assumes that investors will hold their OP Units and Aimco stock as capital assets (generally, property held for investment). Except to the extent provided below, this summary is not directed to investors subject to special tax rules, such as:

•	banks or other financial institutions;

•	broker-dealers;

•	regulated investment companies;

•	holders that receive Aimco stock through the exercise of stock options or otherwise as compensation;

•	insurance companies;

•	persons holding Aimco stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations;

•	and foreign investors.

No advance ruling from the IRS has been or will be sought regarding the tax status of Aimco or Aimco OP, or the tax consequences relating to Aimco or Aimco OP of an investment in OP Units or Aimco stock. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

THE U.S. FEDERAL INCOME TAX TREATMENT OF A PARTICULAR HOLDER DEPENDS UPON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE MERGER, OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OP UNITS AND AIMCO STOCK, AND OF AIMCO’S ELECTION TO BE SUBJECT TO TAX, FOR U.S. FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

Federal Income Tax Opinion

Alston & Bird LLP has acted as Aimco and Aimco OP’s counsel in connection with the merger. Alston & Bird LLP has also issued an opinion regarding the material U.S. federal income tax consequences of the merger summarized below under “— United States Federal Income Tax Consequences Relating to the Merger.” The opinion is expressed as of the date issued. Alston & Bird LLP will have no obligation to advise Aimco, Aimco OP or the limited partners of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Each investor should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

The opinion is not included as an appendix to this information statement/prospectus, but has been filed as an exhibit to the registration statement filed with the SEC. Aimco will provide a copy of the opinion, without charge, if an investor (or an investor’s representative who has been so designated in writing) makes a written request at the address set forth herein under “Where You Can Find Additional Information.”

United States Federal Income Tax Consequences Relating to the Merger

Tax Consequences of Exchanging Limited Partnership Units Solely for Cash

For U.S. federal income tax purposes, any payment of cash for Limited Partnership Units will be treated as a sale of such Limited Partnership Units by such holder.

If a holder of Limited Partnership Units exchanges such units for cash, such holder will recognize gain or loss on the exchange of his units equal to the difference between (i) such holder’s “amount realized” on the exchange and (ii) such holder’s adjusted tax basis in the Limited Partnership Units exchanged. The “amount realized” with respect to a Limited Partnership Unit will be equal to the sum of the amount of cash such holder receives for his units plus the amount of liabilities of CPF XIX allocable to such Limited Partnership Units as determined under section 752 of the Internal Revenue Code.

Tax Consequences of Exchanging Limited Partnership Units Solely for OP Units

For U.S. federal income tax purposes, a holder of Limited Partnership Units receiving OP Units in the merger will be treated as receiving the OP Units pursuant to a contribution of such units to Aimco OP. Except to the extent described below, a holder receiving OP Units in the merger will not recognize gain or loss on the transaction.

If a holder of Limited Partnership Units receives solely OP Units in the merger, such holder generally will not recognize gain or loss. If, immediately prior to the merger, the amount of liabilities of CPF XIX allocable to such holder’s Limited Partnership Units exceeds the amount of the Aimco OP partnership liabilities allocable to such holder immediately after the merger, the excess will be treated as a deemed distribution of cash to such holder. This deemed cash distribution will be treated as a return of capital to the extent of such holder’s adjusted tax basis in his CPF XIX Limited Partnership Units exchanged, which is not subject to tax, and thereafter as taxable gain. If such holder exercises his redemption rights with respect to the OP Units within the two year period beginning on the date of the merger, please see the discussion below under “— Taxation of Aimco OP and OP Unitholders – Disguised Sale Rules.”

Taxation of Aimco OP and OP Unitholders

Partnership Status

Aimco believes that Aimco OP is classified as a partnership, and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. If Aimco OP were treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, material adverse consequences to the partners would result. Moreover, in such case, a holder of CPF XIX Limited Partnership Units receiving OP Units in the merger would be required to recognize gain or loss on the transaction. In addition, classification of Aimco OP as an association or publicly traded partnership taxable as a corporation would also result in the termination of Aimco’s status as a REIT for U.S. federal income tax purposes, which would have a material adverse impact on Aimco and its shareholders. See “— Taxation of Aimco and Aimco Stockholders — Tax Aspects of Aimco’s Investments in Partnerships.” This discussion assumes that Aimco OP is, and will continue to be, classified and taxed as a partnership for U.S. federal income tax purposes.

Taxation of OP Unitholders

In general, a partnership is treated as a “pass-through” entity for U.S. federal income tax purposes and is not itself subject to U.S. federal income taxation. Each partner of a partnership, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions, and expenses

(“Partnership Tax Items”) for each taxable year of the partnership ending within or with such taxable year of the partner, regardless of whether he receives any actual distributions from the partnership during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined at the partnership, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the partnership agreement. An OP unitholder’s allocable share of Aimco OP’s taxable income may exceed the cash distributions to the OP unitholder for any year if Aimco OP retains its profits rather than distributing them.

Allocations of Aimco OP Profits and Losses

For U.S. federal income tax purposes, an OP unitholder’s allocable share of Aimco OP’s Partnership Tax Items will be determined by Aimco OP’s partnership agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with the OP unitholder’s interests in Aimco OP. If the allocations provided by Aimco OP’s partnership agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular OP unitholder for U.S. federal income tax purposes may be less favorable than the allocation set forth in Aimco OP’s partnership agreement.

Tax Basis of a Partnership Interest

A partner’s adjusted tax basis in his partnership interest is relevant, among other things, for determining (i) gain or loss upon a taxable disposition of his partnership interest, (ii) gain upon the receipt of partnership distributions, and (iii) the limitations imposed on the use of partnership deductions and losses allocable to such partner. Generally, the adjusted tax basis of an OP unitholder’s interest in Aimco OP is equal to the sum of the adjusted tax basis of the property contributed by the OP unitholder to Aimco OP in exchange for an interest in Aimco OP and the amount of cash, if any, contributed by the OP unitholder to Aimco OP, increased by the OP unitholder’s allocable share of Aimco OP (a) partnership income and gains and (B) partnership liabilities. The OP unitholder’s adjusted tax basis will be reduced, but not below zero, by (a) the OP unitholder’s allocable share of Aimco OP partnership distributions, deductions, and losses, and (b) the OP unitholder’s liabilities assumed by Aimco OP and the OP unitholder’s allocable share of any reduction in Aimco OP partnership liabilities.

Cash Distributions

Cash distributions received from a partnership do not necessarily correlate with income earned by the partnership as determined for U.S. federal income tax purposes. Thus, an OP unitholder’s U.S. federal income tax liability in respect of his allocable share of Aimco OP taxable income for a particular taxable year may exceed the amount of cash, if any, received by the OP unitholder from Aimco OP during such year.

If cash distributions, including a “deemed” cash distribution as discussed below, received by an OP Unitholder in any taxable year exceed his allocable share of Aimco OP taxable income for the year, the excess will generally constitute, for U.S. federal income tax purposes, a return of capital to the extent of such OP Unitholder’s adjusted tax basis in his Aimco OP interest. Such return of capital will not be includible in the taxable income of the OP Unitholder, for U.S. federal income tax purposes, but it will reduce, but not below zero, the adjusted tax basis of Aimco OP interests held by the OP Unitholder. If an OP Unitholder’s tax basis in his Aimco OP interest is reduced to zero, a subsequent cash distribution received by the OP Unitholder will be subject to tax as capital gain and/or ordinary income, but only if, and to the extent that, such distribution exceeds the subsequent positive adjustments, if any, to the tax basis of the OP Unitholder’s Aimco OP interest as determined at the end of the taxable year during which such distribution is received. A decrease in an OP Unitholder’s allocable share of Aimco OP liabilities resulting from the payment or other settlement, or reallocation of such liabilities is generally treated, for U.S. federal income tax purposes, as a deemed cash distribution. A decrease in an OP Unitholder’s percentage interest in Aimco OP because of the issuance by Aimco OP of additional OP Units or otherwise, may decrease an OP Unitholder’s share of nonrecourse liabilities of Aimco OP and thus, may result in a corresponding deemed distribution of cash. A deemed distribution of cash resulting from the payment, settlement, or other reduction or reallocation of Aimco OP liabilities formerly allocated to an OP Unitholder will result in taxable gain to such OP Unitholder to the extent such deemed distribution of cash exceeds the OP Unitholder’s basis in his OP Units

A non-pro rata distribution (or deemed distribution) of money or property may result in ordinary income to an OP Unitholder, regardless of such OP Unitholder’s tax basis in his OP Units, if the distribution reduces such OP Unitholder’s share of Aimco OP’s “unrealized receivables.” “Unrealized receivables” include amounts attributable to previously claimed depreciation deductions on certain types of property. To the extent that such a reduction in an OP Unitholder’s share of “unrealized receivables” occurs, Aimco OP will be deemed to have distributed a proportionate share of the “unrealized receivables” to the OP Unitholder followed by a deemed exchange of such assets with Aimco OP in return for the non-pro rata portion of the actual distribution made to such OP Unitholder. This deemed exchange will generally result in the realization of ordinary income by the OP Unitholder. Such income will equal the excess of (i) the non-pro rata portion of such distribution over (ii) the OP Unitholder’s tax basis in such OP Unitholder’s share of such “unrealized receivables” deemed relinquished in the exchange.

Tax Consequences Relating To Contributed Assets

If an investor contributes property to Aimco OP in exchange for OP Units, and the adjusted tax basis of such property differs from its fair market value, Partnership Tax Items must be allocated in a manner such that the contributing partner, over the life of Aimco OP, is charged with, or benefits from, the unrealized gain or unrealized loss associated with such property at the time of the contribution. This may result in a tax liability without a corresponding receipt of cash. Where a partner contributes cash to a partnership that holds appreciated property, Treasury Regulations provide for a similar allocation of such items to the other partners. For example, these rules may apply to a contribution by Aimco to Aimco OP of cash proceeds received by Aimco from the offering of its stock. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the OP Unitholders. The general purpose underlying this provision is to specially allocate certain Partnership Tax Items in order to place both the noncontributing and contributing partners in the same tax position that they would have been in had the contributing partner contributed property with an adjusted tax basis equal to its fair market value. Treasury Regulations provide Aimco OP with several alternative methods and allow Aimco OP to adopt any other reasonable method to make allocations to reduce or eliminate these “book-tax differences.” The general partner, in its sole and absolute discretion and in a manner consistent with Treasury Regulations, will select and adopt a method of allocating Partnership Tax Items for purposes of eliminating such disparities. The method selected by Aimco OP in its sole discretion could cause those CPF XIX limited partners that receive OP Units in connection with the merger to incur a tax liability without a corresponding receipt of cash. Each prospective investor is urged to consult his tax advisor regarding the tax consequences of any special allocations of Partnership Tax Items resulting from the contribution of property to Aimco OP.

Disguised Sale Rules

Generally, section 721 of the Internal Revenue Code provides that neither the contributing partner nor Aimco OP will recognize a gain or loss, for U.S. federal income tax purposes, upon a contribution of property to Aimco OP solely in exchange for OP Units. If, however, in connection with such a contribution of property, the investor receives, or is deemed to receive, cash or other consideration in addition to OP Units, the receipt or deemed receipt of such cash or other consideration may be treated as part of a “disguised sale.” In that case, the investor would be treated as having sold, in a taxable transaction, a portion of the contributed property to Aimco OP in exchange for such cash or other consideration; the balance of the contributed property would, however, remain subject to the tax-free contribution treatment described above.

The disguised sale rules further provide that, unless certain exceptions apply (including exceptions that apply to distributions of operating cash flow), transfers of money or other property between a partnership and a partner that are made within two years of each other must be reported to the IRS and are presumed to be a “disguised sale” unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The “disguised sale” rules may also apply, and give rise to taxable income without a corresponding receipt of cash where, for example, a partner contributes property to Aimco OP subject to one or more liabilities or where liabilities are assumed or paid by Aimco OP. If the “disguised sale” rules apply, all or a portion of the liabilities associated with the contributed property may be treated as consideration received by the contributing partner in a sale of the property to Aimco OP. The “disguised sale” rules also may apply if, for example, the issuance of

OP Units to CPF XIX limited partners in connection with the merger is integrated with any other acquisition between Aimco and any OP unitholder or any related party. For example, the IRS may assert that any redemption or exchange for several years between Aimco OP and any OP unitholder who receives OP Units in the merger constitutes an “integrated disguised sale” that may result in taxation (without receipt of cash) for such OP unitholders. No assurances can be given that the IRS would not be successful in such an assertion. Each prospective investor is urged to consult his tax advisor regarding the application of the “disguised sale” rules.

Limitations On Deductibility Of Losses

Basis Limitation.    To the extent that an OP Unitholder’s allocable share of Aimco OP partnership deductions and losses exceeds his adjusted tax basis in his Aimco OP interest at the end of the taxable year in which the losses and deductions flow through, the excess losses and deductions cannot be utilized, for U.S. federal income tax purposes, by the OP Unitholder in such year. The excess losses and deductions may, however, be utilized in the first succeeding taxable year in which, and to the extent that, there is an increase in the tax basis of the Aimco OP interest held by such OP Unitholder, but only to the extent permitted under the “at risk” and “passive activity loss” rules discussed below.

“At Risk” Limitation.    Under the “at risk” rules of section 465 of the Internal Revenue Code, a noncorporate taxpayer and a closely held corporate taxpayer are generally not permitted to claim a deduction, for U.S. federal income tax purposes, in respect of a loss from an activity, whether conducted directly by the taxpayer or through an investment in a partnership, to the extent that the loss exceeds the aggregate dollar amount which the taxpayer has “at risk” in such activity at the close of the taxable year. To the extent that losses are not permitted to be used in any taxable year, such losses may be carried over to subsequent taxable years and may be claimed as a deduction by the taxpayer if, and to the extent that, the amount which the taxpayer has “at risk” is increased. Provided certain requirements are met, a taxpayer is considered “at risk” for the taxpayer’s share of any nonrecourse financing secured by real property where the real property is used in the taxpayer’s activity of “holding real property”; the holding of an OP Unit generally would constitute such an activity.

“Passive Activity Loss” Limitation.    The passive activity loss rules of section 469 of the Internal Revenue Code limit the use of losses derived from passive activities, which generally includes an investment in limited partnership interests such as the OP Units. If an investment in an OP Unit is treated as a passive activity, an OP Unitholder who is an individual investor, as well as certain other types of investors, would not be able to use losses from Aimco OP to offset nonpassive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the OP Unitholder in future taxable years. In addition, such disallowed losses may be claimed as a deduction, subject to the basis and at risk limitations discussed above, upon a taxable disposition of an OP Unitholder’s entire interest in Aimco OP, regardless of whether such OP Unitholder has received any passive activity income during the year of disposition.

If Aimco OP were characterized as a publicly traded partnership, each OP Unitholder would be required to treat any loss derived from Aimco OP separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to Aimco OP which are carried forward may only be offset against future income of Aimco OP. Moreover, unlike other passive activity losses, suspended losses attributable to Aimco OP would only be allowed upon the complete disposition of the OP Unitholder’s “entire interest” in Aimco OP.

Section 754 Election

Aimco OP has made the election permitted by section 754 of the Internal Revenue Code. Such election is irrevocable without the consent of the IRS. The election will generally permit a purchaser of OP Units, such as Aimco when it acquires OP Units from OP Unitholders, to adjust its share of the basis in Aimco OP’s properties pursuant to section 743(b) of the Internal Revenue Code to fair market value (as reflected by the value of consideration paid for the OP Units), as if such purchaser had acquired a direct interest in Aimco OP’s assets. The section 743(b) adjustment is attributed solely to a purchaser of OP Units and is not added to the bases of Aimco OP’s assets associated with all of the OP Unitholders in Aimco OP.

Depreciation

Section 168(i)(7) of the Internal Revenue Code provides that in the case of property transferred to a partnership in a section 721 transaction, the transferee shall be treated as the transferor for purposes of computing the depreciation deduction with respect to so much of the basis in the hands of the transferee as does not exceed the adjusted basis in the hands of the transferor. The effect of this rule would be to continue the historic basis, placed in service dates and methods with respect to the depreciation of any properties contributed to Aimco OP in exchange for OP Units. However, an acquirer of OP Units that obtains a section 743(b) adjustment by reason of such acquisition (see “Section 754 Election,” above) generally will be allowed depreciation with respect to such adjustment beginning as of the date of the exchange as if it were new property placed in service as of that date.

Sale, Redemption, Exchange or Abandonment of OP Units

An OP Unitholder will recognize a gain or loss upon a sale of an OP Unit, a redemption of an OP Unit for cash, an exchange of an OP Unit for shares of common stock or other taxable disposition of an OP Unit. Gain or loss recognized upon a sale or exchange of an OP Unit will be equal to the difference between (i) the amount realized in the transaction (i.e., the sum of the cash and the fair market value of any property received for the OP Unit plus the amount of Aimco OP liabilities allocable to the OP Unit at such time) and (ii) the OP Unitholder’s tax basis in the OP Unit disposed of, which tax basis will be adjusted for the OP Unitholder’s allocable share of Aimco OP’s income or loss for the taxable year of the disposition. The tax liability resulting from the gain recognized on a disposition of an OP Unit could exceed the amount of cash and the fair market value of property received.

If Aimco OP redeems less than all of an OP Unitholder’s OP Units, the OP Unitholder would recognize taxable gain only to the extent that the cash, plus the amount of Aimco OP liabilities allocable to the redeemed OP Units, exceeded the OP Unitholder’s adjusted tax basis in all of such OP Unitholder’s OP Units immediately before the redemption.

Capital gains recognized by individuals and certain other noncorporate taxpayers upon the sale or disposition of an OP Unit will be subject to taxation at long-term capital gains rates if the OP Unit is held for more than 12 months and will be taxed at ordinary income tax rates if the OP Unit is held for 12 months or less. Generally, gain or loss recognized by an OP Unitholder on the sale or other taxable disposition of an OP Unit will be taxable as capital gain or loss. However, to the extent that the amount realized upon the sale or other taxable disposition of an OP Unit attributable to an OP Unitholder’s share of “unrealized receivables” of Aimco OP exceeds the basis attributable to those assets, such excess will be treated as ordinary income. In addition, the maximum U.S. federal income tax rate for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as Aimco OP) held for more than 12 months is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as “unrealized receivables.” See also “— Disguised Sale Rules” above for sales integrated with the contribution of property for OP Units.

The law is currently uncertain regarding the treatment of an abandoned interest in a partnership, and whether an abandonment gives rise to a deductible loss is a question of fact. Prospective investors are urged to consult their tax advisors regarding the application, effect and method of abandoning an interest in an OP Unit.

Alternative Minimum Tax

The Internal Revenue Code contains different sets of minimum tax rules applicable to corporate and noncorporate investors. The discussion below relates only to the alternative minimum tax applicable to noncorporate taxpayers. Accordingly, corporate investors should consult with their tax advisors with respect to the effect of the corporate minimum tax provisions that may be applicable to them. Noncorporate taxpayers are subject to an alternative minimum tax to the extent the tentative minimum tax exceeds the regular income tax otherwise payable. In general, alternative minimum taxable income (“AMTI”) consists of the taxpayer’s taxable income, determined with certain adjustments, plus his items of tax preference. For example, alternative minimum taxable income is calculated using an alternative cost recovery (depreciation) system that is not as favorable as the methods provided for under section 168 of the Internal Revenue Code which Aimco OP will use in computing its income for regular U.S. federal income tax purposes. Accordingly, an OP Unitholder’s AMTI derived from Aimco OP may be higher than such OP Unitholder’s share of Aimco OP’s net taxable income. Prospective investors should consult their tax advisors as to the impact of an investment in OP Units on their liability for the alternative minimum tax.

Information Returns and Audit Procedures

Aimco OP will use all reasonable efforts to furnish to each OP Unitholder as soon as possible after the close of each taxable year of Aimco OP, certain tax information, including a Schedule K-l, which sets forth each OP Unitholder’s allocable share of Aimco OP’s Partnership Tax Items. In preparing this information the general partner will use various accounting and reporting conventions to determine the respective OP Unitholder’s allocable share of Partnership Tax Items. The general partner cannot assure a current or prospective OP Unitholder that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible.

No assurance can be given that Aimco OP will not be audited by the IRS or that tax adjustments will not be made. Further, any adjustments in Aimco OP’s tax returns will lead to adjustments in OP Unitholders’ tax returns and may lead to audits of their returns and adjustments of items unrelated to Aimco OP. Each OP Unitholder would bear the cost of any expenses incurred in connection with an examination of such OP Unitholder’s personal tax return.

The tax treatment of Partnership Tax Items generally is determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code provides for one partner to be designated as the Tax Matters Partner for these purposes.

The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of Aimco OP and the OP Unitholders and can extend the statute of limitations for assessment of tax deficiencies against OP Unitholders with respect to Aimco OP Partnership Tax Items. The Tax Matters Partner may bind an OP Unitholder with less than a l% profits interest in Aimco OP to a settlement with the IRS, unless such OP Unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the OP Unitholders are bound) of a final partnership administrative adjustment; if the Tax Matters Partner fails to seek judicial review, such review may be sought by any OP Unitholder having at least a 1% interest in the profits of Aimco OP or by OP Unitholders having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each OP Unitholder with an interest in the outcome may participate.

Taxation of Foreign OP Unitholders

A Non-U.S. OP unitholder (see the definition of Non-U.S. stockholder below under “— Taxation of Aimco and Aimco Stockholders — Taxation of Stockholders — Taxation of Foreign Stockholders”) will generally be considered to be engaged in a U.S. trade or business on account of its ownership of an OP Unit. As a result, a Non-U.S. OP Unitholder will be required to file U.S. federal income tax returns with respect to its allocable share of Aimco OP’s income. A Non-U.S. OP unitholder that is a corporation may also be subject to U.S. branch profit tax at a rate of 30%, in addition to regular U.S. federal income tax, on its allocable share of such income. Such a tax may be reduced or eliminated by an income tax treaty between the U.S. and the country with respect to which the Non-U.S. OP unitholder is resident for tax purposes. Non-U.S. OP unitholders are advised to consult their tax advisors regarding the effects an investment in Aimco OP may have on information return requirements and other United States and non-United States tax matters, including the tax consequences of an investment in Aimco OP for the country or other jurisdiction of which such Non-U.S. OP unitholder is a citizen or in which such Non-U.S. OP  unitholder resides or is otherwise located.

Taxation of Aimco and Aimco Stockholders

Taxation of Aimco

The REIT provisions of the Internal Revenue Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Internal Revenue Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

Aimco has elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1994, and Aimco intends to continue such election. Although Aimco believes that, commencing with Aimco’s initial taxable year ended December 31, 1994, Aimco was organized in conformity with the requirements for qualification as a REIT, and its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, no assurance can be given that Aimco has been or will remain so qualified. Such qualification and taxation as a REIT depends upon Aimco’s ability to meet, on a continuing basis, through actual annual operating results, asset ownership, distribution levels, and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code as discussed below. No assurance can be given that the actual results of Aimco’s operation for any one taxable year will satisfy such requirements. See “Taxation of REITs in General — Failure to Qualify.” No assurance can be given that the IRS will not challenge Aimco’s eligibility for taxation as a REIT.

Taxation of REITs in General

Provided Aimco qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to U.S. federal corporate income tax on its net income that is currently distributed to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level upon a distribution of dividends by the REIT.

Most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends received by stockholders from Aimco or from other entities that are taxed as REITs are generally not eligible for this rate, and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of Stockholders — Taxable Domestic Stockholders — Distributions.”

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “— Taxation of Stockholders.”

If Aimco qualifies as a REIT, it will nonetheless be subject to U.S. federal income tax in the following circumstances:

•	Aimco will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Aimco and its taxable REIT subsidiaries (as described below) if and to the extent that the IRS successfully asserts that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar arrangements between unrelated parties.

•

If Aimco has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate. We do not anticipate receiving any income from foreclosure property.

•

If Aimco should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with Aimco’s gross income.

•

Similarly, if Aimco should fail to satisfy the asset test or other requirements applicable to REITs, as described below, yet nonetheless maintain its qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, it may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•

If Aimco should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Aimco will be required to pay a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

•

Aimco may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet the record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification.”

•

If Aimco acquires appreciated assets from a corporation that is not a REIT (i.e., a “subchapter C corporation”) in a transaction in which the adjusted tax basis of the assets in the hands of Aimco is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, Aimco may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if Aimco subsequently recognizes gain on the disposition of any such asset during the ten-year period following its acquisition from the subchapter C corporation.

•	Certain of Aimco’s subsidiaries are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

•	Aimco may be subject to the “alternative minimum tax” on its items of tax preference, including any deductions of net operating losses.

•

Aimco and its subsidiaries may be subject to a variety of taxes, including state, local and foreign income taxes, property taxes and other taxes on their assets and operations. Aimco could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1. that is managed by one or more trustees or directors;

2. the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. that would be taxable as a domestic corporation, but for the special Internal Revenue Code provisions applicable to REITs;

4. that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

5. the beneficial ownership of which is held by 100 or more persons;

6. in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules); and

7. that meets other tests described below (including with respect to the nature of its income and assets).

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that the condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

Aimco believes that it has been organized, has operated and has issued sufficient shares of stock to satisfy conditions (1) through (7) inclusive. Aimco’s articles of incorporation provide certain restrictions regarding transfers of its shares, which are intended to assist Aimco in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that Aimco will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

To monitor Aimco’s compliance with the share ownership requirements, Aimco is generally required to maintain records regarding the actual ownership of its shares. To do so, Aimco must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by Aimco). A list of those persons failing or refusing to comply with this demand must be maintained as part of Aimco’s records. Failure by Aimco to comply with these record keeping requirements could subject it to monetary penalties. A stockholder who fails or refuses to comply with the demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Aimco satisfies this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, the Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, Aimco’s proportionate share of the assets, liabilities and items of income of Aimco OP and the Subsidiary Partnerships will be treated as assets, liabilities and items of income of Aimco for purposes of applying the REIT requirements described below. A summary of certain rules governing the Federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Aimco’s Investments in Partnerships.”

Disregarded Subsidiaries.    Aimco’s indirect interests in Aimco OP and the Subsidiary Partnerships are held through wholly owned corporate subsidiaries of Aimco organized and operated as “qualified REIT subsidiaries” within the meaning of the Internal Revenue Code. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. If a REIT owns a qualified REIT subsidiary, that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. Each qualified REIT subsidiary, therefore, is not subject to U.S. federal corporate income taxation, although it may be subject to state or local taxation. Other entities that are wholly-owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Aimco holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” In the event that a disregarded subsidiary of Aimco ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than Aimco or another disregarded subsidiary of Aimco — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Aimco’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “— Income Tests.”

Taxable Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary (“TRS”). A TRS also includes any corporation, other than a REIT, with respect to which a TRS in which a REIT owns an interest, owns securities possessing 35% of the total voting power or total value of the outstanding securities of such corporation. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. As a result, a parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains). As a taxable corporation, a TRS is required to pay regular U.S. federal income tax, and state and local income tax where applicable.

Certain of Aimco’s operations (including certain of its property management, asset management, risk management, etc.) are conducted through its TRSs. Because Aimco is not required to include the assets and income of such TRSs in determining Aimco’s compliance with the REIT requirements, Aimco uses its TRSs to facilitate its ability to offer services and activities to its residents that are not generally considered as qualifying REIT services and activities. If Aimco fails to properly structure and provide such nonqualifying services and activities through its TRSs, its ability to satisfy the REIT gross income requirement, and also its REIT status, may be jeopardized.

A TRS may generally engage in any business except the operation or management of a lodging or health care facility. The operation or management of a health care or lodging facility precludes a corporation from qualifying as a TRS. If any of Aimco’s TRSs were deemed to operate or manage a health care or lodging facility, such TRSs would fail to qualify as taxable REIT subsidiaries, and Aimco would fail to qualify as a REIT. Aimco believes that none of its TRSs operate or manage any health care or lodging facilities. However, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, there can be no assurance that the IRS will not contend that an Aimco TRS operates or manages a health care or lodging facility, disqualifying it from treatment as a TRS, thereby resulting in the disqualification of Aimco as a REIT.

Several provisions of the Internal Revenue Code regarding arrangements between a REIT and a TRS seek to ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its REIT owner. In addition, Aimco would be obligated to pay a 100% penalty tax on certain payments that it receives from, or on certain expenses deducted by, a TRS if the IRS were to successfully assert that the economic arrangements between Aimco and the TRS were not comparable to similar arrangements among unrelated parties.

A portion of the amounts to be used to fund distributions to stockholders may come from distributions made by Aimco’s TRSs to Aimco OP, and interest paid by the TRSs on certain notes held by Aimco OP. In general, TRSs pay Federal, state and local income taxes on their taxable income at normal corporate rates. Any Federal, state or local income taxes that Aimco’s TRSs are required to pay will reduce Aimco’s cash flow from operating activities and its ability to make payments to holders of its securities.

Income Tests

In order to maintain qualification as a REIT, Aimco annually must satisfy two gross income requirements:

•

First, at least 75% of Aimco’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as certain types of temporary investments.

•	Second, at least 95% of Aimco’s gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gains from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents received by Aimco directly or through Aimco OP or the Subsidiary Partnerships will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, the REIT generally must not operate or manage the property (subject to certain exceptions) or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue. Aimco and its affiliates are permitted, however, to directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Aimco and its affiliates may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, Aimco is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements.

Aimco manages apartment properties for third parties and affiliates through its TRSs. These TRSs receive management fees and other income. A portion of such fees and other income accrue to Aimco through distributions from the TRSs that are classified as dividend income to the extent of the earnings and profits of the TRSs. Such distributions will generally qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividend Aimco receives from a REIT, however, will be qualifying income in Aimco’s hands for purposes of both the 95% and 75% income tests.

Any income or gain derived by Aimco directly or through Aimco OP or the Subsidiary Partnerships from instruments that hedge certain risks, such as the risk of changes in interest rates, will not constitute gross income for purposes of the 75% or 95% gross income tests, provided that specified requirements are met. Such requirements include that the instrument hedge risks associated with indebtedness issued by Aimco, Aimco OP or the Subsidiary Partnerships that is incurred to acquire or carry “real estate assets” (as described below under “— Asset Tests”), and the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

If Aimco fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if Aimco’s failure to meet these tests was due to reasonable cause and not due to willful neglect, and Aimco attaches a schedule of the sources of its income to its tax return. It is not possible to state whether Aimco would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Aimco, Aimco will not qualify as a REIT. Even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which Aimco fails to satisfy the particular gross income test.

Asset Tests

Aimco, at the close of each calendar quarter of its taxable year, must also satisfy four tests relating to the nature of its assets:

•

First, at least 75% of the value of the total assets of Aimco must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Second, not more than 25% of Aimco’s total assets may be represented by securities other than those in the 75% asset class.

•

Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned by Aimco may not exceed 5% of the value of Aimco’s total assets, Aimco may not own more than 10% of any one issuer’s outstanding voting securities, and, subject to certain exceptions, Aimco may not own more than 10% of the total value of the outstanding securities of any one issuer. The 5% and 10% asset tests do not apply to securities of TRSs.

•	Fourth, the aggregate value of all securities of TRSs held by Aimco may not exceed 25% of the value of Aimco’s total assets.

Aimco believes that the value of the securities held by Aimco in its TRSs will not exceed, in the aggregate, 25% of the value of Aimco’s total assets and that Aimco’s ownership interests in its TRSs qualify under the asset tests set forth above.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, resulting in loss of REIT status, unless it is a qualifying mortgage asset satisfying the rules for “straight debt,” or is sufficiently small so as not to otherwise cause an asset test violation. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, non-mortgage debt held by Aimco that is issued by another REIT may not so qualify.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Aimco believes that its holdings of securities and other assets comply, and will continue to comply, with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support Aimco’s conclusions as to the value of its assets, including Aimco OP’s total assets and the value of Aimco OP’s interest in its TRSs. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that Aimco’s interests in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset tests to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision contained in the Internal Revenue Code applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if we i1) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Annual Distribution Requirements

In order for Aimco to qualify as a REIT, Aimco is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

•	the sum of

(a) 90% of Aimco’s REIT taxable income, computed without regard to the deduction for dividends paid and net capital gain of Aimco, and

(b) 90% of the net income, if any, from foreclosure property (as described below), minus

•	the sum of certain items of noncash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by Aimco, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in Aimco’s organizational documents.

To the extent that Aimco distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. In any year, Aimco may elect to retain, rather than distribute, its net capital gain and pay tax on such gain. In such a case, Aimco’s stockholders would include their proportionate share of such undistributed long-term capital gain in income and receive a corresponding credit for their share of the tax paid by Aimco. Aimco’s stockholders would then increase the adjusted basis of their Aimco shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Stockholders — Taxable Domestic Stockholders — Distributions.”

If Aimco should fail to distribute during each calendar year at least the sum of:

•	85% of its REIT ordinary income for such year,

•	95% of its REIT capital gain net income for such year (excluding retained net capital gain), and

•	any undistributed taxable income from prior periods,

Aimco would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income retained on which it has paid corporate income tax.

It is possible that Aimco, from time to time, may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from Aimco OP) and (ii) the inclusion of certain items in income by Aimco for U.S. Federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, Aimco may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

Under certain circumstances, Aimco may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Aimco’s deduction for dividends paid for the earlier year. In this case, Aimco may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends; however, Aimco will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Aimco intends to conduct its operations so that no asset owned by Aimco or its pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of Aimco’s business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that no property sold by Aimco will be treated as property held for sale to customers, or that Aimco can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Penalty Tax

Aimco will be subject to a 100% penalty tax on the amount of certain non-arm’s length payments received from, or certain expenses deducted by, a TRS if the IRS were to successfully assert that the economic arrangements between Aimco and such TRS are not comparable to similar transaction between unrelated parties. Such amounts may include rents from real property that are overstated as a result of services furnished by a TRS to tenants of Aimco and amounts that are deducted by a TRS for payments made to Aimco that are in excess of the amounts that would have been charged by an unrelated party.

Aimco believes that the fees paid to its TRSs for tenant services are comparable to the fees that would be paid to an unrelated third party negotiating at arm’s-length. This determination, however, is inherently factual, and the IRS may assert that the fees paid by Aimco do not represent arm’s-length amounts. If the IRS successfully made such an assertion, Aimco would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Failure to Qualify

If Aimco fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Aimco will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Aimco fails to qualify will not be deductible by Aimco nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at the preferential income tax rates (i.e., the 20% maximum federal rate) for qualified dividends. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Aimco is entitled to relief under specific statutory provisions, Aimco would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Aimco would be entitled to this statutory relief.

Tax Aspects of Aimco’s Investments in Partnerships

General

Substantially all of Aimco’s investments are held indirectly through Aimco OP. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Aimco will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Aimco will include its proportionate share of assets held by Aimco OP and the Subsidiary Partnerships. See “Taxation of REITs in General — Effect of Subsidiary Entities — Ownership of Partnership Interests.”

Entity Classification.

Aimco’s direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of Aimco OP or any of the Subsidiary Partnerships as a partnership for U.S. federal income tax purposes. If any of these entities were treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, it would be subject to an entity-level tax on its income. In such a situation, the character of Aimco’s assets and items of gross income would change and could preclude Aimco from satisfying the REIT asset tests and gross income tests (see “Taxation of REITs in General — Asset Tests” and “— Income Tests”), and in turn could prevent Aimco from qualifying as a REIT unless Aimco is eligible for relief from the violation pursuant to relief provisions described above. See “Taxation of REITs in General — Failure to Qualify” above for a summary of the effect of Aimco’s failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case Aimco might incur a tax liability without any related cash distributions.

Tax Allocations With Respect To Contributed Properties.

Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “Book — Tax Difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Aimco OP was formed by way of contributions of appreciated property. Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules apply to the contribution by Aimco to Aimco OP of the cash proceeds received in any offerings of its stock.

In general, certain unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by Aimco OP or other Subsidiary Partnerships of contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of Aimco OP or Subsidiary Partnerships may cause Aimco to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause Aimco to recognize, over time, taxable income in excess of cash proceeds, which might adversely affect Aimco’s ability to comply with the REIT distribution requirements. See “— Taxation of Aimco — Annual Distribution Requirements.”

With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of units) subsequent to the formation of Aimco, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

Sale Of Properties

Aimco’s share of any gain realized by Aimco OP or any other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Taxation of REITs in General —Prohibited Transactions.” Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Aimco OP and the other Subsidiary Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with Aimco’s investment objectives.

Taxation of Stockholders

Taxable Domestic Stockholders

Distributions.    Provided that Aimco qualifies as a REIT, distributions made to Aimco’s taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates for qualified dividends received by individuals from taxable C corporations. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions (and retained net capital gains) that are designated as capital gain dividends will generally be taxed to stockholders as long-term capital gains, to the extent that they do not exceed Aimco’s actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum Federal rates of 20% in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

Aimco may elect to retain and pay taxes on some or all of its net long term capital gain, in which case U.S. stockholders will be treated as having received, solely for U.S. federal income tax purposes, Aimco’s undistributed capital gain as well as a corresponding credit or refund, as the case may be, for taxes that Aimco paid on such undistributed capital gain. See “— Taxation of REITs in General — Annual Distribution Requirements.”

In determining the extent to which a distribution constitutes a dividend for tax purposes, Aimco’s earnings and profits generally will be allocated first to distributions with respect to preferred stock prior to allocating any remaining earnings and profits to distributions on Aimco’s common stock. If Aimco has net capital gains and designates some or all of its distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of stock in proportion to the allocation of earnings and profits as described above.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Aimco in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Aimco and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Aimco before the end of January of the following calendar year.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of REITs in General — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

Dispositions of Aimco Stock.    A stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of stock in an amount equal to the difference between the sum of the fair market value of any property and cash received in such disposition, and the stockholder’s adjusted tax basis in the stock at the time of the disposition. In general, a stockholder’s tax basis will equal the stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the stockholder (as discussed above), less tax deemed paid on such net capital gains, and reduced by returns of capital. In general, capital gains recognized by individuals upon the sale or disposition of shares of Aimco stock will be subject to taxation at long-term capital gains rates if the Aimco stock is held for more than 12 months, and will be taxed at ordinary income rates if the Aimco stock is held for 12 months or less. Gains recognized by stockholders that are corporations are currently subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of Aimco stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Aimco stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Aimco that are required to be treated by the stockholder as long-term capital gain.

A redemption of Aimco stock (including preferred stock or equity stock) will be treated under Section 302 of the Internal Revenue Code as a dividend subject to tax at ordinary income tax rates (to the extent of Aimco’s current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only the preferred stock is redeemed, since it generally does not have voting rights), (ii) results in a “complete termination” of the holder’s stock interest in Aimco, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed stock would be transferred to the holder’s remaining stockholdings in Aimco. If, however, the stockholder has no remaining stockholdings in Aimco, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If an investor recognizes a loss upon a subsequent disposition of stock or other securities of Aimco in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these Treasury Regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, the Internal Revenue Code imposes penalties for failure to comply with these requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of stock or securities of Aimco, or transactions that might be undertaken directly or indirectly by Aimco. Moreover, prospective investors should be aware that Aimco and other participants in the transactions involving Aimco (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations.

Taxation of Foreign Stockholders

The following is a summary of certain anticipated U.S. federal income and estate tax consequences of the ownership and disposition of Aimco stock applicable to Non-U.S. stockholders. A “Non-U.S. stockholder” is generally any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for U.S. Federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. Federal income and estate taxation.

Ordinary Dividends.    The portion of dividends received by Non-U.S. stockholders payable out of Aimco’s earnings and profits which are not attributable to capital gains of Aimco and which are not effectively connected with a U.S. trade or business of the Non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty and the Non-U.S. stockholder provides appropriate documentation regarding its eligibility for treaty benefits). In general, Non-U.S. stockholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of Aimco stock. In cases where the dividend income from a Non-U.S. stockholder’s investment in Aimco stock is, or is treated as, effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation.

Non-Dividend Distributions.    Unless Aimco stock constitutes a United States real property interest (a “USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions by Aimco which are not dividends out of the earnings and profits of Aimco will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of current and accumulated earnings and profits of Aimco. If Aimco stock constitutes a USRPI, distributions by Aimco in excess of the sum of its earnings and profits plus the stockholder’s basis in its Aimco stock will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of Aimco’s earnings and profits.

Capital Gain Dividends.    Under FIRPTA, a distribution made by Aimco to a Non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by Aimco directly or through pass-through subsidiaries (“USRPI Capital Gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, Aimco will be required to withhold tax equal to 35% of the amount of the distribution to the extent such distribution constitutes USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. A distribution is not a USRPI capital gain if Aimco held the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are attributable to dispositions by that REIT of assets other then USRPIs are generally not subject to U.S. income or withholding tax.

A capital gain dividend by Aimco that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary dividend from Aimco (see “— Ordinary Dividends”), provided that (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. stockholder does not own more than 5% of that class of stock at any time during the one year period ending on the date on which the capital gain dividend is received.

Dispositions of Aimco Stock.    Unless Aimco stock constitutes a USRPI, a sale of Aimco stock by a Non-U.S. stockholder generally will not be subject to U.S. taxation. The stock will be treated as a USRPI if 50% or more of Aimco’s assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, Aimco stock nonetheless will not constitute a USRPI if Aimco is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. stockholders. Aimco believes that it is, and it expects to continue to be, a domestically controlled qualified investment entity. If Aimco is, and continues to be, a domestically controlled qualified investment entity, the sale of Aimco stock should not be subject to U.S. taxation. Because most classes of stock of Aimco are publicly traded, however, no assurance can be given that Aimco is or will continue to be a domestically controlled qualified investment entity.

Even if Aimco does not constitute a domestically controlled qualified investment entity, a Non-U.S. stockholder’s sale of stock nonetheless generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that:

•	the stock is of a class that is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which Aimco stock is listed), and

•	the selling Non-U.S. stockholder held 5% or less of such class of Aimco’s outstanding stock at all times during a specified testing period.

If gain on the sale of stock of Aimco were subject to taxation under FIRPTA, the Non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of Aimco stock that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a Non-U.S. stockholder in two cases. First, if the Non-U.S. stockholder’s investment in the Aimco stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. stockholder, the Non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain. Second, if the Non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax

Aimco stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States at the time of death will be includible in the individual’s gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. Federal estate tax on the property includible in the estate for U.S. Federal estate tax purposes.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held its Aimco stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (ii) the Aimco stock is not otherwise used in an unrelated trade or business, Aimco believes that distributions from Aimco and income from the sale of the Aimco stock should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Section 501(c) of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to characterize distributions from Aimco as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (ii) either (a) one pension trust owns more than 25% of the value of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

Certain restrictions on ownership and transfer of Aimco’s stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Other Tax Consequences

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Under recently enacted legislation, for taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividend and other income, including capital gains from the sale or other disposition of Aimco common stock.

Recently enacted legislation will require, after December 31, 2013, withholding at a rate of 30% on dividends in respect of, and, after December 31, 2014, gross proceeds from the sale of, Aimco common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which Aimco common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, Aimco common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to Aimco that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which Aimco will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in Aimco common stock.

State, Local And Foreign Taxes

Aimco, Aimco OP, Aimco stockholders and OP Unitholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that Aimco OP owns properties located in a number of states and local jurisdictions, and OP Unitholders may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of Aimco OP, Aimco, Aimco stockholders and OP Unitholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local and foreign tax laws on an investment in Aimco.

FEES AND EXPENSES

The costs of planning and implementing the merger, including the preparation of this information statement/prospectus, will be borne by Aimco OP without regard to whether the merger is effectuated. Except as set forth in this information statement/prospectus, Aimco OP will not pay any fees or commissions to any broker, dealer or other person in connection with the merger. Fox Partners II has retained Eagle Rock Proxy Advisors, LLC, or the Information Agent, to act as the information agent in connection with the merger. The Information Agent may contact holders of Limited Partnership Units by mail, e-mail, telephone, telex, telegraph and in person and may request brokers, dealers and other nominee limited partners to forward materials relating to the merger to beneficial owners of the Limited Partnership Units. Aimco OP will pay the Information Agent reasonable and customary compensation for its services in connection with the merger, plus reimbursement for out-of-pocket expenses, and will indemnify it against certain liabilities and expenses in connection therewith, including liabilities under the U.S. federal securities laws. Aimco OP will also pay all costs and expenses of filing, printing and mailing the information statement/prospectus as well as any related legal fees and expenses.

Below is an itemized list of the estimated expenses incurred and to be incurred in connection with preparing and delivering this information statement/prospectus:

Information Agent Fees	$7,500
Printing Fees	212,100
Postage Fees	20,700
Tax and Accounting Fees	50,000
Appraisal Fees	26,100
Legal Fees	150,000

Total	$466,400

LEGAL MATTERS

The validity of the Aimco Class A Common Stock issuable upon redemption of the OP Units will be passed upon by DLA Piper LLP (US). The validity of the OP Units offered by this information statement/prospectus will be passed upon by Alston & Bird LLP.

EXPERTS

The consolidated financial statements of Aimco appearing in Aimco’s Annual Report (Form10-K) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of Aimco’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference, and included Annex F to this information statement/prospectus. Such consolidated financial statements and Aimco management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Aimco OP appearing in Aimco OP’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein) and the effectiveness of Aimco OP’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and included in Annex F to this information statement/prospectus. Such consolidated financial statements and Aimco OP management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of CPF XIX appearing in CPF XIX’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and included in Annex E of this information statement/prospectus. Such financial statements included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Information Incorporated by Reference

Aimco, Aimco OP and CPF XIX are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the SEC. You may read and copy any document so filed at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Aimco, Aimco OP and CPF XIX’s filings are also available to the public at the SEC’s web site at http://www.sec.gov.

The information that Aimco files with the SEC is incorporated by reference, which means that important information is being disclosed to you by referring you to those documents. The information incorporated by reference is considered to be part of this information statement/prospectus. The documents listed below are incorporated by reference along with all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the completion of the offering of the shares described in this prospectus.

•	Proxy Statement for the 2012 Annual Meeting of Stockholders of Aimco (filed March 7, 2012);

•	Aimco’s and Aimco OP’s combined Annual Report on Form 10-K for the year ended December 31, 2012 (filed February 25, 2013); and

• Aimco’s Current Reports on Form 8-K, dated February 20, 2013 (filed February 20, 2013).

You may request a copy of these filings, at no cost, by writing or calling Aimco at the following address and telephone number:

ISTC Corporation

P.O. Box 2347

Greenville, South Carolina 29602

(864) 239-1029

You should rely only on the information included or incorporated by reference in this information statement/prospectus. No person is authorized to provide you with different information. You should not assume that the information in this information statement/prospectus is accurate as of any date other than the date on the front of the document.

Information Included in the Annexes to this Information Statement/Prospectus

Important information is also included in the Annexes attached hereto, including the following:

•	Annex A — Agreement and Plan of Merger;

•	Annex B — Appraisal Rights of Limited Partners;

•	Annex C — Officers and Directors;

•	Annex D — Summary of Appraisals Table;

•	Annex E — CPF XIX’s Annual Report on Form 10-K for the year ended December 31, 2012; and

•	Annex F — Aimco’s and Aimco OP’s combined Annual Report on Form 10-K for the year ended December 31, 2012.

References to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 are included in CPF XIX’s Annual Report on Form 10-K for the year ended December 31, 2012, which is included as Annex E to this information statement/prospectus; and in Aimco’s and Aimco OP’s combined Annual Report on Form 10-K for the year ended December 31, 2012 which is included in Annex F to this information statement/prospectus; and in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this information statement/prospectus. However, because the merger constitutes a “going private” transaction, those safe-harbor provisions do not apply to any forward-looking statements CPF XIX, Aimco OP or Aimco make in connection with the merger.

ANNEX A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 28, 2013, by and among CENTURY PROPERTIES FUND XIX, LP, a Delaware limited partnership (“CPF XIX”), AIMCO CPF XIX MERGER SUB LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO PROPERTIES, L.P., a Delaware limited partnership (“Aimco OP”).

WHEREAS, Fox Partners II, the general partner of CPF XIX (“CPF XIX GP”), has determined that the Merger (as defined below) of the Aimco Subsidiary with and into CPF XIX, with CPF XIX as the surviving entity, is advisable and in the best interests of CPF XIX and its partners;

WHEREAS, Aimco OP, the sole member of the Aimco Subsidiary, has determined that the Merger of the Aimco Subsidiary with and into CPF XIX, with CPF XIX as the surviving entity, is advisable and in the best interests of the Aimco Subsidiary and its member;

WHEREAS, the Board of Directors of AIMCO-GP, Inc., the general partner of Aimco OP (“AIMCO-GP”), has determined that the Merger of the Aimco Subsidiary with and into CPF XIX, with CPF XIX as the surviving entity, is advisable and in the best interests of Aimco OP and its partners; and

WHEREAS, the parties desire to enter this Agreement to evidence the terms, provisions, representations, warranties, covenants and conditions upon which the Merger will be consummated.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are hereby acknowledged, CPF XIX, the Aimco Subsidiary and Aimco OP hereby agree as follows:

SECTION 1.    The Merger.    Subject to the terms and conditions set forth herein, the Aimco Subsidiary shall be merged with and into CPF XIX (the “Merger”), and CPF XIX shall be the surviving entity of the Merger (the “Surviving Entity”). The Merger will have the effects specified in this Agreement, section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), and section 18-209 of the Delaware Limited Liability Company Act, as amended (the “DLLCA”).

SECTION 2.    General Partner.    CPF XIX GP will be the sole general partner of the Surviving Entity.

SECTION 3.    Certificate.    As soon as practicable after the approval of this Agreement by a majority in interest of limited partners of CPF XIX, CPF XIX shall cause to be filed a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Office of the Secretary of State of the State of Delaware pursuant to 17-211 of the DRULPA and section 18-209 of the DLLCA. The Merger shall become effective at such time as the Certificate of Merger has been accepted for record by the Secretary of State of the State of Delaware (the “Effective Time”).

SECTION 4.    Limited Partnership Agreement.    The agreement of limited partnership of CPF XIX as in effect immediately prior to the consummation of the Merger (the “Partnership Agreement”), shall be the agreement of limited partnership of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable law. The general partner and each limited partner of the Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, the Partnership Agreement, as a general partner or limited partner, as applicable.

SECTION 5.    Treatment of Interests in CPF XIX.

(a)    Limited Partners’ Interests.

(i)  In connection with the Merger and in accordance with the procedures set forth in Section 5(a)(iii) of this Agreement, each limited partnership unit of CPF XIX outstanding immediately prior to the Effective Time and held by limited partners of CPF XIX, except limited partnership units held by limited partners who have perfected their appraisal rights pursuant to Exhibit A hereto, shall be converted into the right to receive, at the election of the limited partner, either (x) $364.65 in cash (the “Cash Consideration”) or (y) a number of partnership common units of Aimco OP calculated by dividing $364.65 by the average closing price of Apartment Investment and Management Company common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the Effective Time (the “OP Unit Consideration,” and, together with the Cash Consideration, the “Merger Consideration”).

(ii)  Notwithstanding Section 5(a)(i) of this Agreement, if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of partnership common units of Aimco OP in that state or jurisdiction (or that the registration in that state or other jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive the Cash Consideration for each limited partnership unit.

(iii)  Aimco OP shall prepare a form of election (the “Election Form”) describing the Merger and pursuant to which each limited partner of CPF XIX will have the right to elect to receive either the Cash Consideration or the OP Unit Consideration (subject to Section 5(a)(ii)). Aimco OP shall mail or cause to be mailed an Election Form to each limited partner, together with any other materials that Aimco OP determines to be necessary or prudent, no later than ten (10) days after the Effective Time. An election to receive the Cash Consideration or the OP Unit Consideration shall be effective only if a properly executed Election Form is received by Aimco OP or its designees prior to 5:00 p.m., Eastern Time on the day that is thirty (30) days after the mailing of such Election Form by Aimco OP. If a limited partner fails to return a duly completed Election Form within the time period specified in the Election Form, such holder shall be deemed to have elected to receive the Cash Consideration. In addition, each limited partner that resides in a state or other jurisdiction that Aimco OP determines would prohibit the issuance of partnership common units of Aimco OP (or in which registration or qualification would be prohibitively costly) will be deemed to have elected the Cash Consideration. CPF XIX, the Aimco Subsidiary and Aimco OP agree that limited partners shall have the right to revoke any election made in connection with the Merger at any time prior to the expiration of the time period stated in the Election Form. Aimco OP and CPF XIX GP, by mutual agreement, shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Election Forms and the issuance and delivery of the Merger Consideration, as applicable.

(b)  General Partner’s Interests.    Each general partnership interest of CPF XIX outstanding immediately prior to consummation of the Merger shall remain outstanding and unchanged, with all of the rights set forth in the Partnership Agreement.

SECTION 6.    Treatment of Interests in Aimco Subsidiary.    The entire membership interest in the Aimco Subsidiary immediately prior to the Effective Time shall be converted into 1,000 limited partnership units of the Surviving Entity.

SECTION 7.  Appraisal Rights.    In connection with the Merger, the holders of limited partnership units of CPF XIX immediately prior to the Merger shall have the appraisal rights set forth in Exhibit A hereto.

SECTION  8. Covenants.    Aimco OP agrees to pay for, or reimburse CPF XIX for, all expenses incurred by CPF XIX in connection with the Merger. Aimco OP agrees to pay cash or issue and deliver common units of Aimco OP to the former holders of CPF XIX limited partnership units, in accordance with section 5(a) of this Agreement.

SECTION 9.    Conditions to the Merger.

(a)  The Merger shall not occur unless and until the Merger has been approved or consented to by a majority in interest of limited partners of CPF XIX.

(b)  Notwithstanding any provisions of this Agreement to the contrary, none of the parties hereto shall be required to consummate the transactions contemplated hereby if any third-party consent, authorization or approval that any of the parties hereto deem necessary or desirable in connection with this Agreement, or the consummation of the transactions contemplated hereby, has not been obtained or received.

SECTION 10.    Tax Treatment.    The parties hereto intend and agree that, for Federal income tax purposes, (i) any payment of cash for limited partnership units of CPF XIX shall be treated as a sale of such limited partnership units by such holder and a purchase of such limited partnership units by Aimco OP for the cash so paid under the terms of this Agreement, and (ii) each such holder of limited partnership units who accepts cash explicitly agrees and consents to such treatment. Furthermore, the parties hereto intend and agree that, for Federal income tax purposes, (i) any exchange of limited partnership units of CPF XIX for partnership common units of Aimco OP under the terms of this Agreement shall be treated in accordance with Sections 721 and 731 of the Internal Revenue Code of 1986, as amended, and (ii) each such holder of limited partnership units of CPF XIX who accepts partnership common units of Aimco OP explicitly agrees and consents to such treatment. Any cash and/or partnership common units of Aimco OP to which a holder of limited partnership units of CPF XIX is entitled pursuant to this Agreement shall be paid only after the receipt of a consent from such holder that, for Federal income tax purposes, the receipt of cash and/or partnership common units of Aimco OP shall be treated as described in this Section 10.

SECTION 11.    Further Assurances.    From time to time, as and when required by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of the Aimco Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by the Aimco Subsidiary all such further actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Aimco Subsidiary, and otherwise to carry out the purposes of this Agreement, and the officers and directors of CPF XIX GP are fully authorized in the name and on behalf of Aimco Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

SECTION 12.    Amendment.    Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the consummation of the Merger with respect to any of the terms contained herein.

SECTION 13.    Abandonment.    At any time prior to consummation of the Merger, this Agreement may be terminated and the Merger may be abandoned without liability to any party hereto by any of the Aimco Subsidiary, Aimco OP or CPF XIX, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding approval of this Agreement by any of the members of the Aimco Subsidiary, the partners of CPF XIX or the general partner of Aimco OP.

SECTION 14.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law provisions thereof.

SECTION 15.    No Third-Party Beneficiaries.    No provision of this Agreement is intended to confer upon any person, entity, or organization other than the parties hereto any rights or remedies hereunder, other than the appraisal rights given to holders of limited partnership units of CPF XIX pursuant to Section 7 of this Agreement.

[Signatures appear on following page.]

IN WITNESS WHEREOF, CPF XIX, the Aimco Subsidiary and Aimco OP have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

CENTURY PROPERTIES FUND XIX, LP

By:	Fox Partners II,
its General Partner

By:	Fox Capital Management Corporation,
its Managing General Partner

By:
Name:
Title:

AIMCO CPF XIX MERGER SUB LLC

By:	Aimco Properties, L.P.,
its sole Member

By:	AIMCO-GP, Inc.
its General Partner

By:
Name:
Title:

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc.,
its General Partner

By:
Name:
Title:

EXHIBIT A

Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, dated as of February 28, 2013 (the “Merger Agreement”), by and among Century Properties Fund XIX, a Delaware limited partnership (“CPF XIX”), AIMCO CPF XIX Merger Sub LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”). In connection with the Merger, limited partners of CPF XIX shall have the following appraisal rights:

(a)  Any limited partner who holds limited partnership units on the effective date of the Merger who has not consented to the merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s limited partnership units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), excluding the Procedures for Large, Complex Commercial Disputes, by a single arbitrator selected by Aimco OP from a panel of AAA arbitrators who are qualified to value investment interests in commercial real estate. Any action for judicial review or enforcement of the arbitration award shall be brought in a court of competent jurisdiction located in Denver, Colorado.

(b)  Within 10 days after the effective date of the Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Merger, the effective date of the Merger and that appraisal rights are available for any or all limited partnership units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Exhibit A. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their limited partnership units pursuant to paragraph (a) hereof. Any limited partner who holds limited partnership units on the effective date of the Merger and who has not consented to the Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her limited partnership units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her limited partnership units, and will be deemed to have elected the Cash Consideration.

(c)  At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her limited partnership units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016, or by fax at (908) 497-2349. At any time within 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of limited partnership units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such limited partnership units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d)  Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitrator a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their limited partnership units and with whom agreements as to the value of their limited partnership units have not been reached with Aimco OP. The arbitrator shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on the list at the addresses therein stated. The forms of the notices shall be approved by the arbitrator, and the costs of the preparation and mailing thereof shall be borne by Aimco OP.

(e)  At the hearing on such demand, the arbitrator shall determine as to each of the Nonconsenting Limited Partners whether the Nonconsenting Limited Partner is entitled to appraisal rights hereunder.

(f)  After determining the Nonconsenting Limited Partners entitled to an appraisal, the arbitrator shall appraise such Nonconsenting Limited Partners’ limited partnership units, determining their fair value, as of the date of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the arbitrator shall take into account all factors relevant to the issue of fair value of the limited partnership units, using the legal standard of fair value that would apply if the Nonconsenting Limited Partner were a stockholder in a corporation entitled to appraisal rights as a result of a corporate merger under the corporation laws of the state of Delaware. Unless the arbitrator in his or her discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the arbitrator may, in his or her discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners’ entitlement to appraisal rights hereunder. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g)  The arbitrator shall direct the payment of the fair value of the limited partnership units (which will be paid only in cash), together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the limited partnership units shall be treated as a sale of the limited partnership units by the owner and a purchase of such limited partnership units by Aimco OP for the cash consideration so paid under the terms of the Merger Agreement.

(h)  The costs of the proceeding may be determined by the arbitrator and taxed upon the parties as the arbitrator deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the arbitrator may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i)  Any Nonconsenting Limited Partner who has made a demand for appraisal of his or her limited partnership units and who has not withdrawn the demand before the Election Deadline shall be deemed to have entered into a binding contract with Aimco OP to accept the fair value awarded by the arbitrator in exchange for his or her limited partnership units, plus any interest as provided herein. The award of fair value, plus any interest, to the Nonconsenting Limited Partners shall be exclusive of and in lieu of any other right, claim or remedy under state or federal law that the Nonconsenting Limited Partner may have with respect to his or her limited partnership units whether under the Merger Agreement or otherwise and whether against CPF XIX, CPF XIX GP, Aimco-GP, Apartment Investment and Management Company, Aimco OP, or any other person or entity, and the Nonconsenting Limited Partner shall execute and deliver a release of all other such rights, claims and remedies in exchange for payment of the award.

(j)  From and after the effective date of the Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote his or her limited partnership units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016, or by fax at (908) 497-2349, a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. The appraisal proceeding may also be dismissed as to any Nonconsenting Limited Partner with the agreement or consent of Aimco OP upon such terms as the two parties may agree. Except as provided in the two foregoing sentences, no appraisal proceeding before the arbitrator shall be dismissed as to any Nonconsenting Limited Partner without the approval of the arbitrator, and such approval may be conditioned upon such terms as the arbitrator deems just.

ANNEX B

Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, dated as of February 28, 2013 (the “Merger Agreement”), by and among Century Properties Fund XIX, a Delaware limited partnership (“CPF XIX”), AIMCO CPF XIX Merger Sub LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”). In connection with the Merger, limited partners of CPF XIX shall have the following appraisal rights:

(a)  Any limited partner who holds limited partnership units on the effective date of the Merger who has not consented to the merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s limited partnership units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), excluding the Procedures for Large, Complex Commercial Disputes, by a single arbitrator selected by Aimco OP from a panel of AAA arbitrators who are qualified to value investment interests in commercial real estate. Any action for judicial review or enforcement of the arbitration award shall be brought in a court of competent jurisdiction located in Denver, Colorado.

(b)  Within 10 days after the effective date of the Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Merger, the effective date of the Merger and that appraisal rights are available for any or all limited partnership units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Exhibit A. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their limited partnership units pursuant to paragraph (a) hereof. Any limited partner who holds limited partnership units on the effective date of the Merger and who has not consented to the Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her limited partnership units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her limited partnership units, and will be deemed to have elected the Cash Consideration.

(c)  At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her limited partnership units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016, or by fax at (908) 497-2349. At any time within 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of limited partnership units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such limited partnership units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d)  Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitrator a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their limited partnership units and with whom agreements as to the value of their limited partnership units have not been reached with Aimco OP. The arbitrator shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on the list at the addresses therein stated. The forms of the notices shall be approved by the arbitrator, and the costs of the preparation and mailing thereof shall be borne by Aimco OP.

(e)  At the hearing on such demand, the arbitrator shall determine as to each of the Nonconsenting Limited Partners whether the Nonconsenting Limited Partner is entitled to appraisal rights hereunder.

(f)  After determining the Nonconsenting Limited Partners entitled to an appraisal, the arbitrator shall appraise such Nonconsenting Limited Partners’ limited partnership units, determining their fair value, as of the date of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the arbitrator shall take into account all factors relevant to the issue of fair value of the limited partnership units, using the legal standard of fair value that would apply if the Nonconsenting Limited Partner were a stockholder in a corporation entitled to appraisal rights as a result of a corporate merger under the corporation laws of the state of Delaware. Unless the arbitrator in his or her discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the arbitrator may, in his or her discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners’ entitlement to appraisal rights hereunder. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g)  The arbitrator shall direct the payment of the fair value of the limited partnership units (which will be paid only in cash), together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the limited partnership units shall be treated as a sale of the limited partnership units by the owner and a purchase of such limited partnership units by Aimco OP for the cash consideration so paid under the terms of the Merger Agreement.

(h)  The costs of the proceeding may be determined by the arbitrator and taxed upon the parties as the arbitrator deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the arbitrator may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i)  Any Nonconsenting Limited Partner who has made a demand for appraisal of his or her limited partnership units and who has not withdrawn the demand before the Election Deadline shall be deemed to have entered into a binding contract with Aimco OP to accept the fair value awarded by the arbitrator in exchange for his or her limited partnership units, plus any interest as provided herein. The award of fair value, plus any interest, to the Nonconsenting Limited Partners shall be exclusive of and in lieu of any other right, claim or remedy under state or federal law that the Nonconsenting Limited Partner may have with respect to his or her limited partnership units whether under the Merger Agreement or otherwise and whether against CPF XIX, CPF XIX GP, Aimco-GP, Apartment Investment and Management Company, Aimco OP, or any other person or entity, and the Nonconsenting Limited Partner shall execute and deliver a release of all other such rights, claims and remedies in exchange for payment of the award.

(j)  From and after the effective date of the Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote his or her limited partnership units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016, or by fax at (908) 497-2349, a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. The appraisal proceeding may also be dismissed as to any Nonconsenting Limited Partner with the agreement or consent of Aimco OP upon such terms as the two parties may agree. Except as provided in the two foregoing sentences, no appraisal proceeding before the arbitrator shall be dismissed as to any Nonconsenting Limited Partner without the approval of the arbitrator, and such approval may be conditioned upon such terms as the arbitrator deems just.

ANNEX C

OFFICERS AND DIRECTORS

None of CPF XIX, Fox Partners II, Aimco OP or the Aimco Subsidiary has directors, officers or significant employees of its own. The names and positions of the executive officers and directors of Aimco, AIMCO-GP, AIMCO/IPT and FCMC are set forth below. The business address of each executive officer and director is 4582 South Ulster Street, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America.

Name (Age)	Position
Terry Considine(65)	Chairman of the Board of Directors and Chief Executive Officer of Aimco; Director, Chief Executive Officer and President of AIMCO-GP and AIMCO/IPT.
John Bezzant(50)	Executive Vice President — Transactions of Aimco, AIMCO-GP, AIMCO/IPT and FCMC; Director of FCMC and AIMCO/IPT.
Lisa R. Cohn(44)	Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP, AIMCO/IPT and FCMC.
Miles Cortez(69)	Executive Vice President and Chief Administrative Officer of Aimco, AIMCO-GP and AIMCO/IPT.
Patti K. Fielding(49)	Executive Vice President — Securities and Debt and Treasurer of Aimco, AIMCO-GP, AIMCO/IPT and FCMC.
Ernest M. Freedman(42)	Executive Vice President and Chief Financial Officer of Aimco, AIMCO-GP, AIMCO/IPT and FCMC.
Keith M. Kimmel(41)	Executive Vice President of Property Operations of Aimco, AIMCO-GP, AIMCO/IPT and FCMC.
Daniel S. Matula(47)	Executive Vice President — Redevelopment and Construction Services of Aimco, AIMCO-GP, AIMCO/IPT and FCMC.
Steven D. Cordes(41)	Senior Vice President — Affordable Asset Management of Aimco, AIMCO-GP, AIMCO/IPT and FCMC; Director of FCMC.
Paul Beldin(39)	Senior Vice President and Chief Accounting Officer of Aimco, AIMCO-GP, AIMCO/IPT and FCMC.
Stephen B. Waters(51)	Senior Director of Partnership Accounting of Aimco, AIMCO-GP, AIMCO/IPT and FCMC.
James N. Bailey(66)	Director of Aimco and AIMCO-GP.
Thomas L. Keltner(66)	Director of Aimco and AIMCO-GP.
J. Landis Martin(67)	Director of Aimco and AIMCO-GP.
Robert A. Miller(67)	Director of Aimco and AIMCO-GP.
Kathleen M. Nelson(67)	Director of Aimco and AIMCO-GP.
Michael A. Stein(63)	Director of Aimco and AIMCO-GP.

Name	Biographical Summary of Current Directors and Officers
Terry Considine	Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of Aimco and AIMCO-GP, Inc. since July 1994, and has been a director, Chief Executive Officer and President of AIMCO/IPT since February 1999. Mr. Considine also serves on the board of directors of Intrepid Potash, Inc. a publicly held producer of potash, and, until its acquisition in early 2009, Mr. Considine served as Chairman of the Board and Chief Executive Officer of American Land Lease, Inc. Mr. Considine has over 40 years of experience in the real estate and other industries. Among other real estate ventures, in 1975, Mr. Considine founded and managed the predecessor companies that became Aimco at its initial public offering in 1994.
John Bezzant	Mr. Bezzant was appointed as a Director of FCMC effective December 16, 2009. Mr. Bezzant currently serves as an Executive Vice President of Aimco, AIMCO-GP, AIMCO/IPT and FCMC Mr. Bezzant chairs Aimco’s investment committee, oversees capital investments, and is responsible for portfolio management, and disposition of and acquisition activities. Mr. Bezzant joined Aimco in June 2006 as Senior Vice President — Development and was appointed as Executive Vice President, Transactions in January 2011. Prior to joining Aimco, from 2005 to June 2006, Mr. Bezzant was a First Vice President at Prologis and from 1986 to 2005, Mr. Bezzant served as Vice President, Asset Management at Catellus Development Corporation.
Lisa R. Cohn	Ms. Cohn was appointed Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP, AIMCO/IPT and FCMC in December 2007. In addition to serving as general counsel, Ms. Cohn has executive responsibility for insurance and risk management as well as human resources. From January 2004 to December 2007, Ms. Cohn served as Senior Vice President and Assistant General Counsel. She joined Aimco in July 2002 as Vice President and Assistant General Counsel. Prior to joining Aimco, Ms. Cohn was in private practice with the law firm of Hogan & Hartson LLP with a focus on public and private mergers and acquisitions, venture capital financing, securities and corporate governance.
Miles Cortez	Mr. Cortez was appointed Executive Vice President and Chief Administrative Officer in December 2007. He is responsible for administration, government relations, communications and special projects. Mr. Cortez joined Aimco in August 2001 as Executive Vice President, General Counsel and Secretary. Prior to joining Aimco, Mr. Cortez was the senior partner of Cortez Macaulay Bernhardt & Schuetze LLC, a Denver, Colorado law firm, from December 1997 through September 2001. He served as president of the Colorado Bar Association from 1996 to 1997 and the Denver Bar Association from 1982 to 1983.
Patti K. Fielding	Ms. Fielding was appointed Executive Vice President of Aimco, AIMCO-GP, AIMCO/IPT and FCMC, in February 2003 and Treasurer in January 2005, responsible for debt financing and the treasury department. From January 2000 to February 2003, Ms. Fielding served as Senior Vice President — Securities and Debt. Ms. Fielding joined the Company as a Vice President in February 1997. Prior to joining the Company, Ms. Fielding was with Hanover Capital from 1996 to 1997, and from 1993 to 1995 she was Vice Chairman, Senior Vice President and Co-Founder of

Name	Biographical Summary of Current Directors and Officers
CapSource Funding Corp. She was also a Group Vice President with Duff & Phelps Rating Company from 1987 to 1993 and a commercial real estate appraiser with American Appraisal for three years.
Ernest M. Freedman	Mr. Freedman was appointed Executive Vice President and Chief Financial Officer of Aimco, AIMCO-GP, AIMCO/IPT and FCMC effective November 1, 2009. Mr. Freedman joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and has served as Senior Vice President of Finance since February 2009, responsible for financial planning, tax, accounting and related areas. From 2004 to 2007, Mr. Freedman served as Chief Financial Officer of HEI Hotels and Resorts. From 2000 to 2004, Mr. Freedman was at GE Real Estate in a number of capacities, including operations controller and finance manager for investments and acquisitions. From 1993 to 2000, Mr. Freedman was with Ernst & Young, LLP, including one year as a senior manager in the real estate practice. Mr. Freedman is a certified public accountant.
Keith M. Kimmel	Mr. Kimmel was appointed Executive Vice President of Property Operations of Aimco in January 2011. He also serves as Executive Vice President of AIMCO-GP, AIMCO/IPT and FCMC. From September 2008 to January 2011, Mr. Kimmel served as the Area Vice President of property operations for the western region. Prior to that, from March 2006 to September 2008, he served as the Regional Vice President of property operations for California. He joined Aimco in March of 2002 as a Regional Property Manager. Prior to joining Aimco, Mr. Kimmel was with Casden Properties from 1998 through 2002, and was responsible for the operation of the new construction and high-end product line. Mr. Kimmel began his career in the multi-family real estate business in 1992 as a leasing consultant and on-site manager.
Daniel S. Matula	Mr. Matula was appointed Executive Vice President of Redevelopment and Construction for Aimco in January 2011. He also serves as Executive Vice President of AIMCO-GP, AIMCO/IPT and FCMC. He joined Aimco as Senior Vice President of Redevelopment in January 2006. Mr. Matula oversees redevelopment and construction services. Prior to joining Aimco, from 2005 to 2006, Mr. Matula served as Senior Vice President of Development for Triad Partners, a private medical office development company headquartered in Irvine, CA. From 2000 to 2005, Mr. Matula served as Senior Vice President of Construction Services for Catellus Development Corporation.
Steven D. Cordes	Mr. Cordes was appointed as a Director of FCMC effective March 2, 2009. Mr. Cordes has been a Senior Vice President of Aimco, AIMCO-GP, AIMCO/IPT and FCMC since May 2007. Mr. Cordes was appointed Senior Vice President — Structured Equity in May 2007. Mr. Cordes joined Aimco in 2001 as a Vice President of Capital Markets with responsibility for Aimco’s joint ventures and equity capital markets activity. Prior to joining Aimco, Mr. Cordes was a manager in the financial consulting practice of PricewaterhouseCoopers. Effective March 2009, Mr. Cordes was appointed to serve as the equivalent of the chief executive officer of the Partnership.
Paul Beldin	Mr. Beldin was appointed Senior Vice President and Chief Accounting Officer of Aimco and FCMC in May 2008. Mr. Beldin joined Aimco in May 2008. Prior to that, Mr. Beldin served as controller and then as chief financial officer of America First Apartment Investors, Inc., a publicly traded multifamily real estate investment trust, from May 2005 to September 2007 when the company was acquired by Sentinel Real Estate Corporation. Prior to joining America First Apartment Investors,

Name	Biographical Summary of Current Directors and Officers
Inc., Mr. Beldin was a senior manager at Deloitte and Touche LLP, where he was employed from August 1996 to May 2005, including two years as an audit manager in SEC services at Deloitte’s national office.
Stephen B. Waters	Mr. Waters was appointed Senior Director of Partnership Accounting of Aimco and FCMC in June 2009. Mr. Waters has responsibility for partnership accounting with Aimco and serves as the principal financial officer of FCMC. Mr. Waters joined Aimco as a Director of Real Estate Accounting in September 1999 and was appointed Vice President of FCMC and Aimco in April 2004. Prior to joining Aimco, Mr. Waters was a senior manager at Ernst & Young LLP.
James N. Bailey	Mr. Bailey was first elected as a director of Aimco in June 2000 and is currently Chairman of the Nominating and Corporate Governance Committee and a member of the Audit, Compensation and Human Resources and Redevelopment and Construction Committees. Mr. Bailey co-founded Cambridge Associates, LLC, an investment consulting firm, in 1973 and currently serves as its Senior Managing Director and Treasurer. He is also a co-founder, director and treasurer of The Plymouth Rock Company, and a director of SRB Corporation, Inc. and Homeowners Direct Company, all three of which are insurance companies and insurance company affiliates. Mr. Bailey also serves as Chairman of the Board and Manager of Knights Bridge Vineyards LLC and Chairman of the Board of Knights Bridge Winery LLC. He also serves as an Overseer for the New England Aquarium, and is on its audit and investment committees. Mr. Bailey is a member of the Massachusetts Bar and the American Bar Associations. Mr. Bailey, a long-time entrepreneur, brings particular expertise to the board in the areas of investment and financial planning, capital markets, evaluation of institutional real estate markets and managers of all property types.
Thomas L. Keltner	Mr. Keltner was first elected as a director of Aimco in April 2007 and is currently Chairman of the Compensation and Human Resources Committee. He is also a member of the Audit, Nominating and Corporate Governance, and Redevelopment and Construction Committees. Mr. Keltner served as Executive Vice President and Chief Executive Officer — Americas and Global Brands for Hilton Hotels Corporation from March 2007 through March 2008, which concluded the transition period following Hilton’s acquisition by The Blackstone Group. Mr. Keltner joined Hilton Hotels Corporation in 1999 and served in various roles. Mr. Keltner has more than 20 years of experience in the areas of hotel development, acquisition, disposition, franchising and management. Prior to joining Hilton Hotels Corporation, from 1993 to 1999, Mr. Keltner served in several positions with Promus Hotel Corporation, including President, Brand Performance and Development. Before joining Promus Hotel Corporation, he served in various capacities with Holiday Inn Worldwide, Holiday Inns International and Holiday Inns, Inc. In addition, Mr. Keltner was President of Saudi Marriott Company, a division of Marriott Corporation, and was a management consultant with Cresap, McCormick and Paget, Inc. Mr. Keltner brings particular expertise to the board in the areas of property operations, marketing, branding, development and customer service.

Name	Biographical Summary of Current Directors and Officers
J. Landis Martin	Mr. Martin was first elected as a director of Aimco in July 1994 and serves as the Lead Independent Director. Mr. Martin is also a member of the Audit, Nominating and Corporate Governance, Compensation and Human Resources, and Redevelopement and Construction Committees. Mr. Martin is the Founder and Managing Director of Platte River Ventures LLC, a private equity firm. In November 2005, Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served since January 1994. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held manufacturer of titanium dioxide chemicals, from 1987 to 2003. Mr. Martin is also a director of Crown Castle International Corporation, a publicly held wireless communications company, Halliburton Company, a publicly held provider of products and services to the energy industry, and Intrepid Potash, Inc., a publicly held producer of potash. As a former chief executive of four NYSE-listed companies, Mr. Martin brings particular expertise to the board in the areas of operations, finance and governance.
Robert A. Miller	Mr. Miller was first elected as a director of Aimco in April 2007 and is currently Chairman of the Redevelopement and Construction Committee. Mr. Miller is also a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Miller served as Executive Vice President and Chief Operating Officer, International of Marriott Vacations Worldwide Corporation (“MVWC”) from 2011 to 2012 when he retired from this position and serves as President of RAMCO Advisors LLC, an investment advisory and business consulting firm. Mr. Miller served as the President of Marriott Leisure from 1997 to November 2011 when Marriott International elected to spin-off its subsidiary entity, Marriott Ownership Resorts, Inc. by forming a new parent entity, MVWC, as a new publicly held company. Prior to his role as President of Marriott Leisure, from 1984 to 1988, Mr. Miller served as Executive Vice President & General Manager of Marriott Vacation Club International and then as its President from 1988 to 1997. In 1984, Mr. Miller and a partner sold their company, American Resorts, Inc., to Marriott. Mr. Miller co-founded American Resorts, Inc. in 1978, and it was the first business model to encompass all aspects of timeshare resort development, sales, management and operations. Prior to founding American Resorts, Inc., from 1972 to 1978, Mr. Miller was Chief Financial Officer of Fleetwing Corporation, a regional retail and wholesale petroleum company. Prior to joining Fleetwing, Mr. Miller served for five years as a staff accountant for Arthur Young & Company. Mr. Miller is past Chairman and currently a director of the American Resort Development Association (“ARDA”) and currently serves as Chairman and director of the ARDA International Foundation. As a successful real estate entrepreneur, Mr. Miller brings particular expertise to the board in the areas of operations, management, marketing, sales, and development, as well as finance and accounting.

Name	Biographical Summary of Current Directors and Officers

Kathleen M. Nelson	Ms. Nelson was first elected as a director of Aimco in April 2010, and currently serves on the Audit, Compensation and Human Resources, Nominating and Corporate Governance, and Redevelopment and Construction Committees. Ms. Nelson has an extensive background in commercial real estate and financial services with over 40 years of experience including 36 years at TIAA-CREF. She held the position of Managing Director/Group Leader and Chief Administrative Officer for TIAA-CREF’s mortgage and real estate division. Ms. Nelson developed and staffed TIAA’s real estate research department. She retired from this position in December 2004 and founded and serves as president of KMN Associates LLC, a commercial real estate investment advisory and consulting firm. In 2009, Ms. Nelson co-founded and serves as Managing Principal of Bay Hollow Associates, LLC, a commercial real estate consulting firm, which provides counsel to institutional investors. Ms. Nelson served as the International Council of Shopping Centers’ chairman for the 2003-04 term and has been an ICSC Trustee since 1991. She also is the chairman of the ICSC Audit Committee and is a member of various other committees. Ms. Nelson serves on the Board of Directors of CBL & Associates Properties, Inc., which is a publicly held REIT that develops and manages retail shopping properties. She is a member of Castagna Realty Company Advisory Board and has served as an advisor to the Rand Institute Center for Terrorism Risk Management Policy and on the board of the Greater Jamaica Development Corporation. Ms. Nelson serves on the Advisory Board of the Beverly Willis Architectural Foundation and is a member of the Anglo American Real Property Institute. Ms. Nelson brings to the board particular expertise in the areas of real estate finance and investment.

Michael A. Stein	Mr. Stein was first elected as a director of Aimco in October 2004 and is currently the Chairman of the Audit Committee. Mr. Stein is also a member of the Compensation and Human Resources, Nominating and Corporate Governance, and Redevelopment and Construction Committees. From January 2001 until its acquisition by Eli Lilly in January 2007, Mr. Stein served as Senior Vice President and Chief Financial Officer of ICOS Corporation, a biotechnology company based in Bothell, Washington. From October 1998 to September 2000, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc. From 1989 to September 1998, Mr. Stein served in various capacities with Marriott International, Inc., including Executive Vice President and Chief Financial Officer from 1993 to 1998. Mr. Stein serves on the Board of Directors of Nautilus, Inc., which is a publicly held fitness company, and the Board of Directors of Providence Health & Services, a not-for-profit health system operating hospitals and other health care facilities across Alaska, Washington, Montana, Oregon and California. As the former chief financial officer of two NYSE-listed companies and a former partner at Arthur Andersen, Mr. Stein brings particular expertise to the board in the areas of corporate and real estate finance, and accounting and auditing for large and complex business operations.

ANNEX D

SUMMARY OF APPRAISALS — TABLE

The Lakeside Property CRA Appraisal

Valuation Methodology	Appraised Value (as of January 18, 2013)	Material Assumptions and Analyses
Income Capitalization Approach — Direct Capitalization Analysis	$32,000,000	•potential gross income from apartment unit rentals of $237,010 per month or $2,844,120 for the appraised year;
		•a loss to lease allowance of 3.0% of the gross rent potential;
		•rent concessions of 0.5% of the gross rent potential;
		•a combined vacancy and credit loss allowance of 4.0%;
		•estimated utility recovery of $395 per unit;
		•other income of $875 per unit;
		•estimated total expenses (including reserves) of $1,068,431; and
		•capitalization rate of 5.75%.
Sales Comparison Approach	$29,700,000	•CRA examined and analyzed comparable sales of five properties in the influencing market.
		•The sales reflected per unit unadjusted sales prices ranging from $106,140 to $136,290.

•After adjustment for factors such as differences in location, building size, quality of construction, building materials, age, condition, functional utility, appearance and average unit size, the comparable sales illustrated a range from $117,921 to $136,290 per unit.

		•Based on this range, CRA concluded that a value of $135,000 per unit for the property was reasonable.
		•The per unit value of $135,000 was multiplied by the property’s 220 units.

Valuation Methodology	Appraised Value (as of January 18, 2013)	Material Assumptions and Analyses
Extraordinary Assumption

•In connection with the preparation of the October 2012 appraisal report of the Lakeside Property, CRA inspected the property. CRA noted that the scope of work of the January 2013 appraisal report did not include a physical inspection of the Lakeside Property, and that the value derived in the report is based on the extraordinary assumption that the physical condition of the property has not materially changed since it was previously inspected in connection with the October 2012 appraisal.

The Peak Property — CRA Appraisal

Valuation Methodology	Appraised Value (as of January 18, 2013)	Material Assumptions and Analyses
Income Capitalization Approach — Direct Capitalization Analysis	$35,000,000	•potential gross income from apartment unit rentals of $272,920 per month or $3,275,040 for the appraised year;
		•a loss to lease allowance of 1.5% of the gross rent potential;
		•rent concessions of 0.5% of the gross rent potential;
		•a combined vacancy and credit loss allowance of 4.0%;
		•estimated utility recovery of $400 per unit;
		•other income of $800 per unit;
		•estimated total expenses (including reserves) of $1,402,876; and
		•capitalization rate of 5.75%.
Sales Comparison Approach	$35,000,000	•CRA examined and analyzed comparable sales of five properties in the influencing market.
		•The sales reflected per unit unadjusted sales prices ranging from $106,140 to $136,290.

Valuation Methodology	Appraised Value (as of January 18, 2013)	Material Assumptions and Analyses

•After adjustment for factors such as differences in location, building size, quality of construction, building materials, age, condition, functional utility, appearance and average unit size, the comparable sales illustrated a range from $112,561 to $129,476 per unit.

•Based on this range, CRA concluded that a value of $125,000 per unit for the property was reasonable.
•The per unit value of $125,000 was multiplied by the property’s 280 units.
Extraordinary Assumption

•In connection with the preparation of the October 2012 appraisal report of the Peak Property, CRA inspected the property. CRA noted that the scope of work of the January 2013 appraisal report did not include a physical inspection of the property, and that the value derived in the report is based on the extraordinary assumption that the physical condition of the property has not materially changed since it was previously inspected in connection with the October 2012 appraisal.

The Lakeside Property — KTR Appraisal

Valuation Methodology	Appraised Value (as of January 18, 2013)	Material Assumptions and Analyses
Income Capitalization Approach — Direct Capitalization Analysis	$31,500,000	•potential gross income from apartment unit rentals of $233,690 per month or $2,804,280 for the appraised year;
		•a loss to lease allowance of 2.0% of the gross rent potential;

Valuation Methodology	Appraised Value (as of January 18, 2013)	Material Assumptions and Analyses
		• No concession allowance of the gross rent potential;
		• a combined vacancy and credit loss allowance of 5.0%;
		• other income of $1,349 per unit;
		• estimated total expenses (including reserves) of $1,096,022; and
		• capitalization rate of 5.75%.
Sales Comparison Approach	$28,600,000	• KTR examined and analyzed comparable sales of four properties in the influencing market.
		• The sales reflected per unit unadjusted sales prices ranging from $87,237 to $136,290.
• After adjustment for factors such
as differences in location,
building size, quality of
construction, building materials,
age, condition, functional utility,
appearance and average unit size,
the comparable sales illustrated a
range from $100,323 to $136,290
		per unit.
		• Based on this range, KTR concluded that a value of $130,000 per unit for the property was reasonable.
		• The per unit value of $130,000 was multiplied by the property’s 220 units.

The Peak Property — KTR Appraisal

Valuation Methodology	Appraised Value (as of January 18, 2013)	Material Assumptions and Analyses
Income Capitalization Approach — Direct Capitalization Analysis	$34,600,000	•potential gross income from apartment unit rentals of $280,460 per month or $3,365,520 for the appraised year;
		•a loss to lease allowance of 2.0% of gross rent potential;

Valuation Methodology	Appraised Value (as of January 18, 2013)	Material Assumptions and Analyses
		•No concession allowance of the gross rent potential;
		•a combined vacancy and credit loss allowance of 5.0%;
		•estimated other income of $1,180 per unit;
		•estimated total expenses (including reserves) of $1,468,195; and
		•capitalization rate of 5.75%.
Sales Comparison Approach	$35,000,000	•KTR examined and analyzed comparable sales of four properties in the influencing market.
		•The sales reflected per unit unadjusted sales prices ranging from $87,237 to $136,290.

•After adjustment for factors such as differences in location, building size, quality of construction, building materials, age, condition, functional utility, appearance and average unit size, the comparable sales illustrated a range from $91,599 to $129,476 per unit.

		•Based on this range, KTR concluded that a value of $125,000 per unit for the property was reasonable.
		•The per unit value of $125,000 was multiplied by the property’s 280 units.

ANNEX E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2012

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission file number 0-11935

CENTURY PROPERTIES FUND XIX, LP

(Exact name of registrant as specified in its charter)

Delaware	94-2887133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 International Drive, PO Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

Registrant’s telephone number, including area code (864) 239-1000

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Units of Limited Partnership Interest

(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.     Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐     No  ☒

State the aggregate market value of the voting and non-voting partnership interests held by non-affiliates computed by reference to the price at which the partnership interests were last sold, or the average bid and asked price of such partnership interests as of the last business day of the registrant’s most recently completed second fiscal quarter. No market exists for the limited partnership interests of the Registrant, and, therefore, no aggregate market value can be determined.

DOCUMENTS INCORPORATED BY REFERENCE

None

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Annual Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding the Partnership’s ability to maintain current or meet projected occupancy, rental rates and property operating results and the effect of redevelopments. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the Partnership’s control, including, without limitation: financing risks, including the availability and cost of financing and the risk that the Partnership’s cash flows from operations may be insufficient to meet required payments of principal and interest; natural disasters and severe weather such as hurricanes; national and local economic conditions, including the pace of job growth and the level of unemployment; energy costs; the terms of governmental regulations that affect the Partnership’s properties and interpretations of those regulations; the competitive environment in which the Partnership operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for residents in such markets; insurance risk, including the cost of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Partnership. Readers should carefully review the Partnership’s financial statements and the notes thereto, as well as the other documents the Partnership files from time to time with the Securities and Exchange Commission.
PART I

Item 1.	Business

Century Properties Fund XIX, LP (the “Partnership” or “Registrant”) was organized in August 1982, as a California limited partnership under the Uniform Limited Partnership Act of the California Corporations Code. Fox Partners II, a California general partnership, is the general partner of the Partnership. The general partners of Fox Partners II are Fox Capital Management Corporation (“FCMC” or the “Managing General Partner”), a California corporation, and Fox Realty Investors (“FRI”), a California general partnership. The Managing General Partner is a subsidiary of Apartment Investment and Management Company (“Aimco”), a publicly traded real estate investment trust. The term of the Partnership is scheduled to expire on December 31, 2024.

The Partnership’s Registration Statement, filed pursuant to the Securities Act of 1933 (No. 2-79007), was declared effective by the Securities and Exchange Commission on September 20, 1983. Beginning in September 1983 through October 1984, the Partnership offered 90,000 Limited Partnership Units and sold 89,292 units having an initial cost of $89,292,000. The net proceeds of this offering were used to acquire thirteen income-producing real estate properties. Since its initial offering, the Partnership has not received, nor have limited partners been required to make, additional capital contributions. The Partnership’s original property portfolio was geographically diversified with properties acquired in seven states. The Partnership’s acquisition activities were completed in June 1985 and since then the principal activity of the Partnership has been managing its portfolio. One property was sold in each of the years 1988, 1992, 1993, 1994, 2003, 2005, 2006 and 2008 and two properties were sold in 2012. In addition, one property was foreclosed on in 1993. See “Item 2. Properties” for a description of the Partnership’s remaining two properties.

The Partnership is engaged in the business of operating and holding real estate properties.

The Partnership has no employees and depends on the Managing General Partner and its affiliates for property management services and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and as reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

A further description of the Partnership’s business is included in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Form 10-K.

Item 1A.	Risk Factors

Not applicable.

Item 2.	Properties

The following table sets forth the Partnership’s investment in properties:

Date of
Property	Purchase	Type of Ownership	Use
Lakeside at Vinings Mountain Atlanta, Georgia	12/83	Fee ownership subject to first mortgage	Apartment 220 units
The Peak at Vinings Mountain Atlanta, Georgia	04/84	Fee ownership subject to first mortgage	Apartment 280 units

On March 29, 2012, the Partnership sold Greenspoint at Paradise Valley to a third party for a gross sale price of $29,750,000. The net proceeds realized by the Partnership were approximately $29,432,000 after payment of closing costs. The Partnership used approximately $15,349,000 of the net proceeds to repay the mortgages encumbering the property. As a result of the sale, the Partnership recorded a gain of approximately $22,329,000. In addition, the Partnership recorded a loss on the early extinguishment of debt of approximately $4,000 due to the write off of unamortized loan costs.

On September 28, 2012, the Partnership sold Tamarind Bay Apartments to a third party for a gross sale price of $12,750,000. The net proceeds realized by the Partnership were approximately $12,073,000 after payment of closing costs and a credit for approximately $381,000 to the purchaser for capital improvements. The Partnership used approximately $6,670,000 of the net proceeds to repay the mortgages encumbering the property. As a result of the sale, the Partnership recorded a gain of approximately $9,106,000. In addition, the Partnership recorded a loss on the early extinguishment of debt of approximately $2,697,000 due to the write off of unamortized loan costs of approximately $144,000 and the payment of a prepayment penalty of approximately $2,553,000.

Schedule of Properties

Set forth below for each of the Partnership’s properties is the gross carrying value, accumulated depreciation, depreciable life, method of depreciation and Federal tax basis.

	Gross			Method
	Carrying	Accumulated	Depreciable	of	Federal
Property	Value	Depreciation	Life	Depreciation	Tax Basis
	(in thousands)				(in thousands)
Lakeside at Vinings Mountain	$26,560	$20,257	5-30 yrs	S/L	$6,605
The Peak at Vinings Mountain	30,977	22,807	5-30 yrs	S/L	8,421

	$57,537	$43,064			$15,026

See “Note A – Organization and Summary of Significant Accounting Policies” to the financial statements included in “Item 8. Financial Statements and Supplementary Data” for a description of the Partnership’s depreciation and capitalization policies.

Schedule of Property Indebtedness

The following table sets forth certain information relating to the loans encumbering the Partnership’s properties.

	Principal				Principal
	Balance At				Balance
	December 31,	Interest	Period	Maturity	Due At
Property	2012	Rate (1)	Amortized	Date	Maturity (2)
	(in thousands)				(in thousands)
Lakeside at Vinings Mountain 1st mortgage	$14,677	5.53%	30 yrs	06/01/21	$12,405
The Peak at Vinings Mountain 1st mortgage	15,506	5.54%	30 yrs	06/01/21	13,109

	$30,183				$25,514

(1)	Fixed rate mortgages.
(2)	See “Note B – Mortgage Notes Payable” to the financial statements included in “Item 8. Financial Statements and Supplementary Data” for information with respect to the Partnership’s ability to prepay these loans and other specific details about the loans.

On May 2, 2011, the Partnership refinanced the mortgage debt encumbering Lakeside at Vinings Mountain. The refinancing replaced the existing mortgage loans, which at the time of refinancing had an aggregate principal balance of approximately $9,170,000, with a new mortgage loan in the principal amount of $14,982,000. The new loan bears interest at a rate of 5.53% per annum and requires monthly payments of principal and interest of approximately $85,000 beginning on July 1, 2011, through the June 1, 2021 maturity date. The new mortgage loan has a balloon payment of approximately $12,405,000 due at maturity. The Partnership may prepay the mortgage at any time with 30 days written notice to the lender, subject to a prepayment penalty. In connection with the payoff of the existing mortgage debt, the Partnership recognized a loss on early extinguishment of debt of approximately $482,000 during the year ended December 31, 2011, due to the write off of unamortized loan costs and a prepayment penalty. Total capitalized loan costs associated with the new mortgage were approximately $189,000 and are included in other assets on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”.

On May 2, 2011, the Partnership refinanced the mortgage debt encumbering The Peak at Vinings Mountain. The refinancing replaced the existing mortgage loans, which at the time of refinancing had an aggregate principal balance of approximately $9,861,000, with a new mortgage loan in the principal amount of $15,828,000. The new loan bears interest at a rate of 5.54% per annum and requires monthly payments of principal and interest of approximately $90,000 beginning on July 1, 2011, through the June 1, 2021 maturity date. The new mortgage loan has a balloon payment of approximately $13,109,000 due at maturity. The Partnership may prepay the mortgage at any time with 30 days written notice to the lender, subject to a prepayment penalty. In connection with the payoff of the existing mortgage debt, the Partnership recognized a loss on early extinguishment of debt of approximately $515,000 during the year ended December 31, 2011, due to the write off of unamortized loan costs and a prepayment penalty. Total capitalized loan costs associated with the new mortgage were approximately $201,000 and are included in other assets on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”.

Rental Rates and Occupancy

Average annual rental rates and occupancy for 2012 and 2011 for each property were as follows:

	Average Annual		Average
	Rental Rates		Occupancy
	(per unit)
Property	2012	2011	2012	2011
Lakeside at Vinings Mountain	$12,175	$11,464	95%	97%
The Peak at Vinings Mountain	11,381	10,642	95%	97%

The real estate industry is highly competitive. Both of the properties are subject to competition from other residential apartment complexes in the area. The Managing General Partner believes that both of the properties are adequately insured. Each property is an apartment complex which leases units for lease terms of one year or less. No residential tenant leases 10% or more of the available rental space. Both of the properties are in good physical condition, subject to normal depreciation and deterioration as is typical for assets of this type and age.

Real Estate Taxes and Rates

Real estate taxes and rates in 2012 for each property were as follows:

	2012	2012
	Billing	Rate
	(in thousands)
Lakeside at Vinings Mountain	$221	3.02%
The Peak at Vinings Mountain	270	3.02%

Capital Improvements

Lakeside at Vinings Mountain

During the year ended December 31, 2012, the Partnership completed approximately $467,000 of capital improvements at Lakeside at Vinings Mountain, which consisted primarily of interior improvements, structural upgrades and floor covering replacement. These improvements were funded from operating cash flow. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2013. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Greenspoint at Paradise Valley

During the year ended December 31, 2012, the Partnership completed approximately $131,000 of capital improvements at Greenspoint at Paradise Valley, which consisted primarily of sewer upgrades and floor covering replacement. These improvements were funded from operating cash flow. The Partnership sold Greenspoint at Paradise Valley to a third party on March 29, 2012.

The Peak at Vinings Mountain

During the year ended December 31, 2012, the Partnership completed approximately $509,000 of capital improvements at The Peak at Vinings Mountain, which consisted primarily of HVAC upgrades, interior improvements and floor covering replacement. These improvements were funded from operating cash flow. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2013. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Tamarind Bay Apartments

During the year ended December 31, 2012, the Partnership completed approximately $38,000 of capital improvements at Tamarind Bay Apartments, which consisted primarily of major landscaping and floor covering replacement. These improvements were funded from operating cash flow. The Partnership sold Tamarind Bay Apartments to a third party on September 28, 2012.

Capital expenditures will be incurred only if cash is available from operations or from Partnership reserves. To the extent that capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

Item 3.	Legal Proceedings

None.

Item 4.	Mine Safety Disclosures

Not applicable.

PART II

Item 5.	Market for the Registrant’s Common Equity, Related Security Holder Matters and Issuer Purchases of Equity Securities

The Partnership, a publicly-held limited partnership, offered and sold 89,292 limited partnership units (the “Units”) aggregating $89,292,000. The Partnership had 89,233 Units outstanding held by 2,755 limited partners of record at December 31, 2012. Affiliates of the Managing General Partner owned 60,711.66 Units or 68.04% at December 31, 2012. No public trading market has developed for the Units, and it is not anticipated that such a market will develop in the future.

The Partnership distributed the following amounts during the years ended December 31, 2012 and 2011 (in thousands, except per unit data):

	Year Ended December 31, 2012	Per Limited Partnership Unit	Year Ended December 31, 2011	Per Limited Partnership Unit
Sale (1)	$10,252	$112.58	$—	$—

(1)	Proceeds from the March 2012 sale of Greenspoint at Paradise Valley and the September 2012 sale of Tamarind Bay Apartments.

Future cash distributions will depend on the levels of net cash generated from operations and the timing of debt maturities, property sales and/or refinancings. The Partnership’s cash available for distribution is reviewed on a monthly basis. There can be no assurance, however, that the Partnership will generate sufficient funds from operations, after planned capital expenditures, to permit any distributions to its partners in 2013 or subsequent periods. See “Item 2. Properties – Capital Improvements” for information relating to anticipated capital expenditures at the properties.

In addition to its indirect ownership of the general partner interest in the Partnership, Aimco and its affiliates owned 60,711.66 Units in the Partnership representing 68.04% of the outstanding Units at December 31, 2012. A number of these Units were acquired pursuant to tender offers made by Aimco or its affiliates. It is possible that Aimco or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of Aimco, either through private purchases or tender offers. Pursuant to the Partnership Agreement, Unit holders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Managing General Partner. As a result of its ownership of 68.04% of the outstanding Units, Aimco and its affiliates are in a position to influence all such voting decisions with respect to the Partnership. However, with respect to the 25,228.66 Units acquired on January 19, 1996, AIMCO IPLP, L.P. (“IPLP”), an affiliate of the Managing General Partner and of Aimco, agreed to vote such Units: (i) against any increase in compensation payable to the Managing General Partner or to its affiliates; and (ii) on all other matters submitted by it or its affiliates, in proportion to the vote cast by third party unitholders. Except for the foregoing, no other limitations are imposed on IPLP’s, Aimco’s or any other affiliates’ right to vote each Unit held. Although the General Partner owes fiduciary duties to the limited partners of the Partnership, the Managing General Partner also owes fiduciary duties to both the General Partner and Aimco as the sole stockholder of the Managing General Partner. As a result, the duties of the Managing General Partner, as managing general partner, to the Partnership and its limited partners may come into conflict with the duties of the Managing General Partner to Aimco as its sole stockholder.

Item 6.	Selected Financial Data

Not applicable.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This item should be read in conjunction with the financial statements and other items contained in this report.

The Partnership’s financial results depend upon a number of factors including the ability to attract and maintain tenants at the investment properties, interest rates on mortgage loans, costs incurred to operate the investment properties, general economic conditions and weather. As part of the ongoing business plan of the Partnership, the Managing General Partner monitors the rental market environment of its investment properties to assess the feasibility of increasing rents, maintaining or increasing occupancy levels and protecting the Partnership from increases in expenses. As part of this plan, the Managing General Partner attempts to protect the Partnership from the burden of inflation-related increases in expenses by increasing rents and maintaining a high overall occupancy level. However, the Managing General Partner may use rental concessions and rental rate reductions to offset softening market conditions; accordingly, there is no guarantee that the Managing General Partner will be able to sustain such a plan. Further, a number of factors that are outside the control of the Partnership such as the local economic climate and weather can adversely or positively affect the Partnership’s financial results.

Results of Operations

The Partnership recognized net income of approximately $24,709,000 for the year ended December 31, 2012, compared to net loss of approximately $6,492,000 for the year ended December 31, 2011. The statement of operations included in “Item 8. Financial Statements and Supplementary Data” for the year ended December 31, 2011 has been restated to reflect the operations of Greenspoint at Paradise Valley and Tamarind Bay Apartments as loss from discontinued operations and the balance sheet as of December 31, 2011 has also been restated to reflect the respective assets and liabilities of Greenspoint at Paradise Valley and Tamarind Bay Apartments as held for sale due to their sales on March 29, 2012 and September 28, 2012, respectively.

The following table presents summarized results of operations for Greenspoint at Paradise Valley and Tamarind Bay Apartments for the years ended December 31, 2012 and 2011 (in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011
Revenues	$2,083	$4,835
Expenses	(2,875)	(6,589)
Loss on early extinguishment of debt	(2,701)	—

Loss from discontinued operations	$(3,493)	$(1,754)

On March 29, 2012, the Partnership sold Greenspoint at Paradise Valley to a third party for a gross sale price of $29,750,000. The net proceeds realized by the Partnership were approximately $29,432,000 after payment of closing costs. The Partnership used approximately $15,349,000 of the net proceeds to repay the mortgages encumbering the property. As a result of the sale, the Partnership recorded a gain of approximately $22,329,000, which is included in gain from sale of discontinued operations. In addition, the Partnership recorded a loss on the early extinguishment of debt of approximately $4,000 due to the write off of unamortized loan costs, which is included in loss from discontinued operations.

On September 28, 2012, the Partnership sold Tamarind Bay Apartments to a third party for a gross sale price of $12,750,000. The net proceeds realized by the Partnership were approximately $12,073,000 after payment of closing costs and a credit for approximately $381,000 to the purchaser for capital improvements. The Partnership used approximately $6,670,000 of the net proceeds to repay the mortgages encumbering the property. As a result of the sale, the Partnership recorded a gain of approximately $9,106,000, which is included in gain from sale of discontinued operations. In addition, the Partnership recorded a loss on the early extinguishment of debt of approximately $2,697,000 due to the write off of unamortized loan costs of approximately $144,000 and the payment of a prepayment penalty of approximately $2,553,000, which is included in loss from discontinued operations.

The Partnership’s loss from continuing operations for the years ended December 31, 2012 and 2011 was approximately $3,233,000 and $4,738,000, respectively. The decrease in loss from continuing operations is due to an increase in total revenues and a decrease in total expenses, partially offset by the recognition of casualty gains in 2011. The increase in total revenues is due to increases in both rental and other income. Rental income increased primarily due to increases in the average rental rate, partially offset by decreases in occupancy at both The Peak at Vinings Mountain and Lakeside at Vinings Mountain. The increase in other income is primarily due to increases in lease cancellation fees at The Peak at Vinings Mountain and internet service and parking income at both The Peak at Vinings Mountain and Lakeside at Vinings Mountain.

Total expenses decreased due to decreases in general and administrative, depreciation and interest expenses and the recognition of loss on early extinguishment of debt associated with the payoff of the mortgages encumbering The Peak at Vinings Mountain and Lakeside at Vinings Mountain in May 2011 (as discussed in “Liquidity and Capital Resources”), partially offset by an increase in property tax expense. Operating expense remained relatively constant for the year ended December 31, 2012. Depreciation expense decreased primarily due to assets becoming fully depreciated at both properties during the fourth quarter of 2011 and the second quarter of 2012. Interest expense decreased due to a decrease in interest on advances from AIMCO Properties, L.P., as a result of a lower average outstanding advance balance, partially offset by interest incurred on a higher average debt balance as a result of the May 2011 refinancing of the mortgages encumbering The Peak at Vinings Mountain and Lakeside at Vinings Mountain. The increase in property tax expense is primarily due to an increase in the assessed value of both properties.

General and administrative expenses decreased primarily due to decreases in management reimbursements charged by an affiliate of the Managing General Partner as allowed under the Partnership Agreement and professional expenses associated with the administration of the Partnership. Also included in general and administrative expenses for the years ended December 31, 2012 and 2011 are costs associated with the quarterly and annual communications with investors and regulatory agencies and the annual audit required by the Partnership Agreement.

In April 2011, The Peak at Vinings Mountain sustained damages of approximately $61,000 and clean up costs of approximately $24,000 as a result of a severe storm. During the year ended December 31, 2011, the Partnership received approximately $82,000 in insurance proceeds, which included approximately $21,000 for clean up costs, which are included in operating expenses. The Partnership recognized a casualty gain of approximately $59,000 during the year ended December 31, 2011 as a result of the write off of undepreciated damaged assets of approximately $2,000.

In April 2011, Lakeside at Vinings Mountain sustained damages of approximately $10,000 and clean up costs of approximately $16,000 as a result of a severe storm. During the year ended December 31, 2011, the Partnership received approximately $24,000 in insurance proceeds, which included approximately $14,000 for clean up costs, which are included in operating expenses. The Partnership recognized a casualty gain of approximately $10,000 during the year ended December 31, 2011 as the damaged assets were fully depreciated at the time of the casualty.

Liquidity and Capital Resources

At December 31, 2012, the Partnership had cash and cash equivalents of approximately $311,000, compared to approximately $453,000 at December 31, 2011. Cash and cash equivalents decreased approximately $142,000 due to approximately $41,040,000 of cash used in financing activities, partially offset by approximately $40,254,000 and $644,000 of cash provided by investing and operating activities, respectively. Cash used in financing activities consisted of repayment of the mortgage notes encumbering Greenspoint at Paradise Valley and Tamarind Bay Apartments, distributions to partners, repayment of advances from an affiliate of the Managing General Partner, a prepayment penalty paid and principal payments made on the mortgages encumbering the Partnership’s investment properties, partially offset by advances received from an affiliate of the Managing General Partner. Cash provided by investing activities consisted of net proceeds from the sales of Greenspoint at Paradise Valley and Tamarind Bay Apartments, partially offset by property improvements and replacements.

AIMCO Properties, L.P., an affiliate of the Managing General Partner has made available to the Partnership a credit line of up to $150,000 per property owned by the Partnership. Prior to 2011, this credit limit was exceeded. During the year ended December 31, 2012, AIMCO Properties, L.P. advanced the Partnership approximately $492,000 to fund real estate taxes at both of the Partnership’s remaining investment properties. During the year ended December 31, 2011, AIMCO Properties, L.P. advanced the Partnership approximately $1,136,000 to fund loan application deposits and mortgage refinancing commitment fees related to The Peak at Vinings Mountain and Lakeside at Vinings Mountain and real estate taxes at three of the Partnership’s investment properties. AIMCO Properties, L.P. charges interest on advances under the terms permitted by the Partnership Agreement. The interest rates charged on the outstanding advances made to the Partnership range from the prime rate plus 0.5% to a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Affiliates of the Managing General Partner review the market rate adjustment quarterly. The interest rate on the outstanding advances at December 31, 2012 was 5.25%. Interest expense was approximately $74,000 and $478,000 for the years ended December 31, 2012 and 2011, respectively. During the years ended December 31, 2012 and 2011, the Partnership repaid approximately $6,744,000 and $12,565,000, respectively, of advances and accrued interest with proceeds from the sale of Greenspoint at Paradise Valley, refinancing proceeds and cash from operations. At December 31, 2012 and 2011, the total advances and accrued interest due to AIMCO Properties, L.P. was approximately $166,000 and $6,344,000, respectively, and is included in due to affiliates on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheets, please see its reports filed with the Securities and Exchange Commission.

The sufficiency of existing liquid assets to meet future liquidity and capital expenditure requirements is directly related to the level of capital expenditures required at the properties to adequately maintain the physical assets and other operating needs of the Partnership and to comply with Federal, state, and local legal and regulatory requirements. The Managing General Partner monitors developments in the area of legal and regulatory compliance. The Partnership regularly evaluates the capital improvement needs of the properties. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2013. Such capital expenditures will depend on the physical condition of the properties as well as anticipated cash flow generated by the properties. Capital expenditures will be incurred only if cash is available from operations or from Partnership reserves. To the extent that capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

The Partnership’s assets are thought to be generally sufficient for any near term needs (exclusive of capital improvements) of the Partnership. On May 2, 2011, the Partnership refinanced the mortgage debt encumbering Lakeside at Vinings Mountain. The refinancing replaced the existing mortgage loans, which at the time of refinancing had an aggregate principal balance of approximately $9,170,000, with a new mortgage loan in the principal amount of $14,982,000. The new loan bears interest at a rate of 5.53% per annum and requires monthly payments of principal and interest of approximately $85,000 beginning on July 1, 2011, through the June 1, 2021 maturity date. The new mortgage loan has a balloon payment of approximately $12,405,000 due at maturity. The Partnership may prepay the mortgage at any time with 30 days written notice to the lender, subject to a prepayment penalty. In connection with the payoff of the existing mortgage debt, the Partnership recognized a loss on early extinguishment of debt of approximately $482,000 during the year ended December 31, 2011, due to the write off of unamortized loan costs and a prepayment penalty. Total capitalized loan costs associated with the new mortgage were approximately $189,000 and are included in other assets on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”.

On May 2, 2011, the Partnership refinanced the mortgage debt encumbering The Peak at Vinings Mountain. The refinancing replaced the existing mortgage loans, which at the time of refinancing had an aggregate principal balance of approximately $9,861,000, with a new mortgage loan in the principal amount of $15,828,000. The new loan bears interest at a rate of 5.54% per annum and requires monthly payments of principal and interest of approximately $90,000 beginning on July 1, 2011, through the June 1, 2021 maturity date. The new mortgage loan has a balloon payment of approximately $13,109,000 due at maturity. The Partnership may prepay the mortgage at any time with 30 days written notice to the lender, subject to a prepayment penalty. In connection with the payoff of the existing mortgage debt, the Partnership recognized a loss on early extinguishment of debt of approximately $515,000 during the year ended December 31, 2011, due to the write off of unamortized loan costs and a prepayment penalty. Total capitalized loan costs associated with the new mortgage were approximately $201,000 and are included in other assets on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”.

The Managing General Partner will attempt to refinance such indebtedness and/or sell the properties prior to such maturity dates. If any property cannot be refinanced or sold for a sufficient amount, the Partnership will risk losing such property through foreclosure.

The Partnership distributed the following amounts during the years ended December 31, 2012 and 2011 (in thousands, except per unit data):

	Year Ended December 31, 2012	Per Limited Partnership Unit	Year Ended December 31, 2011	Per Limited Partnership Unit
Sale (1)	$10,252	$112.58	$—	$—

(1)	Proceeds from the March 2012 sale of Greenspoint at Paradise Valley and the September 2012 sale of Tamarind Bay Apartments.

Future cash distributions will depend on the levels of net cash generated from operations and the timing of debt maturities, property sales and/or refinancings. The Partnership’s cash available for distribution is reviewed on a monthly basis. There can be no assurance, however, that the Partnership will generate sufficient funds from operations, after planned capital expenditures, to permit any distributions to its partners in 2013 or subsequent periods.

Critical Accounting Policies and Estimates

A summary of the Partnership’s significant accounting policies is included in “Note A – Organization and Summary of Significant Accounting Policies” which is included in the financial statements in “Item 8. Financial Statements and Supplementary Data”. The Managing General Partner believes that the consistent application of these policies enables the Partnership to provide readers of the financial statements with useful and reliable information about the Partnership’s operating results and financial condition. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Partnership to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Judgments and assessments of uncertainties are required in applying the Partnership’s accounting policies in many areas. The Partnership believes that of its significant accounting policies, the following may involve a higher degree of judgment and complexity.

Impairment of Long-Lived Assets

Investment properties are recorded at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

Real property investment is subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of the Partnership’s investment properties. These factors include, but are not limited to, general economic climate; competition from other apartment communities and other housing options; local conditions, such as loss of jobs or an increase in the supply of apartments that might adversely affect apartment occupancy or rental rates; changes in governmental regulations and the related cost of compliance; increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents; changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multi-family housing; and changes in interest rates and the availability of financing. Any adverse changes in these and other factors could cause an impairment of the Partnership’s assets.

Revenue Recognition

The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

Assets Held for Sale

The Partnership classifies long-lived assets as held for sale in the period in which all of the following criteria are met: management, having the authority to approve the action, commits to a plan to sell the asset; the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets; an active program to locate a buyer and other actions required to complete the plan to sell the asset have been initiated; the sale of the asset is probable, and transfer of the asset is expected to qualify for recognition as a completed sale, within one year; the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. Depreciation is not recorded during the period in which the long-lived asset is classified as held for sale. When the asset is designated as held for sale, the related results of operations are presented as discontinued operations.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Item 8.	Financial Statements and Supplementary Data

CENTURY PROPERTIES FUND XIX, LP

LIST OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Partners

Century Properties Fund XIX, LP

We have audited the accompanying balance sheets of Century Properties Fund XIX, LP as of December 31, 2012 and 2011, and the related statements of operations, changes in partners’ deficit, and cash flows for each of the two years in the period ended December 31, 2012. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Century Properties Fund XIX, LP at December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Greenville, South Carolina

February 27, 2013

CENTURY PROPERTIES FUND XIX, LP

BALANCE SHEETS

(in thousands)

	December 31,
	2012	2011
Assets:
Cash and cash equivalents	$311	$453
Receivables and deposits	56	138
Other assets	446	589
Investment properties:
Land	2,838	2,838
Buildings and related personal property	54,699	53,994

Total investment property	57,537	56,832
Less accumulated depreciation	(43,064)	(38,472)

Investment property, net	14,473	18,360
Assets held for sale	—	11,110

Total assets	$15,286	$30,650

Liabilities and Partners’ Deficit:
Liabilities:
Accounts payable	$19	$156
Tenant security deposit liabilities	125	121
Other liabilities	442	598
Due to affiliates	166	6,715
Mortgage notes payable	30,183	30,607
Liabilities related to assets held for sale	—	22,559

Total liabilities	30,935	60,756

Partners’ Deficit:
General partner	(7,828)	(10,789)
Limited partners	(7,821)	(19,317)

Total partners’ deficit	(15,649)	(30,106)

Total liabilities and partners’ deficit	$15,286	$30,650

See Accompanying Notes to Financial Statements

CENTURY PROPERTIES FUND XIX, LP

STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Years Ended December 31,
	2012	2011
Revenues:
Rental income	$5,561	$5,301
Other income	651	521

Total revenues	6,212	5,822

Expenses:
Operating	2,014	2,003
General and administrative	271	335
Depreciation	4,864	5,013
Interest	1,800	2,006
Property taxes	496	275
Loss on early extinguishment of debt	—	997

Total expenses	9,445	10,629
Casualty gain	—	69

Loss from continuing operations	(3,233)	(4,738)
Loss from discontinued operations	(3,493)	(1,754)
Gain from sale of discontinued operations	31,435	—

Net income (loss)	$24,709	$(6,492)

Net income (loss) allocated to general partner	$3,167	$(766)

Net income (loss) allocated to limited partners	$21,542	$(5,726)

Per limited partnership unit:
Loss from continuing operations	$(31.94)	$(46.81)
Loss from discontinued operations	(34.53)	(17.33)
Gain from sale of discontinued operations	307.88	—

Net income (loss) per limited partnership unit	$241.41	$(64.14)

Distributions per limited partnership unit	$112.58	$—

See Accompanying Notes to Financial Statements

CENTURY PROPERTIES FUND XIX, LP

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

(in thousands)

	General	Limited
	Partner	Partners	Total
Partners’ deficit at December 31, 2010	$(10,023)	$(13,591)	$(23,614)
Net income (loss) for the year ended December 31, 2011	(766)	(5,726)	(6,492)

Partners’ deficit at December 31, 2011	(10,789)	(19,317)	(30,106)
Distributions to partners	(206)	(10,046)	(10,252)
Net income (loss) for the year ended December 31, 2012	3,167	21,542	24,709

Partners’ deficit at December 31, 2012	$(7,828)	$(7,821)	$(15,649)

See Accompanying Notes to Financial Statements

CENTURY PROPERTIES FUND XIX, LP

STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$24,709	$(6,492)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,810	7,747
Amortization of loan costs	61	118
Gain from sale of discontinued operations	(31,435)	—
Loss on early extinguishment of debt	2,701	997
Casualty gain	—	(69)
Change in accounts:
Receivables and deposits	227	32
Other assets	103	48
Accounts payable	(16)	(69)
Tenant security deposit liabilities	(140)	(1)
Accrued property taxes	(103)	12
Other liabilities	(332)	179
Due to affiliates	(941)	(1,104)

Net cash provided by operating activities	644	1,398

Cash flows from investing activities:
Property improvements and replacements	(1,251)	(1,125)
Insurance proceeds received	—	73
Proceeds from sale of discontinued operations	41,505	—

Net cash provided by (used in) investing activities	40,254	(1,052)

Cash flows from financing activities:
Payments on mortgage notes payable	(608)	(990)
Repayment of mortgage notes payable	(22,019)	(19,031)
Proceeds from mortgage notes payable	—	30,810
Advances from affiliate	492	1,136
Repayment of advances from affiliate	(6,100)	(10,904)
Prepayment penalties paid	(2,553)	(755)
Loan costs paid	—	(390)
Distributions to partners	(10,252)	—

Net cash used in financing activities	(41,040)	(124)

Net increase (decrease) in cash and cash equivalents	(142)	222
Cash and cash equivalents at beginning of the year	453	231

Cash and cash equivalents at end of the year	$311	$453

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,014	$4,390

Supplemental disclosure of non-cash activity:
Property improvements and replacements included in accounts payable	$—	$106

See Accompanying Notes to Financial Statements

CENTURY PROPERTIES FUND XIX, LP

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Note A - Organization and Summary of Significant Accounting Policies

Organization

Century Properties Fund XIX, LP (the “Partnership” or “Registrant”), is a California Limited Partnership organized in August 1982, to acquire, operate and ultimately sell residential apartment complexes. At December 31, 2012, the Partnership operated two residential apartment complexes located in Atlanta, Georgia. The general partner of the Partnership is Fox Partners II, a California general partnership. The general partners of Fox Partners II are Fox Capital Management Corporation (“FCMC” or the “Managing General Partner”), a California corporation, and Fox Realty Investors (“FRI”), a California general partnership. The Managing General Partner is a subsidiary of Apartment Investment and Management Company (“Aimco”), a publicly traded real estate investment trust. The term of the Partnership is scheduled to expire on December 31, 2024.

Basis of Presentation

The accompanying statement of operations for the year ended December 31, 2011 has been restated to reflect the operations of Greenspoint at Paradise Valley and Tamarind Bay Apartments as loss from discontinued operations and the accompanying balance sheet as of December 31, 2011 has also been restated to reflect the respective assets and liabilities of Greenspoint at Paradise Valley and Tamarind Bay Apartments as held for sale due to their sales on March 29, 2012 and September 28, 2012, respectively.

The following table presents summarized results of operations for Greenspoint at Paradise Valley and Tamarind Bay Apartments for the years ended December 31, 2012 and 2011 (in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011
Revenues	$2,083	$4,835
Expenses	(2,875)	(6,589)
Loss on early extinguishment of debt	(2,701)	—

Loss from discontinued operations	$(3,493)	$(1,754)

Reclassifications

Certain reclassifications have been made to the 2011 balances to conform to the 2012 presentation.

Subsequent Events

The Partnership’s management evaluated subsequent events through the time this Annual Report on Form 10-K was filed.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CENTURY PROPERTIES FUND XIX, LP

NOTES TO FINANCIAL STATEMENTS – CONTINUED

Note A – Organization and Summary of Significant Accounting Policies (continued)

Abandoned Units

During the years ended December 31, 2012 and 2011, the number of limited partnership units (the “Units”) decreased by 2 and 39 Units, respectively, due to limited partners abandoning their Units. At December 31, 2012 and 2011, the Partnership had outstanding 89,233 and 89,235 Units, respectively. In abandoning his or her Units, a limited partner relinquishes all right, title and interest in the Partnership as of the date of the abandonment.

Net Income (Loss) and Distributions Per Limited Partnership Unit

Net income (loss) per limited partnership unit (the “Units”) is computed by dividing net income (loss) allocated to the limited partners by the number of Units outstanding at the beginning of the fiscal year. Distributions per Unit for the year ended December 31, 2012 was computed by dividing the number of Units outstanding at the beginning of the year. The number of Units used was 89,235 and 89,274 for the years ended December 31, 2012 and 2011, respectively.

Allocation of Income, Loss and Distributions

Net income, net loss and distributions of cash of the Partnership are allocated between general and limited partners in accordance with the provisions of the Partnership Agreement.

Fair Value of Financial Instruments

Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. Fair value is defined as the amount at which the instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Partnership is required to classify these fair value measurements into one of three categories, based on the nature of the inputs used in the fair value measurement. Level 1 of the hierarchy includes fair value measurements based on unadjusted quoted prices in active markets for identical assets or liabilities the Partnership can access at the measurement date. Level 2 includes fair value measurements based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 includes fair value measurements based on unobservable inputs. The classification of fair value measurements is subjective and generally accepted accounting principles requires the Partnership to disclose more detailed information regarding those fair value measurements classified within the lower levels of the hierarchy. The Partnership believes that the carrying amount of its financial instruments (except for mortgage notes payable) approximates their fair value due to the short-term maturity of these instruments. The Partnership estimates the fair value of its mortgage notes payable by discounting future cash flows using a discount rate commensurate with that currently believed to be available to the Partnership for similar term, mortgage notes payable. The Partnership has classified this fair value measurement within Level 2 of the fair value hierarchy. At December 31, 2012, the fair value of the Partnership’s mortgage notes payable at the Partnership’s incremental borrowing rate was approximately $35,158,000.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and in banks. At certain times, the amount of cash deposited at a bank may exceed the limit on insured deposits. Cash balances include approximately $310,000 and $228,000 at December 31, 2012 and 2011, respectively, that are maintained by an affiliated management company on behalf of affiliated entities in cash concentration accounts.

CENTURY PROPERTIES FUND XIX, LP

NOTES TO FINANCIAL STATEMENTS – CONTINUED

Note A – Organization and Summary of Significant Accounting Policies (continued)

Tenant Security Deposits

The Partnership requires security deposits from lessees for the duration of the lease. Deposits are refunded when the tenant vacates, provided the tenant has not damaged the space and is current on rental payments.

Investment Properties

Investment properties consist of two apartment complexes and are stated at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. The Partnership capitalizes costs incurred in connection with capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. The Partnership capitalizes interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. The Partnership did not capitalize any costs related to interest, property taxes or insurance during the years ended December 31, 2012 and 2011. Capitalized costs are depreciated over the estimated useful life of the asset. The Partnership charges to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance and resident turnover costs.

If events or circumstances indicate that the carrying amount of a property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property. No adjustments for impairment of value were necessary for the years ending December 31, 2012 and 2011.

Depreciation

Depreciation is provided by the straight-line method over the estimated lives of the apartment properties and related personal property. For Federal income tax purposes, the modified accelerated cost recovery method is used for depreciation of (1) real property additions over 27 1/2 years and (2) personal property additions over 5 years.

Leases

The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

Advertising Costs

The Partnership expenses the costs of advertising as incurred. Advertising costs of approximately $203,000 and $228,000 for the years ended December 31, 2012 and 2011, respectively, are included in operating expense and loss from discontinued operations.

CENTURY PROPERTIES FUND XIX, LP

NOTES TO FINANCIAL STATEMENTS – CONTINUED

Note A – Organization and Summary of Significant Accounting Policies (continued)

Deferred Costs

Loan costs of approximately $390,000 and $864,000 at December 31, 2012 and 2011, respectively, less accumulated amortization of approximately $63,000 and $328,000, respectively, are included in other assets and assets held for sale. During the year ended December 31, 2012, loan costs of approximately $474,000 and amortization of approximately $326,000 were written off in connection with the sales of Greenspoint at Paradise Valley and Tamarind Bay Apartments. The loan costs are amortized over the terms of the related loan agreements. The total amortization expense for the years ended December 31, 2012 and 2011 was approximately $61,000 and $118,000, respectively, and is included in interest expense and loss from discontinued operations. Amortization expense is expected to be approximately $39,000 for each of the years 2013 through 2017.

Leasing commissions and other direct costs incurred in connection with successful leasing efforts are deferred and amortized over the terms of the related leases. Amortization of these costs is included in operating expenses and loss from discontinued operations.

Segment Reporting

ASC Topic 280-10, “Segment Reporting”, established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. ASC Topic 280-10 also established standards for related disclosures about products and services, geographic areas, and major customers. As defined in ASC Topic 280-10, the Partnership has only one reportable segment.

Note B – Mortgage Notes Payable

Property	Principal Balance December 31, 2012	Principal Balance December 31, 2011	Monthly Payment Including Interest	Stated Interest Rate (1)	Maturity Date	Principal Balance Due at Maturity
	(in thousands)		(in thousands)			(in thousands)
Lakeside at Vinings Mountain 1st mortgage	$14,677	$14,883	$85	5.53%	06/01/21	$12,405
The Peak at Vinings Mountain 1st mortgage	15,506	15,724	90	5.54%	06/01/21	13,109

	$30,183	$30,607	$175			$25,514

(1)	Fixed rate mortgages.

On May 2, 2011, the Partnership refinanced the mortgage debt encumbering Lakeside at Vinings Mountain. The refinancing replaced the existing mortgage loans, which at the time of refinancing had an aggregate principal balance of approximately $9,170,000, with a new mortgage loan in the principal amount of $14,982,000. The new loan bears interest at a rate of 5.53% per annum and requires monthly payments of principal and interest of approximately $85,000 beginning on July 1, 2011, through the June 1, 2021 maturity date. The new mortgage loan has a balloon payment of approximately $12,405,000 due at maturity. The Partnership may prepay the mortgage at any time with 30 days written notice to the lender, subject to a prepayment penalty. In connection with the payoff of the existing mortgage debt, the Partnership recognized a loss on early extinguishment of debt

CENTURY PROPERTIES FUND XIX, LP

NOTES TO FINANCIAL STATEMENTS – CONTINUED

Note B – Mortgage Notes Payable (continued)

of approximately $482,000 during the year ended December 31, 2011, due to the write off of unamortized loan costs and a prepayment penalty. Total capitalized loan costs associated with the new mortgage were approximately $189,000 and are included in other assets.

On May 2, 2011, the Partnership refinanced the mortgage debt encumbering The Peak at Vinings Mountain. The refinancing replaced the existing mortgage loans, which at the time of refinancing had an aggregate principal balance of approximately $9,861,000, with a new mortgage loan in the principal amount of $15,828,000. The new loan bears interest at a rate of 5.54% per annum and requires monthly payments of principal and interest of approximately $90,000 beginning on July 1, 2011, through the June 1, 2021 maturity date. The new mortgage loan has a balloon payment of approximately $13,109,000 due at maturity. The Partnership may prepay the mortgage at any time with 30 days written notice to the lender, subject to a prepayment penalty. In connection with the payoff of the existing mortgage debt, the Partnership recognized a loss on early extinguishment of debt of approximately $515,000 during the year ended December 31, 2011, due to the write off of unamortized loan costs and a prepayment penalty. Total capitalized loan costs associated with the new mortgage were approximately $201,000 and are included in other assets.

The mortgage notes payable are non-recourse and are secured by a pledge of the Partnership’s investment properties and by a pledge of revenues from the respective investment properties. The mortgage notes payable include a prepayment penalty if repaid prior to maturity. Further, the properties may not be sold subject to existing indebtedness.

Scheduled principal payments of the mortgage notes payable subsequent to December 31, 2012 are as follows (in thousands):

2013	$448
2014	473
2015	500
2016	529
2017	559
Thereafter	27,674

$30,183

Note C – Income Taxes

The Partnership is classified as a partnership for Federal income tax purposes. Accordingly, no provision for income taxes is made in the financial statements of the Partnership. Taxable income or loss of the Partnership is reported in the income tax returns of its partners.

CENTURY PROPERTIES FUND XIX, LP

NOTES TO FINANCIAL STATEMENTS – CONTINUED

Note C – Income Taxes (continued)

The following is a reconciliation of reported net income (loss) and Federal taxable income (loss) for the years ended December 31, 2012 and 2011 (in thousands, except per unit data):

	2012	2011
Net income (loss) as reported	$24,709	$(6,492)
Add (deduct):
Depreciation differences	2,529	3,561
Gain (loss) on disposal of property	1,484	—
Unearned income	(29)	(24)
Other	(80)	84

Federal taxable income (loss)	$28,613	$(2,871)

Federal taxable income (loss) per limited partnership unit	$179.00	$(28.36)

The following is a reconciliation between the Partnership’s reported amounts and Federal tax basis of net liabilities (in thousands):

	2012	2011
Net liabilities as reported	$(15,649)	$(30,106)
Land and buildings	2,913	4,142
Accumulated depreciation	(2,360)	(7,602)
Deferred sales commission	7,947	7,947
Syndication and distribution costs	4,451	4,451
Other	304	413

Net liabilities – Federal tax basis	$(2,394)	$(20,755)

Note D – Transactions with Affiliated Parties

The Partnership has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and as reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the Managing General Partner receive 5% of gross receipts from all of the Partnership’s properties as compensation for providing property management services. The Partnership paid to such affiliates approximately $413,000 and $528,000 for the years ended December 31, 2012 and 2011, respectively, which are included in operating expenses and loss from discontinued operations.

An affiliate of the Managing General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $78,000 and $125,000 for the years ended December 31, 2012 and 2011, respectively, which is included in general and administrative expenses. At December 31, 2011, approximately $371,000 of reimbursements were due to the Managing General Partner and are included in due to affiliates. There were no such amounts owed at December 31, 2012.

CENTURY PROPERTIES FUND XIX, LP

NOTES TO FINANCIAL STATEMENTS – CONTINUED

Note D – Transactions with Affiliated Parties (continued)

Pursuant to the Partnership Agreement, for managing the affairs of the Partnership, the Managing General Partner is entitled to receive a Partnership management fee equal to 10% of the Partnership’s adjusted cash from operations as distributed. During the years ended December 31, 2012 and 2011, no fee was earned as there were no distributions from operations.

AIMCO Properties, L.P., an affiliate of the Managing General Partner has made available to the Partnership a credit line of up to $150,000 per property owned by the Partnership. Prior to 2011, this credit limit was exceeded. During the year ended December 31, 2012, AIMCO Properties, L.P. advanced the Partnership approximately $492,000 to fund real estate taxes at both of the Partnership’s remaining investment properties. During the year ended December 31, 2011, AIMCO Properties, L.P. advanced the Partnership approximately $1,136,000 to fund loan application deposits and mortgage refinancing commitment fees related to The Peak at Vinings Mountain and Lakeside at Vinings Mountain and real estate taxes at three of the Partnership’s investment properties. AIMCO Properties, L.P. charges interest on advances under the terms permitted by the Partnership Agreement. The interest rates charged on the outstanding advances made to the Partnership range from the prime rate plus 0.5% to a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Affiliates of the Managing General Partner review the market rate adjustment quarterly. The interest rate on the outstanding advances at December 31, 2012 was 5.25%. Interest expense was approximately $74,000 and $478,000 for the years ended December 31, 2012 and 2011, respectively. During the years ended December 31, 2012 and 2011, the Partnership repaid approximately $6,744,000 and $12,565,000, respectively, of advances and accrued interest with proceeds from the sale of Greenspoint at Paradise Valley, refinancing proceeds and cash from operations. At December 31, 2012 and 2011, the total advances and accrued interest due to AIMCO Properties, L.P. was approximately $166,000 and $6,344,000, respectively, and is included in due to affiliates. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheets, please see its reports filed with the Securities and Exchange Commission.

The Partnership insures its properties up to certain limits through coverage provided by Aimco which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability, and vehicle liability. The Partnership insures its properties above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with the Managing General Partner. During the years ended December 31, 2012 and 2011, the Partnership was charged by Aimco and its affiliates approximately $140,000 and $159,000, respectively, for insurance coverage and fees associated with policy claims administration.

In addition to its indirect ownership of the general partner interest in the Partnership, Aimco and its affiliates owned 60,711.66 Units in the Partnership representing 68.04% of the outstanding Units at December 31, 2012. A number of these Units were acquired pursuant to tender offers made by Aimco or its affiliates. It is possible that Aimco or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of Aimco, either through private purchases or tender offers. Pursuant to the Partnership Agreement, Unit holders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Managing General Partner. As a result of its ownership of 68.04% of the outstanding Units, Aimco and its affiliates are in a position to influence all such voting decisions with respect to the Partnership. However, with respect to the 25,228.66 Units acquired on January 19, 1996, AIMCO IPLP, L.P. (“IPLP”), an affiliate of the Managing General Partner and of Aimco, agreed to vote such Units: (i) against any increase in compensation payable to the Managing General Partner or to its affiliates; and

CENTURY PROPERTIES FUND XIX, LP

NOTES TO FINANCIAL STATEMENTS – CONTINUED

Note D – Transactions with Affiliated Parties (continued)

(ii) on all other matters submitted by it or its affiliates, in proportion to the vote cast by third party unitholders. Except for the foregoing, no other limitations are imposed on IPLP’s, Aimco’s or any other affiliates’ right to vote each Unit held. Although the General Partner owes fiduciary duties to the limited partners of the Partnership, the Managing General Partner also owes fiduciary duties to both the General Partner and Aimco as the sole stockholder of the Managing General Partner. As a result, the duties of the Managing General Partner, as managing general partner, to the Partnership and its limited partners may come into conflict with the duties of the Managing General Partner to Aimco as its sole stockholder.

Note E – Investment Properties and Accumulated Depreciation

		Initial Cost To Partnership
		(in thousands)
Description	Encumbrances	Land	Buildings and Related Personal Property	Net Cost Capitalized Subsequent to Acquisition
	(in thousands)			(in thousands)
Lakeside at Vinings Mountain	$14,677	$1,206	$10,980	$14,374
The Peak at Vinings Mountain	15,506	1,632	12,321	17,024

	$30,183	$2,838	$23,301	$31,398

	Gross Amount At Which Carried At December 31, 2012 (in thousands)
Description	Land	Buildings and Related Personal Property	Total	Accumulated Depreciation	Year of Construction	Date Acquired	Depreciable Life
				(in thousands)
Lakeside at Vinings Mountain	$1,206	$25,354	$26,560	$20,257	1983	12/83	5-30 yrs
The Peak at Vinings Mountain	1,632	29,345	30,977	22,807	1982	4/84	5-30 yrs

	$2,838	$54,699	$57,537	$43,064

CENTURY PROPERTIES FUND XIX, LP

NOTES TO FINANCIAL STATEMENTS – CONTINUED

Note E – Investment Properties and Accumulated Depreciation (continued)

Reconciliation of “Investment Properties and Accumulated Depreciation”:

	Years Ended December 31,
	2012	2011
	(in thousands)
Investment Properties
Balance at beginning of year	$92,900	$97,862
Property improvements	1,145	1,205
Retirement of assets	(327)	(6,137)
Sale of investment property	(36,181)	—
Disposal of assets	—	(30)

Balance at end of year	$57,537	$92,900

Accumulated Depreciation
Balance at beginning of year	$63,744	$62,160
Additions charged to expense	5,810	7,747
Retirement of assets	(327)	(6,137)
Sale of investment property	(26,163)	—
Disposal of assets	—	(26)

Balance at end of year	$43,064	$63,744

During the years ended December 31, 2012 and 2011, the Partnership retired and wrote off personal property no longer being used that had a cost basis of approximately $327,000 and $6,137,000, respectively, and accumulated depreciation of approximately $327,000 and $6,137,000, respectively.

The aggregate cost of the investment properties for Federal income tax purposes at December 31, 2012 and 2011 is approximately $60,450,000 and $97,042,000, respectively. The accumulated depreciation for Federal income tax purposes at December 31, 2012 and 2011 is approximately $45,424,000 and $71,346,000, respectively.

Note F – Sale of Investment Property

On March 29, 2012, the Partnership sold Greenspoint at Paradise Valley to a third party for a gross sale price of $29,750,000. The net proceeds realized by the Partnership were approximately $29,432,000 after payment of closing costs. The Partnership used approximately $15,349,000 of the net proceeds to repay the mortgages encumbering the property. As a result of the sale, the Partnership recorded a gain of approximately $22,329,000, which is included in gain from sale of discontinued operations. In addition, the Partnership recorded a loss on the early extinguishment of debt of approximately $4,000 due to the write off of unamortized loan costs, which is included in loss from discontinued operations.

On September 28, 2012, the Partnership sold Tamarind Bay Apartments to a third party for a gross sale price of $12,750,000. The net proceeds realized by the Partnership were approximately $12,073,000 after payment of closing costs and a credit for approximately $381,000 to the purchaser for capital improvements. The Partnership used approximately $6,670,000 of the net proceeds to repay the mortgages encumbering the property. As a result of the sale, the Partnership recorded a gain of approximately $9,106,000, which is included in gain from sale of discontinued operations. In addition, the Partnership recorded a loss on the early extinguishment of debt of

CENTURY PROPERTIES FUND XIX, LP

NOTES TO FINANCIAL STATEMENTS – CONTINUED

Note F – Sale of Investment Property (continued)

approximately $2,697,000 due to the write off of unamortized loan costs of approximately $144,000 and the payment of a prepayment penalty of approximately $2,553,000, which is included in loss from discontinued operations.

Note G – Distributions

The Partnership distributed the following amounts during the years ended December 31, 2012 and 2011 (in thousands, except per unit data):

		Per Limited		Per Limited
	Year Ended	Partnership	Year Ended	Partnership
	December 31, 2012	Unit	December 31, 2011	Unit
Sale (1)	$10,252	$112.58	$—	$—

(1)	Proceeds from the March 2012 sale of Greenspoint at Paradise Valley and the September 2012 sale of Tamarind Bay Apartments.

Note H – Casualty Events

In April 2011, The Peak at Vinings Mountain sustained damages of approximately $61,000 and clean up costs of approximately $24,000 as a result of a severe storm. During the year ended December 31, 2011, the Partnership received approximately $82,000 in insurance proceeds, which included approximately $21,000 for clean up costs, which are included in operating expenses. The Partnership recognized a casualty gain of approximately $59,000 during the year ended December 31, 2011 as a result of the write off of undepreciated damaged assets of approximately $2,000.

In April 2011, Lakeside at Vinings Mountain sustained damages of approximately $10,000 and clean up costs of approximately $16,000 as a result of a severe storm. During the year ended December 31, 2011, the Partnership received approximately $24,000 in insurance proceeds, which included approximately $14,000 for clean up costs, which are included in operating expenses. The Partnership recognized a casualty gain of approximately $10,000 during the year ended December 31, 2011 as the damaged assets were fully depreciated at the time of the casualty.

Note I – Contingencies

The Partnership is unaware of any pending or outstanding litigation matters involving it or its investment properties that are not of a routine nature arising in the ordinary course of business.

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the

CENTURY PROPERTIES FUND XIX, LP

NOTES TO FINANCIAL STATEMENTS – CONTINUED

Note I – Contingencies (continued)

improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of its properties, the Partnership could potentially be responsible for environmental liabilities or costs associated with its properties.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

(a)	Disclosure Controls and Procedures

The Partnership’s management, with the participation of the principal executive officer and principal financial officer of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Partnership’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the principal executive officer and principal financial officer of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, have concluded that, as of the end of such period, the Partnership’s disclosure controls and procedures are effective.

Management’s Report on Internal Control Over Financial Reporting

The Partnership’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, the principal executive and principal financial officers of the Managing General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, and effected by the Partnership’s management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of the Partnership’s management; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

The Partnership’s management assessed the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2012. In making this assessment, the Partnership’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on their assessment, the Partnership’s management concluded that, as of December 31, 2012, the Partnership’s internal control over financial reporting is effective.

This annual report does not include an attestation report of the Partnership’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Partnership’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit the Partnership to provide only management’s report in this annual report.

(b)	Changes in Internal Control Over Financial Reporting.

There has been no change in the Partnership’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of 2012 that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

Item 9B.	Other Information

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

Neither Century Properties Fund XIX, LP (the “Partnership” or the “Registrant”) nor Fox Partners II (“Fox”), the general partner of the Partnership, has any directors or officers. Fox Capital Management Corporation (“FCMC” or the “Managing General Partner”), the managing general partner of Fox, manages and controls substantially all of the Partnership’s affairs and has general responsibility and ultimate authority in all matters affecting its business.

The names and ages of, as well as the positions and offices held by, the present directors and officers of the Managing General Partner are set forth below. There are no family relationships between or among any officers or directors.

Name	Age	Position
Steven D. Cordes	41	Director and Senior Vice President
John Bezzant	50	Director and Executive Vice President
Ernest M. Freedman	42	Executive Vice President and Chief Financial Officer
Lisa R. Cohn	44	Executive Vice President, General Counsel and Secretary
Paul Beldin	39	Senior Vice President and Chief Accounting Officer
Stephen B. Waters	51	Senior Director of Partnership Accounting

Steven D. Cordes was appointed as a Director of the Managing General Partner effective March 2, 2009. Mr. Cordes has been a Senior Vice President of the Managing General Partner and Aimco since May 2007. Mr. Cordes joined Aimco in 2001 as a Vice President of Capital Markets with responsibility for Aimco’s joint ventures and equity capital markets activity. Prior to joining Aimco, Mr. Cordes was a manager in the financial consulting practice of PricewaterhouseCoopers. Effective March 2009, Mr. Cordes was appointed to serve as the equivalent of the chief executive officer of the Partnership. Mr. Cordes brings particular expertise to the Board in the areas of asset management as well as finance and accounting.

John Bezzant was appointed as a Director of the Managing General Partner effective December 16, 2009. Mr. Bezzant was appointed Executive Vice President of the Managing General Partner and Aimco in January 2011 and prior to that time was a Senior Vice President of the Managing General Partner and Aimco since joining Aimco in June 2006. Prior to joining Aimco, Mr. Bezzant spent over 20 years with Prologis, Inc. and Catellus Development Corporation in a variety of executive positions, including those with responsibility for transactions, fund management, asset management, leasing and operations. Mr. Bezzant brings particular expertise to the Board in the areas of real estate finance, property operations, sales and development.

Ernest M. Freedman was appointed Executive Vice President and Chief Financial Officer of the Managing General Partner and Aimco in November 2009. Mr. Freedman joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and has served as Senior Vice President of Finance since February 2009, responsible for financial planning, tax, accounting and related areas. Prior to joining Aimco, from 2004 to 2007, Mr. Freedman served as chief financial officer of HEI Hotels and Resorts.

Lisa R. Cohn was appointed Executive Vice President, General Counsel and Secretary of the Managing General Partner and Aimco in December 2007. From January 2004 to December 2007, Ms. Cohn served as Senior Vice President and Assistant General Counsel of Aimco. Ms. Cohn joined Aimco in July 2002 as Vice President and Assistant General Counsel. Prior to joining Aimco, Ms. Cohn was in private practice with the law firm of Hogan and Hartson LLP.

Paul Beldin joined Aimco in May 2008 and has served as Senior Vice President and Chief Accounting Officer of Aimco and the Managing General Partner since that time. Prior to joining Aimco, Mr. Beldin served as controller and then as chief financial officer of America First Apartment Investors, Inc., a publicly traded multifamily real estate investment trust, from May 2005 to September 2007 when the company was acquired by Sentinel Real Estate Corporation. Prior to joining America First Apartment Investors, Inc., Mr. Beldin was a senior manager at Deloitte and Touche LLP, where he was employed from August 1996 to May 2005, including two years as an audit manager in SEC services at Deloitte’s national office.

Stephen B. Waters was appointed Senior Director of Partnership Accounting of Aimco and the Managing General Partner in June 2009. Mr. Waters has responsibility for partnership accounting with Aimco and serves as the equivalent of the chief financial officer of the Partnership. Mr. Waters joined Aimco as a Director of Real Estate Accounting in September 1999 and was appointed Vice President of the Managing General Partner and Aimco in April 2004. Prior to joining Aimco, Mr. Waters was a senior manager at Ernst & Young LLP.

The Registrant is not aware of the involvement in any legal proceedings with respect to the directors and executive officers listed in this Item 10.

One or more of the above persons are also directors and/or officers of a general partner (or general partner of a general partner) of limited partnerships which either have a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, or are subject to the reporting requirements of Section 15(d) of such Act. Further, one or more of the above persons are also officers of Apartment Investment and Management Company and the general partner of AIMCO Properties, L.P., entities that have a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, or are subject to the reporting requirements of Section 15 (d) of such Act.

The board of directors of the Managing General Partner does not have a separate audit committee. As such, the board of directors of the Managing General Partner fulfills the functions of an audit committee. The board of directors has determined that Steven D. Cordes meets the requirement of an “audit committee financial expert”.

The directors and officers of the Managing General Partner with authority over the Partnership are all employees of subsidiaries of Aimco. Aimco has adopted a code of ethics that applies to such directors and officers that is posted on Aimco’s website (www.Aimco.com). Aimco’s website is not incorporated by reference to this filing.

Item 11.	Executive Compensation

Neither the directors nor any of the officers of the Managing General Partner received any remuneration from the Partnership during the year ended December 31, 2012.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Except as noted below, no person or entity was known by the Partnership to be the beneficial owner of more than 5% of the Units of Limited Partnership Interest of the Partnership as of December 31, 2012.

Entity	Number of Units	Percent of Total
AIMCO IPLP, L.P. (an affiliate of Aimco)	25,228.66	28.28%
Fox Capital Management Corporation (an affiliate of Aimco)	100.00	0.11%
IPLP Acquisition I, LLC (an affiliate of Aimco)	4,892.00	5.48%
AIMCO Properties, L.P. (an affiliate of Aimco)	30,491.00	34.17%

AIMCO IPLP, L.P. Fox Capital Management Corporation and IPLP Acquisition I, LLC are indirectly ultimately owned by Aimco. Their business address is 80 International Drive, Greenville, South Carolina 29601.

AIMCO Properties, L.P. is indirectly ultimately controlled by Aimco. Its business address is 4582 S. Ulster St. Parkway, Suite 1100, Denver, Colorado 80237.

No director or officer of the Managing General Partner owns any Units.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

The Partnership has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and as reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the Managing General Partner receive 5% of gross receipts from all of the Partnership’s properties as compensation for providing property management services. The Partnership paid to such affiliates approximately $413,000 and $528,000 for the years ended December 31, 2012 and 2011, respectively, which are included in operating expenses and loss from discontinued operations on the statements of operations included in “Item 8. Financial Statements and Supplementary Data”.

An affiliate of the Managing General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $78,000 and $125,000 for the years ended December 31, 2012 and 2011, respectively, which is included in general and administrative expenses on the statements of operations included in “Item 8. Financial Standards and Supplementary Data”. At December 31, 2011, approximately $371,000 of reimbursements were due to the Managing General Partner and are included in due to affiliates on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”. There were no such amounts owed at December 31, 2012.

Pursuant to the Partnership Agreement, for managing the affairs of the Partnership, the Managing General Partner is entitled to receive a Partnership management fee equal to 10% of the Partnership’s adjusted cash from operations as distributed. During the years ended December 31, 2012 and 2011, no fee was earned as there were no distributions from operations.

AIMCO Properties, L.P., an affiliate of the Managing General Partner has made available to the Partnership a credit line of up to $150,000 per property owned by the Partnership. Prior to 2011, this credit limit was exceeded. During the year ended December 31, 2012, AIMCO Properties, L.P. advanced the Partnership approximately $492,000 to fund real estate taxes at both of the Partnership’s remaining investment properties. During the year ended December 31, 2011, AIMCO Properties, L.P. advanced the Partnership approximately $1,136,000 to fund loan application deposits and mortgage refinancing commitment fees related to The Peak at Vinings Mountain and Lakeside at Vinings Mountain and real estate taxes at three of the Partnership’s investment properties. AIMCO Properties, L.P. charges interest on advances under the terms permitted by the Partnership Agreement. The interest rates charged on the outstanding advances made to the Partnership range from the prime rate plus 0.5% to a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Affiliates of the Managing General Partner review the market rate adjustment quarterly. The interest rate on the outstanding advances at December 31, 2012 was 5.25%. Interest expense was approximately $74,000 and $478,000 for the years ended December 31, 2012 and 2011, respectively. During the years ended December 31, 2012 and 2011, the Partnership repaid approximately $6,744,000 and $12,565,000, respectively, of advances and accrued interest with proceeds from the sale of Greenspoint at Paradise Valley, refinancing proceeds and cash from operations. At December 31, 2012 and 2011, the total advances and accrued interest due to AIMCO Properties, L.P. was approximately $166,000 and $6,344,000, respectively, and is included in due to affiliates on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheets, please see its reports filed with the Securities and Exchange Commission.

The Partnership insures its properties up to certain limits through coverage provided by Aimco which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability, and vehicle liability. The Partnership insures its properties above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with the Managing General Partner. During the years ended December 31, 2012 and 2011, the Partnership was charged by Aimco and its affiliates approximately $140,000 and $159,000, respectively, for insurance coverage and fees associated with policy claims administration.

In addition to its indirect ownership of the general partner interest in the Partnership, Aimco and its affiliates owned 60,711.66 Units in the Partnership representing 68.04% of the outstanding Units at December 31, 2012. A number of these Units were acquired pursuant to tender offers made by Aimco or its affiliates. It is possible that Aimco or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of Aimco, either through private purchases or tender offers. Pursuant to the Partnership Agreement, Unit holders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Managing General Partner. As a result of its ownership of 68.04% of the outstanding Units, Aimco and its affiliates are in a position to influence all such voting decisions with respect to the Partnership. However, with respect to the 25,228.66 Units acquired on January 19, 1996, AIMCO IPLP, L.P. (“IPLP”), an affiliate of the Managing General Partner and of Aimco, agreed to vote such Units: (i) against any increase in compensation payable to the Managing General Partner or to its affiliates; and (ii) on all other matters submitted by it or its affiliates, in proportion to the vote cast by third party unitholders. Except for the foregoing, no other limitations are imposed on IPLP’s, Aimco’s or any other affiliates’ right to vote each Unit held. Although the General Partner owes fiduciary duties to the limited partners of the Partnership, the Managing General Partner also owes fiduciary duties to both the General Partner and Aimco as the sole stockholder of the Managing General Partner. As a result, the duties of the Managing General Partner, as managing general partner, to the Partnership and its limited partners may come into conflict with the duties of the Managing General Partner to Aimco as its sole stockholder.

Neither of the Managing General Partner’s directors is independent under the independence standards established for New York Stock Exchange listed companies as both directors are employed by the parent of the Managing General Partner.

Item 14.	Principal Accounting Fees and Services

The Managing General Partner has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Partnership for 2013. The aggregate fees billed for services rendered by Ernst & Young LLP for 2012 and 2011 are described below.

Audit Fees. Fees for audit services totaled approximately $64,000 and $57,000 for 2012 and 2011, respectively. Fees for audit services also include fees for the reviews of the Partnership’s Quarterly Reports on Form 10-Q.

Tax Fees. Fees for tax services totaled approximately $13,000 and $11,000 for 2012 and 2011, respectively.

PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a)	The following financial statements of the Registrant are included in Item 8:

Balance Sheets at December 31, 2012 and 2011.

Statements of Operations for the years ended December 31, 2012 and 2011.

Statements of Changes in Partners’ Deficit for the years ended December 31, 2012 and 2011.

Statements of Cash Flows for the years ended December 31, 2012 and 2011.

Notes to Financial Statements.

Schedules are omitted for the reason that they are inapplicable or equivalent information has been included elsewhere herein.

(b)	Exhibits:

See Exhibit Index.

The agreements included as exhibits to this Form 10-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 10-K not misleading. Additional information about the Partnership may be found elsewhere in this Form 10-K and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTURY PROPERTIES FUND XIX, LP

By:	FOX PARTNERS II
General Partner

By:	FOX CAPITAL MANAGEMENT CORPORATION
Managing General Partner

By:	/s/ Steven D. Cordes
Steven D. Cordes
Senior Vice President

By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

Date:	February 27, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ John Bezzant	Director and Executive	Date: February 27, 2013
John Bezzant	Vice President

/s/ Steven D. Cordes	Director and Senior	Date: February 27, 2013
Steven D. Cordes	Vice President

/s/ Stephen B. Waters	Senior Director of Partnership	Date: February 27, 2013
Stephen B. Waters	Accounting

CENTURY PROPERTIES FUND XIX, LP

EXHIBIT INDEX

Exhibit	Description of Exhibit

2.1	NPI, Inc. Stock Purchase Agreement, dated as of August 7, 1995, incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 7, 1995.

2.2	Partnership Units Purchase Agreement dated as of August 17, 1995, incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed by Insignia Financial Group, Inc. (“Insignia”) with the Securities and Exchange Commission on September 1, 1995.

2.3	Management Purchase Agreement dated as of August 17, 1995, incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed by Insignia with the Securities and Exchange Commission on September 1, 1995.

2.4	Agreement and Plan of Merger, dated as of October 1, 1998, by and between AIMCO and IPT (incorporated by reference to Exhibit 2.4 of the Registrant’s Current Report on Form 8-K dated October 1, 1998).

2.5	Agreement and Plan of Merger, dated as of August 29, 2008, by and between Century Properties Fund XIX, a California limited partnership, and Century Properties Fund XIX, LP, a Delaware limited partnership (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated June 30, 2009).

3.4	Agreement of Limited Partnership of Century Properties Fund XIX, incorporated by reference to Exhibit A to the Prospectus of the Partnership dated September 20, 1983, as amended on June 13, 1989, and as thereafter supplemented contained in the Registrant’s Registration Statement on Form S-11 (Reg. No. 2-79007).

3.5	Amendment to the Amended and Restated Limited Partnership Agreement of Century Properties Fund XIX, dated September 29, 2003, incorporated by reference to the Registrant’s Current Report on Form 8-K dated September 29, 2003.

3.6	Second Amendment to the Amended and Restated Limited Partnership Agreement of Century Properties Fund XIX, dated December 4, 2006 (filed with Form 10-KSB of the Registrant dated December 31, 2006 and incorporated herein by reference).

3.7	Second Amendment to the Amended and Restated Limited Partnership Agreement of Century Properties Fund XIX, LP, dated August 29, 2008 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated September 30, 2008).

10.50	Multifamily Note-CME, dated May 2, 2011, between Lakeside at Vinings, LLC, a Delaware limited liability company, and Keycorp Real Estate Capital Markets, Inc., an Ohio corporation (incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 2, 2011).

10.51	Multifamily Note-CME, dated May 2, 2011, between Peak at Vinings, LLC, a Delaware limited liability company, and Keycorp Real Estate Capital Markets, Inc., an Ohio corporation (incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 2, 2011).

10.52	Purchase and Sale Contract between Century Properties Fund XIX, LP, a Delaware limited partnership, and Hamilton Zanze & Company, a California corporation (incorporated by reference to the Registrant’s Current Report on Form 8-K dated January 26, 2012).

10.53	Purchase and Sale Contract between Century Properties Fund XIX, LP, a Delaware limited partnership, and Augustus Partners, LLC, a Colorado limited liability company, dated June 14, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 14, 2012).

CENTURY PROPERTIES FUND XIX, LP

EXHIBIT INDEX – continued

Exhibit	Description of Exhibit

10.54	First Amendment to Purchase and Sale Contract between Century Properties Fund XIX, LP, a Delaware limited partnership, and Augustus Partners, LLC, a Colorado limited liability company, dated August 15, 2012 (incorporated by reference to the Registrant’s Current Report for Form 8-K dated August 15, 2012).

10.55	Second Amendment to Purchase and Sale Contract between Century Properties Fund XIX, LP, a Delaware limited partnership, and Augustus Partners, LLC, a Colorado limited liability company, dated August 21, 2012 (incorporated by reference to the Registrant’s Current Report for Form 8-K dated August 21, 2012).

10.56	Third Amendment to Purchase and Sale Contract between Century Properties Fund XIX, LP, a Delaware limited partnership, and Augustus Partners, LLC, a Colorado limited liability company, dated September 25, 2012 (incorporated by reference to the Registrant’s Current Report for Form 8-K dated September 25, 2012).

31.1	Certification of equivalent of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of equivalent of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of the equivalent of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101	XBRL (Extensible Business Reporting Language). The following materials from Century Properties Fund XIX, LP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 formatted in XBRL: (i) balance sheets, (ii) statements of operations, (iii) statements of changes in partners’ deficit, (iv) statements of cash flows, and (v) notes to financial statements (1).

(1)	As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

Exhibit 31.1

CERTIFICATION

I, Steven D. Cordes, certify that:

1.	I have reviewed this annual report on Form 10-K of Century Properties Fund XIX, LP;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 27, 2013

/s/ Steven D. Cordes
Steven D. Cordes
Senior Vice President of Fox Capital Management Corporation, equivalent of the chief executive officer of the Partnership

Exhibit 31.2

CERTIFICATION

I, Stephen B. Waters, certify that:

1.	I have reviewed this annual report on Form 10-K of Century Properties Fund XIX, LP;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 27, 2013

/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting of Fox Capital Management Corporation, equivalent of the chief financial officer of the Partnership

Exhibit 32.1

Certification of CEO and CFO

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Century Properties Fund XIX, LP (the “Partnership”), for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven D. Cordes, as the equivalent of the Chief Executive Officer of the Partnership, and Stephen B. Waters, as the equivalent of the Chief Financial Officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Steven D. Cordes
Name:	Steven D. Cordes
Date:	February 27, 2013

/s/ Stephen B. Waters
Name:	Stephen B. Waters
Date:	February 27, 2013

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ANNEX F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2012

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to

Commission File Number 1-13232 (Apartment Investment and Management Company)

Commission File Number 0-24497 (AIMCO Properties, L.P.)

Apartment Investment and Management Company

AIMCO Properties, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Apartment Investment and Management Company)	84-1259577
Delaware (AIMCO Properties, L.P.)	84-1275621
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4582 South Ulster Street, Suite 1100
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

(303) 757-8101

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Class A Common Stock (Apartment Investment and Management Company)	New York Stock Exchange
Class Z Cumulative Preferred Stock (Apartment Investment and Management Company)	New York Stock Exchange

Securities registered pursuant to Section 12(b) of the Act:

None (Apartment Investment and Management Company)

Partnership Common Units (AIMCO Properties, L.P.)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined by Rule 405 of the Securities Act.

Apartment Investment and Management Company:	Yes ☒	No ☐	AIMCO Properties, L.P.:	Yes ☒	No ☐

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

Apartment Investment and Management Company:	Yes ☐	No ☒	AIMCO Properties, L.P.:	Yes ☐	No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Apartment Investment and Management Company:	Yes ☒	No ☐	AIMCO Properties, L.P.:	Yes ☒	No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Apartment Investment and Management Company:	Yes ☒	No ☐	AIMCO Properties, L.P.:	Yes ☒	No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

Apartment Investment and Management Company:	Yes ☒	No ☐	AIMCO Properties, L.P.:	Yes ☒	No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Apartment Investment and Management Company:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

AIMCO Properties, L.P.:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Apartment Investment and Management Company:	Yes ☐	No ☒	AIMCO Properties, L.P.:	Yes ☐	No ☒

The aggregate market value of the voting and non-voting common stock of Apartment Investment and Management Company held by non-affiliates of Apartment Investment and Management Company was approximately $3.9 billion as of June 30, 2012. As of February 22, 2013, there were 145,820,892 shares of Class A Common Stock outstanding.

Documents Incorporated by Reference

Portions of Apartment Investment and Management Company’s definitive proxy statement to be issued in conjunction with Apartment Investment and Management Company’s annual meeting of stockholders to be held April 30, 2013, are incorporated by reference into Part III of this Annual Report.

EXPLANATORY NOTE

This filing combines the Annual Reports on Form 10-K for the fiscal year ended December 31, 2012, of Apartment Investment and Management Company, or Aimco, and AIMCO Properties, L.P., or the Aimco Operating Partnership. Where it is important to distinguish between the two entities, we refer to them specifically. Otherwise, references to “we,” “us” or “our” mean collectively Aimco, the Aimco Operating Partnership and their consolidated subsidiaries.

Aimco, a Maryland corporation, is a self-administered and self-managed real estate investment trust, or REIT. Aimco, through wholly-owned subsidiaries, is the general and special limited partner of and, as of December 31, 2012, owned a 94.8% ownership interest in the common partnership units of, the Aimco Operating Partnership. The remaining 5.2% interest is owned by limited partners. As the sole general partner of the Aimco Operating Partnership, Aimco has exclusive control of the Aimco Operating Partnership’s day-to-day management.

The Aimco Operating Partnership holds all of Aimco’s assets and manages the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to the Aimco Operating Partnership. In addition, substantially all of Aimco’s assets must be owned through the Aimco Operating Partnership; therefore, Aimco is generally required to contribute all assets acquired to the Aimco Operating Partnership. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in the Aimco Operating Partnership with similar terms (e.g., if Aimco contributes proceeds of a stock offering, Aimco receives partnership units with terms substantially similar to the stock issued by Aimco).

We believe combining the periodic reports of Aimco and Aimco Operating Partnership into this single report provides the following benefits:

•	presents our business as a whole, in the same manner our management views and operates the business;

•	eliminates duplicative disclosure and provides a more streamlined and readable presentation since a substantial portion of the disclosures apply to both Aimco and the Aimco Operating Partnership; and

•	saves time and cost through the preparation of a single combined report rather than two separate reports.

We operate Aimco and the Aimco Operating Partnership as one enterprise and the management of Aimco directs the management and operations of the Aimco Operating Partnership.

We believe it is important to understand the few differences between Aimco and the Aimco Operating Partnership in the context of how Aimco and the Aimco Operating Partnership operate as a consolidated company. Aimco has no assets or liabilities other than its investment in the Aimco Operating Partnership. Also, Aimco is a corporation that issues publicly traded equity from time to time, whereas the Aimco Operating Partnership is a partnership that has no publicly traded equity. Except for the net proceeds from stock offerings by Aimco, which are contributed to the Aimco Operating Partnership in exchange for additional limited partnership interests (of a similar type and in an amount equal to the shares of stock sold in the offering), the Aimco Operating Partnership generates all remaining capital required by its business. These sources include the Aimco Operating Partnership’s working capital, net cash provided by operating activities, borrowings under its revolving credit facility, the issuance of secured and unsecured debt and equity securities, including additional partnership units, and proceeds received from the disposition of certain properties and investments in real estate.

Shareholders’ equity, partners’ capital and noncontrolling interests are the main areas of difference between the consolidated financial statements of Aimco and those of the Aimco Operating Partnership. Interests in the Aimco Operating Partnership held by entities other than Aimco are classified within partners’ capital in the Aimco Operating Partnership’s financial statements and as noncontrolling interests in Aimco’s financial statements.

To help investors understand the differences between Aimco and the Aimco Operating Partnership, this report provides separate consolidated financial statements for Aimco and the Aimco Operating Partnership; a single set of consolidated notes to such financial statements that includes separate discussions of Aimco’s shareholders’ equity and the Aimco Operating Partnership’s partners’ capital, as applicable; and a combined Management’s Discussion and Analysis of Financial Condition and Results of Operations section that includes discrete information related to each entity.

This report also includes separate Part II, Item 9A. Controls and Procedures sections and separate Exhibit 31 and 32 certifications for Aimco and the Aimco Operating Partnership in order to establish that the requisite certifications have been made and that Aimco and the Aimco Operating Partnership are both compliant with Rule 13a-15 or Rule 15d-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. §1350.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO PROPERTIES, L.P.

ANNUAL REPORT ON FORM 10-K

For the Fiscal Year Ended December 31, 2012

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Annual Report contains or may contain information that is forward-looking, within the meaning of the federal securities laws, including, without limitation, statements regarding our ability to maintain current or meet projected occupancy, rental rates and property operating results, the effect of acquisitions, dispositions and redevelopments, and our ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond our control, including, without limitation: financing risks, including the availability and cost of financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect us and interpretations of those regulations; the competitive environment in which we operate; the timing of acquisitions, dispositions and redevelopments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review our financial statements and the notes thereto, as well as the section entitled “Risk Factors” described in Item 1A of this Annual Report and the other documents we file from time to time with the Securities and Exchange Commission.

PART I

Item 1.	Business

The Company

Apartment Investment and Management Company, or Aimco, is a Maryland corporation incorporated on January 10, 1994. Aimco is a self-administered and self-managed real estate investment trust, or REIT. AIMCO Properties, L.P., or the Aimco Operating Partnership, is a Delaware limited partnership formed on May 16, 1994, to conduct our business, which is focused on the ownership, management and redevelopment of quality apartment communities located in the largest coastal and job growth markets of the United States.

Aimco, through its wholly-owned subsidiaries, AIMCO-GP, Inc. and AIMCO-LP Trust, owns a majority of the ownership interests in the Aimco Operating Partnership. Aimco conducts all of its business and owns all of its assets through the Aimco Operating Partnership. Interests in the Aimco Operating Partnership that are held by limited partners other than Aimco are referred to as “OP Units.” OP Units include common partnership units, high performance partnership units and partnership preferred units, which we refer to as common OP Units, HPUs and preferred OP Units, respectively. We also refer to HPUs as common partnership unit equivalents. At December 31, 2012, after eliminations for units held by consolidated subsidiaries, the Aimco Operating Partnership had 153,569,090 common partnership units and equivalents outstanding. At December 31, 2012, Aimco owned 145,563,903 of the common partnership units (94.8% of the outstanding common partnership units and equivalents of the Aimco Operating Partnership) and Aimco had outstanding an equal number of shares of its Class A Common Stock, which we refer to as Common Stock.

As of December 31, 2012, our portfolio of owned properties consists of 265 properties with 67,977 apartment units.

Business Overview

Our business activities are defined by a commitment to our core values of integrity, respect, collaboration, performance culture and a focus on our customers. These values and our corporate mission, to consistently provide quality apartment homes in a respectful environment delivered by a team of people who care, continually shape our culture. In all our dealings with residents, team members, business partners and equity holders, we aim to be the best owner and operator of apartment communities and an outstanding corporate citizen.

Our principal financial objective is to provide predictable and attractive returns to our equity holders. Our business plan to achieve this objective is to:

•

operate our nationwide portfolio of desirable apartment homes with valued amenities and a high level of customer service in an efficient manner that realizes the benefits of our local management expertise;

•

improve our geographically diversified portfolio of conventional apartment properties, which average “B/B+” in quality (defined under the Portfolio Management heading below) by selling properties inconsistent with our portfolio strategy and investing the proceeds from such sales through redevelopment and acquisition of higher-quality properties; and

•

provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity, a combination which helps to limit our refunding and re-pricing risk and provides a hedge against increases in interest rates, capitalization rates and inflation.

Our business is organized around two core activities: Property Operations and Portfolio Management. In the past few years, we have simplified our business, including winding down the portion of our business that generates transaction-based activity fees, reducing the size of our affordable portfolio, selling our legacy asset management business, and reducing the personnel and related costs involved in those activities. Our core activities, along with our leverage strategy, are described in more detail below.

Property Operations

Our real estate portfolio consists primarily of conventional real estate properties. Our conventional property operations consist of market-rate apartments with rents paid by the residents and included 175 properties with 55,879 units in which we held an average ownership of 97% as of December 31, 2012. We also operate a portfolio of affordable properties, which we expect to sell during the next four to five years. Our affordable property operations consist of apartments with rents that are generally paid, in whole or part, by a government agency and consisted of 90 properties with 12,098 units in which we held an average ownership of 76% as of December 31, 2012. Our conventional and affordable property operations comprise our reportable segments and generated 90% and 10%, respectively, of our proportionate property net operating income (as defined in Item 7) during the year ended December 31, 2012.

Our property operations are organized into two geographic areas, the West and East (as described in Item 2). To manage our nationwide portfolio more efficiently and to increase the benefits from our local management expertise, we have given direct responsibility for operations within each area to an area operations leader with regular senior management reviews. To enable the area operations leaders to focus on sales and service, as well as to improve financial control and budgeting, we have dedicated an area financial officer to support each area operations leader Additionally, with the exception of routine maintenance, our specialized Construction Services group manages all on-site capital spending, thus reducing the need for the area operations leaders to spend time on oversight of construction projects.

We seek to improve our property operations by: employing service-oriented, well-trained employees; upgrading systems; standardizing business processes, operational measurements and internal reporting; and enhancing financial controls over field operations. We focus on the following areas:

•

Customer Service. Our operating culture is focused on our residents. Our goal is to provide our residents with a high level of service in clean, safe and attractive communities. We have automated certain aspects of our on-site operations to enable our on-site employees to focus more of their time on customer service as well as allow our current and future residents to interact with us in methods that are more efficient and effective for them, such as placing self-service work orders, self-guided property tours and electronic leases and renewals. We evaluate our performance through a customer satisfaction tracking system. In addition, we emphasize the quality of our on-site employees through recruiting, training and retention programs, which we believe contributes to improved customer service and leads to increased occupancy rates and enhanced operational performance.

•

Resident Selection and Retention. In apartment properties, neighbors are a meaningful part of the product, together with the location of the property and the physical quality of the apartment units. Part of our property operations strategy is to focus on resident acquisition and retention—attracting and retaining credit-worthy residents who are good neighbors. We have structured goals and coaching for all of our sales personnel, a tracking system for inquiries and a standardized renewal communication program. We have standardized residential financial stability requirements and have policies and monitoring practices to maintain our resident quality.

•

Revenue Management and Ancillary Services. For our conventional properties, we have a centralized revenue management system that leverages people, processes and technology to work in partnership with our area operational management teams to develop rental rate pricing. We seek to increase revenue and net operating income by optimizing the balance between rental and occupancy rates, as well as taking into consideration the cost of preparing an apartment unit for a new tenant. We are also focused on careful measurements of on-site operations, as we believe that timely and accurate collection of property performance and resident profile data will enable us to maximize revenue through better property management and leasing decisions. We have standardized policies for new and renewal pricing with timely data and analyses by floor-plan, thereby enabling us to respond quickly to changing supply and demand for our product and maximize rental revenue. We also generate incremental revenue by providing services to our residents, including cable television, telephone services, appliance rental, and carport, garage and storage space rental at certain properties.

•	Controlling Expenses. Cost controls are accomplished by local focus at the area level; taking advantage of economies of scale at the corporate level; and through electronic procurement.

•

Maintaining and Improving Property Quality. We believe that the physical condition and amenities of our apartment properties are important factors in our ability to maintain and increase rental rates. In 2012, for properties included in continuing operations, we invested $64.1 million, or $955 per owned apartment unit, in Capital Replacements, which represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. Additionally, for properties included in continuing operations, we invested $84.0 million, or $1,252 per owned apartment unit, in Capital Improvements, which are non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. We also improve property quality through the redevelopment of certain properties in superior locations. Refer to the Portfolio Management section below for further discussion of our redevelopment program.

Portfolio Management

Portfolio management involves the ongoing allocation of investment capital to meet our geographic and product type goals. We target geographic balance in our diversified portfolio in order to optimize risk-adjusted returns and to avoid the risk of undue concentration in any particular market. We also seek to balance the portfolio by product type, with both high quality properties in excellent locations and also high land value properties that support redevelopment activities.

Our portfolio strategy seeks predictable rent growth from a portfolio of “A,” “B” and “C” quality conventional apartment properties, which average “B/B+” in quality and are diversified among the largest coastal and job growth markets in the United States, as measured by total apartment value. Our target markets are primarily coastal markets, and also include several Sun Belt cities and Chicago. We measure conventional property quality based on average rents of our units compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis. Under this rating system, we classify as A-quality properties those earning rents greater than 125% of the local market average, as B-quality properties those earning rents 90% to 125% of the local market average and as C-quality properties those earning rents less than 90% of the local market average. We classify as B/B+ those properties earning rents ranging from 100% to 125% of the local market average. Although some companies and analysts within the multifamily real estate industry use property class ratings of A, B and C, some of which are tied to local market rent averages, the metrics used to classify property quality as well as the timing for which local market rents are calculated may vary from company to company. Accordingly, our rating system for measuring property quality is neither broadly nor consistently used in the multifamily real estate industry.

We upgrade the quality of our portfolio through the sale of properties with lower projected returns lower operating margins, and lower expected future rent growth. These properties are often located in markets we deem less desirable than our target markets. We reinvest the sale proceeds through the purchase of other properties or additional investment in properties already in our portfolio, including increased ownership or redevelopment. Increasing our ownership in properties in our portfolio is attractive as we already operate these properties and know them well, and these investments are especially accretive where we can eliminate overhead costs associated with the partnerships that own these properties. We believe redevelopment of certain properties in superior locations provides advantages over ground-up development, enabling us to generate rents comparable to new properties with lower financial risk, in less time and with reduced delays associated with governmental permits and authorizations. We believe redevelopment also provides superior risk adjusted returns with lower volatility compared to ground-up development. Redevelopment work may also include seeking entitlements from local governments, which enhance the value of our existing portfolio by increasing density, that is, the right to add residential units to a site. We have historically undertaken a range of redevelopment projects: from those in which there is significant renovation, such as exteriors, common areas or unit improvements, typically done upon lease expirations without the need to vacate units on any wholesale or substantial basis, to those in which a substantial number of all available units are vacated for significant renovations to the property. We have a specialized Redevelopment and Construction Services group to oversee these projects.

During the year ended December 31, 2012, we sold 75 consolidated properties, generating net proceeds to Aimco of $289.9 million. We used proceeds from these property sales, the assumption of property debt and proceeds from new property debt to fund $100.1 million of redevelopment spending on our conventional properties; $50.7 million of acquisitions of the noncontrolling interests in 11 consolidated real estate partnerships that own 17 conventional properties with average revenues per unit of $1,066; and $127.8 million of conventional property acquisitions located in Phoenix, Arizona; Manhattan, New York City, New York; and San Diego, California. We underwrite our acquisitions based on a free cash flow internal rate of return, and the weighted average free cash flow rate of return for these three properties is expected to be between 8.0% and 8.5%. Revenues per effective unit at the Phoenix, Manhattan and San Diego properties averaged approximately $1,100, $4,000 and $1,880, respectively, and the properties’ average rents per unit exceeded the local market averages by approximately 47%, 38% and 15%, respectively.

Leverage Strategy

Our leverage strategy seeks to balance our desire to increase financial returns with the inherent risks of leverage. At December 31, 2012, approximately 97% of our leverage consisted of property-level, non-recourse, long-dated debt and 3% consisted of perpetual preferred equity, a combination which helps to limit our refunding and re-pricing risk. The weighted average maturity of our property-level debt was 7.9 years, with an average of 5.3% of our unpaid principal balance maturing per year from 2013 through 2016. Approximately 97% of our property-level debt is fixed-rate, which provides a hedge against increases in interest rates, capitalization rates and inflation.

Although our primary sources of leverage are property-level, non-recourse, long-dated, fixed-rate, amortizing debt and perpetual preferred equity, we also have a $500.0 million Senior Secured Credit Agreement with a syndicate of financial institutions, which we refer to as the Credit Agreement, to meet our short-term liquidity needs. At December 31, 2012, we had no outstanding borrowings under the Credit Agreement and we had the capacity to borrow $454.6 million, net of $45.4 million for undrawn letters of credit backed by the Credit Agreement. The Credit Agreement matures in December 2014, and may be extended for two additional one-year periods, subject to certain conditions.

We have set leverage targets of Debt and Preferred Equity to EBITDA of less than 7.0x and EBITDA Coverage of Interest and Preferred Dividends of greater than 2.5x. Our annualized fourth quarter 2012 ratios were 7.7x and 2.4x, respectively. We also focus on Debt to EBITDA and EBITDA Coverage of Interest ratios. Debt, as used in these ratios, represents our proportionate share of debt, net of our proportionate share of cash and restricted cash and our investment in the subordinate tranches of a securitization that holds certain of our property loans, and Preferred Equity represents Aimco’s preferred stock and the Aimco Operating Partnership’s preferred OP Units. EBITDA is calculated by adding to our Pro forma FFO our proportionate share of interest expense, taxes, depreciation and amortization related to non-real estate assets, non-cash stock-based compensation, and dividends and distributions on our preferred equity instruments. Interest, as used in these ratios, represents our proportionate share of interest expense, excluding debt prepayment penalties and amortization of deferred financing costs, and reduced by interest income we receive on our investment in the subordinate tranches of a securitization that holds certain of our property loans. Our leverage ratios are discussed further in Item 7.

Competition

In attracting and retaining residents to occupy our properties we compete with numerous other housing alternatives. Our properties compete directly with other rental apartments as well as condominiums and single-family homes that are available for rent or purchase in the markets in which our properties are located. Principal factors of competition include rent or price charged, attractiveness of the location and property and quality and breadth of services. The number of competitive properties relative to demand in a particular area has a material effect on our ability to lease apartment units at our properties and on the rents we charge. In certain markets there exists an oversupply of single family homes and condominiums and a reduction of households, both of which affect the pricing and occupancy of our rental apartments.

We also compete with other real estate investors, including other apartment REITs, pension and investment funds, partnerships and investment companies in acquiring, redeveloping, managing, obtaining financing for and disposing of apartment properties. This competition affects our ability to acquire properties we want to add to our portfolio and the price that we pay in such acquisitions; our ability to finance or refinance properties in our portfolio and the cost of such financing; and our ability to dispose of properties we no longer desire to retain in our portfolio and the timing and price for which we dispose of such properties.

Taxation

Aimco

Aimco has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, commencing with our taxable year ended December 31, 1994, and intends to continue to operate in such a manner. Aimco’s current and continuing qualification as a REIT depends on its ability to meet the various requirements imposed by the Code, which relate to organizational structure, distribution levels, diversity of stock ownership and certain restrictions with regard to owned assets and categories of income. If Aimco qualifies for taxation as a REIT, Aimco will generally not be subject to United States Federal corporate income tax on our taxable income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation.

Even if Aimco qualifies as a REIT, Aimco may be subject to United States Federal income and excise taxes in various situations, such as on its undistributed income. Aimco also will be required to pay a 100% tax on any net income on non-arm’s length transactions between Aimco and a TRS (described below) and on any net income from sales of property that was property held for sale to customers in the ordinary course. In addition, Aimco could also be subject to the alternative minimum tax, or AMT, on our items of tax preference. State and local tax laws may not conform to the United States Federal income tax treatment, and Aimco and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which Aimco transacts business or Aimco’s stockholders reside. Any taxes imposed on Aimco reduce our operating cash flow and net income.

Certain of Aimco’s operations or a portion thereof, including property management, asset management and risk management are conducted through taxable REIT subsidiaries, each of which we refer to as a TRS. A TRS is a C-corporation that has not elected REIT status and, as such, is subject to United States Federal corporate income tax. We use TRS entities to facilitate our ability to offer certain services and activities to our residents and investment partners that cannot be offered directly by a REIT. We also use TRS entities to hold investments in certain properties.

The Aimco Operating Partnership

The Aimco Operating Partnership is treated as a “pass-through” entity for United States Federal income tax purposes and is not subject to United States Federal income taxation. Each of its partners, however, is subject to tax on his or her allocable share of partnership tax items, including partnership income, gains, losses, deductions and credits, or Partnership Tax Items, for each taxable year during which he or she is a partner, regardless of whether he or she receives any actual distributions of cash or other property from the Aimco Operating Partnership during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined by us, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the Aimco Operating Partnership’s Partnership Agreement. The General Partner is our “tax matters partner” for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of the Aimco Operating Partnership with respect to tax matters. The Aimco Operating Partnership is subject to tax in certain states.

Regulation

General

Apartment properties and their owners are subject to various laws, ordinances and regulations, including those related to real estate broker licensing and regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions, as well as changes in laws affecting development, construction and safety requirements, may result in significant unanticipated expenditures, which would adversely affect our net income and cash flows from operating activities. In addition, future enactment of rent control or rent stabilization laws, such as legislation that has been considered in New York, or other laws regulating multifamily housing may reduce rental revenue or increase operating costs in particular markets.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property. These materials may include lead-based paint, asbestos, polychlorinated biphenyls, and petroleum-based fuels, among other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. In connection with the ownership, operation and management of properties, we could potentially be liable for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future. These and other risks related to environmental matters are described in more detail in Item 1A, “Risk Factors.”

Insurance

Our primary lines of insurance coverage are property, general liability, and workers’compensation. We believe that our insurance coverages adequately insure our properties against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, terrorism and other perils, and adequately insure us against other risk. Our coverage includes deductibles, retentions and limits that are customary in the industry. We have established loss prevention, loss mitigation, claims handling and litigation management procedures to manage our exposure.

Employees

At December 31, 2012, we had approximately 2,150 employees, of which approximately 1,550 were at the property level, performing various on-site functions, with the balance managing corporate and area operations, including investment and debt transactions, legal, financial reporting, accounting, information systems, human resources and other support functions. As of December 31, 2012, unions represented approximately 90 of our employees. We have never experienced a work stoppage and believe we maintain satisfactory relations with our employees.

Available Information

Our combined Annual Report on Form 10-K, our combined Quarterly Reports on Form 10-Q, Current Reports on Form 8-K filed by Aimco and/or the Aimco Operating Partnership and any amendments to any of those reports that we file with the Securities and Exchange Commission are available free of charge as soon as reasonably practicable through Aimco’s website at www.aimco.com. The information contained on Aimco’s website is not incorporated into this Annual Report. Aimco’s Common Stock is listed on the New York Stock Exchange under the symbol “AIV.” In 2012, Aimco’s chief executive officer submitted his annual corporate governance listing standards certification to the New York Stock Exchange, which certification was unqualified.

Item 1A. Risk Factors

The risk factors noted in this section and other factors noted throughout this Annual Report, describe certain risks and uncertainties that could cause our actual results to differ materially from those contained in any forward-looking statement.

Our existing and future debt financing could render us unable to operate, result in foreclosure on our properties, prevent us from making distributions on our equity or otherwise adversely affect our liquidity.

We are subject to the risk that our cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we fail to make required payments of principal and interest on secured debt, our lenders could foreclose on the properties and other collateral securing such debt, which would result in loss of income and asset value to us. As of December 31, 2012, substantially all of the properties that we owned or controlled were encumbered by debt. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain Aimco’s qualification as a REIT.

Disruptions in the financial markets could affect our ability to obtain financing and the cost of available financing and could adversely affect our liquidity.

Our ability to obtain financing and the cost of such financing depends on the overall condition of the United States credit markets. In recent years, the United States credit markets experienced significant liquidity disruptions, which caused the spreads on debt financings to widen considerably and made obtaining financing, both non-recourse property debt and corporate borrowings, such as our Credit Agreement, more difficult. Additionally, Federal Home Loan Mortgage Corporation, or Freddie Mac, and Federal National Mortgage Association, or Fannie Mae, have historically provided significant capital in the secondary credit markets at a relatively low cost. Freddie Mac and Fannie Mae are currently under conservatorship of the Housing Finance Agency, and their future role in the housing finance market is uncertain. Any significant reduction in Freddie Mac’s or Fannie Mae’s level of involvement in the secondary credit markets may adversely affect the pricing at which we may obtain non-recourse property debt financing.

If our ability to obtain financing is adversely affected, we may be unable to satisfy scheduled maturities on existing financing through other sources of liquidity, which could result in lender foreclosure on the properties securing such debt and loss of income and asset value, each of which would adversely affect our liquidity.

Increases in interest rates would increase our interest expense and reduce our profitability.

As of December 31, 2012, on a consolidated basis, we had approximately $154.6 million of variable-rate indebtedness outstanding and $37.0 million of variable rate preferred securities outstanding. Of the total debt subject to variable interest rates, floating rate tax-exempt bond financing was approximately $130.6 million. Floating rate tax-exempt bond financing is benchmarked against the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate, which since 1992 has averaged 75% of the 30-day LIBOR rate. If this historical relationship continues, we estimate that an increase in 30-day LIBOR of 100 basis points (75 basis points for tax-exempt interest rates) with constant credit risk spreads would result in Aimco’s net income and net income attributable to Aimco common stockholders being reduced (or the amounts of net loss and net loss attributable to Aimco common stockholders being increased) by $1.2 million and $1.4 million, respectively, on an annual basis. We estimate this same increase in interest rates would result in the Aimco Operating Partnership’s net income and net income attributable to the Aimco Operating Partnership’s common unitholders being reduced (or the amounts of net loss and net loss attributable to the Aimco Operating Partnership’s common unitholders being increased) by $1.2 million and $1.5 million, respectively, on an annual basis.

At December 31, 2012, we had approximately $334.2 million in cash and cash equivalents, restricted cash and notes receivable, a portion of which bear interest at variable rates indexed to LIBOR-based rates, and which may mitigate the effect of an increase in variable rates on our variable-rate indebtedness and preferred stock discussed above.

Failure to generate sufficient net operating income may adversely affect our liquidity, limit our ability to fund necessary capital expenditures or adversely affect our ability to pay dividends or distributions.

Our ability to fund necessary capital expenditures on our properties depends on, among other things, our ability to generate net operating income in excess of required debt payments. If we are unable to fund capital expenditures on our properties, we may not be able to preserve the competitiveness of our properties, which could adversely affect our net operating income.

Our ability to make payments to our investors depends on our ability to generate net operating income in excess of required debt payments and capital expenditure requirements. Our net operating income and liquidity may be adversely affected by events or conditions beyond our control, including:

•	the general economic climate;

•

an inflationary environment in which the costs to operate and maintain our properties increase at a rate greater than our ability to increase rents, which we can only do upon renewal of existing leases or at the inception of new leases;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs, unemployment rates or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Covenant restrictions may limit our ability to make payments to our investors.

Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. Our Credit Agreement provides, among other things, that we may make distributions to our investors during any four consecutive fiscal quarters in an aggregate amount that does not exceed the greater of 95% of our Funds From Operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary to maintain Aimco’s REIT status. Our outstanding classes of preferred stock or preferred units prohibit the payment of dividends on our Common Stock or common partnership units if we fail to pay the dividends to which the holders of the preferred stock or preferred units are entitled.

Because real estate investments are relatively illiquid, we may not be able to sell properties when appropriate.

Real estate investments are relatively illiquid and cannot always be sold quickly. REIT tax rules also restrict our ability to sell properties. Thus, we may not be able to change our portfolio promptly in response to changes in economic or other market conditions. Our ability to dispose of properties in the future will depend on prevailing economic and market conditions, including the cost and availability of financing. This could have a material adverse effect on our financial condition or results of operations.

Competition could limit our ability to lease apartments or increase or maintain rents.

Our apartment properties compete for residents with other housing alternatives, including other rental apartments and condominiums, and, to a lesser degree, single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartments and to increase or maintain rental rates. Recent challenges in the credit and housing markets have increased housing inventory that competes to some extent with our apartment properties.

Our subsidiaries may be prohibited from making distributions and other payments to us.

All of Aimco’s properties are owned, and all of Aimco’s operations are conducted, by the Aimco Operating Partnership. Further, many of the Aimco Operating Partnership’s properties are owned by other subsidiaries. As a result, Aimco depends on distributions and other payments from the Aimco Operating Partnership, and the Aimco Operating Partnership depends on distributions and payments from its subsidiaries in order to satisfy our collective financial obligations and make payments to our investors. The ability of the Aimco Operating Partnership and its subsidiaries to make such distributions and other payments depends on their earnings and cash flows and may be subject to statutory or contractual limitations. As an equity investor in the Aimco Operating Partnership and these subsidiaries, our right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that we are recognized as a creditor of such subsidiaries, our claims may still be subordinate to any security interest in or other lien on their assets and to any of their debt or other obligations that are senior to our claims.

Redevelopment and construction risks could affect our profitability.

We are currently redeveloping, and we intend to continue to redevelop, certain of our properties. During 2013, we expect to invest approximately $130.0 million to $160.0 million in redevelopment of our conventional properties. Redevelopment activities are subject to the following risks:

•

we may be unable to obtain, or experience delays in obtaining, necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or the delay or abandonment of opportunities;

•	we may incur costs that exceed our original estimates due to increased material, labor or other costs, such as litigation;

•	we may be unable to complete construction and lease up of a property on schedule, resulting in increased construction and financing costs and a decrease in expected rental revenues;

•

occupancy rates and rents at a property may fail to meet our expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development by competitors of competing communities;

•	we may be unable to obtain financing with favorable terms, or at all, for the proposed development of a property, which may cause us to delay or abandon an opportunity;

•

we may abandon opportunities that we have already begun to explore for a number of reasons, including changes in local market conditions or increases in construction or financing costs, and, as a result, we may fail to recover expenses already incurred in exploring those opportunities;

•	we may incur liabilities to third parties during the redevelopment process;

•	unexpected events or circumstances may arise during the redevelopment process that affect the timing of completion and the cost and profitability of the project; and

•	loss of a key member of a project team could adversely affect our ability to deliver redevelopment projects on time and within our budget.

Although we are insured for certain risks, the cost of insurance, increased claims activity or losses resulting from casualty events may affect our operating results and financial condition.

We are insured for a portion of our consolidated properties’ exposure to casualty losses resulting from fire, earthquake, hurricane, tornado, flood and other perils, which insurance is subject to deductibles and self-

insurance retention. We recognize casualty losses or gains based on the net book value of the affected property and the amount of any related insurance proceeds. In many instances, the actual cost to repair or replace the property may exceed its net book value and any insurance proceeds. We also insure certain unconsolidated properties for a portion of their exposure to such losses. With respect to our consolidated properties, we recognize the uninsured portion of losses as part of casualty losses in the periods in which they are incurred. In addition, we are self-insured for a portion of our exposure to third-party claims related to our employee health insurance plans, workers’ compensation coverage and general liability exposure. With respect to our insurance obligations to unconsolidated properties and our exposure to claims of third parties, we establish reserves at levels that reflect our known and estimated losses. The ultimate cost of losses and the impact of unforeseen events may vary materially from recorded reserves, and variances may adversely affect our operating results and financial condition. We purchase insurance to reduce our exposure to losses and limit our financial losses on large individual risks. The availability and cost of insurance are determined by market conditions outside our control. No assurance can be made that we will be able to obtain and maintain insurance at the same levels and on the same terms as we do today. If we are not able to obtain or maintain insurance in amounts we consider appropriate for our business, or if the cost of obtaining such insurance increases materially, we may have to retain a larger portion of the potential loss associated with our exposures to risks.

Natural disasters and severe weather may affect our operating results and financial condition.

Natural disasters and severe weather such as hurricanes may result in significant damage to our properties. The extent of our casualty losses and loss in operating income in connection with such events is a function of the severity of the event and the total amount of exposure in the affected area. When we have geographic concentration of exposures, a single catastrophe (such as an earthquake) or destructive weather event (such as a hurricane) affecting a region may have a significant negative effect on our financial condition and results of operations. We cannot accurately predict natural disasters or severe weather, or the number and type of such events that will affect us. As a result, our operating and financial results may vary significantly from one period to the next. Although we anticipate and plan for losses, there can be no assurance that our financial results will not be adversely affected by our exposure to losses arising from natural disasters or severe weather in the future that exceed our previous experience and assumptions.

We depend on our senior management.

Our success depends upon the retention of our senior management, including Terry Considine, our chief executive officer. We have a succession planning and talent development process that is designed to identify potential replacements and develop our team members to provide depth in the organization and a bench of talent on which to draw. However, there are no assurances that we would be able to find qualified replacements for the individuals who make up our senior management if their services were no longer available. The loss of services of one or more members of our senior management team could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man life insurance for any of our employees.

If we are not successful in our acquisition of properties, our results of operations could be adversely affected.

The selective acquisition of properties is a component of our strategy. However, we may not be able to complete transactions successfully in the future. Although we seek to acquire properties when such acquisitions increase our property net operating income, Funds From Operations, Adjusted Funds From Operations or Net Asset Value, such transactions may fail to perform in accordance with our expectations. In particular, following acquisition, the value and operational performance of a property may be diminished if obsolescence or neighborhood changes occur before we are able to redevelop or sell the property.

We may be subject to litigation associated with partnership transactions that could increase our expenses and prevent completion of beneficial transactions.

We have engaged in, and intend to continue to engage in, the selective acquisition of interests in partnerships controlled by us that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners’ interests in the partnership. In these transactions, we may be subject to litigation based on claims that we, as the general partner, have breached our fiduciary duty to our limited partners or that the transaction violates the relevant partnership agreement or state law. Although we intend to comply with our fiduciary obligations and the relevant partnership agreements, we may incur costs in connection with the defense or settlement of this type of litigation. In some cases, this type of litigation may adversely affect our desire to proceed with, or our ability to complete, a particular transaction. Any litigation of this type could also have a material adverse effect on our financial condition or results of operations.

Government housing regulations may limit the opportunities at some of our properties and failure to comply with resident qualification requirements may result in financial penalties and/or loss of benefits, such as rental revenues paid by government agencies. Additionally, the government may cease to operate or reduce funding for government housing programs which would result in a loss of benefits.

We own consolidated and unconsolidated equity interests in entities that own certain properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development, or HUD, or state housing finance agencies, typically provide one or more of the following: mortgage insurance; favorable financing terms; tax-exempt interest; tax-credit equity; or rental assistance payments to the property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and limit our choice of residents to those with incomes at or below certain levels. Failure to comply with these requirements may result in financial penalties or loss of benefits. We are usually required to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property. We may not always receive such approval.

Additionally, there is no guarantee that the government will continue to operate these programs or that the programs will be operated in a manner that generates benefits consistent with those received in the past. Any cessation of or change in the administration of benefits from these government housing programs may result in our loss or reduction in the amount of the benefits we receive under these programs, including rental subsidies. During 2012, 2011 and 2010, for continuing and discontinued operations, our rental revenues include $117.3 million, $133.6 million and $142.4 million, respectively, of subsidies from government agencies. Of the 2012 subsidy amounts, $97.9 million related to properties included in continuing operations, approximately 4.8% of which related to properties benefitting from housing assistance contracts that expire in 2013, which we anticipate renewing, and the remainder related to properties benefitting from housing assistance contracts that expire after 2013 and have a weighted average term of 10.7 years. Any loss or reduction in the amount of these benefits may adversely affect our liquidity and results of operations.

Laws benefiting disabled persons may result in our incurrence of unanticipated expenses.

Under the Americans with Disabilities Act of 1990, or ADA, all places intended to be used by the public are required to meet certain Federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1991, to comply with design and construction requirements for disabled access. For those projects receiving Federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. These and other Federal, state and local laws may require modifications to our properties, or affect renovations of the properties. Noncompliance with these laws could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with the ADA, the FHAA and the Rehabilitation Act of 1973 in connection with the ongoing operation or redevelopment of our properties.

Potential liability or other expenditures associated with potential environmental contamination may be costly.

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of certain materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be responsible for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

Moisture infiltration and resulting mold remediation may be costly.

Although we are proactively engaged in managing moisture intrusion and preventing the presence of mold at our properties, it is not unusual for periodic moisture intrusion issues to cause mold in isolated locations within a property. We have implemented policies, procedures and training, and include a detailed moisture intrusion and mold assessment during acquisition due diligence. We believe these measures will manage mold exposure at our properties and will minimize the effects that mold may have on our residents. To date, we have not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. We have only limited insurance coverage for property damage claims arising from the presence of mold and for personal injury claims related to mold exposure. Because the law regarding mold is unsettled and subject to change, we can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on our consolidated financial condition or results of operations.

Aimco may fail to qualify as a REIT.

If Aimco fails to qualify as a REIT, Aimco will not be allowed a deduction for dividends paid to its stockholders in computing its taxable income, and will be subject to United States Federal income tax at regular corporate rates, including any applicable AMT. This would substantially reduce our funds available for distribution to our investors. Unless entitled to relief under certain provisions of the Code, Aimco also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. In addition, Aimco’s failure to qualify as a REIT would place us in default under our primary credit facilities.

We believe that Aimco operates, and has always operated, in a manner that enables it to meet the requirements for qualification as a REIT for Federal income tax purposes. Aimco’s continued qualification as a REIT will depend on its satisfaction of certain asset, income, investment, organizational, distribution, stockholder ownership and other requirements on a continuing basis. Aimco’s ability to satisfy the asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination, and for which we do not obtain independent appraisals. Aimco’s compliance with the REIT income and quarterly asset requirements also depends upon our ability to manage successfully the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for United States Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements. Accordingly, there can be no assurance that the Internal Revenue Service, or the IRS, will not contend that our interests in subsidiaries or other issuers constitutes a violation of the REIT requirements. Moreover, future economic, market, legal, tax or other considerations may cause Aimco to fail to qualify as a REIT, or Aimco’s Board of Directors may determine to revoke its REIT status.

REIT distribution requirements limit our available cash.

As a REIT, Aimco is subject to annual distribution requirements. As Aimco’s operating partnership, the Aimco Operating Partnership pays distributions intended to satisfy Aimco’s distribution requirements. This limits the amount of cash we have available for other business purposes, including amounts to fund our growth. Aimco generally must distribute annually at least 90% of its REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, in order for its distributed earnings not to be subject to United States Federal corporate income tax. We intend to make distributions to Aimco’s stockholders to comply with the requirements of the Code. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell properties or borrow funds on a short-term or long-term basis to meet the 90% distribution requirement of the Code.

Limits on ownership of shares in Aimco’s charter may result in the loss of economic and voting rights by purchasers that violate those limits.

Aimco’s charter limits ownership of Common Stock by any single stockholder (applying certain “beneficial ownership” rules under the Federal securities laws) to 8.7% (or up to 12.0% upon a waiver from Aimco’s Board of Directors) of outstanding shares of Common Stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. Aimco’s charter also limits ownership of Aimco’s Common Stock and preferred stock by any single stockholder to 8.7% of the value of the outstanding Common Stock and preferred stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. The charter also prohibits anyone from buying shares of Aimco’s capital stock if the purchase would result in Aimco losing its REIT status. This could happen if a transaction results in fewer than 100 persons owning all of Aimco’s shares of capital stock or results in five or fewer persons (applying certain attribution rules of the Code) owning 50% or more of the value of all of Aimco’s shares of capital stock. If anyone acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Code for REITs:

•	the transfer will be considered null and void;

•	we will not reflect the transaction on Aimco’s books;

•	we may institute legal action to enjoin the transaction;

•	we may demand repayment of any dividends received by the affected person on those shares;

•	we may redeem the shares;

•	the affected person will not have any voting rights for those shares; and

•	the shares (and all voting and dividend rights of the shares) will be held in trust for the benefit of one or more charitable organizations designated by Aimco.

Aimco may purchase the shares of capital stock held in trust at a price equal to the lesser of the price paid by the transferee of the shares or the then current market price. If the trust transfers any of the shares of capital stock, the affected person will receive the lesser of the price paid for the shares or the then current market price. An individual who acquires shares of capital stock that violate the above rules bears the risk that the individual:

•	may lose control over the power to dispose of such shares;

•	may not recognize profit from the sale of such shares if the market price of the shares increases;

•	may be required to recognize a loss from the sale of such shares if the market price decreases; and

•	may be required to repay to us any distributions received from us as a result of his or her ownership of the shares.

Aimco’s charter may limit the ability of a third party to acquire control of Aimco.

The 8.7% ownership limit discussed above may have the effect of delaying or precluding acquisition of control of Aimco by a third party without the consent of Aimco’s Board of Directors. Aimco’s charter authorizes its Board of Directors to issue up to 510,587,500 shares of capital stock. As of December 31, 2012, 505,787,260 shares were classified as Common Stock, of which 145,563,903 were outstanding, and 4,800,240 shares were classified as preferred stock, of which 1,274,317 were outstanding. Under Aimco’s charter, its Board of Directors has the authority to classify and reclassify any of Aimco’s unissued shares of capital stock into shares of capital stock with such preferences, conversion or other rights, voting power restrictions, limitations as to dividends, qualifications or terms or conditions of redemptions as the Board of Directors may determine. The authorization and issuance of a new class of capital stock could have the effect of delaying or preventing someone from taking control of Aimco, even if a change in control were in Aimco’s stockholders’ best interests.

The Maryland General Corporation Law may limit the ability of a third party to acquire control of Aimco.

As a Maryland corporation, Aimco is subject to various Maryland laws that may have the effect of discouraging offers to acquire Aimco and increasing the difficulty of consummating any such offers, even if an acquisition would be in Aimco’s stockholders’ best interests. The Maryland General Corporation Law, specifically the Maryland Business Combination Act, restricts mergers and other business combination transactions between Aimco and any person who acquires, directly or indirectly, beneficial ownership of shares of Aimco’s stock representing 10% or more of the voting power without Aimco’s Board of Directors’ prior approval. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and generally only with the approval of stockholders representing 80% of all votes entitled to be cast and 66 2/3% of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. The Maryland General Corporation Law, specifically the Maryland Control Share Acquisition Act, provides generally that a person who acquires shares of Aimco’s capital stock representing 10% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote. Additionally, the Maryland General Corporation Law provides, among other things, that the board of directors has broad discretion in adopting stockholders’ rights plans and has the sole power to fix the record date, time and place for special meetings of the stockholders. To date, Aimco has not adopted a stockholders’rights plan. In addition, the Maryland General Corporation Law provides that a corporation that:

•	has at least three directors who are not officers or employees of the entity or related to an acquiring person; and

•	has a class of equity securities registered under the Securities Exchange Act of 1934, as amended,

may elect in its charter or bylaws or by resolution of the board of directors to be subject to all or part of a special subtitle that provides that:

•	the corporation will have a staggered board of directors;

•

any director may be removed only for cause and by the vote of two-thirds of the votes entitled to be cast in the election of directors generally, even if a lesser proportion is provided in the charter or bylaws;

•	the number of directors may only be set by the board of directors, even if the procedure is contrary to the charter or bylaws;

•	vacancies may only be filled by the remaining directors, even if the procedure is contrary to the charter or bylaws; and

•

the secretary of the corporation may call a special meeting of stockholders at the request of stockholders only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, even if the procedure is contrary to the charter or bylaws.

To date, Aimco has not made any of the elections described above.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

Our portfolio includes garden style, mid-rise and high-rise properties located in 24 states, the District of Columbia and Puerto Rico. Our geographic allocation strategy focuses on the largest coastal and job growth markets in the United States, which are grouped according to the East and West areas into which our property operations team is organized. The following table sets forth information on all of our properties as of December 31, 2012:

	Number of Properties	Number of Units	Average Ownership
Conventional:
Los Angeles	13	4,248	85%
Orange County	4	1,213	100%
San Diego	11	2,370	97%
East Bay	2	413	100%
San Jose	1	224	100%
San Francisco	7	1,208	100%
Seattle	2	239	100%
Houston	5	2,237	97%
Denver	8	2,177	97%
Phoenix	6	1,806	83%
Chicago	11	3,393	98%

West	70	19,528	94%
Washington - Northern Virginia - Maryland	14	6,547	99%
Boston	11	4,129	100%
Philadelphia	7	3,888	98%
Manhattan	21	959	100%
Suburban New York - New Jersey	2	1,162	100%
Miami	5	2,482	100%
Palm Beach - Fort Lauderdale	2	776	100%
Orlando	6	1,715	100%
Jacksonville	4	1,643	100%
Atlanta	5	1,295	87%

East	77	24,596	99%

Total target markets	147	44,124	96%
Opportunistic and other markets	28	11,755	98%

Total conventional owned and managed	175	55,879	97%
Affordable	90	12,098	76%

Total	265	67,977	93%

At December 31, 2012, we owned an equity interest in and consolidated 243 properties containing 66,107 apartment units. These consolidated properties contain, on average, 272 apartment units, with the largest property containing 2,113 apartment units. These properties offer residents a range of amenities, including swimming pools, clubhouses, spas, fitness centers, dog parks and open spaces. Many of the apartment units offer features such as vaulted ceilings, fireplaces, washer and dryer connections, cable television, balconies and patios. Additional information on our consolidated properties is contained in “Schedule III - Real Estate and Accumulated Depreciation” in this Annual Report on Form 10-K. At December 31, 2012, we held an equity interest in and did not consolidate 22 properties containing 1,870 apartment units.

Substantially all of our consolidated properties are encumbered by property debt. At December 31, 2012, our consolidated properties were encumbered by, in aggregate, $4,688.4 million of property debt with a weighted average interest rate of 5.44% and a weighted average maturity of 7.9 years, respectively. Each of the non-recourse property debt instruments comprising this total are collateralized by one of 242 properties, without cross-collateralization, with an aggregate gross book value of $8,212.8 million. Refer to Note 7 to the consolidated financial statements in Item 8 for additional information regarding our property debt.

Item 3.	Legal Proceedings

None.

Item 4.	Mine Safety Disclosures

Not applicable.

PART II

Item 5.	Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Aimco

Aimco’s Common Stock has been listed and traded on the NYSE under the symbol “AIV” since July 22, 1994. The following table sets forth the quarterly high and low sales prices of our Common Stock, as reported on the NYSE, and the dividends declared in the periods indicated:

Quarter Ended	High	Low	Dividends Declared (per share)
December 31, 2012	$27.13	$24.05	$0.20
September 30, 2012	28.30	25.52	0.20
June 30, 2012	27.98	25.17	0.18
March 31, 2012	26.44	22.19	0.18
December 31, 2011	$27.26	$20.08	$0.12
September 30, 2011	28.12	21.92	0.12
June 30, 2011	27.67	24.50	0.12
March 31, 2011	26.33	23.38	0.12

Aimco’s Board of Directors determines and declares our dividends. In making a dividend determination, Aimco’s Board of Directors considers a variety of factors, including: REIT distribution requirements; current market conditions; liquidity needs and other uses of cash, such as for deleveraging and accretive investment activities. In January 2013, Aimco’s Board of Directors declared a cash dividend of $0.24 per share on its Common Stock for the quarter ended December 31, 2012. Aimco’s Board of Directors anticipates similar per share quarterly dividends for the remainder of 2013. However, the Board of Directors may adjust the dividend amount or the frequency with which the dividend is paid based on then prevailing facts and circumstances.

On February 22, 2013, the closing price of the Common Stock was $29.83 per share, as reported on the NYSE, and there were 145,820,892 shares of Common Stock outstanding, held by 2,231 stockholders of record. The number of holders does not include individuals or entities who beneficially own shares but whose shares are held of record by a broker or clearing agency, but does include each such broker or clearing agency as one recordholder.

As a REIT, Aimco is required to distribute annually to holders of its Common Stock at least 90% of its “real estate investment trust taxable income,” which, as defined by the Code and United States Department of Treasury regulations, is generally equivalent to net taxable ordinary income.

From time to time, Aimco may issue shares of Common Stock in exchange for common and preferred OP Units tendered to the Aimco Operating Partnership for redemption in accordance with the terms and provisions of the agreement of limited partnership of the Aimco Operating Partnership. Such shares are issued based on an exchange ratio of one share for each common OP Unit or the applicable conversion ratio for preferred OP Units. The shares are generally issued in exchange for OP Units in private transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. During the year ended December 31, 2012, we did not issue any shares of Common Stock in exchange for common OP Units or preferred OP Units.

Aimco’s Board of Directors has, from time to time, authorized Aimco to repurchase shares of its outstanding capital stock. There were no repurchases of Aimco shares during the year ended December 31, 2012. As of December 31, 2012, Aimco was authorized to repurchase approximately 19.3 million shares. This authorization has no expiration date. These repurchases may be made from time to time in the open market or in privately negotiated transactions.

Performance Graph

The following graph compares cumulative total returns for Aimco’s Common Stock, the MSCI US REIT Index and the Standard & Poor’s 500 Total Return Index (the “S&P 500”). The MSCI US REIT Index is published by Morgan Stanley Capital International Inc., a provider of equity indices. The indices are weighted for all companies that fit the definitional criteria of the particular index and are calculated to exclude companies as they are acquired and add them to the index calculation as they become publicly traded companies. All companies of the definitional criteria in existence at the point in time presented are included in the index calculations. The graph assumes the investment of $100 in Aimco’s Common Stock and in each index on December 31, 2007, and that all dividends paid have been reinvested. The historical information set forth below is not necessarily indicative of future performance.

	For the fiscal years ended December 31,
Index	2007	2008	2009	2010	2011	2012
Aimco	$100.00	$53.79	$76.83	$126.47	$114.32	$139.11
MSCI US REIT	100.00	62.03	79.78	102.50	111.41	131.20
S&P 500	100.00	63.00	79.68	91.68	93.61	108.59

Source: SNL Financial LC, Charlottesville, VA ©2013

The Performance Graph will not be deemed to be incorporated by reference into any filing by Aimco under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Aimco specifically incorporates the same by reference.

The information required by Item 5 with respect to securities authorized for issuance under equity compensation plans is incorporated by reference in Part III, Item 12 of this Annual Report.

The Aimco Operating Partnership

There is no public market for the Aimco Operating Partnership’s common partnership units, including OP Units, and we have no intention of listing the common partnership units on any securities exchange. In addition, the Aimco Operating Partnership’s Partnership Agreement restricts the transferability of common partnership units, including OP Units. The following table sets forth the distributions declared per common partnership unit in each quarterly period during the two years ended December 31, 2012 and 2011:

Quarter Ended	2012	2011
December 31	$0.20	$0.27
September 30	0.20	0.12
June 30	0.18	0.12
March 31	0.18	0.12

During the years ended December 31, 2012 and 2011, our distributions per common partnership unit were equal to the dividends Aimco declared per share of its Common Stock, with the exception of an additional $0.15 per unit distribution we declared and paid during the three months ended December 31, 2011, which is further discussed in Note 13 to the consolidated financial statements in Item 8. We intend for our future common OP Unit distributions to be equal to Aimco’s Common Stock dividends.

At February 22, 2013, there were 153,818,664 common partnership units and equivalents outstanding (145,820,892 of which were held by Aimco) that were held by 3,067 unitholders of record.

The Aimco Operating Partnership’s Partnership Agreement generally provides that after holding common OP Units for one year, limited partners other than Aimco have the right to redeem their common OP Units for cash, subject to our prior right to cause Aimco to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Common Stock. Common OP Units redeemed for shares of Aimco Common Stock are exchanged on a one-for-one basis (subject to antidilution adjustments).

As discussed in Note 13 to the consolidated financial statements in Item 8, during 2012, the Aimco Operating Partnership exchanged its investment in shares of Aimco Common Stock for Aimco’s holdings of a corresponding number of common partnership units. No common OP Units or preferred OP Units held by Limited Partners were redeemed in exchange for shares of Aimco Common Stock in 2012.

The following table summarizes the Aimco Operating Partnership’s repurchases of common OP Units for the three months ended December 31, 2012:

Fiscal period	Total Number of Units Purchased	Average Price Paid per Unit	Total Number of Units Purchased as Part of Publicly Announced Plans or Programs (1)	Maximum Number of Units that May Yet Be Purchased Under Plans or Programs (1)
October 1 - October 31, 2012	12,733	$26.21	N/A	N/A
November 1 - November 30, 2012	3,175	26.29	N/A	N/A
December 1 - December 31, 2012	80,072	25.25	N/A	N/A

Total	95,980	$25.41

(1)	The terms of the Aimco Operating Partnership’s Partnership Agreement do not provide for a maximum number of units that may be repurchased, and other than the express terms of the Aimco Operating Partnership’s Partnership Agreement, the Aimco Operating Partnership has no publicly announced plans or programs of repurchase. However, whenever Aimco repurchases its Common Stock, it is expected that Aimco will fund the repurchase with a concurrent repurchase by the Aimco Operating Partnership of common partnership units held by Aimco at a price per unit that is equal to the price per share paid for the Common Stock. Refer to the preceding discussion of Aimco’s authorization for equity repurchases.

Dividend and Distribution Payments

Our Credit Agreement includes customary covenants, including a restriction on dividends and other restricted payments, but permits dividends and distributions during any four consecutive fiscal quarters in an aggregate amount of up to 95% of Aimco’s Funds From Operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary to maintain Aimco’s REIT status.

Item 6.	Selected Financial Data

The following selected financial data is based on audited historical financial statements of Aimco and the Aimco Operating Partnership. This information should be read in conjunction with such financial statements, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein or in previous filings with the Securities and Exchange Commission.

Aimco

	For The Years Ended December 31,
	2012	2011 (1)	2010 (1)	2009 (1)	2008 (1)
	(dollar amounts in thousands, except per share data)
OPERATING DATA:
Total revenues	$1,033,197	$981,919	$958,540	$956,561	$1,001,709
Total operating expenses (2)	(833,037)	(828,762)	(855,957)	(887,008)	(992,187)
Operating income (2)	200,160	153,157	102,583	69,553	9,522
Loss from continuing operations (2)	(14,906)	(135,603)	(160,777)	(193,610)	(118,091)
Income from discontinued operations, net (3)	210,267	77,439	71,153	148,810	745,093
Net income (loss)	195,361	(58,164)	(89,624)	(44,800)	627,002
Net (income) loss attributable to noncontrolling interests	(62,905)	1,077	17,896	(19,474)	(214,995)
Net income attributable to preferred stockholders	(49,888)	(45,852)	(53,590)	(50,566)	(53,708)
Net income (loss) attributable to Aimco common stockholders	82,146	(103,161)	(125,318)	(114,840)	351,314
Earnings (loss) per common share - basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.59)	$(1.22)	$(1.48)	$(1.70)	$(2.11)
Net income (loss) attributable to Aimco common stockholders	$0.61	$(0.86)	$(1.08)	$(1.00)	$3.96
BALANCE SHEET INFORMATION:
Total real estate	$8,333,419	$8,152,903	$8,072,369	$7,927,530	$7,753,758
Total assets	6,401,380	6,871,862	7,378,566	7,906,468	9,441,870
Total indebtedness	4,688,447	4,772,774	4,776,481	4,793,777	5,108,570
Total equity	1,154,894	1,144,674	1,306,772	1,534,703	1,646,749
OTHER INFORMATION:
Dividends declared per common share (4)	$0.76	$0.48	$0.30	$0.40	$7.48
Total consolidated properties (end of period)	243	331	399	426	514
Total consolidated apartment units (end of period)	66,107	79,093	89,875	95,202	117,719
Total unconsolidated properties (end of period)	22	39	48	77	85
Total unconsolidated apartment units (end of period)	1,870	4,353	5,637	8,478	9,613

The Aimco Operating Partnership

	For The Years Ended December 31,
	2012	2011 (1)	2010 (1)	2009 (1)	2008 (1)
	(dollar amounts in thousands, except per unit data)
OPERATING DATA:
Total revenues	$1,033,197	$981,919	$958,540	$956,561	$1,001,709
Total operating expenses (2)	(833,037)	(828,762)	(855,957)	(887,008)	(992,187)
Operating income (2)	200,160	153,157	102,583	69,553	9,522
Loss from continuing operations (2)	(14,906)	(134,304)	(159,918)	(192,790)	(117,305)
Income from discontinued operations, net (3)	210,267	77,439	71,153	148,810	745,093
Net income (loss)	195,361	(56,865)	(88,765)	(43,980)	627,788
Net (income) loss attributable to noncontrolling interests	(51,218)	257	13,301	(22,442)	(155,749)
Net income attributable to preferred unitholders	(56,384)	(52,535)	(58,554)	(56,854)	(61,354)
Net income (loss) attributable to the Aimco Operating Partnership’s common unitholders	87,337	(109,365)	(134,018)	(123,276)	403,700
Earnings (loss) per common unit - basic and diluted:
Loss from continuing operations attributable to the Aimco Operating Partnership’s common unitholders	$(0.59)	$(1.21)	$(1.47)	$(1.70)	$(1.96)
Net income (loss) attributable to the Aimco Operating Partnership’s common unitholders	$0.61	$(0.86)	$(1.07)	$(1.00)	$4.11

BALANCE SHEET INFORMATION:
Total real estate	$8,333,419	$8,152,903	$8,072,369	$7,927,530	$7,753,758
Total assets	6,401,380	6,871,862	7,395,796	7,922,839	9,457,421
Total indebtedness	4,688,447	4,772,774	4,776,481	4,793,777	5,108,570
Total partners’ capital	1,154,894	1,144,674	1,324,002	1,551,074	1,662,300

OTHER INFORMATION:
Distributions declared per common unit (5)	$0.76	$0.63	$0.30	$0.40	$7.48
Total consolidated properties (end of period)	243	331	399	426	514
Total consolidated apartment units (end of period)	66,107	79,093	89,875	95,202	117,719
Total unconsolidated properties (end of period)	22	39	48	77	85
Total unconsolidated apartment units (end of period)	1,870	4,353	5,637	8,478	9,613

(1)	Certain reclassifications have been made to conform to the current financial statement presentation, including retroactive adjustments to reflect additional properties sold during 2012 as discontinued operations (see Note 15 to the consolidated financial statements in Item 8).
(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets.
(3)	Income from discontinued operations for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 includes $234.5 million, $108.2 million, $94.9 million, $221.8 million and $800.3 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2012, 2011 and 2010 is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.
(4)	Aimco’s dividends declared per common share during the year ended December 31, 2008, included $5.08 of per share dividends that were paid through the issuance of shares of Aimco Common Stock.
(5)	The Aimco Operating Partnership’s distributions declared per common unit during the year ended December 31, 2011, included a $0.15 per unit special distribution discussed in Note 13 to the consolidated financial statements in Item 8. The Aimco Operating Partnership’s distributions declared per common unit during the year ended December 31, 2008, included $5.08 of per share distributions that were paid to Aimco through the issuance of common partnership units.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Executive Overview

Aimco and the Aimco Operating Partnership are focused on the ownership, management and redevelopment of quality apartment communities located in the largest coastal and job growth markets in the United States. Our business activities are defined by a commitment to our core values of integrity, respect, collaboration, a focus on our customers and a performance culture. These values and our corporate mission, to consistently provide quality apartment homes in a respectful environment delivered by a team of people who care, continually shape our culture. In all our dealings with residents, team members, business partners and equity holders, we aim to be the best owner and operator of apartment communities and an outstanding corporate citizen.

Our principal financial objective is to provide predictable and attractive returns to our equity holders. Our business plan to achieve this objective is to:

•

operate our nationwide portfolio of desirable apartment homes with valued amenities and a high level of customer service in an efficient manner that realizes the benefits of our local management expertise;

•

improve our geographically diversified portfolio of conventional apartment properties, which average “B/B+” in quality (defined below) by selling properties inconsistent with our portfolio strategy and investing the proceeds from such sales through redevelopment and acquisition of higher-quality properties; and

•

provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity, a combination which helps to limit our refunding and re-pricing risk and provides a hedge against increases in interest rates, capitalization rates and inflation.

Our real estate portfolio consists primarily of conventional real estate properties. Our conventional property operations consist of market-rate apartments with rents paid by the residents and included 175 properties with 55,879 units in which we held an average ownership of 97% as of December 31, 2012. We also operate a portfolio of affordable properties. Our affordable property operations consist of apartments with rents that are generally paid, in whole or part, by a government agency and consisted of 90 properties with 12,098 units in which we held an average ownership of 76% as of December 31, 2012. Our conventional and affordable property operations comprise our reportable segments and generated 90% and 10%, respectively, of our proportionate property net operating income (defined below under “Results of Operations – Real Estate Operations”) during the year ended December 31, 2012. Over the next four to five years, we expect to sell essentially all of our affordable properties and reinvest this capital into our conventional portfolio.

Our portfolio strategy seeks predictable rent growth from a portfolio of “A,” “B” and “C” quality conventional apartment properties, which average “B/B+” in quality and are diversified among the largest coastal and job growth markets in the United States, as measured by total apartment value. We measure conventional property quality based on average rents of our units compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis. Under this rating system, we classify as A-quality properties those earning rents greater than 125% of the local market average, as B-quality properties those earning rents 90% to 125% of the local market average and as C-quality properties those earning rents less than 90% of the local market average. We classify as B/B+ those properties earning rents ranging from 100% to 125% of the local market average. Although some companies and analysts within the multifamily real estate industry use property class ratings of A, B and C, some of which are tied to local market rent averages, the metrics used to classify property quality as well as the timing for which local markets rents are calculated may vary from company to company. Accordingly, our rating system for measuring property quality is neither broadly nor consistently used in the multifamily real estate industry.

We upgrade the quality of our portfolio through the sale of properties with lower projected returns, lower operating margins, and lower expected future rent growth. These properties are often located in markets we deem less desirable than our target markets. We reinvest the sale proceeds through the purchase of other properties or additional investment in properties already in our portfolio, including increased ownership or redevelopment. Increasing our ownership in properties in our portfolio is attractive as we already operate these properties and know them well, and these investments are especially accretive where we can eliminate overhead costs associated with the partnerships that own these properties. We believe redevelopment of certain properties in superior locations provides advantages over ground-up development, enabling us to generate rents comparable to new properties with lower financial risk, in less time and with reduced delays associated with governmental permits and authorizations. We believe redevelopment also provides superior risk adjusted returns with lower volatility compared to ground-up development. Redevelopment work may also include seeking entitlements from local governments, which enhance the value of our existing portfolio by increasing density, that is, the right to add residential units to a site. We have historically undertaken a range of redevelopment projects: from those in which there is significant renovation, such as exteriors, common areas or unit improvements, typically done upon lease expirations without the need to vacate units on any wholesale or substantial basis, to those in which a substantial number of all available units are vacated for significant renovations to the property. We have a specialized Redevelopment and Construction Services group to oversee these projects.

During the year ended December 31, 2012, we sold 75 consolidated properties, generating net proceeds to Aimco of $289.9 million. We used proceeds from these property sales, the assumption of property debt and proceeds from new property debt to fund $100.1 million of redevelopment spending on our conventional properties; $50.7 million of acquisitions of the noncontrolling interests in 11 consolidated real estate partnerships that own 17 conventional properties with average revenues per unit of $1,066; and $127.8 million of conventional property acquisitions located in Phoenix, Arizona; Manhattan, New York City, New York; and San Diego, California. We underwrite our acquisitions based on a free cash flow internal rate of return, and the weighted average free cash flow rate of return for these three properties is expected to be between 8.0% and 8.5%. Revenues per effective unit at the Phoenix, Manhattan and San Diego properties averaged approximately $1,100, $4,000 and $1,880, respectively, and the properties’ average rents per unit exceeded the local market averages by approximately 47%, 38% and 15%, respectively.

Our leverage strategy seeks to balance our desire to increase financial returns with the inherent risks of leverage and we have set leverage targets of Debt and Preferred Equity to EBITDA of less than 7.0x and EBITDA Coverage of Interest and Preferred Dividends of greater than 2.5x. We also focus on Debt to EBITDA and EBITDA Coverage of Interest ratios. Refer to the Leverage Strategy discussion in Item 1 for a definition of each of these items.

Our leverage ratios for the years and annualized three month periods ended December 31, 2012 and 2011, are presented below:

	Years ended December 31,		Annualized three months ended December 31,
	2012	2011	2012	2011
Debt to EBITDA	7.5x	8.2x	7.4x	8.2x
Debt and Preferred Equity to EBITDA	7.8x	9.5x	7.7x	9.6x
EBITDA Coverage of Interest	2.3x	2.1x	2.5x	2.2x
EBITDA Coverage of Interest and Preferred Dividends	2.2x	1.8x	2.4x	1.8x

The 2012 EBITDA Coverage of Interest and Preferred Dividends ratios presented above are on a pro forma basis to exclude dividends on the preferred stock we redeemed during the year ended December 31, 2012.

During the year ended December 31, 2012, we reduced our leverage substantially by using the proceeds from the issuance of common stock to redeem $600.9 million of preferred stock. With these preferred stock redemptions, we made significant progress toward our stated leverage targets and we now expect to achieve them by early 2014, almost two years earlier than we had anticipated at the beginning of 2012. We expect future leverage reduction from earnings growth generated by the current portfolio and by regularly scheduled property debt amortization funded from retained earnings. We also expect to increase our financial flexibility in the future by creating a pool of unencumbered properties. At December 31, 2012, we had one unencumbered consolidated property with a fair value of $68.2 million.

At December 31, 2012, approximately 97% of our leverage consisted of property-level, non-recourse, long-dated debt and 3% consisted of perpetual preferred equity, a combination which helps to limit our refunding and re-pricing risk. The weighted average maturity of our property-level debt was 7.9 years, with an average of 5.3% of our unpaid principal balance maturing per year from 2013 through 2016. Approximately 97% of our property-level debt is fixed-rate, which provides a hedge against increases in interest rates and inflation.

Although our primary sources of leverage are property-level, non-recourse, long-dated, fixed-rate, amortizing debt and perpetual preferred equity, we also have our Credit Agreement, which provides for $500.0 million of revolving loan commitments, to meet our short-term liquidity needs. At December 31, 2012, we had no outstanding borrowings under our Credit Agreement and we had the capacity to borrow $454.6 million, net of $45.4 million for undrawn letters of credit backed by the Credit Agreement. The Credit Agreement matures in December 2014, and may be extended for two additional one-year periods, subject to certain conditions.

Under our Credit Agreement, we have agreed to Debt Service and Fixed Charge Coverage covenants. For the year ended December 31, 2012, our Debt Service and Fixed Charge Coverage ratios were 1.65x and 1.50x, respectively, compared to covenants of 1.50x and 1.30x, respectively, and ratios of 1.61x and 1.37x, respectively, for the year ended December 31, 2011.

Key Financial Indicators

The key financial indicators that we use in managing our business and in evaluating our financial condition and operating performance are: Net Asset Value; Funds From Operations; Pro forma Funds From Operations; Adjusted Funds From Operations; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Funds From Operations, Pro forma Funds From Operations and Adjusted Funds From Operations are defined and further described in “Funds From Operations,” and proportionate property net operating income is defined and further described in “Results of Operations – Real Estate Operations.” The key macro-economic factors and non-financial indicators that affect our financial condition and operating performance are: household formations; rates of job growth; single-family and multifamily housing starts; interest rates; and availability and cost of financing.

Results of Operations

Because our operating results depend primarily on income from our properties, the supply and demand for apartments influences our operating results. Additionally, the level of expenses required to operate and maintain our properties and the pace and price at which we redevelop, acquire and dispose of our apartment properties affect our operating results.

The following discussion and analysis of the results of our operations and financial condition should be read in conjunction with the accompanying consolidated financial statements in Item 8.

Overview

2012 Highlights

Highlights of our results of operations for the year ended December 31, 2012, are summarized below:

•

Conventional Same Store revenues and expenses for 2012, increased by 4.7% and 1.6%, respectively, resulting in a 6.5% increase in net operating income as compared to 2011, the highest rate of annual growth in six years;

•

Average revenue per effective unit for our conventional portfolio increased by 7.9%, from $1,262 for the three months ended December 31, 2011, to $1,362 for the three months ended December 31, 2012, as a result of year-over-year revenue growth of 5.4%, the sale of conventional properties with average revenues per unit substantially lower than those of the retained portfolio, and the acquisition of three conventional properties with average revenues per unit of $1,405;

•	Average daily occupancy for our Conventional Same Store properties was 95.5% for the year ended December 31, 2012, as compared to 95.7% for 2011; and

•	Total Same Store revenues and expenses for 2012, increased by 4.6% and 1.9%, respectively, resulting in a 6.2% increase in net operating income as compared to 2011.

2012 compared to 2011

We reported net income attributable to Aimco of $132.5 million and net income attributable to Aimco common stockholders of $82.1 million for the year ended December 31, 2012, as compared to net loss attributable to Aimco of $57.1 million and net loss attributable to Aimco common stockholders of $103.2 million for the year ended December 31, 2011, increases in income of $189.5 million and $185.3 million, respectively.

We reported net income attributable to the Aimco Operating Partnership of $144.1 million and net income attributable to the Aimco Operating Partnership’s common unitholders of $87.3 million for the year ended December 31, 2012, as compared to net loss attributable to the Aimco Operating Partnership of $56.6 million and net loss attributable to the Aimco Operating Partnership’s common unitholders of $109.4 million for the year ended December 31, 2011, increases in income of $200.8 million and $196.7 million, respectively.

These increases in net income for Aimco and the Aimco Operating Partnership during the year ended December 31, 2012, as compared to the year ended December 31, 2011, were principally due to increases in gain on dispositions of real estate in 2012 compared to 2011, increases in the operating income of our properties included in continuing operations, reflecting improved operations, and decreases in interest expense, primarily due to prepayment penalties incurred in connection with a series of financing transactions completed in 2011 that extended maturities and reduced the effective interest rate on a number of non-recourse property loans.

2011 compared to 2010

We reported net loss attributable to Aimco of $57.1 million and net loss attributable to Aimco common stockholders of $103.2 million for the year ended December 31, 2011, as compared to net loss attributable to Aimco of $71.7 million and net loss attributable to Aimco common stockholders of $125.3 million for the year ended December 31, 2010, decreases in losses of $14.6 million and $22.2 million, respectively.

We reported net loss attributable to the Aimco Operating Partnership of $56.6 million and net loss attributable to the Aimco Operating Partnership’s common unitholders of $109.4 million for the year ended December 31, 2011, as compared to net loss attributable to the Aimco Operating Partnership of $75.5 million and net loss attributable to the Aimco Operating Partnership’s common unitholders of $134.0 million for the year ended December 31, 2010, decreases in losses of $18.9 million and $24.7 million, respectively.

These decreases in losses for Aimco and the Aimco Operating Partnership during the year ended December 31, 2011, as compared to the year ended December 31, 2010, were principally due to an increase in the operating income of our properties included in continuing operations, reflecting improved operations, partially offset by an increase in interest expense, primarily due to prepayment penalties incurred in connection with a series of financing transactions completed in 2011.

The following paragraphs discuss these and other items affecting the results of operations of Aimco and the Aimco Operating Partnership in more detail.

Real Estate Operations

Our owned real estate portfolio consists primarily of conventional real estate properties. Our conventional property operations consist of market-rate apartments with rents paid by the resident and included 175 properties with 55,879 units in which we held an average ownership of 97% as of December 31, 2012. We also operate a portfolio of affordable properties. Our affordable property operations consist of apartments with rents that are generally paid, in whole or part, by a government agency and consisted of 90 properties with 12,098 units in which we held an average ownership of 76% as of December 31, 2012. Our conventional and affordable property operations comprise our reportable segments and generated 90% and 10%, respectively, of our proportionate property net operating income (defined below) during the year ended December 31, 2012.

In accordance with accounting principles generally accepted in the United States of America, or GAAP, we consolidate certain properties in which we hold an insignificant economic interest and in some cases we do not consolidate other properties in which we have a significant economic interest. Due to the diversity of our economic ownership interests in our properties, our chief operating decision maker emphasizes as a key measurement of segment profit or loss proportionate property net operating income, which represents our share of the property net operating income of our consolidated and unconsolidated properties. Accordingly, the results of operations of our conventional and affordable segments discussed below are presented on a proportionate basis.

We do not include property management revenues, offsite costs associated with property management or casualty related amounts in our assessment of segment performance. Accordingly, these items are not allocated to our segment results discussed below.

The tables and discussions below reflect the proportionate results of our conventional and affordable segments and the consolidated results related to our real estate operations not allocated to segments for the years ended December 31, 2012, 2011 and 2010 (in thousands). The tables and discussions below exclude the results of operations for properties included in discontinued operations as of December 31, 2012. Refer to Note 20 in the consolidated financial statements in Item 8 for further discussion regarding our reporting segments, including a reconciliation of these proportionate amounts to consolidated rental and other property revenues and property operating expenses.

Total Same Store Portfolio

Our conventional and affordable segments each include properties we classify as same store. Same store properties are properties we manage, in which our ownership exceeds 10% and that have reached and maintained a stabilized level of occupancy (greater than 90%) during the current and prior year-to-date comparable periods. We consider total same store results as a meaningful measure of the performance of the results of operations of the properties we own and operate. For the year ended December 31, 2012, our total same store portfolio comprised 92% of our total proportionate property net operating income.

For the year ended December 31, 2012, as compared to 2011, our total same store portfolio’s proportionate property revenues and expenses increased by 4.6% and 1.9%, respectively, resulting in a 6.2% increase in net operating income, and our total same store operating margin increased by approximately 100 basis points, from 63.6% during the year ended December 31, 2011, to 64.6% during the year ended December 31, 2012.

For the year ended December 31, 2011, as compared to 2010, our total same store portfolio’s proportionate property revenues increased by 3.0% and expenses decreased by 1.7%, resulting in a 5.9% increase in net operating income, and our total same store operating margin increased by approximately 180 basis points, from 61.8% during the year ended December 31, 2010, to 63.6% during the year ended December 31, 2011.

The results of operations of our conventional and affordable same store properties are discussed further in the discussion of segment results below.

Conventional Real Estate Operations

Our conventional segment consists of conventional properties we classify as same store, redevelopment and other conventional properties. Same store properties are defined above. Redevelopment properties are those in which a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or for which other significant non-unit renovations are underway or have been complete for less than one year. Other conventional properties may include conventional properties that have significant rent control restrictions, casualty properties and acquisition properties. We also include the results of operations of commercial space and fitness centers associated with our conventional properties in the other conventional portfolio when measuring performance.

As of December 31, 2012, our conventional same store portfolio and our other conventional portfolio consisted of 139 and 36 properties with 50,304 and 5,575 units, respectively. From December 31, 2011 to December 31, 2012, our conventional same store portfolio decreased by 20 properties with 5,333 units for properties that were sold through December 31, 2012 and for which the results have been reclassified into discontinued operations, partially offset by a net increase of two properties with 441 units that were reclassified from our other conventional portfolio to our conventional same store portfolio following stabilization after casualty losses incurred at the properties. Our conventional portfolio results for the years ended December 31, 2012 and 2011 presented below are based on the property populations as of December 31, 2012.

	Year Ended December 31,
	2012	2011	$ Change	% Change
Rental and other property revenues:
Conventional same store	$726,496	$693,837	$32,659	4.7%
Other Conventional	85,245	76,094	9,151	12.0%

Total	811,741	769,931	41,810	5.4%
Property operating expenses:
Conventional same store	253,448	249,571	3,877	1.6%
Other Conventional	41,267	35,078	6,189	17.6%

Total	294,715	284,649	10,066	3.5%
Property net operating income:
Conventional same store	473,048	444,266	28,782	6.5%
Other Conventional	43,978	41,016	2,962	7.2%

Total	$517,026	$485,282	$31,744	6.5%

For the year ended December 31, 2012, as compared to 2011, our conventional segment’s proportionate property net operating income increased $31.7 million, or 6.5%.

For the year ended December 31, 2012, as compared to 2011, conventional same store proportionate property net operating income increased by $28.8 million, or 6.5%. This increase was primarily attributable to a $32.7 million, or 4.7%, increase in rental and other property revenues due to higher average revenues (approximately $61 per effective unit), comprised of increases in rental rates, fee income and utility reimbursements. Rental rates on new leases transacted during the year ended December 31, 2012, were 3.2% higher than expiring lease rates, and renewal rates were 5.5% higher than expiring lease rates. These increases in revenue were partially offset by a 20 basis point decrease in average daily occupancy. The increase in conventional same store rental and other property revenues was partially offset by a $3.9 million, or 1.6%, increase in property operating expenses, primarily due to increases in real estate taxes and insurance, partially offset by a decrease in personnel and related costs.

Our other conventional proportionate property net operating income increased by $3.0 million, or 7.2%, during the year ended December 31, 2012, as compared to 2011, primarily due to an increase in net operating income resulting from conventional properties we acquired in 2011 and 2012.

As of December 31, 2011, our conventional same store portfolio and our other conventional portfolio consisted of 137 and 38 properties with 49,853 and 6,026 units, respectively. Our conventional portfolio results for the years ended December 31, 2011 and 2010, as presented below, are based on the property populations as of December 31, 2011.

	Year Ended December 31,
	2011	2010	$ Change	% Change
Rental and other property revenues:
Conventional same store	$699,526	$680,311	$19,215	2.8%
Other Conventional	70,405	70,812	(407)	(0.6)%

Total	769,931	751,123	18,808	2.5%
Property operating expenses:
Conventional same store	252,102	255,417	(3,315)	(1.3)%
Other Conventional	32,547	32,344	203	0.6%

Total	284,649	287,761	(3,112)	(1.1)%
Property net operating income:
Conventional same store	447,424	424,894	22,530	5.3%
Other Conventional	37,858	38,468	(610)	(1.6)%

Total	$485,282	$463,362	$21,920	4.7%

For the year ended December 31, 2011, as compared to 2010, our conventional segment’s proportionate property net operating income increased $21.9 million, or 4.7%.

For the year ended December 31, 2011, as compared to 2010, conventional same store proportionate property net operating income increased by $22.5 million, or 5.3%. This increase was primarily attributable to a $19.2 million, or 2.8%, increase in rental and other property revenues due to higher average revenues (approximately $41 per effective unit), comprised of increases in rental rates, fee income and utility reimbursements, partially offset by a 50 basis point decrease in average daily occupancy. Rental rates on new leases transacted during the year ended December 31, 2011, were 3.8% higher than expiring lease rates, and renewal rates were 4.6% higher than expiring lease rates. The increase in conventional same store rental and other property revenues was in addition to a $3.3 million, or 1.3%, decrease in property operating expenses, primarily due to decreases in insurance, personnel and related costs and contract services, partially offset by increases in real estate taxes and administrative costs.

Our other conventional proportionate property net operating income decreased by $0.6 million, or 1.6%, during the year ended December 31, 2011, as compared to 2010, primarily due to a decrease in revenue from a larger number of vacant units resulting from the timing of casualties at certain of our properties in 2011 as compared to 2010.

Affordable Real Estate Operations

Our affordable segment consists of properties we classify as same store or other, which are defined in the preceding total same store and conventional discussions. At December 31, 2012, our affordable same store portfolio and other affordable portfolio consisted of 67 and 23 properties with 9,994 and 2,104 units, respectively. From December 31, 2011 to December 31, 2012, our affordable same store portfolio decreased on a net basis by 48 properties and 4,250 units. These changes consisted of:

•	the removal of 50 properties with 4,968 units that were sold through December 31, 2012, and for which the results have been reclassified into discontinued operations; and

•

the reclassification of five properties with 677 units from our affordable same store portfolio to our other affordable portfolio when they ceased meeting our same store definition, generally when we stopped managing the properties.

These decreases were partially offset by the reclassification of seven properties with 1,395 units into our affordable same store portfolio from our other affordable portfolio when they met the criteria to be classified as same store following redevelopment projects.

Our affordable same store results for the years ended December 31, 2012 and 2011 presented below are based on the property populations as of December 31, 2012. We did not have a significant economic ownership in any of the properties classified as other affordable properties and/or did not manage the properties for the comparative years ended December 31, 2012 and 2011. Accordingly, using our basis for assessing segment performance, this portfolio is excluded from the discussion of proportionate results for the periods shown below.

	Year Ended December 31,
	2012	2011	$ Change	% Change
Affordable same store:
Rental and other property revenues	$101,524	$97,793	$3,731	3.8%
Property operating expenses	39,968	38,453	1,515	3.9%

Property net operating income	$61,556	$59,340	$2,216	3.7%

For the year ended December 31, 2012, as compared to 2011, the proportionate property net operating income of our affordable same store properties increased $2.2 million, or 3.7%. This increase in net operating income consisted of a $3.7 million, or 3.8%, increase in revenue, partially offset by a $1.5 million, or 3.9%, increase in expense. Affordable same store revenue increased partially due to higher average revenues ($27 per effective unit) and higher average physical occupancy (100 basis points). Affordable same store expenses increased primarily due to an increase in insurance and real estate taxes partially offset by personnel and related costs.

At December 31, 2011, our affordable same store portfolio and other affordable portfolio consisted of 60 and 30 properties with 8,599 and 3,499 units, respectively.

	Year Ended December 31,
	2011	2010	$ Change	% Change
Rental and other property revenues:
Affordable same store	$83,282	$79,759	$3,523	4.4%
Other Affordable	14,511	13,710	801	5.8%

Total	97,793	93,469	4,324	4.6%
Property operating expenses:
Affordable same store	32,728	34,542	(1,814)	(5.3)%
Other Affordable	5,725	5,509	216	3.9%

Total	38,453	40,051	(1,598)	(4.0)%
Property net operating income:
Affordable same store	50,554	45,217	5,337	11.8%
Other Affordable	8,786	8,201	585	7.1%

Total	$59,340	$53,418	$5,922	11.1%

For the year ended December 31, 2011, as compared to 2010, the proportionate property net operating income of our affordable properties increased $5.9 million, or 11.1%. This increase in net operating income consisted of a $4.3 million, or 4.6%, increase in revenue, in addition to a $1.6 million, or 4.0%, decrease in expense. Affordable same store property net operating income increased by $5.3 million, or 11.8%, primarily due to higher average revenues ($43 per effective unit) and higher average physical occupancy (20 basis points). Affordable same store expenses decreased primarily due to decreases in insurance, real estate taxes, and personnel and related costs.

Non-Segment Real Estate Operations

Real estate operations net operating income amounts not attributed to our conventional or affordable segments include property management revenues, offsite costs associated with property management, and casualty losses, reported in consolidated amounts, which we do not allocate to our conventional or affordable segments for purposes of evaluating segment performance (see Note 20 to the consolidated financial statements in Item 8).

For the years ended December 31, 2012, 2011 and 2010, property management expenses, which includes offsite costs associated with managing properties we own (both our share and the share that we allocate to the noncontrolling limited partners in our consolidated partnerships) and offsite costs associated with properties we manage for third parties, totaled $35.9 million, $41.4 million and $48.2 million, respectively. The decrease in property management expenses in 2012 as compared to 2011 was primarily due to a reduction in personnel and related costs based on the reduction in the number of properties we own and manage. The decrease in property management expenses in 2011 as compared to 2010 was primarily due to the termination in early 2011 of our role as asset manager and property manager for approximately 100 properties with approximately 11,400 units.

For the years ended December 31, 2012 and 2011, casualty losses decreased by $9.5 million, from $11.4 million to $1.9 million, and for the years ended December 31, 2011 and 2010, casualty losses increased by $4.5 million, from $6.9 million to $11.4 million. The decrease in casualty losses during 2012 and the increase in casualty losses during 2011 were primarily due to losses in 2011 from severe snow storms in the Northeast that damaged several properties along with a loss resulting from a severe wind storm in California during 2011 that damaged a property.

Tax Credit and Asset Management Revenues

We sponsor certain consolidated partnerships that acquire, develop and operate qualifying affordable housing properties and are structured to provide for the pass-through of tax credits and deductions to their partners. We recognize income associated with the delivery of tax credits associated with these partnerships to their partners. We also perform activities and services for certain of our other consolidated and unconsolidated real estate partnerships pursuant to legacy asset management and other agreements. These services include portfolio strategy, capital allocation and other transactional activities, and we typically recognized the fees upon completion of transactions that monetize these fees. The tax credit and other activities are conducted in part by our taxable subsidiaries, and the related net operating income may be subject to income taxes. In recent years, in an effort to simplify our business, we have reduced our role in transactional activities and accordingly the amount of earnings we generate from transactional activities has decreased. We expect the amounts of annual transactional fees to diminish in the future.

For the year ended December 31, 2012, as compared to the year ended December 31, 2011, tax credit and asset management revenues increased $3.1 million. This increase is primarily attributable to an increase of $5.3 million of disposition and other fees we earn in connection with transactional activities. This increase was partially offset by a $1.0 million decrease of income recognized in 2011 upon the syndication of a low-income housing tax credit partnership, with no comparable activity during 2012, and a $1.4 million decrease in asset management fees primarily resulting from the termination in early 2011 of our role as asset manager for approximately 100 properties. Pursuant to the termination, we agreed to receive a reduced payment on asset management and other fees owed to us, $1.3 million of which was not previously recognized based on concerns regarding collectability.

For the year ended December 31, 2011, as compared to the year ended December 31, 2010, tax credit and asset management revenues increased $3.0 million. This increase is primarily attributable to a $2.0 million increase in income related to the syndication of low-income housing tax credit partnerships and a $1.3 million increase in asset management fees. The increase in asset management fees primarily related to the recognition in 2011 of previously unrecognized fees owed to us, as further discussed above.

Investment Management Expenses

Investment management expenses consist primarily of the costs of personnel who perform tax credit and asset management activities. For the year ended December 31, 2012, compared to the year ended December 31, 2011, investment management expenses increased $1.5 million. This increase was primarily due to fees paid to third parties for providing asset management services and our write off during 2012 of previously deferred costs on tax credit projects we elected not to pursue, partially offset by a reduction in personnel and related costs.

For the year ended December 31, 2011, compared to the year ended December 31, 2010, investment management expenses decreased $4.0 million. This decrease is primarily due to a $1.6 million reduction in personnel and related costs and a $2.4 million decrease in expenses, primarily related to our write off during 2010 of previously deferred costs related to tax credit projects we abandoned.

Depreciation and Amortization

During the years ended December 31, 2012, 2011 and 2010, depreciation and amortization totaled $345.1 million, $342.8 million and $363.3 million, respectively. The $20.4 million decrease from 2010 to 2011 was due to adjustments that reduced depreciation during 2011 and assets that became fully depreciated in 2010.

Provision for Real Estate Impairment Losses

Based on periodic tests of recoverability of long-lived assets, during the years ended December 31, 2012, 2011 and 2010, we recognized impairment losses totaling $8.3 million, $0.9 million and $0.1 million, respectively, primarily related to real estate properties classified as held for use. These impairment losses were recognized primarily due to reductions in the estimated period over which we expect to hold the properties, coupled with reductions in the estimated fair values of the assets as compared with their carrying amounts.

General and Administrative Expenses

In recent years, we have worked toward simplifying our business, including winding down the portion of our business that generates transaction-based activity fees and reducing the number of partnerships that own our conventional properties by acquiring the noncontrolling interests in these partnerships, which allows us to reduce overhead and other costs associated with these activities. These and other simplification activities, along with our scale reductions completed to date have allowed us to reduce our offsite costs, which consists of general and administrative expenses as well as property management and investment management expenses, by $17.5 million, or 15.3%, since 2010. Our general and administrative expense as a percentage of total revenues has decreased from 5.6% in 2010, to 5.2% in 2011 and 4.8% in 2012.

For the year ended December 31, 2012, compared to the year ended December 31, 2011, general and administrative expenses decreased $1.3 million, or 2.6%, primarily due to decreases in rent expense related to our corporate office space, consulting and professional costs and personnel and related costs, partially offset by increases in information technology and related outsourcing costs.

For the year ended December 31, 2011, compared to the year ended December 31, 2010, general and administrative expenses decreased $2.5 million, or 4.6%, primarily due to net reductions in personnel and related expenses.

Other Expenses, Net

Other expenses, net includes franchise taxes, risk management activities, partnership administration expenses and certain non-recurring items.

For the year ended December 31, 2012, compared to the year ended December 31, 2011, other expenses, net decreased $2.0 million. The net decrease was primarily attributable to the reduction in 2012 of costs associated with certain of our consolidated tax credit partnerships and settlement of various litigation matters during 2011. This decrease was partially offset by the write off during 2012 of the residual receipts amounts held for certain of our affordable properties following a change in the U.S. Department of Housing and Urban Development’s intended use of these amounts.

For the year ended December 31, 2011, compared to the year ended December 31, 2010, other expenses, net increased by $8.5 million. The net increase in other expense during 2011 as compared to 2010 was primarily attributable to the settlement of various litigation matters during 2010, which resulted in a net gain in our operations.

Interest Income

Interest income consists primarily of interest on notes receivable (including those from unconsolidated real estate partnerships, which are classified within other assets in our consolidated balance sheets), accretion of discounts on certain notes receivable, interest on cash and restricted cash accounts and interest on investments in debt securities in a securitization of certain of our property loans, which investments are classified within other assets in our consolidated balance sheets.

For the years ended December 31, 2012, 2011 and 2010, Aimco recognized interest income of $9.9 million, $9.7 million and $9.8 million, respectively. In addition to the interest income recognized by Aimco, the Aimco Operating Partnership recognized $1.3 million and $0.9 million of interest income during the years ended December 31, 2011 and 2010, respectively, related to notes receivable from Aimco, for which no interest income was recognized in 2012 following repayment of the notes in late 2011. These notes receivable and related interest income were eliminated in Aimco’s consolidated financial statements prior to their repayment.

Recovery of (Provision for) Losses on Notes Receivable

During the years ended December 31, 2012 and 2011, we recognized net recoveries of previously recognized losses on notes receivable of $3.4 million and $0.5 million, respectively. During 2012, we recognized a $4.0 million net recovery of previously recognized losses ($2.4 million net of tax) related to our interest in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in southern California. This recovery was partially offset by losses on other notes receivable recognized during 2012, primarily due to property sales during 2012 for which the net proceeds available for repayment of partnership loans were less than the amounts previously anticipated. The recovery recognized during 2011 was primarily related to property sales during 2011 for which the net proceeds available for repayment of partnership loans exceeded the amounts previously anticipated. During the year ended December 31, 2010, we recognized a net provision for losses on notes receivable of $0.9 million, primarily due to concerns regarding the collectability of the corresponding notes receivable.

Interest Expense

For the year ended December 31, 2012, compared to the year ended December 31, 2011, interest expense, which includes the amortization of deferred financing costs and prepayment penalties incurred on debt refinancings, decreased by $43.4 million, or 15.0%. This decrease was primarily attributable to our recognition during 2011 of $20.7 million of prepayment penalties and the write off of $2.3 million of deferred loan costs in connection with the completion of a series of refinancing transactions completed in 2011 in which we reduced the weighted average interest rate and extended to ten years the maturity on over $600.0 million of property loans, which is discussed further in Note 3 to the consolidated financial statements in Item 8. The decrease was also due to $15.6 million of debt forgiveness gains recognized during 2012 upon the sale of partnership interests by certain of our consolidated partnerships. These gains were primarily allocated to noncontrolling interests and had no significant effect on the amounts of net income attributable to Aimco or the Aimco Operating Partnership during the year ended December 31, 2012.

For the year ended December 31, 2011, compared to the year ended December 31, 2010, interest expense increased by $13.6 million, or 4.9%. Property related interest expense increased by $15.3 million, primarily due to our recognition during 2011 of $20.7 million of prepayment penalties and the write off of $2.3 million of deferred loan costs discussed above, partially offset by a decrease in interest on our property debt primarily due to lower interest rates resulting from our refinancing activities. Corporate level interest expense decreased by $1.7 million primarily due to the repayment of our term loan during 2010.

Equity in Earnings or Losses of Unconsolidated Real Estate Partnerships

Equity in earnings or losses of unconsolidated real estate partnerships includes our share of the net earnings or losses of our unconsolidated real estate partnerships, which may include impairment losses, gains or losses on the disposition of real estate properties or depreciation expense, which generally exceeds the net operating income recognized by such unconsolidated partnerships.

During the periods presented, the majority of the investments in unconsolidated real estate partnerships included in our consolidated balance sheets were held by entities that we consolidated in our financial statements even though we held a nominal economic interest in these entities. Accordingly, the equity in earnings and losses recognized by these entities were allocated to noncontrolling interests and had no significant effect on the amounts of net income or loss attributable to Aimco.

Gain on Dispositions of Interests in Unconsolidated Real Estate and Other

Gain on dispositions of interests in unconsolidated real estate and other includes gains on disposition of interests in unconsolidated real estate partnerships, gains on dispositions of land and other non-depreciable assets and certain costs related to asset disposal activities, which vary from period to period.

During the years ended December 31, 2012, 2011 and 2010, we recognized $21.9 million, $2.4 million and $10.6 million, respectively, in net gains on disposition of interests in unconsolidated real estate and other. Approximately $15.7 million of the gains recognized during 2012 related to the sale of our interests in two unconsolidated real estate partnerships. The majority of the remaining gains recognized during 2012 and substantially all of the gains recognized during 2011 and 2010 related to sales of investments held by consolidated partnerships in which we generally held a nominal economic interest. Based on our nominal economic interest in the consolidated partnerships that sold these investments, substantially all of these gains were allocated to the noncontrolling interests in these partnerships and had no significant effect on the amounts of net loss attributable to Aimco or the Aimco Operating Partnership during the periods.

Income Tax Benefit

Certain of our operations or a portion thereof, including property management, asset management and risk management are conducted through taxable REIT subsidiaries, each of which we refer to as a TRS. A TRS is a C-corporation that has not elected REIT status and, as such, is subject to United States Federal corporate income tax. We use TRS entities to facilitate our ability to offer certain services and activities to our residents and investment partners that cannot be offered directly by a REIT. We also use TRS entities to hold investments in certain properties. Income taxes related to the results of continuing operations of our TRS entities are included in income tax benefit in our consolidated statements of operations.

For the year ended December 31, 2012, compared to the year ended December 31, 2011, income tax benefit decreased by $5.6 million from $6.5 million to $0.9 million, primarily due to decreases in the losses of our TRS entities, including the recovery during 2012 of previously recognized losses on our interest in Casden Properties, LLC.

For the year ended December 31, 2011, compared to the year ended December 31, 2010, income tax benefit decreased by $10.3 million, from $16.8 million to $6.5 million. This decrease was primarily due to decreases in the losses of our TRS entities.

Income from Discontinued Operations, Net

The results of operations for consolidated properties sold during the period or designated as held for sale at the end of the period are required to be classified as discontinued operations for all periods presented. The components of net earnings that are classified as discontinued operations include all property-related revenues and operating expenses, depreciation expense recognized prior to the classification as held for sale, property-specific interest expense and debt extinguishment gains and losses to the extent there is secured debt on the property. In addition, any impairment losses on assets held for sale and the net gain or loss on the eventual disposal of properties held for sale are reported in discontinued operations.

For the years ended December 31, 2012 and 2011, income from discontinued operations totaled $210.3 million and $77.4 million, respectively. The $132.8 million increase in income from discontinued operations was principally due to a $122.9 million increase in gain on dispositions of real estate, net of income taxes, with the balance of the change resulting from an increase in operating income, net of interest expense, due to the timing and composition of sales.

For the years ended December 31, 2011 and 2010, income from discontinued operations totaled $77.4 million and $71.2 million, respectively. The $6.3 million increase in income from discontinued operations was principally due to a $14.7 million increase in gain on dispositions of real estate, net of income taxes, primarily attributable to more properties sold in 2011 as compared to 2010, partially offset primarily by decreases in operating income, net of interest expense, due to the timing of sales.

During the year ended December 31, 2012, we sold 75 consolidated properties for an aggregate sales price of $719.0 million, resulting in net proceeds of $289.9 million to us and a net gain of approximately $223.8 million (which is net of $10.7 million of related income taxes). During the year ended December 31, 2011, we sold 67 consolidated properties for an aggregate sales price of $473.5 million, resulting in net proceeds of $185.6 million to us and a net gain of approximately $100.9 million (which is net of $7.3 million of related income taxes). During the year ended December 31, 2010, we sold 51 consolidated properties for an aggregate sales price of $401.4 million, resulting in net proceeds of $118.4 million to us and a net gain of approximately $86.1 million (which is net of $8.8 million of related income taxes).

The weighted average net operating income capitalization rates for our conventional and affordable property sales, which are calculated using the trailing twelve month net operating income prior to sale, less a 3.0% management fee, divided by gross proceeds, were 6.2% and 8.3% for conventional and affordable property sales, respectively, during the year ended December 31, 2012, 7.0% and 9.0% for conventional and affordable property sales, respectively, during the year ended December 31, 2011, and 8.2% and 8.7% for conventional and affordable property sales, respectively, during the year ended December 31, 2010.

Noncontrolling Interests in Consolidated Real Estate Partnerships

Noncontrolling interests in consolidated real estate partnerships reflects the results of our consolidated real estate partnerships allocated to the unaffiliated owners of interests in these partnerships (owners other than Aimco or the Aimco Operating Partnership). We adjust our total consolidated operating results in our consolidated financial statements to determine the portion of our consolidated operating results that corresponds to our ownership interest in all of our consolidated subsidiaries. The amounts of income or loss of our consolidated real estate partnerships that we allocate to the unaffiliated owners includes their share of property management fees, interest on notes and other amounts that we charge to these partnerships.

For the year ended December 31, 2012, we allocated net income of $51.2 million to noncontrolling interests in consolidated real estate partnerships, compared to $0.3 million of net losses allocated to these noncontrolling interests during the year ended December 31, 2011, or a variance of $51.5 million. This change was primarily due to a $44.7 million increase in the noncontrolling interest partners’ share of income from continuing operations primarily due to their share of decreases in interest expense (inclusive of debt forgiveness gains during

2012) and gains on dispositions of unconsolidated properties in consolidated real estate partnerships. These increases were also affected by ownership changes during the periods resulting from our acquisitions of noncontrolling interests in certain of our consolidated partnerships. This change was also due to a $6.8 million decrease in their share of income from discontinued operations.

For the years ended December 31, 2011 and 2010, we allocated net losses of $0.3 million and $13.3 million, respectively, to noncontrolling interests in consolidated real estate partnerships, a $13.0 million decrease in their share of net losses year over year. This decrease was primarily due to a $10.7 million increase in their share of income from discontinued operations, which is primarily due to an increase in gains on the disposition of real estate from 2010 to 2011, and a $2.3 million decrease in their share of losses from continuing operations.

Noncontrolling Interests in Aimco Operating Partnership

In Aimco’s consolidated financial statements, noncontrolling interests in Aimco Operating Partnership reflects the results of the Aimco Operating Partnership that are allocated to the holders of OP Units. Aimco allocates the Aimco Operating Partnership’s income or loss to the holders of common partnership units and equivalents based on the weighted average number of these units (including those held by Aimco) outstanding during the period. The amount of the Aimco Operating Partnership’s income allocated to holders of the preferred OP Units is equal to the amount of distributions they receive.

For the year ended December 31, 2012, income allocated to noncontrolling interests in the Aimco Operating Partnership was $11.7 million, and for the years ended December 31, 2011 and 2010, losses allocated to the noncontrolling interests in the Aimco Operating Partnership were $0.8 million and $4.6 million, respectively.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with GAAP, which requires us to make estimates and assumptions. We believe that the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

From time to time, we have non-revenue producing properties that we hold for future redevelopment. We assess the recoverability of the carrying amount of these redevelopment properties by comparing our estimate of undiscounted future cash flows based on the expected service potential of the redevelopment property upon completion to the carrying amount. In certain instances, we use a probability-weighted approach to determine our estimate of undiscounted future cash flows when alternative courses of action are under consideration.

Real estate investments are subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of our real estate investments. These factors include:

•	the general economic climate;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Any adverse changes in these and other factors could cause an impairment of our long-lived assets, including real estate and investments in unconsolidated real estate partnerships. As we execute our portfolio strategy over the next few years, we are evaluating alternatives to sell or reduce our interest in a significant number of properties that do not align with our long-term investment strategy. While there is no assurance that we will sell or reduce our investment in these properties during the desired timeframe, the size of our portfolio is likely to change as we continue to execute our portfolio management strategy. For any properties that are sold or meet the criteria to be classified as held for sale during the next twelve months, the reduction in the estimated holding period for these properties may result in additional impairment losses.

Based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2012, 2011 and 2010, we recorded impairment losses of $8.3 million, $0.9 million and $0.1 million, respectively, primarily related to real estate properties classified as held for use. During the years ended December 31, 2012, 2011 and 2010, we recognized impairment losses of $15.3 million, $19.3 million and $13.0 million, respectively, related to real estate properties included in discontinued operations, primarily due to reductions in the estimated holding periods for properties sold during these periods.

Capitalized Costs

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We also capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We commence capitalization of costs, including certain indirect costs, incurred in connection with our capital addition activities, at the point in time when activities necessary to get properties ready for their intended use are in progress. This includes when properties or units are undergoing physical construction, as well as when units are held vacant in advance of planned construction, provided that other activities such as permitting, planning and design are in progress. We cease the capitalization of costs when the assets are substantially complete and ready for their intended use, which is typically when construction has been completed and units are available for occupancy. We charge to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses.

For the years ended December 31, 2012, 2011 and 2010, for continuing and discontinued operations, we capitalized $16.6 million, $14.0 million and $11.6 million, of interest costs, respectively, and $33.7 million, $29.0 million and $30.0 million of site payroll and indirect costs, respectively.

Funds From Operations

Funds From Operations, or FFO, is a non-GAAP financial measure that we believe, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding our performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets such as machinery, computers or other personal property. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income or loss computed in accordance with GAAP, excluding gains from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. We calculate FFO attributable to Aimco common stockholders (diluted) by subtracting, if dilutive, redemption or repurchase related preferred stock issuance costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities and premiums or discounts on preferred stock redemptions or repurchases.

In addition to FFO, we compute Pro forma FFO and Adjusted FFO, or AFFO, which are also non-GAAP financial measures we believe are helpful to investors in understanding our performance. Pro forma FFO represents FFO attributable to Aimco common stockholders (diluted), excluding preferred equity redemption-related amounts (adjusted for noncontrolling interests). Preferred equity redemption-related amounts (gains or losses) are items that periodically affect our operating results and we exclude these items from our calculation of Pro forma FFO because such amounts are not representative of our operating performance. AFFO represents Pro forma FFO reduced by Capital Replacements (also adjusted for noncontrolling interests), which represents our estimation of the capital additions required to maintain the value of our portfolio during our ownership period. When we make capital additions at a property, we evaluate whether the additions enhance the value, profitability, or useful life of an asset as compared to its condition at the time we purchased the asset. We classify as Capital Improvements those capital additions that meet these criteria and we classify as Capital Replacements those that do not.

FFO, Pro forma FFO and AFFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of our performance or as measures of liquidity. Although we use these non-GAAP measures for comparability in assessing our performance against other REITs, not all REITs compute these same measures. Additionally, computation of AFFO is subject to definitions of capital spending, which are subjective. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other REITs. For the years ended December 31, 2012, 2011 and 2010, Aimco’s FFO, Pro forma FFO and AFFO are calculated as follows (in thousands):

	2012	2011	2010
Net income (loss) attributable to Aimco common stockholders (1)	$82,146	$(103,161)	$(125,318)
Adjustments:
Depreciation and amortization	345,077	342,820	363,261
Depreciation and amortization related to non-real estate assets	(13,176)	(12,739)	(14,178)
Depreciation of rental property related to noncontrolling interests in consolidated real estate partnerships and unconsolidated entities	(18,402)	(23,130)	(32,668)
Gain on dispositions of unconsolidated real estate and other, net of noncontrolling interests in consolidated real estate partnerships	(15,399)	(2,509)	640
Provision for impairment losses related to depreciable real estate assets , net of noncontrolling interests in consolidated real estate partnerships	9,382	4,957	276
Discontinued operations:
Gain on dispositions of real estate, net of income taxes and noncontrolling interests in consolidated real estate partnerships	(185,112)	(60,382)	(59,726)
Provision for impairment losses related to depreciable real estate assets, net of income taxes and noncontrolling interests in consolidated real estate partnerships	12,403	15,314	11,419
Depreciation of rental property, net of noncontrolling interests in consolidated real estate partnerships	19,169	42,068	56,746
Common noncontrolling interests in Aimco Operating Partnership’s share of above adjustments (2)	(9,127)	(20,868)	(22,731)
Amounts allocable to participating securities	(503)	(556)	(738)

FFO attributable to Aimco common stockholders – diluted	$226,458	$181,814	$176,983
Preferred equity redemption related amounts	22,626	(3,904)	(254)
Common noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(1,341)	266	18
Amounts allocable to participating securities	(87)	16	1

Pro Forma FFO attributable to Aimco common stockholders – diluted	$247,656	$178,192	$176,748
Capital Replacements, net of common noncontrolling interests in Aimco Operating Partnership and participating securities	(66,722)	(73,802)	(60,181)

AFFO attributable to Aimco common stockholders – diluted	$180,934	$104,390	$116,567

Weighed average common shares outstanding – diluted (earnings per share)	134,479	119,312	116,369
Dilutive common share equivalents	264	314	324

Weighed average common shares outstanding – diluted (3)	134,743	119,626	116,693

(1)	Represents the numerator for calculating Aimco’s earnings per common share in accordance with GAAP (see Note 16 to the consolidated financial statements in Item 8).
(2)	During the years ended December 31, 2012, 2011 and 2010, the Aimco Operating Partnership had outstanding 8,134,774, 8,368,855 and 8,377,645 common OP Units and equivalents.
(3)	Represents the denominator for Aimco’s earnings per common share – diluted, calculated in accordance with GAAP, plus common share equivalents that are dilutive for FFO, Pro forma FFO and AFFO.

The Aimco Operating Partnership does not separately compute or report FFO, Pro forma FFO or AFFO. However, based on Aimco’s method for allocation of amounts of FFO, Pro forma FFO and AFFO to noncontrolling interests in the Aimco Operating Partnership, as well as the limited differences between Aimco’s and the Aimco Operating Partnership’s net loss amounts during the periods presented, FFO, Pro forma FFO and AFFO amounts on a per unit basis for the Aimco Operating Partnership would be expected to be substantially the same as the corresponding per share amounts for Aimco.

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations. Our primary source of liquidity is cash flow from our operations. Additional sources are proceeds from property sales, proceeds from refinancings of existing property loans, borrowings under new property loans and borrowings under our Credit Agreement.

Our principal uses for liquidity include normal operating activities, payments of principal and interest on outstanding property debt, capital expenditures, dividends paid to stockholders and distributions paid to noncontrolling interest partners and acquisitions of, and investments in, properties. We use our cash and cash equivalents and our cash provided by operating activities to meet short-term liquidity needs. In the event that our cash and cash equivalents and cash provided by operating activities are not sufficient to cover our short-term liquidity needs, we have additional means, such as short-term borrowing availability and proceeds from property sales and refinancings. We may use our Credit Agreement for general corporate purposes and to fund investments on an interim basis. We expect to meet our long-term liquidity requirements, such as debt maturities and property acquisitions, through long-term borrowings, primarily secured, the issuance of equity securities (including OP Units), the sale of properties and cash generated from operations.

The availability of credit and its related effect on the overall economy may affect our liquidity and future financing activities, both through changes in interest rates and access to financing. Currently, interest rates are low compared to historical levels and many lenders are active in the market. However, any adverse changes in the lending environment could negatively affect our liquidity. We believe we have mitigated much of this exposure by reducing our short and intermediate term maturity risk through refinancing such loans with long-dated, fixed-rate property loans. However, if property financing options become unavailable for our further debt needs, we may consider alternative sources of liquidity, such as reductions in capital spending or proceeds from asset dispositions.

As further discussed in Item 7A. Quantitative and Qualitative Disclosures About Market Risk, we are subject to interest rate risk associated with certain variable rate liabilities and preferred stock. At December 31, 2012, we estimate that a 1.0% increase in 30-day LIBOR with constant credit risk spreads would reduce the amounts of net income (or increase the amounts of net loss) attributable to Aimco common stockholders and the Aimco Operating Partnership’s common unitholders by approximately $1.4 million and $1.5 million, respectively, on an annual basis. This effect could be mitigated by increasing income earned on our variable rate assets.

We are subject to total rate of return swaps that require specified loan-to-value ratios that may require us to pay down the debt or provide additional collateral, which may adversely affect our cash flows. At December 31, 2012, we had provided $20.0 million of cash collateral pursuant to the swap agreements to satisfy the loan-to-value requirements. See Note 8 to the consolidated financial statements in Item 8 for additional information regarding these arrangements, including the maturity date of the swaps.

As of December 31, 2012, we had the capacity to borrow $454.6 million pursuant to our Credit Agreement, net of $45.4 million for undrawn letters of credit backed by the Credit Agreement.

At December 31, 2012, we had $84.4 million in cash and cash equivalents and $146.9 million of restricted cash, decreases of $6.7 million and $37.1 million, respectively from December 31, 2011. Restricted cash primarily consists of reserves and escrows held by lenders for bond sinking funds, capital additions, property taxes and insurance, and escrows related to tenant security deposits. In addition, cash, cash equivalents and restricted cash are held by partnerships that are not presented on a consolidated basis. The following discussion relates to changes in cash due to operating, investing and financing activities, which are presented in our consolidated statements of cash flows in Item 8.

Operating Activities

For the year ended December 31, 2012, our net cash provided by operating activities of $316.8 million was primarily related to operating income from our consolidated properties, which is affected primarily by rental rates, occupancy levels and operating expenses related to our portfolio of properties, in excess payments of operating accounts payable and accrued liabilities. Cash provided by operating activities for the year ended December 31, 2012 increased by $58.0 million as compared to the year ended December 31, 2011, primarily due to an increase in the net operating income of our properties, resulting from improved operations, and a decrease in cash paid for interest payments, due to the $20.7 million of prepayment penalties incurred during 2011 in connection with a series of refinancing transactions, as well as lower average debt balances and lower interest rates from our refinancing activities.

Investing Activities

For the year ended December 31, 2012, our net cash provided by investing activities of $111.7 million consisted primarily of proceeds from disposition of real estate, partially offset by capital expenditures and purchases of real estate.

We sell properties when they do not meet our investment criteria or are located in areas that we believe do not justify our continued investment when compared to alternative uses for our capital. During the year ended December 31, 2012, we sold 75 consolidated properties for an aggregate sales price of $719.0 million, generating proceeds totaling $289.9 million after the amount of property debt repaid upon the sale or assumed by the buyers, and after the payment of transaction costs, debt prepayment penalties and distributions to limited partners. Net cash proceeds from property sales were used primarily to fund redevelopment spending on our conventional properties and property investments, including investments in other properties and acquisitions of the noncontrolling interests in certain of our consolidated properties.

Capital expenditures totaled $270.2 million, $200.4 million, and $178.9 million during the years ended December 31, 2012, 2011, and 2010, respectively. We generally fund capital additions with cash provided by operating activities, working capital and net proceeds from property sales. We categorize our capital spending broadly into four primary categories: Capital Replacements, Capital Improvements, redevelopment and casualty spending. We monitor our spending in these categories based on capital additions related to properties that we own and manage, and we do not include in these measures capital spending related to properties sold or classified as held for sale at the end of the period, properties that are not multi-family such as commercial properties or fitness facilities, or properties we own but do not manage. A summary of the capital spending for these categories, along with a reconciliation of the total for these categories to the capital expenditures reported in the accompanying consolidated statements of cash flow for the year ended December 31, 2012, 2011, and 2010, are presented below (dollars in thousands):

	2012	2011	2010
Capital Replacements	$64,076	$83,341	$74,650
Capital Improvements	83,980	72,709	45,392
Redevelopment additions	100,085	33,187	29,448
Casualty replacements	11,902	12,282	21,249

Total capital additions	260,043	201,519	170,739
Less: additions related to unconsolidated partnerships	(1,226)	(461)	(982)
Plus: additions related to sold or held for sale properties	12,142	5,673	4,715
Plus: additions related to consolidated properties not managed, commercial space, fitness facilities and other	1,144	533	858

Consolidated capital additions	272,103	207,264	175,330
Plus: net change in accrued capital spending	(1,893)	(6,892)	3,599

Capital expenditures per consolidated statements of cash flows	$270,210	$200,372	$178,929

Capital spending related to Redevelopment and Capital Improvements increased significantly during the year ended December 31, 2012, as compared to the year ended December 31, 2011, due to redevelopment projects we commenced in early 2012. Capital spending related to Capital Improvements increased significantly in the year ended December 31, 2011, as compared to the year ended December 31, 2010, due to large projects for property upgrades, primarily the installation of vinyl wood plank flooring at certain of our properties. We expect our conventional redevelopment spending to increase during 2013, to range of approximately $130.0 million to $160.0 million.

For the years ended December 31, 2012, 2011 and 2010, capital spending included $16.6 million, $14.0 million and $11.6 million of interest costs, respectively, and $33.7 million, $29.0 million and $30.0 million of site payroll and indirect costs, respectively.

Financing Activities

For the year ended December 31, 2012, our net cash used in financing activities of $435.1 million was primarily attributed to cash used to redeem preferred equity securities, debt principal payments, dividends and distributions paid to common and preferred security holders and distributions to and acquisitions of noncontrolling interests, partially offset by proceeds from our issuance of common equity securities, property loans and stock option exercises.

Property Debt

At December 31, 2012 and 2011, we had $4.7 billion and $5.2 billion, respectively, of consolidated property debt outstanding, which, at December 31, 2011, included $412.6 million of property debt classified within liabilities related to assets held for sale. We intend to continue to refinance property debt primarily as a means of extending current and near term maturities and to finance certain capital projects.

Credit Agreement

Our Credit Agreement consists of $500.0 million of revolving loan commitments. Borrowings under the Credit Agreement bear interest at a rate set forth on a pricing grid which rate varies based on our leverage (initially either LIBOR plus 2.75% or, at our option, a base rate). The Credit Agreement matures December 2014, and may be extended for two additional one-year periods, subject to certain conditions, including payment of a 25.0 basis point fee on the total revolving commitments.

As of December 31, 2012, we had no outstanding borrowings under the Credit Agreement, and we had the capacity to borrow $454.6 million, net of $45.4 million for undrawn letters of credit backed by the Credit Agreement. The proceeds of revolving loans are generally used to fund working capital and for other corporate purposes.

Our Credit Agreement requires us to satisfy, among other customary financial covenants, ratios of EBITDA to debt service and EBITDA to fixed charges of 1.50x and 1.30x, respectively. For the year ended December 31, 2012, as calculated based on the provisions in our Credit Agreement, we had a ratio of EBITDA to debt service of 1.65x and a ratio of EBITDA to fixed charges of 1.50x. We expect to remain in compliance with these covenants during 2013.

Equity and Partners’ Capital Transactions

During the year ended December 31, 2012, Aimco completed two public offerings of its Common Stock, generating approximately $641.4 million in net proceeds (inclusive of proceeds received upon the exercise of near-term expiring stock options in connection with one of the offerings). Aimco used these proceeds and other available cash to redeem $600.9 million of preferred stock.

In connection with Aimco’s Common Stock issuances, Aimco contributed the proceeds to the Aimco Operating Partnership in exchange for a number of common partnership units equal to the number of shares issued. In connection with Aimco’s preferred stock redemptions, the Aimco Operating Partnership redeemed from Aimco Partnership Preferred Units corresponding to the preferred stock redeemed by Aimco.

Also during the year ended December 31, 2012, Aimco issued 405,090 shares of its 7.00% Class Z Cumulative Preferred Stock through its preferred stock at-the-market, or ATM, offering program, for net proceeds of $9.8 million. Aimco contributed the net proceeds from the sale of such shares of preferred stock to the Aimco Operating Partnership in exchange for an equal number of the Aimco Operating Partnership’s Class Z Cumulative Preferred Partnership Units.

Pursuant to ATM offering programs active at December 31, 2012, Aimco has the capacity to issue up to 3.5 million additional shares of its Common Stock and an additional 3.5 million shares of its Class Z Cumulative Preferred Stock. In the event of any such issuances, Aimco would contribute the net proceeds to the Aimco Operating Partnership in exchange for a number of common partnership units or Class Z Partnership Preferred Units, as the case may be, equal to the number of shares issued and sold. Additionally, the Aimco Operating Partnership and Aimco have a shelf registration statement that provides for the issuance of debt securities by the Aimco Operating Partnership and equity securities by Aimco.

During the year ended December 31, 2012, Aimco paid cash dividends totaling $37.0 million and $104.0 million to preferred stockholders and common stockholders, respectively, and the Aimco Operating Partnership paid cash distributions of $12.6 million to holders of noncontrolling interests in the Aimco Operating Partnership.

During the year ended December 31, 2012, the Aimco Operating Partnership paid cash distributions totaling $43.5 million and $110.2 million to preferred unitholders and common unitholders, respectively, of which $37.0 million and $104.0 million, respectively, represented distributions to Aimco.

During the year ended December 31, 2012, we paid cash distributions of $45.2 million to holders of noncontrolling interests in consolidated real estate partnerships, primarily related to property sales during 2012 and late 2011.

During the year ended December 31, 2012, we acquired the remaining noncontrolling limited partnership interests in 11 consolidated real estate partnerships that own 17 properties and for which our affiliates serve as general partner, for a total cost of $50.7 million, and we redeemed approximately 416,000 common OP Units for cash of $10.8 million.

Contractual Obligations

This table summarizes information contained elsewhere in this Annual Report regarding payments due under contractual obligations and commitments as of December 31, 2012 (amounts in thousands):

	Total	Less than One Year	2-3 Years	4-5 Years	More than Five Years
Long-term debt (1)	$4,688,447	$268,599	$599,010	$1,045,720	$2,775,118
Interest related to long-term debt (2)	1,767,332	250,945	463,766	378,413	674,208
Leases for space	13,312	3,756	5,654	3,870	32
Other obligations (3)	234,518	169,720	64,798	—	—

Total	$6,703,609	$693,020	$1,133,228	$1,428,003	$3,449,358

(1)	Includes scheduled principal amortization and maturity payments related to our long-term debt.
(2)	Includes interest related to both fixed rate and variable rate debt. Interest related to variable rate debt is estimated based on the rate effective at December 31, 2012. Refer to Note 7 in the consolidated financial statements in Item 8 for a description of average interest rates associated with our debt.
(3)	Includes a commitment to fund $2.3 million in second mortgage loans on certain properties in West Harlem, New York City, and approximately $232.2 million of obligations pursuant to construction contracts related to our redevelopment and construction projects.

In addition to the amounts presented in the table above, at December 31, 2012, we were obligated to make dividend payments on $68.9 million (liquidation value) of perpetual preferred stock outstanding with a weighted average annual dividend yield of 4.1% and distribution payments on $79.2 million (liquidation value) of redeemable preferred OP Units of the Aimco Operating Partnership outstanding with annual distribution yields ranging from 1.8% to 8.8%, or equal to the dividends paid on Aimco’s Common Stock.

As discussed in Note 6 to the consolidated financial statements in Item 8, we have notes receivable collateralized by second mortgages on certain properties in West Harlem in New York City. The obligor under these notes has the ability to put these properties to us upon the achievement of certain operating performance thresholds. Our acquisition of these properties pursuant to this put option would result in a cash payment by us of approximately $31.0 million at the lower performance threshold and $98.1 million at the higher performance threshold, and our assumption of approximately $118.2 million in property debt.

As discussed in Note 10 to the consolidated financial statements in Item 8, pursuant to financing arrangements on certain of our conventional redevelopment properties, we are contractually obligated to complete the planned projects. The majority of the capital spending will be funded from construction financing that will be converted to permanent non-recourse property loans upon completion of the projects. Based on the uncertainty regarding the timing and the final amounts of the expenditures, we have excluded them from the contractual obligations table above.

Additionally, we may enter into commitments to purchase goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

Future Capital Needs

In addition to the items set forth in “Contractual Obligations” above, we expect to fund any future acquisitions, redevelopment projects, Capital Improvements and Capital Replacements principally with proceeds from property sales (including tax-free exchange proceeds), short-term borrowings, debt and equity financing and operating cash flows.

Off-Balance Sheet Arrangements

We own general and limited partner interests in unconsolidated real estate partnerships, in which our ownership interests range from less than 5% to 67%. There are no lines of credit, side agreements, or any other derivative financial instruments related to or between our unconsolidated real estate partnerships and us and no material exposure to financial guarantees. Accordingly, our maximum risk of loss related to these unconsolidated real estate partnerships is limited to the aggregate carrying amount of our investment in the unconsolidated real estate partnerships and any outstanding notes or accounts receivable as reported in our consolidated financial statements (see Note 4 to the consolidated financial statements in Item 8 for further discussion of our involvement with variable interest entities and see Note 5 to the consolidated financial statements in Item 8 for additional information about our involvement with and investments in unconsolidated real estate partnerships).

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

Our primary market risk exposure is to the availability of property debt or other cash sources to refund maturing property debt and to changes in base interest rates and credit risk spreads. Our liabilities are not subject to any other material market rate or price risks. We use predominantly long-term, fixed-rate non-recourse property debt in order to avoid the refunding and repricing risks of short-term borrowings. We use short-term debt financing and working capital primarily to fund short-term uses and acquisitions and generally expect to refinance such borrowings with cash from operating activities, property sales proceeds, long-term debt or equity financings. We make limited use of other derivative financial instruments and we do not use them for trading or other speculative purposes.

As of December 31, 2012, on a consolidated basis, we had approximately $154.6 million of variable-rate indebtedness outstanding and $37.0 million of variable rate preferred stock outstanding. Of the total debt subject to variable interest rates, floating rate tax-exempt bond financing was approximately $130.6 million. Floating rate tax-exempt bond financing is benchmarked against the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate, which since 1992 has averaged 75% of the 30-day LIBOR rate. If this historical relationship continues, we estimate that an increase in 30-day LIBOR of 100 basis points (75 basis points for tax-exempt interest rates) with constant credit risk spreads would result in Aimco’s net income and net income attributable to Aimco common stockholders being reduced (or the amounts of net loss and net loss attributable to Aimco common stockholders being increased) by $1.2 million and $1.4 million, respectively, on an annual basis. We estimate this same increase in interest rates would result in the Aimco Operating Partnership’s net income and net income attributable to the Aimco Operating Partnership’s common unitholders being reduced (or the amounts of net loss and net loss attributable to the Aimco Operating Partnership’s common unitholders being increased) by $1.2 million and $1.5 million, respectively, on an annual basis.

At December 31, 2012, we had approximately $334.2 million in cash and cash equivalents, restricted cash and notes receivable, a portion of which bear interest at variable rates indexed to LIBOR-based rates, and which may mitigate the effect of an increase in variable rates on our variable-rate indebtedness and preferred stock discussed above.

We estimate the fair value for our debt instruments as described in Note 9 to the consolidated financial statements in Item 8. The estimated aggregate fair value of our consolidated debt was approximately $5.1 billion at December 31, 2012 ($4.9 billion on a proportionate basis, including our share of the property debt of unconsolidated partnerships). The combined carrying value of our consolidated debt was approximately $4.7 billion at December 31, 2012 ($4.5 billion on a proportionate basis). If market rates for our fixed-rate debt were higher by 100 basis points with constant credit risk spreads, the estimated fair value of our debt discussed above would have decreased from $5.1 billion to $4.9 billion (from $4.9 billion to $4.7 billion on a proportionate basis). If market rates for our debt discussed above were lower by 100 basis points with constant credit risk spreads, the estimated fair value of our fixed-rate debt would have increased from $5.1 billion to $5.4 billion (from $4.9 billion to $5.1 billion on a proportionate basis).

Item 8.	Financial Statements and Supplementary Data

The independent registered public accounting firm’s reports, consolidated financial statements and schedule listed in the accompanying index are filed as part of this report and incorporated herein by this reference. See “Index to Financial Statements” on page F-1 of this Annual Report.

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

Aimco

Disclosure Controls and Procedures

Aimco’s management, with the participation of Aimco’s chief executive officer and chief financial officer, has evaluated the effectiveness of its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, Aimco’s chief executive officer and chief financial officer have concluded that, as of the end of such period, Aimco’s disclosure controls and procedures are effective.

Management’s Report on Internal Control Over Financial Reporting

Aimco’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, our principal executive and principal financial officers and effected by our Board of Directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2012. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on their assessment, management concluded that, as of December 31, 2012, our internal control over financial reporting is effective.

Our independent registered public accounting firm has issued an attestation report on our internal control over financial reporting.

Changes in Internal Control Over Financial Reporting

There has been no change in Aimco’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of 2012 that has materially affected, or is reasonably likely to materially affect, Aimco’s internal control over financial reporting.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Apartment Investment and Management Company

We have audited Apartment Investment and Management Company’s (the “Company”) internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Company as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the three years in the period ended December 31, 2012, and our report dated February 25, 2013 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Denver, Colorado

February 25, 2013

The Aimco Operating Partnership

Disclosure Controls and Procedures

The Aimco Operating Partnership’s management, with the participation of the chief executive officer and chief financial officer of Aimco, who are the equivalent of the Aimco Operating Partnership’s chief executive officer and chief financial officer, respectively, has evaluated the effectiveness of the Aimco Operating Partnership’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the chief executive officer and chief financial officer of Aimco have concluded that, as of the end of such period, the Aimco Operating Partnership’s disclosure controls and procedures are effective.

Management’s Report on Internal Control Over Financial Reporting

Management of the Aimco Operating Partnership is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, our principal executive and principal financial officers and effected by our Board of Directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2012. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on their assessment, management concluded that, as of December 31, 2012, our internal control over financial reporting is effective.

The Aimco Operating Partnership’s independent registered public accounting firm has issued an attestation report on our internal control over financial reporting.

Changes in Internal Control Over Financial Reporting

There has been no change in the Aimco Operating Partnership’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of 2012 that has materially affected, or is reasonably likely to materially affect, the Aimco Operating Partnership’s internal control over financial reporting.

Report of Independent Registered Public Accounting Firm

The Partners of

AIMCO Properties, L.P.

We have audited AIMCO Properties, L.P.’s (the “Partnership”) internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Partnership’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Partnership’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Partnership as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), partners’ capital, and cash flows for each of the three years in the period ended December 31, 2012, and our report dated February 25, 2013 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Denver, Colorado

February 25, 2013

Item 9B.	Other Information

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

Each member of the board of directors of Aimco also is a director of the general partner of the Aimco Operating Partnership. The officers of Aimco are also the officers of the general partner of the Aimco Operating Partnership and hold the same titles. The information required by this item for both Aimco and the Aimco Operating Partnership is presented jointly under the captions “Board of Directors and Executive Officers,” “Corporate Governance Matters—Code of Ethics,” “Other Matters—Section 16(a) Beneficial Ownership Reporting Compliance,” “Corporate Governance Matters—Nominating and Corporate Governance Committee,” “Corporate Governance Matters—Audit Committee” and “Corporate Governance Matters—Audit Committee Financial Expert” in the proxy statement for Aimco’s 2013 annual meeting of stockholders and is incorporated herein by reference.

Item 11.	Executive Compensation

The information required by this item is presented under the captions “Compensation Discussion & Analysis,” “Compensation and Human Resources Committee Report to Stockholders,” “Summary Compensation Table,” “Grants of Plan-Based Awards in 2012,” “Outstanding Equity Awards at Fiscal Year End 2012,” “Option Exercises and Stock Vested in 2012,” “Potential Payments Upon Termination or Change in Control” and “Corporate Governance Matters - Director Compensation” in the proxy statement for Aimco’s 2013 annual meeting of stockholders and is incorporated herein by reference.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this item, for both Aimco and the Aimco Operating Partnership, is presented under the captions “Security Ownership of Certain Beneficial Owners and Management” and “Securities Authorized for Issuance Under Equity Compensation Plans” in the proxy statement for Aimco’s 2013 annual meeting of stockholders and is incorporated herein by reference. In addition, as of February 22, 2013, Aimco, through its consolidated subsidiaries, held 94.8% of the Aimco Operating Partnership’s common partnership units outstanding.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is presented under the caption “Certain Relationships and Related Transactions” and “Corporate Governance Matters - Independence of Directors” in the proxy statement for Aimco’s 2013 annual meeting of stockholders and is incorporated herein by reference.

Item 14.	Principal Accountant Fees and Services

The information required by this item is presented under the caption “Principal Accountant Fees and Services” in the proxy statement for Aimco’s 2013 annual meeting of stockholders and is incorporated herein by reference.

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a)(1)	The financial statements listed in the Index to Financial Statements on Page F-1 of this report are filed as part of this report and incorporated herein by reference.

(a)(2)	The financial statement schedule listed in the Index to Financial Statements on Page F-1 of this report is filed as part of this report and incorporated herein by reference.

(a)(3)	The Exhibit Index is incorporated herein by reference.

INDEX TO EXHIBITS (1) (2)

EXHIBIT NO.	DESCRIPTION

3.1	Charter (Exhibit 3.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, is incorporated herein by this reference)

3.2	Amended and Restated Bylaws (Exhibit 3.2 to Aimco’s Current Report on Form 8-K dated February 2, 2010, is incorporated herein by this reference)

10.1	Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and restated as of February 28, 2007 (Exhibit 10.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by this reference)

10.2	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2007, is incorporated herein by this reference)

10.3	Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 30, 2009 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)

10.4	Third Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 2, 2010 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 3, 2010, is incorporated herein by this reference)

10.5	Fourth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 26, 2011 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated July 26, 2011, is incorporated herein by this reference)

10.6	Fifth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of August 24, 2011 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 24, 2011, is incorporated herein by this reference)

10.7	Sixth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2011 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2011, is incorporated herein by this reference)

10.8	Senior Secured Credit Agreement, dated as of December 13, 2011, among Apartment Investment and Management Company, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., the lenders from time to time party thereto, KeyBank National Association, as administrative agent, swing line lender and a letter of credit issuer, Wells Fargo Bank, N.A., as syndication agent and Bank of America, N.A. and Regions Bank, as co-documentation agents (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 13, 2011, is incorporated herein by this reference)

EXHIBIT NO.	DESCRIPTION

10.9	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)

10.10	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)

10.11	Employment Contract executed on December 29, 2008, by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 29, 2008, is incorporated herein by this reference)*

10.12	Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by this reference)*

10.13	Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)*

10.14	Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by this reference)*

10.15	2007 Stock Award and Incentive Plan (incorporated by reference to Appendix A to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*

10.16	Form of Restricted Stock Agreement (Exhibit 10.2 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*

10.17	Form of Non-Qualified Stock Option Agreement (Exhibit 10.3 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*

10.18	2007 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*

21.1	List of Subsidiaries

23.1	Consent of Independent Registered Public Accounting Firm—Aimco

23.2	Consent of Independent Registered Public Accounting Firm—Aimco Operating Partnership

31.1	Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002—Aimco

31.2	Certification of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002—Aimco

31.3	Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002—Aimco Operating Partnership

31.4	Certification of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002—Aimco Operating Partnership

EXHIBIT NO.	DESCRIPTION

32.1	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Aimco

32.2	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Aimco

32.3	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Aimco Operating Partnership

32.4	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002—Aimco Operating Partnership

99.1	Agreement re: disclosure of long-term debt instruments—Aimco

99.2	Agreement re: disclosure of long-term debt instruments—Aimco Operating Partnership

101	XBRL (Extensible Business Reporting Language). The following materials from Aimco’s and the Aimco Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2012, formatted in XBRL: (i) consolidated balance sheets; (ii) consolidated statements of operations; (iii) consolidated statements of comprehensive loss; (iv) consolidated statements of equity and consolidated statements of partners’ capital; (v) consolidated statements of cash flows; (vi) notes to consolidated financial statements; and (vii) financial statement schedule (3).

(1)	Schedule and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.
(2)	The file reference number for all exhibits is 001-13232, and all such exhibits remain available pursuant to the Records Control Schedule of the Securities and Exchange Commission.
(3)	As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.
*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

By:	/s/ TERRY CONSIDINE
Terry Considine
Chairman of the Board and Chief Executive Officer

Date:	February 25, 2013

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc., its General Partner

By:	/s/ TERRY CONSIDINE
Terry Considine
Chairman of the Board and Chief Executive Officer

Date:	February 25, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of each registrant and in the capacities and on the dates indicated.

Signature	Title	Date

APARTMENT INVESTMENT AND MANAGEMENT COMPANY AIMCO PROPERTIES, L.P.
By:AIMCO-GP, Inc., its General Partner

/s/ TERRY CONSIDINE Terry Considine	Chairman of the Board and Chief Executive Officer (principal executive officer)	February 25, 2013

/s/ ERNEST M. FREEDMAN Ernest M. Freedman	Executive Vice President and Chief Financial Officer (principal financial officer)	February 25, 2013

/s/ PAUL BELDIN Paul Beldin	Senior Vice President and Chief Accounting Officer (principal accounting officer)	February 25, 2013

/s/ JAMES N. BAILEY James N. Bailey	Director	February 25, 2013

/s/ THOMAS L. KELTNER Thomas L. Keltner	Director	February 25, 2013

/s/ J. LANDIS MARTIN J. Landis Martin	Director	February 25, 2013

/s/ ROBERT A. MILLER Robert A. Miller	Director	February 25, 2013

/s/ KATHLEEN M. NELSON Kathleen M. Nelson	Director	February 25, 2013

/s/ MICHAEL A. STEIN Michael A. Stein	Director	February 25, 2013

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO PROPERTIES, L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Apartment Investment and Management Company

We have audited the accompanying consolidated balance sheets of Apartment Investment and Management Company (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), equity and cash flows for each of the three years in the period ended December 31, 2012. Our audits also included the financial statement schedule listed in the accompanying Index to Financial Statements. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 25, 2013 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Denver, Colorado

February 25, 2013

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

CONSOLIDATED BALANCE SHEETS

As of December 31, 2012 and 2011

(In thousands, except share data)

	2012	2011
ASSETS
Buildings and improvements	$6,390,253	$6,223,885
Land	1,943,166	1,929,018

Total real estate	8,333,419	8,152,903
Less accumulated depreciation	(2,820,765)	(2,562,574)

Net real estate ($599,302 and $773,233 related to VIEs)	5,512,654	5,590,329
Cash and cash equivalents ($23,599 and $43,286 related to VIEs)	84,413	91,066
Restricted cash ($38,576 and $41,724 related to VIEs)	146,859	183,970
Accounts receivable, net ($1,961 and $8,434 related to VIEs)	34,020	41,796
Notes receivable	102,897	111,205
Other assets ($221,638 and $70,930 related to VIEs)	520,537	382,949
Assets held for sale	—	470,547

Total assets	$6,401,380	$6,871,862

LIABILITIES AND EQUITY
Non-recourse property debt ($495,012 and $617,823 related to VIEs)	$4,688,447	$4,772,774
Accounts payable	30,747	32,607
Accrued liabilities and other ($162,765 and $79,573 related to VIEs)	318,669	282,451
Deferred income	128,577	138,808
Liabilities related to assets held for sale	—	417,164

Total liabilities	5,166,440	5,643,804

Preferred noncontrolling interests in Aimco Operating Partnership	80,046	83,384
Commitments and contingencies (Note 10)	—	—
Equity:
Perpetual Preferred Stock (Note 12)	68,114	657,114
Common Stock, $0.01 par value, 505,787,260 and 480,887,260 shares authorized, 145,563,903 and 120,916,294 shares issued/outstanding at December31, 2012 and 2011, respectively	1,456	1,209
Additional paid-in capital	3,712,684	3,098,333
Accumulated other comprehensive loss	(3,542)	(6,860)
Distributions in excess of earnings	(2,863,287)	(2,841,467)

Total Aimco equity	915,425	908,329

Noncontrolling interests in consolidated real estate partnerships	271,065	270,666
Common noncontrolling interests in Aimco Operating Partnership	(31,596)	(34,321)

Total equity	1,154,894	1,144,674

Total liabilities and equity	$6,401,380	$6,871,862

See notes to consolidated financial statements.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2012, 2011 and 2010

(In thousands, except per share data)

	2012	2011	2010
REVENUES:
Rental and other property revenues	$991,428	$943,258	$922,910
Tax credit and asset management revenues	41,769	38,661	35,630

Total revenues	1,033,197	981,919	958,540

OPERATING EXPENSES:
Property operating expenses	402,225	405,866	415,513
Investment management expenses	12,008	10,459	14,477
Depreciation and amortization	345,077	342,820	363,261
Provision for real estate impairment losses	8,349	915	65
General and administrative expenses	49,602	50,906	53,374
Other expenses, net	15,776	17,796	9,267

Total operating expenses	833,037	828,762	855,957

Operating income	200,160	153,157	102,583
Interest income	9,913	9,681	9,769
Recovery of (provision for) losses on notes receivable, net	3,375	509	(949)
Interest expense	(246,761)	(290,168)	(276,538)
Equity in losses of unconsolidated real estate partnerships	(4,408)	(17,721)	(23,112)
Gain on dispositions of interests in unconsolidated real estate and other, net	21,886	2,398	10,631

Loss before income taxes and discontinued operations	(15,835)	(142,144)	(177,616)
Income tax benefit	929	6,541	16,839

Loss from continuing operations	(14,906)	(135,603)	(160,777)
Income from discontinued operations, net	210,267	77,439	71,153

Net income (loss)	195,361	(58,164)	(89,624)
Noncontrolling interests:
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(51,218)	257	13,301
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(6,496)	(6,683)	(4,964)
Net (income) loss attributable to common noncontrolling interests in Aimco Operating Partnership	(5,191)	7,503	9,559

Total noncontrolling interests	(62,905)	1,077	17,896

Net income (loss) attributable to Aimco	132,456	(57,087)	(71,728)
Net income attributable to Aimco preferred stockholders	(49,888)	(45,852)	(53,590)
Net income attributable to participating securities	(422)	(222)	—

Net income (loss) attributable to Aimco common stockholders	$82,146	$(103,161)	$(125,318)

Earnings (loss) attributable to Aimco per common share – basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.59)	$(1.22)	$(1.48)
Income from discontinued operations attributable to Aimco common stockholders	1.20	0.36	0.40

Net income (loss) attributable to Aimco common stockholders	$0.61	$(0.86)	$(1.08)

Weighted average common shares outstanding – basic and diluted	134,479	119,312	116,369

See notes to consolidated financial statements.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2012, 2011 and 2010

(In thousands)

	2012	2011	2010
Net income (loss)	$195,361	$(58,164)	$(89,624)
Other comprehensive income (loss):
Unrealized losses on interest rate swaps	(2,581)	(5,885)	(2,747)
Losses on interest rate swaps reclassified into earnings from accumulated other comprehensive loss	1,673	1,667	1,642
Unrealized gains (losses) on debt securities classified as available-for-sale	4,341	(1,509)	—

Other comprehensive income (loss)	3,433	(5,727)	(1,105)

Comprehensive income (loss)	198,794	(63,891)	(90,729)

Comprehensive (income) loss attributable to noncontrolling interests	(63,020)	2,020	18,063

Comprehensive income (loss) attributable to Aimco	$135,774	$(61,871)	$(72,666)

See notes to consolidated financial statements.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

CONSOLIDATED STATEMENTS OF EQUITY

For the Years Ended December 31, 2012, 2011 and 2010

(In thousands)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Distributions in Excess of Earnings	Total Aimco Equity	Noncontrolling Interests	Total Equity
	Shares Issued	Amount	Shares Issued	Amount
Balances at December 31, 2009	24,940	$660,500	116,480	$1,165	$3,071,273	$(1,138)	$(2,492,082)	$1,239,718	$294,985	$1,534,703
Issuance of Preferred Stock	4,000	98,101	—	—	(3,346)	—	—	94,755	—	94,755
Redemption of Preferred Stock	(4,040)	(101,000)	—	—	4,511	—	(1,511)	(98,000)	—	(98,000)
Issuance of Common Stock	—	—	600	6	14,040	—	—	14,046	—	14,046
Aimco Operating Partnership units issued in exchange for noncontrolling interests in consolidated real estate partnerships	—	—	—	—	—	—	—	—	6,854	6,854
Redemption of Aimco Operating Partnership units	—	—	—	—	—	—	—	—	(3,571)	(3,571)
Officer and employee stock awards and related amounts, net	—	—	555	5	2,748	—	—	2,753	—	2,753
Amortization of stock option and restricted stock compensation cost	—	—	—	—	8,182	—	—	8,182	—	8,182
Contributions from noncontrolling interests	—	—	—	—	—	—	—	—	7,422	7,422
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	—	—	—	—	6,324	6,324
Adjustment to noncontrolling interests related to revision of investment balances	—	—	—	—	—	—	—	—	(38,718)	(38,718)
Effect of changes in ownership for consolidated entities	—	—	—	—	(27,391)	—	—	(27,391)	5,533	(21,858)
Cumulative effect of a change in accounting principle	—	—	—	—	—	—	(27,724)	(27,724)	50,879	23,155
Change in accumulated other comprehensive loss	—	—	—	—	—	(938)	—	(938)	(167)	(1,105)
Other, net	—	—	8	—	279	—	(751)	(472)	1,876	1,404
Net loss	—	—	—	—	—	—	(71,728)	(71,728)	(22,860)	(94,588)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(47,827)	(47,827)
Common Stock dividends	—	—	—	—	—	—	(35,080)	(35,080)	—	(35,080)
Preferred Stock dividends	—	—	—	—	—	—	(52,079)	(52,079)	—	(52,079)

Balances at December 31, 2010	24,900	657,601	117,643	1,176	3,070,296	(2,076)	(2,680,955)	1,046,042	260,730	1,306,772

Issuance of Preferred Stock	869	21,075	—	—	(1,085)	—	—	19,990	—	19,990
Repurchase of Preferred Stock	(863)	(21,562)	—	—	1,292	—	3,904	(16,366)	—	(16,366)
Issuance of Common Stock	—	—	2,914	29	71,913	—	—	71,942	—	71,942
Redemption of Aimco Operating Partnership units	—	—	—	—	—	—	—	—	(6,059)	(6,059)
Officer and employee stock awards and related amounts, net	—	—	317	3	2,094	—	10	2,107	—	2,107
Amortization of stock option and restricted stock compensation cost	—	—	42	1	5,882	—	—	5,883	—	5,883
Contributions from noncontrolling interests	—	—	—	—	—	—	—	—	12,358	12,358
Effect of changes in ownership for consolidated entities	—	—	—	—	(52,059)	—	—	(52,059)	29,761	(22,298)
Change in accumulated other comprehensive loss	—	—	—	—	—	(4,784)	—	(4,784)	(943)	(5,727)
Other, net	—	—	—	—	—	—	—	—	(15)	(15)
Net loss	—	—	—	—	—	—	(57,087)	(57,087)	(7,760)	(64,847)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(51,727)	(51,727)
Common Stock dividends	—	—	—	—	—	—	(57,583)	(57,583)	—	(57,583)
Preferred Stock dividends	—	—	—	—	—	—	(49,756)	(49,756)	—	(49,756)

Balances at December 31, 2011	24,906	657,114	120,916	1,209	3,098,333	(6,860)	(2,841,467)	908,329	236,345	1,144,674

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Distributions in Excess of Earnings	Total Aimco Equity	Noncontrolling Interests	Total Equity
	Shares Issued	Amount	Shares Issued	Amount
Issuance of Preferred Stock	405	10,039	—	—	(221)	—	—	9,818	—	9,818
Redemption of Preferred Stock	(24,037)	(599,039)	—	—	20,727	—	(22,626)	(600,938)	—	(600,938)
Issuance of Common Stock	—	—	22,144	221	594,158	—	—	594,379	—	594,379
Redemption of Aimco Operating Partnership units	—	—	—	—	—	—	—	—	(11,079)	(11,079)
Amortization of stock option and restricted stock compensation cost	—	—	36	—	5,223	—	—	5,223	—	5,223
Exercises of stock options	—	—	2,253	24	48,883	—	—	48,907	—	48,907
Contributions from noncontrolling interests	—	—	—	—	—	—	—	—	2,928	2,928
Effect of changes in ownership for consolidated entities	—	—	—	—	(54,799)	—	—	(54,799)	1,559	(53,240)
Change in accumulated other comprehensive loss	—	—	—	—	—	3,318	—	3,318	115	3,433
Other, net	—	—	214	2	380	—	(380)	2	4,545	4,547
Net income	—	—	—	—	—	—	132,456	132,456	56,409	188,865
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(51,353)	(51,353)
Common Stock dividends	—	—	—	—	—	—	(104,006)	(104,006)	—	(104,006)
Preferred Stock dividends	—	—	—	—	—	—	(27,264)	(27,264)	—	(27,264)

Balances at December 31, 2012	1,274	$68,114	145,564	$1,456	$3,712,684	$(3,542)	$(2,863,287)	$915,425	$239,469	$1,154,894

See notes to consolidated financial statements.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2012, 2011 and 2010

(In thousands)

	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$195,361	$(58,164)	$(89,624)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	345,077	342,820	363,261
Provision for real estate impairment losses	8,349	915	65
Equity in losses of unconsolidated real estate partnerships	4,408	17,721	23,112
Gain on dispositions of interests in unconsolidated real estate and other	(21,886)	(2,398)	(10,631)
Income tax benefit	(929)	(6,541)	(16,839)
Stock-based compensation expense	4,871	5,381	7,331
Amortization of deferred loan costs and other	5,615	7,148	8,398
Discontinued operations:
Depreciation and amortization	21,674	52,513	73,572
Gain on disposition of real estate	(234,533)	(108,209)	(94,945)
Other adjustments to income from discontinued operations	25,242	25,321	20,247
Changes in operating assets and operating liabilities:
Accounts receivable	8,968	388	25,561
Other assets	21,748	7,927	17,798
Accounts payable, accrued liabilities and other	(67,138)	(26,003)	(69,806)

Total adjustments	121,466	316,983	347,124

Net cash provided by operating activities	316,827	258,819	257,500

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate and investments in unconsolidated real estate partnerships	(89,716)	(64,976)	—
Capital expenditures	(270,210)	(200,372)	(178,929)
Proceeds from dispositions of real estate	484,904	326,853	218,571
Purchases of interests in unconsolidated real estate and corporate assets	(7,818)	(15,123)	(9,399)
Purchase of investment in debt securities	—	(51,534)	—
Proceeds from sales of and distributions from unconsolidated real estate partnerships	31,192	17,095	19,707
Net increase in cash from consolidation and deconsolidation of entities	—	—	13,128
Other investing activities	(36,685)	28,551	23,297

Net cash provided by investing activities	111,667	40,494	86,375

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from non-recourse property debt	243,253	927,093	449,384
Principal repayments on non-recourse property debt	(447,792)	(1,083,690)	(493,128)
Payments on term loans	—	—	(90,000)
Proceeds from issuance of Preferred Stock	9,818	19,990	96,110
Proceeds from issuance of Common Stock	594,379	71,942	14,046
Redemptions and repurchases of Preferred Stock	(600,938)	(36,367)	(108,000)
Proceeds from Common Stock option exercises	48,907	1,806	1,806
Payment of dividends to holders of Preferred Stock	(37,019)	(49,756)	(53,435)
Payment of dividends to holders of Common Stock	(104,006)	(57,583)	(46,729)
Payment of distributions to noncontrolling interests	(57,849)	(58,413)	(54,557)
Purchases of noncontrolling interests in consolidated real estate partnerships	(71,145)	(20,909)	(17,238)
Other financing activities	(12,755)	(33,685)	(12,069)

Net cash used in financing activities	(435,147)	(319,572)	(313,810)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,653)	(20,259)	30,065
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	91,066	111,325	81,260

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$84,413	$91,066	$111,325

See notes to consolidated financial statements.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2012, 2011 and 2010

(In thousands)

	2012	2011	2010
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest Paid	$294,423	$336,565	$311,432
Cash paid for income taxes	1,056	1,233	1,899
Non-cash transactions associated with the acquisition or disposition of real estate:
Secured debt assumed in connection with our acquisition of real estate	38,779	—	—
Secured debt assumed by buyer in connection with our disposition of real estate	208,134	127,494	157,629
Issuance of notes receivable in connection with the disposition of real estate	—	—	4,544
Non-cash transactions associated with consolidation and deconsolidation of real estate partnerships:
Real estate, net	—	—	80,629
Investments in and notes receivable primarily from affiliated entities	—	—	41,903
Restricted cash and other assets	—	—	3,290
Non-recourse debt	—	—	61,211
Noncontrolling interests in consolidated real estate partnerships	—	—	57,099
Accounts payable, accrued and other liabilities	—	—	20,640
Other non-cash transactions:
Issuance of common OP Units for acquisition of noncontrolling interests in consolidated real estate partnerships	4,553	168	6,854

See notes to consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners of

AIMCO Properties, L.P.

We have audited the accompanying consolidated balance sheets of AIMCO Properties, L.P. (the “Partnership”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), partners’ capital and cash flows for each of the three years in the period ended December 31, 2012. Our audits also included the financial statement schedule listed in the accompanying Index to Financial Statements. These financial statements and schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Partnership at December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnership’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 25, 2013 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Denver, Colorado

February 25, 2013

AIMCO PROPERTIES, L.P.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2012 and 2011

(In thousands)

	2012	2011
ASSETS
Buildings and improvements	$6,390,253	$6,223,885
Land	1,943,166	1,929,018

Total real estate	8,333,419	8,152,903
Less accumulated depreciation	(2,820,765)	(2,562,574)

Net real estate ($599,302 and $773,233 related to VIEs)	5,512,654	5,590,329
Cash and cash equivalents ($23,599 and $43,286 related to VIEs)	84,413	91,066
Restricted cash ($38,576 and $41,724 related to VIEs)	146,859	183,970
Accounts receivable, net ($1,961 and $8,434 related to VIEs)	34,020	41,796
Notes receivable	102,897	111,205
Other assets ($221,638 and $70,930 related to VIEs)	520,537	382,949
Assets held for sale	—	470,547

Total assets	$6,401,380	$6,871,862

LIABILITIES AND PARTNERS’ CAPITAL
Non-recourse property debt ($495,012 and $617,823 related to VIEs)	$4,688,447	$4,772,774
Accounts payable	30,747	32,607
Accrued liabilities and other ($162,765 and $79,573 related to VIEs)	318,669	282,451
Deferred income	128,577	138,808
Liabilities related to assets held for sale	—	417,164

Total liabilities	5,166,440	5,643,804

Redeemable preferred units	80,046	83,384
Commitments and contingencies (Note 10)	—	—
Partners’ Capital:
Preferred units	68,114	657,114
General Partner and Special Limited Partner	847,311	251,215
Limited Partners	(31,596)	(34,321)

Partners’ capital attributable to the Aimco Operating Partnership	883,829	874,008
Noncontrolling interests in consolidated real estate partnerships	271,065	270,666

Total partners’ capital	1,154,894	1,144,674

Total liabilities and partners’ capital	$6,401,380	$6,871,862

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

As of December 31, 2012, 2011 and 2010

(In thousands, except per unit data)

	2012	2011	2010
REVENUES:
Rental and other property revenues	$991,428	$943,258	$922,910
Tax credit and asset management revenues	41,769	38,661	35,630

Total revenues	1,033,197	981,919	958,540

OPERATING EXPENSES:
Property operating expenses	402,225	405,866	415,513
Investment management expenses	12,008	10,459	14,477
Depreciation and amortization	345,077	342,820	363,261
Provision for real estate impairment losses	8,349	915	65
General and administrative expenses	49,602	50,906	53,374
Other expenses, net	15,776	17,796	9,267

Total operating expenses	833,037	828,762	855,957

Operating income	200,160	153,157	102,583
Interest income	9,913	10,980	10,628
Recovery of losses on notes receivable, net	3,375	509	(949)
Interest expense	(246,761)	(290,168)	(276,538)
Equity in losses of unconsolidated real estate partnerships	(4,408)	(17,721)	(23,112)
Gain on dispositions of interests in unconsolidated real estate and other, net	21,886	2,398	10,631

Loss before income taxes and discontinued operations	(15,835)	(140,845)	(176,757)
Income tax benefit	929	6,541	16,839

Loss from continuing operations	(14,906)	(134,304)	(159,918)
Income from discontinued operations, net	210,267	77,439	71,153

Net income (loss)	195,361	(56,865)	(88,765)
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(51,218)	257	13,301

Net income (loss) attributable to the Aimco Operating Partnership	144,143	(56,608)	(75,464)
Net income attributable to the Aimco Operating Partnership’s preferred unitholders	(56,384)	(52,535)	(58,554)
Net income attributable to participating securities	(422)	(222)	—

Net income (loss) attributable to the Aimco Operating Partnership’s common unitholders	$87,337	$(109,365)	$(134,018)

Earnings (loss) attributable to the Aimco Operating Partnership per common unit – basic and diluted:
Loss from continuing operations attributable to the Aimco Operating Partnership’s common unitholders	$(0.59)	$(1.21)	$(1.47)
Income from discontinued operations attributable to the Aimco Operating Partnership’s common unitholders	1.20	0.35	0.40

Net income (loss) attributable to the Aimco Operating Partnership’s common unitholders	$0.61	$(0.86)	$(1.07)

Weighted average common units outstanding – basic and diluted	142,614	127,681	124,747

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2012, 2011 and 2010

(In thousands)

	2012	2011	2010
Net income (loss)	$195,361	$(56,865)	$(88,765)
Other comprehensive income (loss):
Unrealized losses on interest rate swaps	(2,581)	(5,885)	(2,747)
Losses on interest rate swaps reclassified into earnings from accumulated other comprehensive loss	1,673	1,667	1,642
Unrealized gains (losses) on debt securities classified as available-for-sale	4,341	(1,509)	—

Other comprehensive income (loss)	3,433	(5,727)	(1,105)

Comprehensive income (loss)	198,794	(62,592)	(89,870)

Comprehensive (income) loss attributable to noncontrolling interests	(51,134)	697	13,468

Comprehensive income (loss) attributable to the Aimco Operating Partnership	$147,660	$(61,895)	$(76,402)

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

For the Years Ended December 31, 2012, 2011 and 2010

(In thousands)

	Preferred Units	General Partner and Special Limited Partner	Limited Partners	Partners’ Capital Attributable to the Partnership	Non - controlling Interests	Total Partners’ Capital
Balances at December 31, 2009	$660,500	$596,497	$(22,100)	$1,234,897	$316,177	$1,551,074
Issuance of preferred units to Aimco	98,101	(3,346)	—	94,755	—	94,755
Redemption of preferred units held by Aimco	(101,000)	3,000	—	(98,000)	—	(98,000)
Issuance of common partnership units to Aimco	—	14,046	—	14,046	—	14,046
Common units issued in exchange for noncontrolling interests in consolidated real estate partnerships	—	—	6,854	6,854	—	6,854
Redemption of partnership units held by non-Aimco partners	—	—	(3,571)	(3,571)	—	(3,571)
Contribution from Aimco related to employee stock purchases and related amounts, net	—	2,753	—	2,753	—	2,753
Amortization of Aimco stock-based compensation	—	8,182	—	8,182	—	8,182
Contributions from noncontrolling interests	—	—	—	—	7,422	7,422
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	6,324	6,324
Adjustment to noncontrolling interests related to revision of investment balances	—	—	—	—	(38,718)	(38,718)
Effect of changes in ownership for consolidated entities	—	(27,391)	—	(27,391)	5,533	(21,858)
Cumulative effect of a change in accounting principle	—	(27,724)	104	(27,620)	50,775	23,155
Change in accumulated other comprehensive loss	—	(938)	—	(938)	(167)	(1,105)
Other, net	—	(472)	—	(472)	1,876	1,404
Net loss	—	(71,428)	(9,000)	(80,428)	(13,301)	(93,729)
Distributions to noncontrolling interests	—	—	—	—	(44,463)	(44,463)
Distributions to common unitholders	—	(35,080)	(3,364)	(38,444)	—	(38,444)
Distributions to preferred unitholders	—	(52,079)	—	(52,079)	—	(52,079)

Balances at December 31, 2010	657,601	406,020	(31,077)	1,032,544	291,458	1,324,002

Issuance of preferred units to Aimco	21,075	(1,085)	—	19,990	—	19,990
Redemption of preferred units held by Aimco	(21,562)	5,196	—	(16,366)	—	(16,366)
Issuance of common partnership units to Aimco	—	71,942	—	71,942	—	71,942
Redemption of partnership units held by non-Aimco partners	—	—	(6,059)	(6,059)	—	(6,059)
Contribution from Aimco related to employee stock purchases, net	—	2,107	—	2,107	—	2,107
Amortization of Aimco stock-based compensation	—	5,883	—	5,883	—	5,883
Contributions from noncontrolling interests	—	—	—	—	12,358	12,358
Effect of changes in ownership for consolidated entities	—	(52,059)	15,799	(36,260)	13,962	(22,298)
Change in accumulated other comprehensive loss	—	(4,784)	(503)	(5,287)	(440)	(5,727)
Other, net	—	—	(63)	(63)	48	(15)
Net loss	—	(56,137)	(7,154)	(63,291)	(257)	(63,548)
Distributions to noncontrolling interests	—	—	—	—	(46,463)	(46,463)
Distributions to common unitholders	—	(76,112)	(5,264)	(81,376)	—	(81,376)
Distributions to preferred unitholders	—	(49,756)	—	(49,756)	—	(49,756)

Balances at December 31, 2011	657,114	251,215	(34,321)	874,008	270,666	1,144,674

	Preferred Units	General Partner and Special Limited Partner	Limited Partners	Partners’ Capital Attributable to the Partnership	Non - controlling Interests	Total Partners’ Capital
Issuance of preferred units to Aimco	10,039	(221)	—	9,818	—	9,818
Redemption of preferred units held by Aimco	(599,039)	(1,899)	—	(600,938)	—	(600,938)
Issuance of common partnership units to Aimco	—	594,379	—	594,379	—	594,379
Redemption of partnership units held by non-Aimco partners	—	—	(11,079)	(11,079)	—	(11,079)
Amortization of Aimco stock-based compensation	—	5,223	—	5,223	—	5,223
Issuance of common partnership units to Aimco in connection with exercise of Aimco stock options	—	48,907	—	48,907	—	48,907
Contributions from noncontrolling interests	—	—	—	—	2,928	2,928
Effect of changes in ownership for consolidated entities	—	(54,799)	10,022	(44,777)	(8,463)	(53,240)
Change in accumulated other comprehensive loss	—	3,318	199	3,517	(84)	3,433
Other, net	—	2	4,545	4,547	—	4,547
Net income	—	132,456	5,191	137,647	51,218	188,865
Distributions to noncontrolling interests	—	—	—	—	(45,200)	(45,200)
Distributions to common unitholders	—	(104,006)	(6,153)	(110,159)	—	(110,159)
Distributions to preferred unitholders	—	(27,264)	—	(27,264)	—	(27,264)

Balances at December 31, 2012	$68,114	$847,311	$(31,596)	$883,829	$271,065	$1,154,894

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2012, 2011 and 2010

(In thousands)

	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$195,361	$(56,865)	$(88,765)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	345,077	342,820	363,261
Provision for real estate impairment losses	8,349	915	65
Equity in losses of unconsolidated real estate partnerships	4,408	17,721	23,112
Gain on dispositions of interests in unconsolidated real estate and other	(21,886)	(2,398)	(10,631)
Income tax benefit	(929)	(6,541)	(16,839)
Stock-based compensation expense	4,871	5,381	7,331
Amortization of deferred loan costs and other	5,615	7,148	8,398
Discontinued operations:
Depreciation and amortization	21,674	52,513	73,572
Gain on disposition of real estate	(234,533)	(108,209)	(94,945)
Other adjustments to income from discontinued operations	25,242	25,321	20,247
Changes in operating assets and operating liabilities:
Accounts receivable	8,968	388	25,561
Other assets	21,748	6,628	16,939
Accounts payable, accrued liabilities and other	(67,138)	(26,003)	(69,806)

Total adjustments	121,466	315,684	346,265

Net cash provided by operating activities	316,827	258,819	257,500

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate and investments in unconsolidated real estate partnerships	(89,716)	(64,976)	—
Capital expenditures	(270,210)	(200,372)	(178,929)
Proceeds from dispositions of real estate	484,904	326,853	218,571
Purchases of interests in unconsolidated real estate and corporate assets	(7,818)	(15,123)	(9,399)
Purchase of investment in debt securities	—	(51,534)	—
Proceeds from sale of interests in and distributions from real estate partnerships	31,192	17,095	19,707
Net increase in cash from consolidation and deconsolidation of entities	—	—	13,128
Dividends received from Aimco	—	269	224
Repayment of notes receivable from Aimco	—	18,529	—
Other investing activities	(36,685)	28,551	23,297

Net cash provided by investing activities	111,667	59,292	86,599

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from non-recourse property debt	243,253	927,093	449,384
Principal repayments on non-recourse property debt	(447,792)	(1,083,690)	(493,128)
Payments on term loans	—	—	(90,000)
Proceeds from issuance of preferred units to Aimco	9,818	19,990	96,110
Proceeds from issuance of common partnership units to Aimco	594,379	71,942	14,046
Redemption and repurchase of preferred units from Aimco	(600,938)	(36,367)	(108,000)
Proceeds from Aimco Common Stock option exercises	48,907	1,806	1,806
Payment of distributions to preferred units	(43,515)	(56,439)	(60,165)
Payment of distributions to General Partner and Special Limited Partner	(104,006)	(76,381)	(46,953)
Payment of distributions to Limited Partners	(4,375)	(3,786)	(2,428)
Payment of distributions to High Performance Units	(1,778)	(1,478)	(936)
Payment of distributions to noncontrolling interests	(45,200)	(46,466)	(44,463)
Purchases of noncontrolling interests in consolidated real estate partnerships	(71,145)	(20,909)	(17,238)
Other financing activities	(12,755)	(33,685)	(12,069)

Net cash used in financing activities	(435,147)	(338,370)	(314,034)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,653)	(20,259)	30,065
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	91,066	111,325	81,260

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$84,413	$91,066	$111,325

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2012, 2011 and 2010

(In thousands)

	2012	2011	2010
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest Paid	294,423	336,565	311,432
Cash paid for income taxes	1,056	1,233	1,899
Non-cash transactions associated with the acquisition or disposition of real estate:
Secured debt assumed in connection with our acquisition of real estate	38,779	—	—
Secured debt assumed by buyer in connection with our disposition of real estate	208,134	127,494	157,629
Issuance of notes receivable in connection with the disposition of real estate	—	—	4,544
Non-cash transactions associated with consolidation and deconsolidation of real estate partnerships:
Real estate, net	—	—	80,629
Investments in and notes receivable primarily from affiliated entities	—	—	41,903
Restricted cash and other assets	—	—	3,290
Non-recourse debt	—	—	61,211
Noncontrolling interests in consolidated real estate partnerships	—	—	57,099
Accounts payable, accrued and other liabilities	—	—	20,640
Other non-cash transactions:
Issuance of common OP Units for acquisition of noncontrolling interests in consolidated real estate partnerships	4,553	168	6,854

See notes to consolidated financial statements.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 1 — Organization

Apartment Investment and Management Company, or Aimco, is a Maryland corporation incorporated on January 10, 1994. Aimco is a self-administered and self-managed real estate investment trust, or REIT. AIMCO Properties, L.P., or the Aimco Operating Partnership, is a Delaware limited partnership formed on May 16, 1994, to conduct our business, which is focused on the ownership, management and redevelopment of quality apartment communities located in the largest coastal and job growth markets of the United States.

Aimco, through its wholly-owned subsidiaries, AIMCO-GP, Inc. and AIMCO-LP Trust, owns a majority of the ownership interests in the Aimco Operating Partnership. Aimco conducts all of its business and owns all of its assets through the Aimco Operating Partnership. Interests in the Aimco Operating Partnership that are held by limited partners other than Aimco are referred to as “OP Units.” OP Units include common partnership units, high performance partnership units and partnership preferred units, which we refer to as common OP Units, HPUs and preferred OP Units, respectively. We also refer to HPUs as common partnership unit equivalents. At December 31, 2012, after eliminations for units held by consolidated subsidiaries, the Aimco Operating Partnership had 153,569,090 common partnership units and equivalents outstanding. At December 31, 2012, Aimco owned 145,563,903 of the common partnership units (94.8% of the common partnership units and equivalents of the Aimco Operating Partnership) and Aimco had outstanding an equal number of shares of its Class A Common Stock, which we refer to as Common Stock.

Except as the context otherwise requires, “we,” “our” and “us” refer to Aimco, the Aimco Operating Partnership and their consolidated subsidiaries, collectively.

As of December 31, 2012, we owned an equity interest in 175 conventional real estate properties with 55,879 units and 90 affordable real estate properties with 12,098 units. Of these properties, we consolidated 171 conventional properties with 55,737 units and 72 affordable properties with 10,370 units. These conventional and affordable properties generated 90% and 10%, respectively, of our proportionate property net operating income (as defined in Note 19) during the year ended December 31, 2012.

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

Aimco’s accompanying consolidated financial statements include the accounts of Aimco, the Aimco Operating Partnership, and their consolidated subsidiaries. The Aimco Operating Partnership’s consolidated financial statements include the accounts of the Aimco Operating Partnership and its consolidated subsidiaries.

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, we consolidate real estate partnerships and other entities that are not variable interest entities when we own, directly or indirectly, a majority voting interest in the entity or are otherwise able to control the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Interests in the Aimco Operating Partnership that are held by limited partners other than Aimco are reflected in Aimco’s accompanying balance sheets as noncontrolling interests in Aimco Operating Partnership. Interests in partnerships consolidated into the Aimco Operating Partnership that are held by third parties are reflected in the accompanying balance sheets as noncontrolling interests in consolidated real estate partnerships. The assets of consolidated real estate partnerships owned or controlled by the Aimco Operating Partnership generally are not available to pay creditors of Aimco or the Aimco Operating Partnership.

As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a partner in a limited partnership or a member in a limited liability company.

Variable Interest Entities

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, a variable interest entity, or VIE, is a legal entity in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of our investment; the obligation or likelihood for us or other investors to provide financial support; and the similarity with and significance to the business activities of us and the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions. Refer to Note 4 for further information regarding our involvement with VIEs.

Acquisition of Real Estate Assets and Related Depreciation and Amortization

We recognize at fair value the acquisition of properties or interests in partnerships that own properties if the transaction results in consolidation and we expense as incurred most related transaction costs. We allocate the cost of acquired properties to tangible assets and identified intangible assets based on their fair values. We determine the fair value of tangible assets, such as land, building, furniture, fixtures and equipment, generally using internal valuation techniques that consider comparable market transactions, discounted cash flow techniques, replacement costs and other available information. We determine the fair value of identified intangible assets (or liabilities), which typically relate to in-place leases, using internal valuation techniques that consider the terms of the in-place leases, current market data for comparable leases, and our experience in leasing similar properties. The intangible assets or liabilities related to in-place leases are comprised of:

1.	The value of the above- and below-market leases in-place. An asset or liability is recognized based on the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) our estimate of fair market lease rates for the corresponding in-place leases, measured over the period, including estimated lease renewals for below-market leases, that the leases are expected to remain in effect.

2.	The estimated unamortized portion of avoided leasing commissions and other costs that ordinarily would be incurred to originate the in-place leases.

3.	The value associated with vacant units during the absorption period (estimates of lost rental revenue during the expected lease-up periods based on current market demand and stabilized occupancy levels).

The values of the above- and below-market leases are amortized to rental revenue over the expected remaining terms of the associated leases, which include reasonably assured renewal periods. Other intangible assets related to in-place leases are amortized to depreciation and amortization over the expected remaining terms of the associated leases.

We prospectively adjust the amortization period to reflect significant variances between actual lease termination activity as compared to those used to determine the historical amortization periods.

Depreciation for all tangible real estate assets is calculated using the straight-line method over their estimated useful lives. Acquired buildings and improvements are depreciated over a useful life based on the age, condition and other physical characteristics of the property. At December 31, 2012, the weighted average depreciable life of our acquired buildings and improvements was approximately 30 years. As discussed under

Impairment of Long Lived Assets below, we may adjust depreciation of properties that are expected to be disposed of or demolished prior to the end of their useful lives. Furniture, fixtures and equipment associated with acquired properties are depreciated over five years.

At December 31, 2012 and 2011, deferred income in our consolidated balance sheets includes below-market lease amounts totaling $19.8 million and $23.6 million, respectively, which are net of accumulated amortization of $32.5 million and $29.2 million, respectively. During the years ended December 31, 2012, 2011 and 2010, we included amortization of below-market leases of $3.3 million, $4.3 million and $3.9 million, respectively, in rental and other property revenues in our consolidated statements of operations. At December 31, 2012, our below-market leases had a weighted average amortization period of 6.8 years and estimated aggregate amortization for each of the five succeeding years as follows (in thousands):

	2013	2014	2015	2016	2017
Estimated amortization	$2,553	$2,312	$2,059	$1,795	$1,586

Capital Additions and Related Depreciation

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements, and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to property operating expense as incurred costs that do not relate to capital expenditure activities, including ordinary repairs, maintenance and resident turnover costs.

We depreciate capitalized costs using the straight-line method over the estimated useful life of the related component or improvement, which is generally 5, 15 or 30 years. All capitalized site payroll and indirect costs are allocated proportionately, based on direct costs, among capital projects and depreciated over the estimated useful lives of such projects.

Certain homogeneous items that are purchased in bulk on a recurring basis, such as carpeting and appliances, are depreciated using group methods that reflect the average estimated useful life of the items in each group. Except in the case of property casualties, where the net book value of lost property is written off in the determination of casualty gains or losses, we generally do not recognize any loss in connection with the replacement of an existing property component because normal replacements are considered in determining the estimated useful lives used in connection with our composite and group depreciation methods.

For the years ended December 31, 2012, 2011 and 2010, for continuing and discontinued operations, we capitalized to buildings and improvements $16.6 million, $14.0 million and $11.6 million of interest costs, respectively, and $33.7 million, $29.0 million and $30.0 million of site payroll and indirect costs, respectively.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

Based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2012, 2011 and 2010, we recorded provisions for real estate impairment losses of $8.3 million, $0.9 million and $0.1 million, respectively, related to properties classified as held for use.

Our tests of recoverability address real estate assets that do not currently meet all conditions to be classified as held for sale, but are expected to be disposed of prior to the end of their estimated useful lives. If an impairment loss is not required to be recorded, the recognition of depreciation is adjusted prospectively, as necessary, to reduce the carrying amount of the real estate to its estimated disposition value over the remaining period that the real estate is expected to be held and used. We also may adjust depreciation prospectively to reduce to zero the carrying amount of buildings that we plan to demolish in connection with a redevelopment project. We recognized no significant amounts of such adjustments during the periods presented.

Discontinued Operations

We classify certain properties and related assets and liabilities as held for sale when they meet certain criteria, as defined in GAAP. The operating results of such properties as well as those properties sold during the periods presented are included in discontinued operations in both current periods and all comparable periods presented. Depreciation is not recorded on properties once they have been classified as held for sale; however, depreciation expense recorded prior to classification as held for sale is included in discontinued operations. The net gain on sale and any impairment losses are presented in discontinued operations when recognized. See Note 15 for additional information regarding discontinued operations.

Cash Equivalents

We classify highly liquid investments with an original maturity of three months or less as cash equivalents.

Restricted Cash

Restricted cash includes capital replacement reserves, completion repair reserves, bond sinking fund amounts, tax and insurance escrow accounts held by lenders and tenant security deposits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are generally comprised of amounts receivable from residents and other miscellaneous receivables from non-affiliated entities. We evaluate collectability of accounts receivable from residents and establish an allowance, after the application of security deposits and other anticipated recoveries, for accounts greater than 30 days past due for current residents and all receivables due from former residents. Accounts receivable from residents are stated net of allowances for doubtful accounts of approximately $1.2 million and $3.3 million as of December 31, 2012 and 2011, respectively.

We evaluate collectability of accounts receivable from non-affiliated entities and establish an allowance for amounts that are considered to be uncollectible. Accounts receivable relating to non-affiliated entities are stated net of allowances for doubtful accounts of approximately $2.7 million and $2.1 million as of December 31, 2012 and 2011, respectively.

Accounts Receivable and Allowance for Doubtful Accounts from Affiliates

Accounts receivable from affiliates are generally comprised of receivables related to property management and other services provided to unconsolidated real estate partnerships in which we have an ownership interest. We evaluate collectability of accounts receivable balances from affiliates on a periodic basis, and establish an allowance for the amounts deemed to be uncollectible. Accounts receivable from affiliates, which are classified within other assets in our consolidated balance sheets, totaled $4.4 million and $4.6 million, and were net of allowances for doubtful accounts of approximately $0.8 million and $0.5 million as of December 31, 2012 and 2011, respectively.

Deferred Costs

We defer lender fees and other direct costs incurred in obtaining new financing and amortize the amounts over the terms of the related loan agreements. Amortization of these costs is included in interest expense.

We defer leasing commissions and other direct costs incurred in connection with successful leasing efforts and amortize the costs over the terms of the related leases. Amortization of these costs is included in depreciation and amortization.

Notes Receivable and Related Interest Income and Provision for Losses

Our notes receivable generally have stated maturity dates and may require current payments of principal and interest. Repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes,” and loans extended by us that were discounted at origination, which we refer to as “discounted notes.”

We recognize interest income on par value notes as earned in accordance with the terms of the related loan agreements. We recognize interest income on discounted notes that we originated using the effective interest method.

We assess the collectability of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of the projected cash flow of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our projections of the cash flow of such borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate. See Note 6 for further information regarding our notes receivable.

In addition to the notes discussed above, we have notes receivable from our unconsolidated real estate partnerships, which we classify within other assets in our consolidated balance sheets. These notes are due from partnerships in which we are one of the general partners but do not consolidate the partnership. These loans are typically due on demand, have no stated maturity date and may not require current payments of principal or interest. Notes receivable from unconsolidated real estate partnerships totaled $5.0 million and $6.7 million at December 31, 2012 and 2011, respectively, and were net of allowances for loan losses of $0.4 million and $0.4 million, respectively.

Investments in Unconsolidated Real Estate Partnerships

We own general and limited partner interests in partnerships that either directly, or through interests in other real estate partnerships, own apartment properties. We generally account for investments in real estate partnerships that we do not consolidate under the equity method. Under the equity method, our share of the earnings or losses of the entity for the periods being presented is included in equity in earnings or losses from unconsolidated real estate partnerships, inclusive of our share of impairments and property disposition gains recognized by and related to such entities. Certain investments in real estate partnerships that were acquired in business combinations were determined to have insignificant value at the acquisition date and are accounted for under the cost method. Any distributions received from such partnerships are recognized as income when received.

The excess of the cost of the acquired partnership interests over the historical carrying amount of partners’ equity or deficit is ascribed generally to the fair values of land and buildings owned by the partnerships. We amortize the excess cost related to the buildings over the estimated useful lives of the buildings. Such amortization is recorded as a component of equity in earnings (losses) of unconsolidated real estate partnerships.

Investments in Available For Sale Securities

As discussed in Note 3, during 2011, we purchased an investment in the first loss and mezzanine positions in a securitization trust which holds certain of our property loans. We designated these investments as available for sale securities and they are included in other assets in our consolidated balance sheets at December 31, 2012 and 2011. These investments were initially recognized at their purchase price and the discount to the face value is being accreted into interest income over the expected term of the securities. Based on their classification as available for sale securities, we measure these investments at fair value with changes in their fair value, other than the changes attributed to the accretion described above, recognized as an adjustment of accumulated other comprehensive income or loss within equity and partners’ capital.

Intangible Assets

At December 31, 2012 and 2011, other assets included goodwill associated with our reportable segments of $54.5 million, and at December 31, 2011 assets held for sale included $7.5 million of goodwill allocated to properties sold during 2012. We perform an annual impairment test of goodwill that compares the fair value of reporting units with their carrying amounts, including goodwill. We determined that our goodwill was not impaired in 2012, 2011 or 2010.

During the years ended December 31, 2012, 2011 and 2010, we allocated $7.5 million, $5.1 million and $4.7 million, respectively, of goodwill related to our reportable segments (conventional and affordable real estate operations) to the carrying amounts of the properties sold or classified as held for sale. The amounts of goodwill allocated to these properties were based on the relative fair values of the properties sold or classified as held for sale and the retained portions of the reporting units to which the goodwill as allocated.

Other assets also includes intangible assets for in-place leases as discussed under Acquisition of Real Estate Assets and Related Depreciation and Amortization.

Capitalized Software Costs

Purchased software and other costs related to software developed for internal use are capitalized during the application development stage and are amortized using the straight-line method over the estimated useful life of the software, generally five years. For the years ended December 31, 2012, 2011 and 2010, we capitalized software purchase and development costs totaling $5.8 million, $12.6 million and $8.7 million, respectively. At December 31, 2012 and 2011, other assets included $27.5 million and $31.9 million of net capitalized software, respectively. During the years ended December 31, 2012, 2011 and 2010, we recognized amortization of capitalized software of $10.0 million, $8.7 million and $10.2 million, respectively, which is included in depreciation and amortization in our consolidated statements of operations.

Noncontrolling Interests in Consolidated Real Estate Partnerships

We report the unaffiliated partners’ interests in the net assets of our consolidated real estate partnerships as noncontrolling interests in consolidated real estate partnerships within consolidated equity. Noncontrolling interests in consolidated real estate partnerships consist primarily of equity interests held by limited partners in consolidated real estate partnerships that have finite lives. We generally attribute to noncontrolling interests their share of income or loss of consolidated partnerships based on their proportionate interest in the results of operations of the partnerships, including their share of losses even if such attribution results in a deficit noncontrolling interest balance within our equity accounts.

The terms of the related partnership agreements generally require the partnership to be liquidated following the sale of the partnership’s real estate. As the general partner in these partnerships, we ordinarily control the execution of real estate sales and other events that could lead to the liquidation, redemption or other settlement of noncontrolling interests. However, as discussed in Note 3, we consolidate certain properties associated with our legacy asset management business for which we do not control the execution of sales and other events leading to the liquidation of these partnerships. The aggregate carrying amount of noncontrolling interests in consolidated real estate partnerships is approximately $271.1 million at December 31, 2012. The aggregate fair value of these interests varies based on the fair value of the real estate owned by the partnerships. Based on the number of classes of finite-life noncontrolling interests, the number of properties in which there is direct or indirect noncontrolling ownership, complexities in determining the allocation of liquidation proceeds among partners and other factors, we believe it is impracticable to determine the total required payments to the noncontrolling interests in an assumed liquidation at December 31, 2012. As a result of real estate depreciation that is recognized in our financial statements and appreciation in the fair value of real estate that is not recognized in our financial statements, we believe that the aggregate fair value of our noncontrolling interests exceeds their aggregate carrying amount. As a result of our ability to control real estate sales and other events that require payment of noncontrolling interests and our expectation that proceeds from real estate sales will be sufficient to liquidate related noncontrolling interests, we anticipate that the eventual liquidation of these noncontrolling interests will not have an adverse impact on our financial condition.

Changes in our ownership interest in consolidated real estate partnerships generally consist of our purchase of an additional interest in or the sale of our entire interest in a consolidated real estate partnership. The effect on our equity of our purchase of additional interests in consolidated real estate partnerships during the years ended December 31, 2012, 2011 and 2010 is shown in our consolidated statements of equity and further discussed in Note 3. The effect on our equity of sales of our entire interest in consolidated real estate partnerships is reflected in our consolidated financial statements as sales of real estate and accordingly the effect on our equity is reflected as gains on disposition of real estate. In accordance with FASB Accounting Standards Codification, or ASC, Topic 810, upon our deconsolidation of a real estate partnership following the sale of our partnership interests or liquidation of the partnership following sale of the related real estate property, we write off the remaining amounts of noncontrolling interest in our consolidated balance sheet related to such partnerships through noncontrolling interests within consolidated net income (loss) attributable to Aimco and net income (loss) attributable to the Aimco Operating Partnership.

Noncontrolling Interests in Aimco Operating Partnership

Noncontrolling interests in Aimco Operating Partnership consist of common OP Units, HPUs and preferred OP Units. Within Aimco’s consolidated financial statements, the Aimco Operating Partnership’s income or loss is allocated to the holders of common partnership units and equivalents based on the weighted average number of common partnership units (including those held by Aimco) and equivalents outstanding during the period. During the years ended December 31, 2012, 2011 and 2010, the holders of common OP Units and equivalents had a weighted average ownership interest in the Aimco Operating Partnership of 5.7%, 6.6% and 6.7%, respectively. Holders of the preferred OP Units participate in the Aimco Operating Partnership’s income or loss only to the extent of their preferred distributions. See Note 13 for further information regarding the items comprising noncontrolling interests in the Aimco Operating Partnership.

Revenue Recognition

Our properties have operating leases with apartment residents with terms averaging 12 months. We recognize rental revenue related to these leases, net of any concessions, on a straight-line basis over the term of the lease. We recognize revenues from property management, asset management, syndication and other services when the related fees are earned and are realized or realizable.

Advertising Costs

We generally expense all advertising costs as incurred to property operating expense. For the years ended December 31, 2012, 2011 and 2010, for both continuing and discontinued operations, total advertising expense was $11.8 million, $11.7 million and $14.2 million, respectively.

Insurance

We believe that our insurance coverages insure our properties adequately against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, and other perils. In addition, we have insurance coverage for substantial portions of our property, workers’ compensation, health, and general liability exposures. Losses are accrued based upon our estimates of the aggregate liability for uninsured losses incurred using certain actuarial assumptions followed in the insurance industry and based on our experience.

Share-Based Compensation

We recognize all share-based employee compensation, including grants of employee stock options, in the consolidated financial statements based on the grant date fair value and recognize compensation cost, which is net of estimates for expected forfeitures, ratably over the awards’ requisite service period. See Note 14 for further discussion of our share-based compensation.

Tax Credit Arrangements

We sponsor certain partnerships that acquire, develop and operate qualifying affordable housing properties and are structured to provide for the pass-through of tax credits and deductions to their partners. The tax credits are generally realized ratably over the first ten years of the tax credit arrangement and are subject to the partnership’s compliance with applicable laws and regulations for a period of 15 years. Typically, we are the general partner with a legal ownership interest of one percent or less and unaffiliated institutional investors (which we refer to as tax credit investors or investors) acquire the limited partnership interests (at least 99%). At inception, each investor agrees to fund capital contributions to the partnerships and we receive a syndication fee from the investors upon their admission to the partnership.

We have determined that the partnerships in these arrangements are variable interest entities and, where we are general partner, we are generally the primary beneficiary that is required to consolidate the partnerships. When the contractual arrangements obligate us to deliver tax benefits to the investors, and entitle us through fee arrangements to receive substantially all available cash flow from the partnerships, we account for these partnerships as wholly owned subsidiaries, recognizing the income or loss generated by the underlying real estate based on our economic interest in the partnerships. Capital contributions received by the partnerships from tax credit investors represent, in substance, consideration that we receive in exchange for our obligation to deliver tax credits and other tax benefits to the investors, and the receipts are recognized as revenue in our consolidated financial statements when our obligation to the investors is relieved upon delivery of the expected tax benefits.

Income Taxes

We have elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 1994, and intend to continue to operate in such a manner. Our current and continuing qualification as a REIT depends on our ability to meet the various requirements imposed by the Code, which are related to organizational structure, distribution levels, diversity of stock ownership and certain restrictions with regard to owned assets and categories of income. If we qualify for taxation as a REIT, we will generally not be subject to United States Federal corporate income tax on our taxable income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation.

Even if we qualify as a REIT, we may be subject to United States Federal income and excise taxes in various situations, such as on our undistributed income. We also will be required to pay a 100% tax on any net income on non-arm’s length transactions between us and a TRS (described below) and on any net income from sales of property that was property held for sale to customers in the ordinary course. In addition, we could also be subject to the alternative minimum tax, or AMT, on our items of tax preference. The state and local tax laws may not conform to the United States Federal income tax treatment, and we and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business or our stockholders reside. Any taxes imposed on us reduce our operating cash flow and net income.

Certain of our operations or a portion thereof, including property management, asset management and risk management, are conducted through taxable REIT subsidiaries, which are subsidiaries of the Aimco Operating Partnership, and each of which we refer to as a TRS. A TRS is a C-corporation that has not elected REIT status and as such is subject to United States Federal corporate income tax. We use TRS entities to facilitate our ability to offer certain services and activities to our residents and investment partners that cannot be offered directly by a REIT. We also use TRS entities to hold investments in certain properties.

For our TRS entities, deferred income taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for Federal income tax purposes, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences reverse. We reduce deferred tax assets by recording a valuation allowance when we determine based on available evidence that it is more likely than not that the assets will not be realized. We recognize the tax consequences associated with intercompany transfers between the REIT and TRS entities when the related assets are sold to third parties, impaired or otherwise disposed of for financial reporting purposes.

Comprehensive Income or Loss

As discussed in the preceding Investments in Available for Sale Securities section, we have investments that are measured at fair value with unrealized gains or losses recognized as an adjustment of accumulated other comprehensive loss within equity. Additionally, as discussed in Note 8, we recognize changes in the fair value of our cash flow hedges as changes in accumulated other comprehensive loss within equity and partners’ capital. The amounts of consolidated comprehensive income or loss for the years ended December 31, 2012, 2011 and 2010, along with the corresponding amounts of such comprehensive income or loss attributable to Aimco, the Aimco Operating Partnership and to noncontrolling interests, is presented within the accompanying consolidated statements of comprehensive income or loss.

Earnings per Share and Unit

Aimco calculates earnings (loss) per share based on the weighted average number of shares of Common Stock, participating securities, common stock equivalents and dilutive convertible securities outstanding during the period. The Aimco Operating Partnership calculates earnings (loss) per unit based on the weighted average number of common partnership units and equivalents, participating securities and dilutive convertible securities outstanding during the period. See Note 16 for further information regarding earnings per share and unit computations.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes thereto. Actual results could differ from those estimates.

Reclassifications and Adjustments

Certain items included in the 2011 and 2010 financial statements have been reclassified to conform to the current presentation, including adjustments for discontinued operations.

NOTE 3 — Investments in Real Estate and Other Significant Transactions

Asset Management Business Disposition

On December 19, 2012, we closed the sale of the Napico portfolio, our legacy asset management business. The transaction was primarily seller-financed, and the associated notes are scheduled to be repaid over the next six years. The notes will be repaid from the operation and liquidation of the Napico portfolio and are collateralized by the buyer’s interests in the portfolio.

In accordance with the provisions of GAAP applicable to sales of real estate or interests therein, for accounting purposes, we have not recognized a sale and will account for the transaction under the profit sharing method. Under this method, until full payment has been received for the seller-financed notes, we will continue to recognize the portfolio’s assets and liabilities, each condensed into single line items within other assets and accrued liabilities and other, respectively, in our consolidated balance sheets for all dates following the transaction. Similarly, we will continue to recognize the portfolio’s results of operations, also condensed into a single line item within our consolidated statements of operations, for periods subsequent to the transaction. Any cash payments we receive under the sale and related financing will be reflected as deferred income in our consolidated balance sheets until full payment has been received for the seller-financed notes.

At December 31, 2012, the Napico portfolio consisted of 20 partnerships that held investments in 16 apartment properties that were consolidated and 102 apartment properties that were accounted for under the equity or cost method of accounting. The portfolio’s assets and liabilities are included in other assets and liabilities, and are summarized below (dollars in thousands):

December 31, 2012
Real estate, net	$127,025
Cash and cash equivalents and restricted cash	31,560
Investment in unconsolidated real estate partnerships	15,997
Other assets	4,163

Total assets	$178,745

Total indebtedness	$110,737
Accrued and other liabilities	29,435

Total liabilities	$140,172

Based on our limited historical economic ownership in this portfolio, the majority of the assets and liabilities shown above are attributed to noncontrolling interests and do not have a significant effect on consolidated equity attributable to Aimco and partners’ capital attributable to the Aimco Operating Partnership. At December 31, 2012, noncontrolling interests in consolidated real estate partnerships within our consolidated balance sheet includes $57.2 million related to the Napico portfolio. Income or loss attributable to these noncontrolling interests will continue to be recognized commensurate with the recognition of the results of operations of the portfolio. If full payment is received on the notes and we meet the requirements to recognize the sale for accounting purposes, we expect to recognize a gain attributable to Aimco and the Aimco Operating Partnership.

Investments in Real Estate Properties

During the year ended December 31, 2012, we acquired conventional properties as set forth in the table below (dollars in thousands):

	Year Ended December 31, 2012
Property location	San Diego, CA	Manhattan, NY	Phoenix, AZ
Number of residential units	84	42	488
Fair value of real estate acquired	$19,814	$38,423	$72,310
Non-recourse property debt assumed (outstanding principal balance)	$9,695	$—	$29,124
Non-recourse property debt assumed (fair value)	$10,684	$—	$33,254

During the year ended December 31, 2011, we acquired a vacant, 126-unit property located in Marin County, north of San Francisco, California. We are in the process of redeveloping this property with a total expected investment in this property of $85.0 million upon completion, which is expected in late 2013. During the year ended December 31, 2011, we also acquired noncontrolling interests (approximately 50%) in entities that own four contiguous properties with 142 units located in La Jolla, California.

Acquisitions of Noncontrolling Interests in Consolidated Real Estate Partnerships

As set forth in the table below (dollars in thousands), during the years ended December 31, 2012, 2011 and 2010, we acquired the remaining noncontrolling limited partner interests in consolidated real estate partnerships in which our affiliates serve as the general partner.

	Year Ended December 31,
	2012	2011	2010
Consolidated partnerships in which remaining limited partnership interests were acquired	11	12	3
Number of properties owned by partnerships	17	15	3
Cost of limited partnership interests acquired	$50,654	$22,305	$21,732
Excess of consideration paid over the carrying amount of noncontrolling interests acquired	$44,774	$32,272	$27,391

In connection with these acquisitions, the Aimco Operating Partnership recognized the excess of the consideration paid over the carrying amounts of the noncontrolling interests acquired as an adjustment of additional paid-in capital within partners’ capital (which is included in effects of changes in ownership for consolidated entities in the Aimco Operating Partnership’s consolidated statements of partners’ capital). This amount is allocated between Aimco and noncontrolling interests in the Aimco Operating Partnership within Aimco’s consolidated statements of equity.

Disposition of Interests in Unconsolidated Real Estate

During the years ended December 31, 2012, 2011 and 2010, we recognized $21.9 million, $2.4 million and $10.6 million, respectively, in net gains on disposition of interests in unconsolidated real estate. The majority of the gains recognized in 2012 primarily related to our sale of interests in unconsolidated real estate partnerships. The remainder of the gains recognized in 2012, and substantially all of the gains recognized in 2011 and 2010 related to sales of investments held by consolidated partnerships in which we generally held a nominal general partner or equivalent interest. Accordingly, substantially all of these gains were allocated to the noncontrolling interests in the consolidated partnerships that held the investments in these unconsolidated partnerships.

Property Loan Securitization Transactions

During the years ended December 31, 2011 and 2010, we completed a series of related financing transactions that repaid non-recourse property loans that were scheduled to mature between the years 2012 and 2016 with proceeds from new long-term, fixed-rate, non-recourse property loans, or the New Loans. The New Loans, which total $673.8 million, consisted of $218.6 million that closed during the year ended December 31, 2010 and $455.2 million that closed during the year ended December 31, 2011. At origination, all of the New Loans had terms of 10 years, with principal scheduled to amortize over 30 years. Subsequent to origination, the New Loans were sold to Federal Home Loan Mortgage Corp, or Freddie Mac, which then securitized the New Loans. The securitization trust holds only the New Loans referenced above and the trust securities trade under the label FREMF 2011K-AIV. In connection with the refinancings, during the year ended December 31, 2011, we recognized a loss on debt extinguishment of $23.0 million in interest expense, consisting of $20.7 million in prepayment penalties and a $2.3 million write-off of previously deferred loan costs.

During the year ended December 31, 2011, as part of the securitization transaction, we purchased the first loss and mezzanine positions in the securitization trust. These investments were initially recognized at their purchase price and the discount to the face value will be accreted into interest income over the expected term of the securities. Refer to Note 9 for further information regarding the fair and amortized cost values of these investments.

NOTE 4 — Variable Interest Entities

As of December 31, 2012, we were the primary beneficiary of, and therefore consolidated, 70 VIEs, which owned 56 apartment properties with 9,792 units. Real estate with a carrying value of $599.3 million collateralized $495.0 million of debt of those VIEs. Any significant amounts of assets and liabilities related to our consolidated VIEs are identified parenthetically on our accompanying consolidated balance sheets. The creditors of the consolidated VIEs do not have recourse to our general credit.

As of December 31, 2012, we also held variable interests in 40 VIEs for which we were not the primary beneficiary. Those VIEs consist primarily of partnerships that are engaged, directly or indirectly, in the ownership and management of 93 apartment properties with 2,943 units. We are involved with those VIEs as an equity holder or lender. Our maximum risk of loss related to our investment in these VIEs is limited to our $4.2 million recorded investment in such entities, which is included in other assets within our consolidated balance sheets.

In addition to our investments in unconsolidated VIEs discussed above, at December 31, 2012, we had in aggregate $97.4 million of receivables from these unconsolidated VIEs (primarily notes receivable collateralized by second mortgages on real estate properties as further discussed in Note 6) and we had a contractual obligation to advance funds to certain unconsolidated VIEs totaling $2.3 million. Our maximum risk of loss associated with our lending activities related to these unconsolidated VIEs is limited to these amounts. We may be subject to additional losses to the extent of any receivables relating to future provision of services to these entities or financial support that we voluntarily provide.

In addition to the consolidated and unconsolidated VIEs discussed above, at December 31, 2012, our consolidated financial statements included certain consolidated and unconsolidated VIEs that were sold in connection with the sale of our legacy asset management business.

NOTE 5 — Investments in Unconsolidated Real Estate Partnerships

We owned general and limited partner interests in unconsolidated real estate partnerships that owned approximately 22, 123 and 173 properties at December 31, 2012, 2011 and 2010, respectively. We acquired these interests through various transactions, including large portfolio acquisitions and offers to individual limited partners. At December 31, 2012, our ownership interests in these unconsolidated real estate partnerships ranged from 5% to 67%.

The following table provides selected combined financial information for the unconsolidated real estate partnerships in which we had investments accounted for under the equity method as of and for the years ended December 31, 2012, 2011 and 2010 (in thousands):

	2012	2011	2010
Real estate, net of accumulated depreciation	$107,419	$429,780	$624,913
Total assets	114,658	472,904	676,373
Non-recourse property debt and other notes payable	122,019	321,236	494,967
Total liabilities	132,767	455,591	726,480
Partners’ (deficit) capital	(18,109)	17,313	(50,107)
Rental and other property revenues	72,636	114,974	145,598
Property operating expenses	(49,331)	(75,934)	(93,521)
Depreciation expense	(18,388)	(26,323)	(36,650)
Interest expense	(21,354)	(27,108)	(40,433)
(Impairment losses)/Gain on sale, net	(4,140)	22,598	(29,316)
Net (loss) income	(21,108)	6,773	(58,274)

The decrease in the number of unconsolidated properties from 2011 to 2012 is primarily attributed to the sale in December 2012 of our legacy asset management business, as further discussed in Note 3. Based on the timing of the sale, the results of operations of the unconsolidated properties in this portfolio are included in the table above. The decrease in the number of unconsolidated properties from 2010 to 2011 and the related effect on the selected combined financial information presented is primarily attributed to the sale of our interests in the partnerships owning these properties or the partnerships’ sale of the underlying properties followed by partnership liquidations during these periods. The decrease from 2010 to 2011 was partially offset by our investment during 2011 in unconsolidated entities that own properties in La Jolla, California. A significant portion of the selected combined financial information as of December 31, 2011 and 2010 and for the years ended December 31, 2012, 2011 and 2010 related to investments in other unconsolidated real estate partnerships in which we generally held a nominal general partnership interest. Accordingly, substantially all of the assets and liabilities and results of operations related to these investment partnerships were attributed to the noncontrolling interests in such entities.

At the time we acquired certain of our investments in unconsolidated real estate partnerships, the cost of our investment generally exceeded the historical carrying amounts of the partnerships’ net assets. Additionally, our unconsolidated investment balances at 2011 included various investment partnerships (along with their investments in unconsolidated real estate partnerships) we consolidated at fair values that exceeded the historical carrying amounts of the underlying unconsolidated real estate partnerships’ net assets. At December 31, 2012 and 2011, our aggregate recorded investment in unconsolidated partnerships of $18.7 million and $47.8 million, respectively, exceeded our share of the underlying historical partners’ deficit of the partnerships by approximately $6.9 million and $46.5 million, respectively.

NOTE 6 — Notes Receivable

The following table summarizes our notes receivable as of December 31, 2012 and 2011 (in thousands):

	2012	2011
Par value notes	$5,439	$15,695
Discounted notes	97,458	95,510

Total notes receivable	$102,897	$111,205

Face value of discounted notes	$104,013	$103,471

Notes receivable have various annual interest rates ranging between 2.2% and 8.8% and averaging 4.0%. Included in the notes receivable at December 31, 2012 and 2011 are $101.3 million and $99.3 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships.

All of our discounted notes have stated maturity dates and none are past due. All of the notes receivable shown above are estimated to be collectible and have not been impaired for the periods presented.

Discounted notes at December 31, 2012 and 2011, include $93.1 million and $91.2 million, respectively, from certain entities (the “borrowers”) that are wholly owned by a single individual. We originated these notes in November 2006 pursuant to a loan agreement that provides for total funding of approximately $110.0 million, including $16.4 million for property improvements and an interest reserve, of which $2.3 million had not been funded as of December 31, 2012. The notes mature in November 2016, bear interest at LIBOR plus 2.0%, are partially guaranteed by the owner of the borrowers, and are collateralized by second mortgages on 84 buildings containing 1,596 residential units and 43 commercial spaces in West Harlem, New York City. In conjunction with the loan agreement, we entered into a purchase option and put agreement with the borrowers under which we may purchase some or all of the buildings and, subject to achieving specified increases in rental income, the borrowers may require us to purchase the buildings (see Note 10). We determined that the stated interest rate on the notes on the date the loan was originated was a below-market interest rate and recorded a $17.4 million discount to reflect the estimated fair value of the notes based on an estimated market interest rate of LIBOR plus 4.0%. The discount was determined to be attributable to our real estate purchase option, which we recorded separately in other assets. Accretion of this discount, which is included in interest income in our consolidated statements of operations, totaled $1.1 million, $1.0 million and $0.9 million during the years ended December 31, 2012, 2011 and 2010, respectively. The value of the purchase option asset will be included in the cost of properties acquired pursuant to the option or otherwise be charged to expense. We determined that the borrowers are VIEs and, based on qualitative and quantitative analysis, determined that the individual who owns the borrowers and partially guarantees the notes is the primary beneficiary.

We recognized interest income, including accretion, of $4.3 million, $4.8 million and $4.5 million for the years ended December 31, 2012, 2011 and 2010, respectively, related to these notes receivable.

NOTE 7 — Non-Recourse Property Debt and Credit Agreement

Non-Recourse Property Debt

We finance our properties primarily using long-dated, fixed-rate borrowings, each of which is collateralized by a single real estate property and is non-recourse to us. The following table summarizes our property loans payable related to properties classified as held for use at December 31, 2012 and 2011 (dollars in thousands):

	Weighted Average Interest Rate	Principal Outstanding
	2012	2012	2011
Fixed rate property loans payable	5.58%	$4,434,363	$4,472,385
Variable rate property loans payable	2.93%	24,038	28,730

Total		$4,458,401	$4,501,115

Fixed rate property loans payable mature at various dates through January 2055. Variable rate property loans payable mature at various dates through January 2019. Principal and interest are generally payable monthly or in monthly interest-only payments with balloon payments due at maturity. At December 31, 2012, our property loans payable related to properties classified as held for use were each secured by one of 221 properties that had an aggregate gross book value of $7,701.5 million.

The following table summarizes our property tax-exempt bond financings related to properties classified as held for use at December 31, 2012 and 2011 (dollars in thousands):

	Weighted Average Interest Rate	Principal Outstanding
	2012	2012	2011
Fixed rate property tax-exempt bonds payable	4.92%	$99,447	$132,033
Variable rate property tax-exempt bonds payable	1.51%	130,599	139,626

Total		$230,046	$271,659

Fixed rate property tax-exempt bonds payable mature at various dates through February 2061. Variable rate property tax-exempt bonds payable mature at various dates through July 2033. Principal and interest on these bonds are generally payable in semi-annual installments with balloon payments due at maturity. Certain of our property tax-exempt bonds at December 31, 2012, are remarketed periodically by a remarketing agent to maintain a variable yield. If the remarketing agent is unable to remarket the bonds, then the remarketing agent can put the bonds to us. We believe that the likelihood of this occurring is remote. At December 31, 2012, our property tax-exempt bond financings related to properties classified as held for use were each secured by one of 21 properties that had an aggregate gross book value of $511.3 million.

At December 31, 2012, property tax-exempt bonds payable with a weighted average fixed rate of 5.9% have been converted to a weighted average variable rate of 2.1% using total rate of return swaps that mature during May 2014. These property tax-exempt bonds payable are presented above as variable rate debt at their carrying amounts, or fair value, of $71.4 million. See Note 8 for further discussion of our total rate of return swap arrangements.

Our consolidated property debt instruments contain covenants common to the type of borrowing. At December 31, 2012, we were in compliance with all covenants pertaining to our consolidated debt instruments.

As of December 31, 2012, the scheduled principal amortization and maturity payments for our property tax-exempt bonds and property loans payable related to properties in continuing operations are as follows (in thousands):

	Amortization	Maturities	Total
2013	$86,570	$182,029	$268,599
2014	89,438	235,975	325,413
2015	90,486	183,111	273,597
2016	87,698	429,593	517,291
2017	81,529	446,900	528,429
Thereafter			2,775,118

			$4,688,447

Credit Agreement

We have a Senior Secured Credit Agreement with a syndicate of financial institutions, which we refer to as the Credit Agreement. The Credit Agreement consists of $500.0 million of revolving loan commitments. Borrowings under the Credit Agreement bear interest at a rate set forth on a pricing grid which rate varies based on our leverage (initially either LIBOR plus 2.75% or, at our option, a base rate). The Credit Agreement matures December 2014, and may be extended for two additional one-year periods, subject to certain conditions, including payment of a 25.0 basis point fee on the total revolving commitments.

As of December 31, 2012 and 2011, we had no outstanding borrowings under the Credit Agreement. As of December 31, 2012, we had the capacity to borrow $454.6 million, net of the outstanding borrowings and $45.4 million for undrawn letters of credit backed by the Credit Agreement. The proceeds of revolving loans are generally used to fund working capital and for other corporate purposes.

NOTE 8 — Derivative Financial Instruments

We have limited exposure to derivative financial instruments. For our variable rate debt, we are sometimes required by our lenders to limit our exposure to interest rate fluctuations by entering into interest rate swap agreements, which moderate our exposure to interest rate risk by effectively converting the interest on variable rate debt to a fixed rate. The fair values of the interest rate swaps are reflected as assets or liabilities in the balance sheet, and periodic changes in fair value are included in interest expense or equity and partners’ capital, as appropriate.

As of December 31, 2012 and 2011, we had interest rate swaps with aggregate notional amounts of $51.0 million and $51.4 million, respectively, and recorded fair values of $8.0 million and $7.0 million, respectively, reflected in accrued liabilities and other in our consolidated balance sheets. At December 31, 2012, these interest rate swaps had a weighted average term of 8.1 years. We have designated these interest rate swaps as cash flow hedges and recognize any changes in their fair value as an adjustment of accumulated other comprehensive loss within equity to the extent of their effectiveness. Changes in the fair value of these instruments and the related amounts of such changes that were reflected as an adjustment of accumulated other comprehensive loss within equity and as an adjustment of earnings (ineffectiveness) are discussed in Note 9.

If the forward rates at December 31, 2012 remain constant, we estimate that during the next 12 months, we would reclassify into earnings approximately $1.7 million of the unrealized losses in accumulated other comprehensive loss. If market interest rates increase above the 3.43% weighted average fixed rate under these interest rate swaps we will benefit from net cash payments due to us from our counterparty to the interest rate swaps.

At December 31, 2012 and 2011, we had borrowings payable subject to total rate of return swaps with aggregate outstanding principal balances of $74.0 million and $75.0 million, respectively, that were collateralized by four properties. We use total rate of return swaps to convert fixed-rate property debt obligations to a variable rate to lower our cost of borrowing. In exchange for our receipt of a fixed rate equal to the underlying borrowing’s interest rate, the total rate of return swaps require that we pay a variable rate plus a risk spread. The underlying borrowings are callable at our option, with no prepayment penalty. We have designated the total rate of return swaps as hedges of the risk of overall changes in the fair value of the underlying borrowings. At each reporting period, we estimate the fair value of these borrowings and the total rate of return swaps and recognize any changes therein as an adjustment of interest expense. During the periods presented, we determined these hedges were fully effective and accordingly we made no adjustments to interest expense for ineffectiveness.

At December 31, 2012, the weighted average fixed receive rate under the total return swaps was 5.9% and the weighted average variable pay rate was 2.1%, based on the applicable index rate effective as of that date. The debt subject to these total rate of return swaps matures in 2036 whereas the corresponding swaps mature in May 2014.

The total rate of return swaps require specified loan-to-value ratios which may require us to pay down the debt or provide additional collateral. At December 31, 2012 and 2011, we had provided $20.0 million of cash collateral pursuant to the swap agreements, which is included in restricted cash in our consolidated balance sheets.

NOTE 9 — Fair Value Measurements

In accordance with GAAP, we are required to measure certain assets and liabilities in our consolidated financial statements at fair value. Certain assets, such as our investment in the first loss and mezzanine positions in a securitization trust that holds certain of our property debt, our interest rate swaps (IR swaps), total rate of return swaps (TRR swaps), and the debt subject to TRR swaps (TRR debt) are required to be measured at fair value on a quarterly basis. Other assets, such as real estate, are required to be measured at fair value when we determine that the carrying amount of an asset held for use is no longer recoverable, or are required to be measured at fair value less estimated costs to sell when we determine that the carrying amount of an asset classified as held for sale is no longer recoverable.

We are required to classify these fair value measurements into one of three categories, based on the nature of the inputs used in the fair value measurement. Level 1 of the hierarchy includes fair value measurements based on unadjusted quoted prices in active markets for identical assets or liabilities we can access at the measurement date. Level 2 includes fair value measurements based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 includes fair value measurements based on unobservable inputs. The classification of fair value measurements is subjective and GAAP requires us to disclose more detailed information regarding those fair value measurements classified within the lower levels of the hierarchy.

Recurring Fair Value Measurements

The table below presents information regarding significant items measured in our consolidated financial statements at fair value on a recurring basis, consisting of investments in the securitization trust discussed above, which we classify as available for sale (AFS), IR swaps, TRR swaps and TRR debt (in thousands):

	Level 2		Level 3
	AFS (1)	IR swaps (2)	TRR swaps (3)	TRR debt (4)	Total
Fair value at December 31, 2010	$—	$(2,746)	$(19,542)	$19,542	$(2,746)
Purchases	51,534	—	—	—	51,534
Investment accretion	1,668	—	—	—	1,668
Unrealized (losses) gains included in earnings (5)	—	(48)	13,701	(13,701)	(48)
Realized gains (losses) included in earnings	—	—	—	—	—
Unrealized gains (losses) included in equity and partners’ capital	(1,509)	(4,218)	—	—	(5,727)

Fair value at December 31, 2011	$51,693	$(7,012)	$(5,841)	$5,841	$44,681

Investment accretion	3,111	—	—	—	3,111
Unrealized (losses) gains included in earnings (5)	—	(48)	3,260	(3,260)	(48)
Realized gains (losses) included in earnings	—	—	—	—	—
Unrealized gains (losses) included in equity and partners’ capital	4,341	(908)	—	—	3,433

Fair value at December 31, 2012	$59,145	$(7,968)	$(2,581)	$2,581	$51,177

(1)	Our investments classified as AFS are presented within other assets in the accompanying consolidated balance sheets. We estimate the fair value of these investments using an income and market approach with primarily observable inputs, including yields and other information regarding similar types of investments, and adjusted for certain unobservable inputs specific to these investments. We are accreting the discount to the $100.9 million face value of the investments into interest income using the effective interest method over the remaining expected term of the investments, which, as of December 31, 2012, was approximately 8.5 years. Our amortized cost basis for these investments, which represents the original cost adjusted for interest accretion less interest payments received, was $56.3 million and $53.2 million at December 31, 2012 and 2011, respectively.
(2)	The fair value of IR swaps is estimated using an income approach with primarily observable inputs including information regarding the hedged variable cash flows and forward yield curves relating to the variable interest rates on which the hedged cash flows are based.
(3)	TRR swaps have contractually-defined termination values generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings. We calculate the termination value, which we believe is representative of the fair value, of total rate of return swaps using a market approach by reference to estimates of the fair value of the underlying borrowings, which are discussed below, and an evaluation of potential changes in the credit quality of the counterparties to these arrangements.
(4)	This represents changes in fair value of debt subject to TRR swaps. We estimate the fair value of debt instruments using an income and market approach, including comparison of the contractual terms to observable and unobservable inputs such as market interest rate risk spreads, contractual interest rates, remaining periods to maturity, collateral quality and loan-to-value ratios on similarly encumbered assets within our portfolio. We handle a large volume of financing transactions annually and use pricing information obtained during the financing process to evaluate market pricing information for reasonableness.
(5)	Unrealized gains (losses) for the TRR swaps and TRR debt relate to periodic revaluations of fair value and have not resulted from the settlement of a swap position as we have not historically incurred any termination payments upon settlement. These unrealized gains (losses) are included in interest expense in the accompanying consolidated statements of operations.

Due to their subjectivity, GAAP requires us to disclose additional quantitative and qualitative information about the unobservable inputs significant to our Level 3 fair value measurements. The unobservable inputs significant to our estimation of the fair value of TRR debt classified within Level 3 includes information about the property debt, such as the payment schedule, contractual interest rate and loan-to-value ratio. Based on the impracticality of providing payment schedules for our nonrecourse property debt measured at fair value, we believe the disclosure of the weighted average maturity date is meaningful in the context of the related valuation input. Information regarding the weighted average unobservable inputs for TRR debt measured at fair value during the years ended December 31, 2012, 2011 and 2010 is as follows:

	2012	2011	2010
Number of properties encumbered by nonrecourse property debt measured at fair value during period	4	4	12
Weighted average interest rate	5.9%	5.8%	6.8%
Weighted average maturity in years	23.9 years	24.9 years	20.4 years
Weighted average loan-to-value ratio	77.7%	81.3%	61.3%

Of these unobservable inputs significant to the TRR debt fair value measurement, the loan-to-value ratio is the only input to which the fair value measurement is sensitive to changes, as the property debt interest rates and maturities are not subject to adjustment. Holding constant the other observable inputs which may also be significant to the fair value measurement, such as market interest rates for similar types of debt, we believe any increase in the loan-to-value ratios for the TRR debt would result in a decrease in the fair value of the TRR debt and any decrease in the loan-to-value ratios would result in an increase in the fair value of the TRR debt. Based on the relationship of the fair value of the TRR debt to that of the TRR swaps, we believe any increase or decrease in the fair value of the TRR debt would have an equal and offsetting decrease or increase in the fair value of the TRR swaps, and therefore would have no effect on our financial position, results of operations or liquidity.

Nonrecurring Fair Value Measurements

During the year ended December 31, 2012, we reduced the aggregate carrying amounts of nine assets classified as held for use or held for sale from $81.8 million to their estimated fair values of $65.8 million, resulting in an impairment loss of $16.0 million. During the year ended December 31, 2011, we reduced the aggregate carrying amounts of 19 assets classified as held for sale from $108.2 million to their estimated fair values of $92.3 million, resulting in an impairment loss of $15.9 million. During the year ended December 31, 2010, we reduced the aggregate carrying amounts of 12 assets classified as held for sale from $74.2 million to their estimated fair values of $62.1 million, resulting in an impairment loss of $12.1 million.

The fair values for the properties we impaired during these periods were based primarily on contract prices for pending sales or expected sales values of the properties. The contract prices were based in part on unobservable inputs classified within Level 3 of the fair value hierarchy, but were also based on observable inputs that can be validated to observable external sources, such as pricing information about widely marketed real estate properties for sale.

The unobservable inputs significant to our estimation of the fair value of real estate impaired during the periods include, among other things, information such as the properties’ net operating income, or NOI, free cash flow, or FCF, which represents the property’s NOI less capital spending required to maintain the condition of the property, and assumptions about NOI and FCF growth rates and exit values. A FCF internal rate of return, which represents the rate of return generated by the FCF from the property and the proceeds from its eventual sale, is a common benchmark used in the real estate industry for relative comparison of real estate valuations. The projected cash flows, including the expected sales prices, on which the impairment losses were based translated to weighted average implied FCF internal rates of return of 7.39%, 7.87% and 8.64% for the properties impaired during the years ended December 31, 2012, 2011 and 2010, respectively.

Fair Value Disclosures

We believe that the aggregate fair value of our cash and cash equivalents, receivables and payables approximates their aggregate carrying amounts at December 31, 2012 and 2011, due to their relatively short-term nature and high probability of realization. The estimated aggregate fair value of our notes receivable (including notes receivable from unconsolidated real estate partnerships, which we classify within other assets in our consolidated balance sheets) was approximately $100.0 million and $107.9 million at December 31, 2012 and 2011, respectively, as compared to their carrying amounts of $107.9 million and $117.9 million, respectively. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.1 billion and $5.4 billion at December 31, 2012 and 2011, respectively, as compared to aggregate carrying amounts of $4.7 billion and $5.2 billion, respectively. We classify within Level 3 of the valuation hierarchy the fair values of our notes receivable and consolidated debt disclosed above, based on the significance of certain of the unobservable inputs used to estimate their fair values. The fair value of our notes receivable and consolidated debt is estimated using a methodology consistent with that described above for the property debt we measure at fair value on a recurring and nonrecurring basis.

NOTE 10 — Commitments and Contingencies

Commitments

In connection with our redevelopment and capital improvement activities, we have commitments of approximately $232.2 million related to construction projects, most of which we expect to incur during the next 24 months. Pursuant to financing arrangements on our Lincoln Place, Pacific Bay Vistas, The Preserve at Marin and Elm Creek conventional redevelopment properties, we are contractually obligated to complete the planned projects. Additionally, we enter into certain commitments for future purchases of goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

As discussed in Note 4 and Note 6, we have committed to fund an additional $2.3 million to increase loans secured by certain properties in West Harlem in New York City. The obligor under these notes has the ability to put these properties to us upon the achievement of certain operating performance thresholds. Our acquisition of these properties pursuant to this put option would result in a cash payment by us of approximately $31.0 million at the lower performance threshold and approximately $98.1 million at the higher performance threshold, and our assumption of approximately $118.2 million in property debt.

Tax Credit Arrangements

We are required to manage certain consolidated real estate partnerships in compliance with various laws, regulations and contractual provisions that apply to our historic and low-income housing tax credit syndication arrangements. In some instances, noncompliance with applicable requirements could result in projected tax benefits not being realized and require a refund or reduction of investor capital contributions, which are reported as deferred income in our consolidated balance sheet, until such time as our obligation to deliver tax benefits is relieved. The remaining compliance periods for our tax credit syndication arrangements range from less than one year to 13 years. We do not anticipate that any material refunds or reductions of investor capital contributions will be required in connection with these arrangements.

Legal Matters

In addition to the matters described below, we are a party to various legal actions and administrative proceedings arising in the ordinary course of business, some of which are covered by our general liability insurance program, and none of which we expect to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Limited Partnerships

In connection with our acquisitions of interests in real estate partnerships, we are sometimes subject to legal actions, including allegations that such activities may involve breaches of fiduciary duties to the partners of such real estate partnerships or violations of the relevant partnership agreements. We may incur costs in connection with the defense or settlement of such litigation. We believe that we comply with our fiduciary obligations and relevant partnership agreements. Although the outcome of any litigation is uncertain, we do not expect any such legal actions to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

During 2011, we mediated a dispute with respect to mergers completed early in 2011 in which we acquired the remaining noncontrolling interests in six consolidated real estate partnerships. As a result of the mediation we agreed to pay the limited partners additional consideration of $7.5 million for their partnership units, which we included in the total consideration paid for the noncontrolling interests we acquired. Final approvals of the settlement were granted and we paid the additional consideration resulting from the settlement during the year ended December 31, 2012.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws for the proper operation of the disposal facility. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be responsible for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

We have determined that our legal obligations to remove or remediate certain potentially hazardous materials may be conditional asset retirement obligations, as defined in GAAP. Except in limited circumstances where the asset retirement activities are expected to be performed in connection with a planned construction project or property casualty, we believe that the fair value of our asset retirement obligations cannot be reasonably estimated due to significant uncertainties in the timing and manner of settlement of those obligations. Asset retirement obligations that are reasonably estimable as of December 31, 2012, are immaterial to our consolidated financial condition, results of operations and cash flows.

Operating Leases

We are obligated under non-cancelable operating leases for office space and equipment. Approximate minimum annual rentals under operating leases are as follows (in thousands):

Operating Lease Obligations
2013	$3,756
2014	3,100
2015	2,554
2016	2,391
2017	1,479
Thereafter	32

Total	$13,312

Substantially all of the office space subject to the operating leases in the table above is for the use of our corporate offices and area operations. Rent expense recognized totaled $4.6 million, $5.4 million and $6.6 million for the years ended December 31, 2012, 2011 and 2010, respectively. Sublease receipts that offset rent expense totaled approximately $0.6 million, $0.8 million and $1.6 million for the years ended December 31, 2012, 2011 and 2010, respectively.

NOTE 11 — Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities of the taxable REIT subsidiaries for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax liabilities and assets are as follows (in thousands):

	2012	2011
Deferred tax liabilities:
Partnership differences	$29,745	$38,385
Deferred revenue	23,139	17,326
Capitalized interest	16,157	—

Total deferred tax liabilities	$69,041	$55,711

Deferred tax assets:
Net operating, capital and other loss carryforwards	$66,145	$56,032
Provision for impairments on real estate assets	33,321	33,321
Depreciation	—	1,073
Receivables	1,183	3,724
Accrued liabilities	8,500	8,163
Intangibles - management contracts	561	1,126
Tax credit carryforwards	7,724	7,610
Equity compensation	898	947
Other	68	179

Total deferred tax assets	118,400	112,175

Valuation allowance	(4,531)	(4,531)

Net deferred income tax assets	$44,828	$51,933

A reconciliation of the beginning and ending balance of our unrecognized tax benefits is presented below (in thousands):

	2012	2011	2010
Balance at January 1	$3,917	$4,071	$3,079
Reductions as a result of a lapse of the applicable statutes	(684)	—	—
Additions (reductions) based on tax positions related to prior years	303	(154)	992

Balance at December 31	$3,536	$3,917	$4,071

Because the statute of limitations has not yet elapsed, our Federal income tax returns for the year ended December 31, 2008, and subsequent years and certain of our State income tax returns for the year ended December 31, 2006, and subsequent years are currently subject to examination by the Internal Revenue Service or other taxing authorities. Approximately $3.0 million of unrecognized benefit, if recognized, would affect the effective rate.

On October 25, 2012, the Internal Revenue Service issued Final Partnership Administrative Adjustments with respect to the Aimco Operating Partnership 2006 and 2007 tax years. On January 18, 2012, AIMCO-GP, Inc., in its capacity as tax matters partner of the Aimco Operating Partnership, filed a petition challenging those adjustments in the United States Tax Court in Washington, D.C. We do not expect the litigation regarding the 2006 or 2007 proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of operations.

Our policy is to include any interest and penalties related to income taxes within the income tax line item in our consolidated statements of operations.

In accordance with the accounting requirements for stock-based compensation, we may recognize tax benefits in connection with the exercise of stock options by employees of our taxable subsidiaries and the vesting of restricted stock awards. During the years ended December 31, 2012 and 2011, we had cumulatively $0.5 million and less than $0.1 million, respectively, in excess tax benefits from employee stock option exercises and vested restricted stock awards. None of the excess tax benefits have yet been realized.

Significant components of the benefit for income taxes are as follows and are classified within income tax benefit in continuing operations and income from discontinued operations, net in our statements of operations for the years ended December 31, 2012, 2011 and 2010 (in thousands):

	2012	2011	2010
Current:
Federal	$—	$(109)	$—
State	1,047	604	1,395

Total current	1,047	495	1,395

Deferred:
Federal	7,116	(143)	(10,912)
State	812	(903)	(1,380)

Total deferred	7,928	(1,046)	(12,292)

Total expense (benefit)	$8,975	$(551)	$(10,897)

Classification:
Continuing operations	$(929)	$(6,541)	$(16,839)
Discontinued operations	$9,904	$5,990	$5,942

Consolidated income and loss subject to tax consists of pretax income or loss of our taxable REIT subsidiaries and gains or losses on certain property sales that are subject to income tax under section 1374 of the Internal Revenue Code. For the years ended December 31, 2012 and 2011, we had consolidated income subject to tax of $19.0 million and $5.0 million, respectively, and during the year ended December 31, 2010, we had consolidated losses subject to tax of $50.3 million. The reconciliation of income tax attributable to continuing and discontinued operations computed at the U.S. statutory rate to income tax expense (benefit) is shown below (dollars in thousands):

	2012		2011		2010
	Amount	Percent	Amount	Percent	Amount	Percent
Tax at U.S. statutory rates on consolidated income (loss) subject to tax	6,642	35.0%	1,756	35.0%	(17,622)	35.0%
State income tax, net of Federal tax benefit	1,859	9.8%	(299)	(6.0)%	14	—%
Effect of permanent differences	(256)	(1.3)%	(565)	(11.3)%	(673)	1.3%
Tax effect of intercompany transfers of assets between the REIT and taxable REIT subsidiaries (1)	730	3.8%	(1,965)	(39.2)%	5,694	(11.3)%
Write-off of excess tax basis	—	—%	—	—%	(132)	0.3%
Increase in valuation allowance	—	—%	522	10.4%	1,822	(3.6)%

	8,975	47.3%	(551)	(11.1)%	(10,897)	21.7%

(1)	Includes the effect of assets contributed by the Aimco Operating Partnership to taxable REIT subsidiaries, for which deferred tax expense or benefit was recognized upon the sale or impairment of the asset by the taxable REIT subsidiary.

Income taxes paid totaled approximately $1.1 million, $1.2 million and $1.9 million, respectively, in the years ended December 31, 2012, 2011 and 2010, respectively.

At December 31, 2012, we had net operating loss carryforwards, or NOLs, of approximately $160.0 million for income tax purposes that expire in years 2027 to 2032. Subject to certain separate return limitations, we may use these NOLs to offset all or a portion of taxable income generated by our taxable REIT subsidiaries. We generated approximately $26.2 million of NOLs during the year ended December 31, 2012, as a result of losses from our taxable REIT subsidiaries. As of December 31, 2012, we had low-income housing and rehabilitation tax credit carryforwards of approximately $8.2 million for income tax purposes that expire for the tax years 2012 to 2031. The deferred tax asset related to these credits is approximately $6.5 million.

For income tax purposes, dividends paid to holders of Common Stock primarily consist of ordinary income, return of capital, capital gains, qualified dividends and unrecaptured Section 1250 gains, or a combination thereof. For the years ended December 31, 2012, 2011 and 2010, dividends per share held for the entire year were estimated to be taxable as follows:

	2012		2011		2010
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Ordinary income	$—	—%	$—	—%	$0.04	13.3%
Capital gains	0.35	46.6%	0.12	24.0%	0.06	20.0%
Qualified dividends	—	—%	—	—%	—	—%
Unrecaptured Section 1250 gain	0.41	53.4%	0.36	76.0%	0.20	66.7%

	$0.76	100.0%	$0.48	100.0%	$0.30	100.0%

We designated the per share amounts above as capital gain dividends in accordance with the requirements under the Code. Additionally, we designated as capital gain dividends a like portion of preferred dividends.

NOTE 12 — Aimco Equity

Preferred Stock

At December 31, 2012 and 2011, Aimco had the following classes of perpetual preferred stock outstanding (dollars in thousands):

	Redemption Date (1)	Annual Dividend Rate Per Share (paid quarterly)	Balance December 31,
			2012	2011
Classes of Cumulative Preferred Stock redeemed during 2012 (2)	—	—	$—	$599,039
Class Z Cumulative Preferred Stock, 4,800,000 shares authorized, 1,274,243 and 869,153 shares issued/outstanding, respectively	7/29/2016	7.00%	31,114	21,075
Series A Community Reinvestment Act Preferred Stock, 240 shares authorized, 74 shares issued/outstanding	6/30/2011	(3)	37,000	37,000

Preferred stock per consolidated balance sheets			$68,114	$657,114

(1)	All classes of preferred stock were or are redeemable at our option on and after the dates specified.
(2)	Refer to the table below for information regarding the classes of preferred stock redeemed during the year ended December 31, 2012.
(3)	For the period from the date of original issuance through March 31, 2015, the dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the Series A Community Reinvestment Act Perpetual Preferred Stock, or CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at December 31, 2012 and 2011 was 1.61% and 1.62%, respectively.

All classes of preferred stock have a $0.01 per share par value, are pari passu with each other and are senior to our Common Stock. The holders of each class of preferred stock are generally not entitled to vote on matters submitted to stockholders. Dividends on all shares of preferred stock are subject to declaration by our Board of Directors. Our Class Z Preferred Stock and Series A Community Reinvestment Act Preferred Stock have liquidation preferences per share of $25.00 and $500,000, respectively.

The following table summarizes our redemptions of preferred stock during the years ended December 31, 2012, 2011 and 2010(in thousands, except share and per share amounts). Following the redemption of the remaining outstanding shares of these classes of preferred stock, we reclassified the shares reserved for those classes back into the pool of shares available for issuance as common stock.

	Years Ended December 31,
	2012				2011	2010
Class of preferred stock redeemed	Class T	Class U	Class V	Class Y	Class V	Class G
Annual per share dividend rate	8.000%	7.750%	8.000%	7.875%	8.000%	9.375%
Number of shares of preferred stock redeemed	6,000,000	12,000,000	2,587,500	3,450,000	862,500	4,040,000
Redemption value of preferred stock redeemed	$150,000	$300,000	$64,688	$86,250	$21,562	$101,000
Previously deferred issuance costs recognized as an adjustment of net income attributable to Aimco preferred stockholders	$5,193	$10,137	$2,350	$2,987	$783	$4,300

The following table summarizes our issuances of preferred stock during the years ended December 31, 2012, 2011 and 2010 (dollars in thousands, except per share amounts):

	Years Ended December 31,
	2012	2011	2010
Class of preferred stock issued	Class Z	Class Z	Class U
Number of shares of preferred stock issued	405,090	869,153	4,000,000
Price to public per share	$24.78	$24.25	$24.86
Underwriting discounts, commissions and transaction costs per share	$0.54	$1.25	$0.77
Net proceeds per share	$24.24	$23.00	$24.09
Net proceeds to Aimco	$9,818	$19,990	$96,100
Issuance costs (primarily underwriting commissions) recognized as an adjustment of additional paid-in capital	$221	$1,085	$3,300

During and prior to 2011, Aimco had an agreement to repurchase from the holder portions of the outstanding CRA Preferred Stock at a discount to the liquidation preference. Based on the holder’s ability to require Aimco to repurchase shares of the CRA Preferred Stock pursuant to this agreement, Aimco classified the liquidation value of the preferred stock subject to repurchase within temporary equity in its consolidated balance sheet. The following table summarizes Aimco’s repurchases of its CRA Preferred Stock during the years ended December 31, 2011 and 2010 (dollars in thousands). Following the repurchases during 2011, there were no remaining amounts of CRA Preferred Stock subject to repurchase.

	2011	2010
Shares repurchased	40	20
Liquidation preference of preferred stock repurchased	$20,000	$10,000
Repurchase price	$14,800	$7,000
Discount to liquidation preference, net of previously deferred issuance costs, recognized as an adjustment of net income attributable to Aimco preferred stockholders	$4,700	$2,800

Common Stock

During the year ended December 31, 2012, Aimco completed two public offerings resulting in the sale of an aggregate of 22,144,200 shares of its Common Stock, generating net proceeds of $594.4 million, or net proceeds per share of $26.84. In addition, in connection with one of these offerings, the holders of near-term expiring stock options exercised 2,041,934 stock options with a weighted average exercise price of $23.01 per share for proceeds to Aimco of $47.0 million. The shares received upon exercise of the options were then sold by the stockholders as part of the offering.

During the years ended December 31, 2011 and 2010, Aimco sold 2,914,000 and 600,000 shares of its Common Stock, respectively, pursuant to an At-The-Market, or ATM, offering program, generating $71.9 million and $14.0 million of net proceeds, respectively.

Aimco contributed the net proceeds from the sales and issuances of Common Stock to the Aimco Operating Partnership in exchange for a number of common partnership units equal to the number of shares sold and issued.

Registration Statements

Pursuant to ATM offering programs active at December 31, 2012, Aimco had the capacity to issue up to 3.5 million additional shares of its Common Stock and up to 3.5 million additional shares of its Class Z Preferred Stock. In the event of any such issuances by Aimco, the Aimco Operating Partnership would issue to Aimco a corresponding number of common partnership units or Class Z Partnership Preferred Units in exchange for the proceeds.

Additionally, Aimco and the Aimco Operating Partnership have a shelf registration statement that provides for the issuance of debt and equity securities by Aimco and debt securities by the Aimco Operating Partnership.

NOTE 13 — Partners’ Capital

Partnership Preferred Units Owned by Aimco

At December 31, 2012 and 2011, the Aimco Operating Partnership had outstanding Partnership Preferred Units in classes and amounts similar to Aimco’s Preferred Stock discussed in Note 12. All of these classes of Partnership Preferred Units were owned by Aimco during the periods presented.

All classes of Partnership Preferred Units are pari passu with each other and are senior to the Aimco Operating Partnership’s common partnership units. None of the classes of Partnership Preferred Units have any voting rights, except the right to approve certain changes to the Aimco Operating Partnership’s Partnership Agreement that would adversely affect holders of such class of units. Distributions on all Partnership Preferred Units are subject to being declared by the General Partner. All classes of the Partnership Preferred Units are redeemable by the Aimco Operating Partnership only in connection with a concurrent redemption by Aimco of the corresponding classes of Aimco Preferred Stock held by unrelated parties.

As discussed in Note 12, during the years ended December 31, 2012, 2011 and 2010, Aimco completed various Preferred Stock issuances and redemptions. In connection with these issuances and redemptions, the Aimco Operating Partnership issued to Aimco or redeemed from Aimco a corresponding number of Partnership Preferred Units.

Redeemable Partnership Preferred Units

In addition to the Partnership Preferred Units owned by Aimco, the Aimco Operating Partnership has outstanding various classes of redeemable Partnership Preferred Units owned by third parties, which we refer to as Preferred OP Units. As of December 31, 2012 and 2011, the following classes of Preferred OP Units (stated at their redemption values, in thousands, except unit and per unit data):

	Distributions per Annum		Units Issued and Outstanding		Balances
Class of Preferred Units	Percent	Per Unit	2012	2011	2012	2011
Class One	8.75%	$8.00	90,000	90,000	$8,229	$8,229
Class Two	1.84%	$0.46	18,589	19,289	465	482
Class Three	7.88%	$1.97	1,357,691	1,365,284	33,942	34,132
Class Four	8.00%	$2.00	644,954	755,999	16,124	18,900
Class Six	8.50%	$2.13	790,883	796,668	19,772	19,917
Class Seven	7.87%	$1.97	27,960	27,960	699	699
Class Eight	(1)	(1)	—	6,250	—	156

Total			2,930,077	3,061,450	$79,231	$82,515

(1)	The Class Eight Partnership Preferred Units receive distributions equal to the per unit distribution on the common partnership units.

All of the remaining outstanding classes of Preferred OP Units at December 31, 2012, are redeemable at the holders’ option. The Aimco Operating Partnership, at its sole discretion, may settle such redemption requests in cash or cause Aimco to issue shares of its Common Stock in a value equal to the redemption price. In the event the Aimco Operating Partnership requires Aimco to issue shares of Common Stock to settle a redemption request, the Aimco Operating Partnership would issue to Aimco a corresponding number of common partnership units. The Aimco Operating Partnership has a redemption policy that requires cash settlement of redemption requests for the redeemable preferred OP Units, subject to limited exceptions. Accordingly, these redeemable units are classified within temporary equity in Aimco’s consolidated balance sheets and within temporary capital in the Aimco Operating Partnership’s consolidated balance sheets, based on the expectation that the Aimco Operating Partnership will use cash to settle any redemption of these units. Subject to certain conditions, the Class Four and Class Six preferred OP Units are convertible into common OP Units.

During the years ended December 31, 2012, 2011 and 2010, approximately 131,400, 1,600 and 83,500 preferred OP Units, respectively, were tendered for redemption in exchange for cash or other consideration, and no preferred OP Units were tendered for redemption in exchange for shares of Aimco Common Stock.

The following table presents a reconciliation of the Aimco Operating Partnership’s redeemable Partnership Preferred Units that were classified within temporary equity in Aimco’s consolidated balance sheets and temporary capital within the Aimco Operating Partnership’s consolidated balance sheets during the years ended December 31, 2012, 2011 and 2010 (dollars in thousands). The redeemable Partnership Preferred Units presented in this reconciliation include the redeemable Preferred OP Units as well as the CRA Preferred Units held by Aimco, which, as further discussed in Note 12, were subject to a repurchase agreement prior to the final redemption that satisfied such agreement during 2011.

	2012	2011	2010
Balance at January 1	$83,384	$103,428	$116,656
Preferred distributions	(6,496)	(6,683)	(6,730)
Redemption of preferred units	(3,338)	(20,044)	(11,462)
Net income	6,496	6,683	4,964

Balance at December 31	$80,046	$83,384	$103,428

Common Partnership Units

In the Aimco Operating Partnership’s consolidated balance sheets, the common partnership units held by Aimco are classified within Partners’ Capital as General Partner and Special Limited Partner capital and the common OP Units are classified within Limited Partner capital. In Aimco’s consolidated balance sheets, the common OP Units are classified within permanent equity as common noncontrolling interests in the Aimco Operating Partnership.

Common partnership units held by Aimco are not redeemable. Common partnership units held by limited partners other than Aimco, which we refer to as common OP Units, are redeemable at the holders’ option, subject to certain restrictions, on the basis of one common OP Unit for either one share of Common Stock or cash equal to the fair value of a share of Common Stock at the time of redemption. Aimco has the option to deliver shares of Common Stock in exchange for all or any portion of the common OP Units tendered for redemption. When a limited partner redeems a common OP Unit for Common Stock, Limited Partners’ Capital is reduced and the General Partner and Special Limited Partners’ capital is increased. The holders of the common OP Units receive distributions, prorated from the date of issuance, in an amount equivalent to the dividends paid to holders of Common Stock.

During the years ended December 31, 2012, 2011 and 2010, the Aimco Operating Partnership acquired the noncontrolling limited partnership interests in certain consolidated real estate partnerships in exchange for cash and the Aimco Operating Partnership’s issuance of approximately 184,000, 6,900 and 276,000 common OP Units, respectively.

During the years ended December 31, 2012, 2011 and 2010, approximately 416,000, 237,000 and 168,300 common OP Units, respectively, were redeemed in exchange for cash, andno common OP Units were redeemed in exchange for shares of Common Stock.

HPUs

At December 31, 2012 and 2011, the Aimco Operating Partnership had outstanding 2,339,950 HPUs. The holders of HPUs may redeem these units commencing after December 31, 2016, on the basis of one HPU for either one share of Common Stock or cash equal to the fair value of a share of Common Stock at the time of redemption, at Aimco’s option. The holders of HPUs receive the same amount of distributions that are paid to holders of an equivalent number of common OP Units. The HPUs are classified within permanent capital as part of Limited Partners’ capital in the Aimco Operating Partnership’s consolidated balance sheets, and within permanent equity as part of common noncontrolling interests in the Aimco Operating Partnership within Aimco’s consolidated balance sheets.

Investment in and Notes Receivable from Aimco

From 1998 through 2001, the Aimco Operating Partnership completed various transactions with Aimco that resulted in the Aimco Operating Partnership’s acquisition of 384,740 shares of Common Stock. In connection with Aimco’s special dividends paid in 2009 and 2008, Aimco paid a portion of these dividends to the Aimco Operating Partnership through the issuance of 175,141 shares of Aimco Common Stock, bringing the total investment in Aimco to 559,881 shares at December 31, 2009. During December 2011, the Aimco Operating partnership entered into an agreement with Aimco whereby the Aimco Operating Partnership assigned its interest in these shares of Common Stock to Aimco in exchange for Aimco’s interest in a corresponding number of outstanding common OP Units. Prior to the exchange, the Aimco Operating Partnership’s investment in Aimco Common Stock was presented in the Aimco Operating Partnership’s accompanying financial statements as a reduction of partners’ capital. The exchange is reflected within partners’ capital in the Aimco Operating Partnership’s consolidated financial statements as a reclassification between capital accounts during the year ended December 31, 2011.

As of December 31, 2010, the Aimco Operating Partnership had notes receivable from Aimco that it received in exchange for the sale of certain real estate properties to Aimco in December 2000. The notes bore interest at 5.7% per annum and had original principal amounts of $10.1 million. During the year ended December 31, 2011, Aimco repaid the then outstanding $18.5 million of outstanding principal and interest due on these notes, using its share of proceeds from a $19.7 million, or $0.15 per unit, special distribution the Aimco Operating Partnership declared and paid to holders of common partnership units and HPUs on that date.

NOTE 14 — Share-Based Compensation and Employee Benefit Plans

Stock Award and Incentive Plan

We have a stock award and incentive plan to attract and retain officers, key employees and independent directors. Our plan reserves for issuance a maximum of 4.4 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under our plan. At December 31, 2012, there were approximately 1.3 million shares available to be granted under our plan. Our plan is administered by the Compensation and Human Resources Committee of the Board of Directors. In the case of stock options, the exercise price of the options granted may not be less than the fair market value of Common Stock at the date of grant. The term of the options is generally 10 years from the date of grant. The options typically vest over a period of one to four years or five years from the date of grant. We generally issue new shares upon exercise of options. Restricted stock awards typically vest over a period of three years to five years.

The following table summarizes activity for our outstanding stock options for the years ended December 31, 2012, 2011 and 2010 (numbers of options in thousands):

	2012		2011		2010
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Outstanding at beginning of year	6,809	$26.47	7,733	$26.53	9,576	$26.14
Granted	—	—	—	—	3	21.67
Exercised	(2,253)	21.75	(203)	8.99	(202)	8.92
Forfeited	(1,511)	29.66	(721)	32.09	(1,644)	26.43

Outstanding at end of year	3,045	$28.39	6,809	$26.47	7,733	$26.53
Exercisable at end of year	2,841	$29.79	6,146	$27.50	5,996	$29.54

The intrinsic value of a stock option represents the amount by which the current price of the underlying stock exceeds the exercise price of the option. Options outstanding at December 31, 2012, had an aggregate intrinsic value of $4.6 million and a weighted average remaining contractual term of 4.0 years. Options exercisable at December 31, 2012, had an aggregate intrinsic value of $0.9 million and a weighted average remaining contractual term of 3.8 years. The intrinsic value of stock options exercised during the years ended December 31, 2012, 2011 and 2010, was $10.9 million, $3.0 million and $2.9 million respectively.

The following table summarizes activity for restricted stock awards for the years ended December 31, 2012, 2011 and 2010 (numbers of shares in thousands):

	2012		2011		2010
	Number of Shares	Weighted Average Grant-Date Fair Value	Number of Shares	Weighted Average Grant-Date Fair Value	Number of Shares	Weighted Average Grant-Date Fair Value
Unvested at beginning of year	463	$21.53	544	$19.36	458	$26.73
Granted	241	24.31	290	25.59	381	16.72
Vested	(178)	21.86	(243)	24.31	(261)	27.56
Forfeited	—	—	(128)	16.16	(34)	26.11

Unvested at end of year	526	$22.69	463	$21.53	544	$19.36

The aggregate fair value of shares that vested during the years ended December 31, 2012, 2011 and 2010 was $4.4 million, $6.1 million and $4.4 million, respectively.

Total compensation cost recognized for restricted stock and stock option awards was $5.3 million, $5.9 million and $8.1 million for the years ended December 31, 2012, 2011 and 2010, respectively. Of these amounts, $0.4 million, $0.5 million and $0.8 million, respectively, were capitalized. At December 31, 2012, total unvested compensation cost not yet recognized was $8.0 million. We expect to recognize this compensation over a weighted average period of approximately 1.7 years.

NOTE 15 — Assets Held for Sale and Discontinued Operations

We report as discontinued operations real estate properties that meet the definition of a component of an entity and have been sold or meet the criteria to be classified as held for sale. We include all results of these discontinued operations, less applicable income taxes, in a separate component of income on the consolidated statements of operations under the heading “income from discontinued operations, net.” This treatment resulted in the retrospective adjustment of the 2011 and 2010 statements of operations and the 2011 balance sheets.

We are currently marketing for sale certain real estate properties that are inconsistent with our long-term investment strategy. At the end of each reporting period, we evaluate whether such properties meet the criteria to be classified as held for sale, including whether such properties are expected to be sold within 12 months. Additionally, certain properties that do not meet all of the criteria to be classified as held for sale at the balance sheet date may nevertheless be sold and included in discontinued operations in the subsequent 12 months; thus the number of properties that may be sold during the subsequent 12 months could exceed the number classified as held for sale. At December 31, 2012 we had no properties classified as held for sale. At December 31, 2011, after adjustments to classify as held for sale properties that were sold during the year ended December 31, 2012, we had 75 properties with an aggregate of 11,232 units classified as held for sale. Amounts classified as held for sale in the accompanying consolidated balance sheets as of December 31, 2011 are as follows (in thousands):

December 31, 2011
Real estate, net	$454,617
Other assets	15,930

Assets held for sale	$470,547

Property debt	$412,558
Other liabilities	4,606

Liabilities related to assets held for sale	$417,164

During the years ended December 31, 2012, 2011 and 2010 we sold 75, 67 and 51 consolidated properties with an aggregate of 11,232, 10,912 and 8,189 units, respectively. For the years ended December 31, 2012, 2011 and 2010, discontinued operations includes the results of operations for the periods prior to the date of disposition for all properties sold as of December 31, 2012.

The following is a summary of the components of income from discontinued operations and the related amounts of income from discontinued operations attributable to Aimco, the Aimco Operating Partnership and noncontrolling interests for the years ended December 31, 2012, 2011 and 2010 (in thousands):

	2012	2011	2010
Rental and other property revenues	$65,947	$159,058	$231,513
Property operating expenses	(31,257)	(82,353)	(121,103)
Depreciation and amortization	(21,674)	(52,513)	(73,572)
Provision for real estate impairment losses	(15,338)	(19,331)	(12,961)

Operating (loss) income	(2,322)	4,861	23,877
Interest income	545	1,534	1,641
Interest expense	(12,585)	(31,175)	(43,368)

Loss before gain on dispositions of real estate and income tax	(14,362)	(24,780)	(17,850)
Gain on dispositions of real estate	234,533	108,209	94,945
Income tax expense	(9,904)	(5,990)	(5,942)

Income from discontinued operations, net	$210,267	$77,439	$71,153

Income from discontinued operations attributable to noncontrolling interests in consolidated real estate partnerships	(39,019)	(32,218)	(21,460)

Income from discontinued operations attributable to the Aimco Operating Partnership	$171,248	$45,221	49,693

Income from discontinued operations attributable to noncontrolling interests in Aimco Operating Partnership	(10,153)	(2,990)	(3,332)

Income from discontinued operations attributable to Aimco	$161,095	$42,231	$46,361

Gain on dispositions of real estate is reported net of incremental direct costs incurred in connection with the transactions, including any prepayment penalties incurred upon repayment of property loans collateralized by the properties being sold. Such prepayment penalties totaled $16.5 million, $14.9 million and $4.5 million for the years ended December 31, 2012, 2011 and 2010, respectively. We classify interest expense related to property debt within discontinued operations when the related real estate asset is sold or classified as held for sale.

In connection with properties sold or classified as held for sale during the years ended December 31, 2012, 2011 and 2010, we allocated $7.5 million, $5.1 million and $4.7 million, respectively, of goodwill related to our conventional and affordable segments to the carrying amounts of the properties sold or classified as held for sale. The amounts of goodwill allocated to these properties were based on the relative fair values of the properties sold or classified as held for sale and the retained portions of the reporting units to which the goodwill was allocated.

NOTE 16 — Earnings (Loss) per Share/Unit

Aimco

Aimco calculates earnings (loss) per share based on the weighted average number of shares of Common Stock, participating securities, common stock equivalents and dilutive convertible securities outstanding during the period. The following table illustrates Aimco’s calculation of basic and diluted earnings (loss) per share for the years ended December 31, 2012, 2011 and 2010 (in thousands, except per share data):

	2012	2011	2010
Numerator:
Loss from continuing operations	$(14,906)	$(135,603)	$(160,777)
(Income) loss from continuing operations attributable to noncontrolling interests	(13,733)	36,285	42,688
Income attributable to preferred stockholders	(49,888)	(45,852)	(53,590)
Income attributable to participating securities	(422)	(222)	—

Loss from continuing operations attributable to Aimco common stockholders	$(78,949)	$(145,392)	$(171,679)

Income from discontinued operations	$210,267	$77,439	$71,153
Income from discontinued operations attributable to noncontrolling interests	(49,172)	(35,208)	(24,792)

Income from discontinued operations attributable to Aimco common stockholders	$161,095	$42,231	$46,361

Net income (loss)	$195,361	$(58,164)	$(89,624)
Net (income) loss attributable to noncontrolling interests	(62,905)	1,077	17,896
Income attributable to preferred stockholders	(49,888)	(45,852)	(53,590)
Income attributable to participating securities	(422)	(222)	—

Net income (loss) attributable to Aimco common stockholders	$82,146	$(103,161)	$(125,318)

Denominator:
Denominator for basic earnings per share — weighted average number of shares of Common Stock outstanding	134,479	119,312	116,369
Effect of dilutive securities:
Dilutive potential common shares	—	—	—

Denominator for diluted earnings per share	134,479	119,312	116,369

Earnings (loss) per common share – basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.59)	$(1.22)	$(1.48)
Income from discontinued operations attributable to Aimco common stockholders	1.20	0.36	0.40

Net income (loss) attributable to Aimco common stockholders	$0.61	$(0.86)	$(1.08)

Dividends declared per common share	$0.76	$0.48	$0.30

The Aimco Operating Partnership

The Aimco Operating Partnership calculates earnings (loss) per unit based on the weighted average number of common partnership units and equivalents, participating securities and dilutive convertible securities outstanding during the period. The Aimco Operating Partnership considers both common partnership units and HPUs, which have identical rights to distributions and undistributed earnings, to be common units for purposes of the earnings per unit data presented below. The following table illustrates the Aimco Operating Partnership’s calculation of basic and diluted earnings (loss) per unit for the years ended December 31, 2012, 2011 and 2010 (in thousands, except per unit data):

	2012	2011	2010
Numerator:
Loss from continuing operations	$(14,906)	$(134,304)	$(159,918)
(Income) loss from continuing operations attributable to noncontrolling interests	(12,199)	32,475	34,761
Income attributable to the Partnership’s preferred unitholders	(56,384)	(52,535)	(58,554)
Income attributable to participating securities	(422)	(222)	—

Loss from continuing operations attributable to the Partnership’s common unitholders	$(83,911)	$(154,586)	$(183,711)

Income from discontinued operations	$210,267	$77,439	$71,153
Income from discontinued operations attributable to noncontrolling interests	(39,019)	(32,218)	(21,460)

Income from discontinued operations attributable to the Partnership’s common unitholders	$171,248	$45,221	$49,693

Net income (loss)	$195,361	$(56,865)	$(88,765)
(Income) loss attributable to noncontrolling interests	(51,218)	257	13,301
Income attributable to the Partnership’s preferred unitholders	(56,384)	(52,535)	(58,554)
Income attributable to participating securities	(422)	(222)	—

Net income (loss) attributable to the Partnership’s common unitholders	$87,337	$(109,365)	$(134,018)

Denominator:
Denominator for basic earnings per unit — weighted average number of common units outstanding	142,614	127,681	124,747
Effect of dilutive securities:
Dilutive potential common units	—	—	—

Denominator for diluted earnings per unit	142,614	127,681	124,747

Earnings (loss) per common unit – basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.59)	$(1.21)	$(1.47)
Income from discontinued operations attributable to the Partnership’s common unitholders	1.20	0.35	0.40

Net income (loss) attributable to the Partnership’s common unitholders	$0.61	$(0.86)	$(1.07)

Distributions declared per unit	$0.76	$0.63	$0.30

Distributions declared per unit during the year ended December 31, 2011, includes a special distribution of $0.15 per unit which is discussed further in Note 13.

Aimco and the Aimco Operating Partnership

As of December 31, 2012, the common share or unit equivalents that could potentially dilute basic earnings per share or unit in future periods totaled 3.0 million. These securities represent options to purchase shares of Common Stock, which, if exercised, would result in Aimco’s issuance of additional shares and the Aimco Operating Partnership’s issuance to Aimco of additional common partnership units equal to the number of shares purchased under the options. These securities have been excluded from the earnings (loss) per share or unit computations for the years ended December 31, 2012, 2011 and 2010, because their effect would have been anti-dilutive. Participating securities, consisting primarily of unvested restricted shares of Common Stock, receive dividends similar to shares of Common Stock and common partnership units and totaled 0.5 million, 0.5 million and 0.6 million at December 31, 2012, 2011 and 2010, respectively. The effect of participating securities is included in basic and diluted earnings (loss) per share and unit computations for the periods presented above using the two-class method of allocating distributed and undistributed earnings.

As discussed in Note 13, the Aimco Operating Partnership has various classes of preferred OP Units, which may be redeemed at the holders’ option. The Aimco Operating Partnership may redeem these units for cash or at its option, shares of Common Stock. During the periods presented, no common share equivalents related to these preferred OP Units have been included in earnings per share computations because their effect was antidilutive.

NOTE 17 — Unaudited Summarized Consolidated Quarterly Information

Aimco

Aimco’s summarized unaudited consolidated quarterly information for 2012 and 2011 is provided below (in thousands, except per share amounts).

	Quarter (1)
2012	First	Second	Third	Fourth
Total revenues	$252,610	$253,908	$260,684	$265,995
Total operating expenses	(212,415)	(205,544)	(209,940)	(205,138)
Operating income	40,195	48,364	50,744	60,857
(Loss) income from continuing operations	(22,532)	(7,377)	5,943	9,060
Income from discontinued operations, net	33,179	41,508	47,392	88,188
Net income	10,647	34,131	53,335	97,248
(Loss) income attributable to Aimco common stockholders	(10,609)	523	24,163	67,928
Earnings (loss) per common share—basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.30)	$(0.27)	$(0.06)	$—
Net (loss) income attributable to Aimco common stockholders	$(0.09)	$—	$0.17	$0.47
Weighted average common shares outstanding—basic and diluted	120,526	127,395	144,959	145,035

	Quarter (1)
2011	First	Second	Third	Fourth
Total revenues	$242,761	$242,868	$247,838	$248,452
Total operating expenses	(210,126)	(199,930)	(208,884)	(209,822)
Operating income	32,635	42,938	38,954	38,630
Loss from continuing operations	(31,215)	(43,859)	(25,448)	(35,081)
Income from discontinued operations, net	3,938	16,888	30,106	26,507
Net (loss) income	(27,277)	(26,971)	4,658	(8,574)
Loss attributable to Aimco common stockholders	(31,773)	(33,177)	(14,800)	(23,411)
Loss per common share—basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.32)	$(0.36)	$(0.26)	$(0.28)
Net loss attributable to Aimco common stockholders	$(0.27)	$(0.28)	$(0.12)	$(0.19)
Weighted average common shares outstanding—basic and diluted	117,320	119,156	120,339	120,433

The Aimco Operating Partnership

The Aimco Operating Partnership’s summarized unaudited consolidated quarterly information for 2012 and 2011 is provided below (in thousands, except per share amounts).

	Quarter (1)
2012	First	Second	Third	Fourth
Total revenues	$252,610	$253,908	$260,684	$265,995
Total operating expenses	(212,415)	(205,544)	(209,940)	(205,138)
Operating income	40,195	48,364	50,744	60,857
(Loss) income from continuing operations	(22,532)	(7,377)	5,943	9,060
Income from discontinued operations, net	33,179	41,508	47,392	88,188
Net income	10,647	34,131	53,335	97,248
(Loss) income attributable to the Partnership’s common unitholders	(11,346)	578	25,774	72,190
Loss per common unit - basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.30)	$(0.27)	$(0.06)	$—
Net loss attributable to the Partnership’s common unitholders	$(0.09)	$—	$0.17	$0.47
Weighted average common units outstanding - basic and diluted	128,729	135,622	152,997	153,107

	Quarter (1)
2011	First	Second	Third	Fourth
Total revenues	$242,761	$242,868	$247,838	$248,452
Total operating expenses	(210,126)	(199,930)	(208,884)	(209,822)
Operating income	32,635	42,938	38,954	38,630
Loss from continuing operations	(31,003)	(43,635)	(24,625)	(35,041)
Income from discontinued operations, net	3,938	16,888	30,106	26,507
Net (loss) income	(27,065)	(26,747)	5,481	(8,534)
Loss attributable to the Partnership’s common unitholders	(33,944)	(35,373)	(15,012)	(25,036)
Loss per common unit - basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.32)	$(0.37)	$(0.27)	$(0.30)
Net loss attributable to the Partnership’s common unitholders	$(0.27)	$(0.28)	$(0.12)	$(0.19)
Weighted average common units outstanding - basic and diluted	125,773	127,577	128,656	128,933

(1)	Certain reclassifications have been made to 2012 and 2011 quarterly amounts to conform to the full year 2012 presentation, primarily related to treatment of discontinued operations.

NOTE 18 — Transactions with Affiliates

We earn revenue from affiliated real estate partnerships. These revenues include fees for property management services, partnership and asset management services, risk management services and transactional services such as refinancing, construction supervisory and disposition. In addition, we are reimbursed for our costs in connection with the management of unconsolidated real estate partnerships. These fees and reimbursements for the years ended December 31, 2012, 2011 and 2010 totaled $12.6 million, $9.8 million and $10.6 million, respectively.

NOTE 19 — Business Segments

We have two reportable segments: conventional real estate operations and affordable real estate operations. Our conventional real estate operations consist of market-rate apartments with rents paid by the residents and included 175 properties with 55,879 units at December 31, 2012. Our affordable real estate operations consisted of 90 properties with 12,098 units at December 31, 2012, with rents that are generally paid, in whole or part, by a government agency.

Our chief executive officer, who is our chief operating decision maker, uses various generally accepted industry financial measures to assess the performance and financial condition of the business, including: Net Asset Value, which is the estimated fair value of our assets, net of liabilities and preferred equity; Funds From Operations, which represents net income or loss computed in accordance with GAAP, excluding gains from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures; Pro forma Funds From Operations, which is Funds From Operations excluding preferred equity redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for capital replacements, which represents our estimation of the capital additions required to maintain the value of our portfolio during our ownership period; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties that we manage; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss.

The following tables present the revenues, net operating income (loss) and income (loss) from continuing operations of our conventional and affordable real estate operations segments on a proportionate basis for the years ended December 31, 2012, 2011 and 2010 (in thousands):

	Conventional Real Estate Operations	Affordable Real Estate Operations	Proportionate Adjustments (1)	Corporate and Amounts Not Allocated to Segments	Consolidated
Year Ended December 31, 2012:
Rental and other property revenues (2)	$811,741	$101,524	$77,683	$480	$991,428
Tax credit and asset management revenues	—	—	—	41,769	41,769

Total revenues	811,741	101,524	77,683	42,249	1,033,197

Property operating expenses (2)	294,715	39,968	29,695	37,847	402,225
Investment management expenses	—	—	—	12,008	12,008
Depreciation and amortization (2)	—	—	—	345,077	345,077
Provision for real estate impairment losses (2)	—	—	—	8,349	8,349
General and administrative expenses	—	—	—	49,602	49,602
Other expenses, net	—	—	—	15,776	15,776

Total operating expenses	294,715	39,968	29,695	468,659	833,037

Operating income (loss)	517,026	61,556	47,988	(426,410)	200,160
Other items included in continuing operations	—	—	—	(215,066)	(215,066)

Income (loss) from continuing operations	$517,026	$61,556	$47,988	$(641,476)	$(14,906)

	Conventional Real Estate Operations	Affordable Real Estate Operations	Proportionate Adjustments (1)	Corporate and Amounts Not Allocated to Segments	Consolidated
Year Ended December 31, 2011:
Rental and other property revenues (2)	$769,931	$97,793	$74,340	$1,194	$943,258
Tax credit and asset management revenues	—	—	—	38,661	38,661

Total revenues	769,931	97,793	74,340	39,855	981,919

Property operating expenses (2)	284,649	38,453	29,917	52,847	405,866
Investment management expenses	—	—	—	10,459	10,459
Depreciation and amortization (2)	—	—	—	342,820	342,820
Provision for real estate impairment losses (2)	—	—	—	915	915
General and administrative expenses	—	—	—	50,906	50,906
Other expenses, net	—	—	—	17,796	17,796

Total operating expenses	284,649	38,453	29,917	475,743	828,762

Operating income (loss)	485,282	59,340	44,423	(435,888)	153,157
Other items included in continuing operations (3)	—	—	—	(288,760)	(288,760)

Income (loss) from continuing operations	$485,282	$59,340	$44,423	$(724,648)	$(135,603)

	Conventional Real Estate Operations	Affordable Real Estate Operations	Proportionate Adjustments (1)	Corporate and Amounts Not Allocated to Segments	Consolidated
Year Ended December 31, 2010:
Rental and other property revenues (2)	$751,123	$93,469	$75,543	$2,775	$922,910
Tax credit and asset management revenues	—	—	—	35,630	35,630

Total revenues	751,123	93,469	75,543	38,405	958,540

Property operating expenses (2)	287,761	40,051	32,627	55,074	415,513
Investment management expenses	—	—	—	14,477	14,477
Depreciation and amortization (2)	—	—	—	363,261	363,261
Provision for real estate impairment losses (2)	—	—	—	65	65
General and administrative expenses	—	—	—	53,374	53,374
Other expenses, net	—	—	—	9,267	9,267

Total operating expenses	287,761	40,051	32,627	495,518	855,957

Operating income (loss)	463,362	53,418	42,916	(457,113)	102,583
Other items included in continuing operations (3)	—	—	—	(263,360)	(263,360)

Income (loss) from continuing operations	$463,362	$53,418	$42,916	$(720,473)	$(160,777)

(1)	Represents adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the results of our consolidated properties and the results of consolidated properties that we do not manage, which are excluded from our measurement of segment performance but included in the related consolidated amounts, and our share of the results of operations of our unconsolidated real estate partnerships that we manage, which are included in our measurement of segment performance but excluded from the related consolidated amounts.
(2)	Proportionate property net operating income, our key measurement of segment profit or loss, excludes property management revenues (which are included in rental and other property revenues), property management expenses and casualty gains and losses (which are included in property operating expenses), depreciation and amortization and provision for real estate impairment losses. Accordingly, we do not allocate these amounts to our segments.

(3)	In addition to the other items included in continuing operations presented in the table for the years ending December 31, 2011 and 2010, the Aimco Operating Partnership recognized $1.3 million and $0.9 million, respectively, of interest income on its notes receivable from Aimco. These notes were repaid by Aimco during the three months ended December 31, 2011.

During the years ended December 31, 2012, 2011 and 2010, for continuing operations, our rental revenues include $97.9 million, $90.8 million and $85.4 million, respectively, of subsidies from government agencies, which exceeded 10% of the combined revenues of our conventional and affordable segments for each of the years presented.

The assets of our reportable segments on a proportionate basis, together with the proportionate adjustments to reconcile these amounts to the consolidated assets of our segments, and the consolidated assets not allocated to our segments are as follows (in thousands):

	2012	2011
Conventional	$4,837,236	$5,031,864
Affordable	466,678	683,307
Proportionate adjustments (1)	634,858	645,385
Corporate and other assets	462,608	511,306

Total consolidated assets	$6,401,380	$6,871,862

(1)	Represents adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the assets of our consolidated properties, which are excluded from our measurement of segment financial condition, and our share of the assets of our unconsolidated real estate partnerships, which are included in our measure of segment financial condition.

For the years ended December 31, 2012, 2011 and 2010 capital additions related to our conventional segment totaled $252.3 million, $191.6 million and $140.1 million, respectively, and capital additions related to our affordable segment totaled $19.8 million, $15.6 million and $35.2 million, respectively.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO PROPERTIES, L.P.

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2012

(In Thousands Except Unit Data)

Property Name	Property Type	(1) Date Consolidated	Location	Year Built	Number of Units	(2) Initial Cost		(3) Cost Capitalized Subsequent to Consolidation	December 31, 2012
						Land	Buildings and Improve- ments		Land	Buildings and Improve- ments	(4) Total	Accumulated Depreciation (AD)	Total Cost Net of AD	Encum- brances
Conventional Properties:
100 Forest Place	High Rise	Dec-97	Oak Park, IL	1987	234	$2,664	$18,815	$6,026	$2,664	$24,841	$27,505	$(10,218)	$17,287	$26,447
118-122 West 23rd Street	High Rise	Jun-12	New York, NY	1987	42	14,985	23,459	43	14,985	23,502	38,487	(437)	38,050	19,854
1582 First Avenue	High Rise	Mar-05	New York, NY	1900	17	4,281	752	264	4,281	1,016	5,297	(412)	4,885	2,567
173 E. 90th Street	High Rise	May-04	New York, NY	1910	72	12,066	4,535	2,229	12,067	6,763	18,830	(2,257)	16,573	7,584
182-188 Columbus Avenue	Mid Rise	Feb-07	New York, NY	1910	32	19,123	3,300	2,560	19,123	5,860	24,983	(1,812)	23,171	13,471
204-206 West 133rd Street	Mid Rise	Jun-07	New York, NY	1910	44	4,352	1,450	1,483	4,352	2,933	7,285	(790)	6,495	2,963
2232-2240 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	24	3,366	3,785	1,256	3,366	5,041	8,407	(1,220)	7,187	2,972
2247-2253 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	7,356	3,335	1,595	7,356	4,930	12,286	(1,496)	10,790	5,483
2252-2258 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	4,318	4,504	1,677	4,318	6,181	10,499	(1,572)	8,927	5,125
2300-2310 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	63	10,417	6,964	4,280	10,417	11,244	21,661	(3,446)	18,215	9,362
236-238 East 88th Street	High Rise	Jan-04	New York, NY	1900	43	8,820	2,914	1,980	8,820	4,894	13,714	(1,694)	12,020	6,427
237-239 Ninth Avenue	High Rise	Mar-05	New York, NY	1900	36	8,495	1,866	1,108	8,494	2,975	11,469	(1,071)	10,398	6,271
240 West 73rd Street, LLC	High Rise	Sep-04	New York, NY	1900	200	68,109	12,140	6,166	68,109	18,306	86,415	(5,344)	81,071	28,383
2484 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1921	23	2,601	1,726	655	2,601	2,381	4,982	(556)	4,426	2,472
2900 on First Apartments	Mid Rise	Oct-08	Seattle, WA	1989	135	19,070	17,518	9,631	19,071	27,148	46,219	(3,192)	43,027	19,711
306 East 89th Street	High Rise	Jul-04	New York, NY	1930	20	2,680	1,006	423	2,681	1,428	4,109	(508)	3,601	2,094
311 & 313 East 73rd Street	Mid Rise	Mar-03	New York, NY	1904	34	5,678	1,609	615	5,678	2,224	7,902	(1,323)	6,579	2,579
322-324 East 61st Street	High Rise	Mar-05	New York, NY	1900	40	6,372	2,224	1,034	6,372	3,258	9,630	(1,201)	8,429	3,851
3400 Avenue of the Arts	Mid Rise	Mar-02	Costa Mesa, CA	1987	770	57,241	65,506	71,647	57,240	137,154	194,394	(63,334)	131,060	114,875
452 East 78th Street	High Rise	Jan-04	New York, NY	1900	12	1,982	608	389	1,982	997	2,979	(376)	2,603	1,495
464-466 Amsterdam & 200-210 W. 83rd Street	Mid Rise	Feb-07	New York, NY	1910	72	25,553	7,101	4,045	25,552	11,147	36,699	(2,988)	33,711	19,679
510 East 88th Street	High Rise	Jan-04	New York, NY	1900	20	3,163	1,002	366	3,163	1,368	4,531	(456)	4,075	2,460
514-516 East 88th Street	High Rise	Mar-05	New York, NY	1900	36	6,282	2,168	658	6,282	2,826	9,108	(1,028)	8,080	4,174
707 Leahy	Garden	Apr-07	Redwood City, CA	1973	110	15,444	7,909	4,692	15,444	12,601	28,045	(3,828)	24,217	9,746
865 Bellevue	Garden	Jul-00	Nashville, TN	1972	326	3,562	12,037	27,519	3,562	39,556	43,118	(21,116)	22,002	18,437
Arbours Of Hermitage, The	Garden	Jul-00	Hermitage, TN	1972	350	3,217	12,023	8,394	3,217	20,417	23,634	(9,547)	14,087	9,630
Auburn Glen (5)	Garden	Dec-06	Jacksonville, FL	1974	251	7,670	8,191	3,762	7,670	6,248	13,918	(3,988)	9,930	9,445
Bank Lofts	High Rise	Apr-01	Denver, CO	1920	117	3,525	9,045	2,072	3,525	11,117	14,642	(5,310)	9,332	11,798
Bay Parc Plaza	High Rise	Sep-04	Miami, FL	2000	471	22,680	41,847	6,345	22,680	48,192	70,872	(11,055)	59,817	45,748
Bay Ridge at Nashua	Garden	Jan-03	Nashua, NH	1984	412	3,262	40,713	5,784	3,262	46,497	49,759	(14,050)	35,709	31,154
Bayberry Hill Estates	Garden	Aug-02	Framingham, MA	1971	424	18,916	35,945	12,878	18,916	48,823	67,739	(17,469)	50,270	33,804
Bluffs at Pacifica, The	Garden	Oct-06	Pacifica, CA	1963	64	8,108	4,132	13,384	8,108	17,516	25,624	(6,010)	19,614	6,087
Boston Lofts	High Rise	Apr-01	Denver, CO	1/1/1890	158	3,446	20,589	6,068	3,447	26,656	30,103	(11,519)	18,584	17,235
Boulder Creek	Garden	Jul-94	Boulder, CO	1973	221	754	7,730	17,581	755	25,310	26,065	(12,924)	13,141	9,686
Broadcast Center	Garden	Mar-02	Los Angeles, CA	1990	279	29,407	41,244	26,890	29,407	68,134	97,541	(28,874)	68,667	55,364
Broadway Lofts	High Rise	Sep-12	San Diego, CA	1909	84	5,367	14,442	32	5,367	14,474	19,841	(223)	19,618	10,544
Buena Vista	Mid Rise	Jan-06	Pasadena, CA	1973	92	9,693	6,818	1,342	9,693	8,160	17,853	(2,130)	15,723	10,190
Burke Shire Commons	Garden	Mar-01	Burke, VA	1986	360	4,867	23,617	4,442	4,867	28,059	32,926	(12,550)	20,376	43,042
Calhoun Beach Club	High Rise	Dec-98	Minneapolis, MN	1928	332	11,708	73,334	49,155	11,708	122,489	134,197	(53,597)	80,600	47,287
Canterbury Green	Garden	Dec-99	Fort Wayne, IN	1970	1,988	13,659	73,115	23,576	13,659	96,691	110,350	(51,486)	58,864	51,359
Canyon Terrace	Garden	Mar-02	Saugus, CA	1984	130	7,508	6,601	6,036	7,508	12,637	20,145	(5,564)	14,581	10,268
Casa del Mar at Baymeadows	Garden	Oct-06	Jacksonville, FL	1984	144	5,039	10,562	2,022	5,039	12,584	17,623	(3,477)	14,146	8,987
Cedar Rim	Garden	Apr-00	Newcastle, WA	1980	104	761	5,218	17,057	761	22,275	23,036	(17,006)	6,030	7,583
Center Square	High Rise	Oct-99	Doylestown, PA	1975	350	582	4,190	3,003	582	7,193	7,775	(3,404)	4,371	13,522

Property Name	Property Type	(1) Date Consolidated	Location	Year Built	Number of Units	(2) Initial Cost		(3) Cost Capitalized Subsequent to Consolidation	December 31, 2012
						Land	Buildings and Improve- ments		Land	Buildings and Improve- ments	(4) Total	Accumulated Depreciation (AD)	Total Cost Net of AD	Encum- brances
Chestnut Hall	High Rise	Oct-06	Philadelphia, PA	1923	315	12,338	14,299	6,444	12,338	20,743	33,081	(9,030)	24,051	17,632
Chestnut Hill Village	Garden	Apr-00	Philadelphia, PA	1963	821	6,469	49,316	48,573	6,469	97,889	104,358	(53,126)	51,232	57,282
Chimneys of Cradle Rock	Garden	Jun-04	Columbia, MD	1979	198	2,040	8,108	1,253	2,040	9,361	11,401	(3,068)	8,333	16,403
Colony at Kenilworth	Garden	Oct-99	Towson, MD	1966	383	2,403	18,799	15,490	2,403	34,289	36,692	(19,675)	17,017	23,432
Columbus Avenue	Mid Rise	Sep-03	New York, NY	1/1/1880	59	35,527	9,450	4,365	35,527	13,815	49,342	(7,281)	42,061	24,187
Creekside	Garden	Jan-00	Denver, CO	1974	328	3,189	12,698	5,216	3,189	17,914	21,103	(9,710)	11,393	12,610
Crescent at West Hollywood, The	Mid Rise	Mar-02	West Hollywood, CA	1985	130	15,765	10,215	14,324	15,765	24,539	40,304	(15,510)	24,794	23,872
Douglaston Villas and Townhomes	Garden	Aug-99	Altamonte Springs, FL	1979	234	1,666	9,353	8,099	1,666	17,452	19,118	(8,503)	10,615	10,101
Elm Creek	Mid Rise	Dec-97	Elmhurst, IL	1987	372	5,910	30,830	21,865	5,910	52,695	58,605	(24,248)	34,357	42,173
Evanston Place	High Rise	Dec-97	Evanston, IL	1990	189	3,232	25,546	5,888	3,232	31,434	34,666	(13,064)	21,602	20,909
Farmingdale	Mid Rise	Oct-00	Darien, IL	1975	240	11,763	15,174	9,289	11,763	24,463	36,226	(12,638)	23,588	16,499
Fishermans Wharf	Garden	Nov-96	Clute, TX	1981	360	1,257	7,585	5,442	1,257	13,027	14,284	(6,087)	8,197	6,670
Flamingo Towers	High Rise	Sep-97	Miami Beach, FL	1960	1,138	32,239	39,410	231,964	32,239	271,374	303,613	(108,367)	195,246	114,596
Forestlake Apartments (5)	Garden	Mar-07	Daytona Beach, FL	1982	120	3,860	4,320	652	3,860	2,858	6,718	(1,313)	5,405	4,491
Four Quarters Habitat	Garden	Jan-06	Miami, FL	1976	336	2,379	17,199	17,155	2,379	34,354	36,733	(18,160)	18,573	9,478
Foxchase	Garden	Dec-97	Alexandria, VA	1940	2,113	15,496	96,062	30,896	15,496	126,958	142,454	(60,011)	82,443	212,862
Georgetown	Garden	Aug-02	Framingham, MA	1964	207	12,351	13,168	1,834	12,351	15,002	27,353	(5,278)	22,075	10,530
Glen at Forestlake, The (5)	Garden	Mar-07	Daytona Beach, FL	1982	26	933	862	201	933	148	1,081	(245)	836	986
Granada	Mid Rise	Aug-02	Framingham, MA	1958	72	4,577	4,057	811	4,577	4,868	9,445	(2,272)	7,173	3,526
Grand Pointe	Garden	Dec-99	Columbia, MD	1972	325	2,714	16,771	5,244	2,715	22,014	24,729	(9,934)	14,795	16,046
Greens	Garden	Jul-94	Chandler, AZ	2000	324	2,303	713	27,923	2,303	28,636	30,939	(16,490)	14,449	10,353
Heritage Park Escondido	Garden	Oct-00	Escondido, CA	1986	196	1,055	7,565	1,459	1,055	9,024	10,079	(5,022)	5,057	7,299
Heritage Park Livermore	Garden	Oct-00	Livermore, CA	1988	167	1,039	9,170	1,408	1,039	10,578	11,617	(5,580)	6,037	7,532
Heritage Village Anaheim	Garden	Oct-00	Anaheim, CA	1986	196	1,832	8,541	1,508	1,832	10,049	11,881	(5,550)	6,331	8,858
Hidden Cove	Garden	Jul-98	Escondido, CA	1983	334	3,043	17,616	7,203	3,043	24,819	27,862	(11,867)	15,995	29,596
Hidden Cove II	Garden	Jul-07	Escondido, CA	1986	118	12,849	6,530	6,050	12,849	12,580	25,429	(5,251)	20,178	11,059
Highcrest Townhomes	Town Home	Jan-03	Woodridge, IL	1968	176	3,051	13,452	1,127	3,052	14,578	17,630	(6,575)	11,055	10,391
Hillcreste	Garden	Mar-02	Century City, CA	1989	315	35,862	47,216	24,045	35,862	71,261	107,123	(32,382)	74,741	71,430
Hillmeade	Garden	Nov-94	Nashville, TN	1986	288	2,872	16,070	9,186	2,872	25,256	28,128	(13,520)	14,608	17,426
Horizons West Apartments	Mid Rise	Dec-06	Pacifica, CA	1970	78	8,887	6,377	1,743	8,887	8,120	17,007	(2,536)	14,471	4,966
Hunt Club	Garden	Sep-00	Gaithersburg, MD	1986	336	17,859	13,149	8,053	17,859	21,202	39,061	(8,178)	30,883	30,842
Hunter’s Chase	Garden	Jan-01	Midlothian, VA	1985	320	7,935	7,915	2,963	7,935	10,878	18,813	(4,333)	14,480	15,641
Hunters Glen	Garden	Oct-99	Plainsboro, NJ	1976	896	8,778	47,259	42,228	8,779	89,486	98,265	(62,350)	35,915	65,339
Hyde Park Tower	High Rise	Oct-04	Chicago, IL	1990	155	4,731	14,927	3,136	4,731	18,063	22,794	(4,290)	18,504	14,276
Independence Green	Garden	Jan-06	Farmington Hills, MI	1960	981	10,191	24,586	23,263	10,191	47,849	58,040	(19,662)	38,378	26,531
Indian Oaks	Garden	Mar-02	Simi Valley, CA	1986	254	24,523	15,801	4,877	24,523	20,678	45,201	(7,783)	37,418	31,725
Island Club	Garden	Oct-00	Oceanside, CA	1986	592	18,027	28,654	12,955	18,027	41,609	59,636	(21,126)	38,510	62,203
Key Towers	High Rise	Apr-01	Alexandria, VA	1964	140	1,526	7,050	5,888	1,526	12,938	14,464	(7,096)	7,368	10,446
Lakeside	Garden	Oct-99	Lisle, IL	1972	568	5,840	27,937	30,641	5,840	58,578	64,418	(35,724)	28,694	28,250
Lakeside at Vinings Mountain	Garden	Jan-00	Atlanta, GA	1983	220	2,111	11,862	15,498	2,111	27,360	29,471	(17,284)	12,187	14,677
Lakeside Place	Garden	Oct-99	Houston, TX	1976	734	6,172	34,151	16,484	6,173	50,634	56,807	(25,672)	31,135	26,033
Latrobe	High Rise	Jan-03	Washington, DC	1980	175	3,459	9,103	15,905	3,459	25,008	28,467	(16,186)	12,281	29,909
Lazy Hollow	Garden	Apr-05	Columbia, MD	1979	178	2,429	12,181	469	2,430	12,649	15,079	(5,912)	9,167	13,532
Lincoln Place (5)	Garden	Oct-04	Venice, CA	1951	696	128,332	10,439	143,954	44,197	153,091	197,288	(1,173)	196,115	64,822
Lodge at Chattahoochee, The	Garden	Oct-99	Sandy Springs, GA	1970	312	2,335	16,370	23,245	2,335	39,615	41,950	(24,237)	17,713	21,508
Los Arboles	Garden	Sep-97	Chandler, AZ	1986	232	1,662	9,504	2,929	1,662	12,433	14,095	(5,941)	8,154	7,797
Preserve at Marin	Mid Rise	Aug-11	Corte Madera, CA	1964	126	13,537	30,132	12,449	13,516	42,602	56,118	—	56,118	28,340
Malibu Canyon	Garden	Mar-02	Calabasas, CA	1986	698	69,834	53,438	31,581	69,834	85,019	154,853	(38,736)	116,117	91,634
Maple Bay	Garden	Dec-99	Virginia Beach, VA	1971	414	2,597	16,141	29,353	2,598	45,493	48,091	(27,300)	20,791	31,793
Mariners Cove	Garden	Mar-02	San Diego, CA	1984	500	—	66,861	6,618	—	73,479	73,479	(25,014)	48,465	2,964
Meadow Creek	Garden	Jul-94	Boulder, CO	1968	332	1,435	24,533	5,598	1,435	30,131	31,566	(14,163)	17,403	23,033
Merrill House	High Rise	Jan-00	Falls Church, VA	1964	159	1,836	10,831	6,692	1,836	17,523	19,359	(6,848)	12,511	18,786
Monterey Grove	Garden	Jun-08	San Jose, CA	1999	224	34,325	21,939	2,967	34,325	24,906	59,231	(5,585)	53,646	33,929
Oak Park Village	Garden	Oct-00	Lansing, MI	1972	618	10,048	16,771	6,169	10,048	22,940	32,988	(12,772)	20,216	23,487
Pacific Bay Vistas (5)	Garden	Mar-01	San Bruno, CA	1987	308	28,694	62,460	50,238	22,994	112,698	135,692	(57,047)	78,645	38,905
Pacifica Park	Garden	Jul-06	Pacifica, CA	1977	104	12,970	6,579	3,291	12,970	9,870	22,840	(3,871)	18,969	12,342

Property Name	Property Type	(1) Date Consolidated	Location	Year Built	Number of Units	(2) Initial Cost		(3) Cost Capitalized Subsequent to Consolidation	December 31, 2012
						Land	Buildings and Improve- ments		Land	Buildings and Improve- ments	(4) Total	Accumulated Depreciation (AD)	Total Cost Net of AD	Encum- brances
Palazzo at Park La Brea, The	Mid Rise	Feb-04	Los Angeles, CA	2002	521	48,362	125,464	17,434	48,362	142,898	191,260	(46,321)	144,939	120,010
Palazzo East at Park La Brea, The	Mid Rise	Mar-05	Los Angeles, CA	2005	611	72,578	136,503	12,632	72,578	149,135	221,713	(44,594)	177,119	125,620
Paradise Palms	Garden	Jul-94	Phoenix, AZ	1985	130	647	3,516	6,539	647	10,055	10,702	(6,495)	4,207	6,128
Park Towne Place	High Rise	Apr-00	Philadelphia, PA	1959	959	10,472	47,301	61,039	10,472	108,340	118,812	(36,968)	81,844	82,486
Parktown Townhouses	Garden	Oct-99	Deer Park, TX	1968	309	2,572	12,051	13,281	2,572	25,332	27,904	(11,940)	15,964	10,313
Parkway	Garden	Mar-00	Willamsburg, VA	1971	148	386	2,834	2,982	386	5,816	6,202	(3,397)	2,805	8,814
Pathfinder Village	Garden	Jan-06	Fremont, CA	1973	246	19,595	14,838	9,460	19,595	24,298	43,893	(7,441)	36,452	18,620
Peachtree Park	Garden	Jan-96	Atlanta, GA	1969	303	4,684	11,713	11,360	4,683	23,074	27,757	(10,950)	16,807	8,539
Peak at Vinings Mountain, The	Garden	Jan-00	Atlanta, GA	1980	280	2,651	13,660	17,963	2,651	31,623	34,274	(20,009)	14,265	15,506
Peakview Place	Garden	Jan-00	Englewood, CO	1975	296	3,442	18,734	5,424	3,443	24,157	27,600	(16,667)	10,933	12,246
Peppertree	Garden	Mar-02	Cypress, CA	1971	136	8,030	5,225	2,303	8,030	7,528	15,558	(3,330)	12,228	12,846
Pine Lake Terrace	Garden	Mar-02	Garden Grove, CA	1971	111	4,124	6,035	1,993	4,125	8,027	12,152	(3,204)	8,948	9,252
Plantation Gardens	Garden	Oct-99	Plantation ,FL	1971	372	3,773	19,443	17,636	3,773	37,079	40,852	(14,121)	26,731	23,048
Post Ridge	Garden	Jul-00	Nashville, TN	1972	150	1,883	6,712	4,398	1,883	11,110	12,993	(5,932)	7,061	5,781
Ramblewood	Garden	Dec-99	Wyoming, MI	1973	1,707	8,661	61,082	6,781	8,661	67,863	76,524	(21,557)	54,967	33,797
Ravensworth Towers	High Rise	Jun-04	Annandale, VA	1974	219	3,455	17,157	2,192	3,455	19,349	22,804	(9,741)	13,063	22,692
Reflections	Garden	Sep-00	Virginia Beach, VA	1987	480	15,988	13,684	4,859	15,988	18,543	34,531	(8,553)	25,978	30,845
Regency Oaks	Garden	Oct-99	Fern Park, FL	1961	343	1,832	9,905	10,281	1,832	20,186	22,018	(12,160)	9,858	10,636
Remington at Ponte Vedra Lakes	Garden	Dec-06	Ponte Vedra Beach, FL	1986	344	18,795	18,650	4,033	18,795	22,683	41,478	(6,713)	34,765	23,583
River Club,The	Garden	Apr-05	Edgewater, NJ	1998	266	30,579	30,638	2,491	30,579	33,129	63,708	(10,108)	53,600	34,762
River Reach	Garden	Sep-00	Naples, FL	1986	556	17,728	18,337	7,439	17,728	25,776	43,504	(12,498)	31,006	27,158
Riverloft	High Rise	Oct-99	Philadelphia, PA	1910	184	2,120	11,287	27,400	2,120	38,687	40,807	(14,123)	26,684	16,545
Riverside	High Rise	Apr-00	Alexandria ,VA	1973	1,222	10,493	65,474	84,296	10,492	149,771	160,263	(96,634)	63,629	104,015
Rosewood	Garden	Mar-02	Camarillo, CA	1976	152	12,430	8,060	3,712	12,430	11,772	24,202	(4,133)	20,069	17,473
Royal Crest Estates	Garden	Aug-02	Warwick, RI	1972	492	22,433	24,095	4,888	22,433	28,983	51,416	(14,530)	36,886	36,429
Royal Crest Estates	Garden	Aug-02	Fall River, MA	1974	216	5,833	12,044	970	5,832	13,015	18,847	(5,872)	12,975	10,640
Royal Crest Estates	Garden	Aug-02	Nashua, NH	1970	902	68,230	45,562	9,099	68,231	54,660	122,891	(29,633)	93,258	42,546
Royal Crest Estates	Garden	Aug-02	Marlborough, MA	1970	473	25,178	28,786	4,276	25,178	33,062	58,240	(15,140)	43,100	33,948
Royal Crest Estates	Garden	Aug-02	North Andover, MA	1970	588	51,292	36,807	13,047	51,292	49,854	101,146	(20,209)	80,937	59,402
Runaway Bay	Garden	Oct-00	Lantana, FL	1987	404	5,935	16,052	7,960	5,934	24,013	29,947	(10,476)	19,471	20,958
San Melia	Garden	Mar-12	Phoenix, AZ	1998	488	16,631	55,679	1,872	16,631	57,551	74,182	(1,572)	72,610	32,505
Savannah Trace	Garden	Mar-01	Shaumburg, IL	1986	368	13,960	20,732	3,660	13,960	24,392	38,352	(10,260)	28,092	25,373
Scotchollow	Garden	Jan-06	San Mateo, CA	1971	418	49,475	17,756	10,477	49,474	28,234	77,708	(9,100)	68,608	47,616
Shenandoah Crossing	Garden	Sep-00	Fairfax, VA	1984	640	18,200	57,198	15,504	18,200	72,702	90,902	(36,570)	54,332	66,168
Signal Pointe	Garden	Oct-99	Winter Park, FL	1969	368	2,392	11,358	26,088	2,392	37,446	39,838	(22,780)	17,058	18,136
Signature Point	Garden	Nov-96	League City, TX	1994	304	2,810	17,579	2,713	2,810	20,292	23,102	(8,003)	15,099	9,025
Springwoods at Lake Ridge	Garden	Jul-02	Woodbridge, VA	1984	180	5,587	7,284	2,848	5,587	10,132	15,719	(2,300)	13,419	13,703
Spyglass at Cedar Cove	Garden	Sep-00	Lexington Park, MD	1985	152	3,241	5,094	2,840	3,241	7,934	11,175	(4,050)	7,125	10,049
Stafford	High Rise	Oct-02	Baltimore, MD	1/1/1889	96	562	4,033	3,964	562	7,997	8,559	(4,929)	3,630	4,124
Steeplechase	Garden	Jul-02	Plano, TX	1985	368	7,056	10,510	6,788	7,056	17,298	24,354	(7,977)	16,377	16,167
Steeplechase	Garden	Sep-00	Largo, MD	1986	240	3,675	16,111	3,808	3,675	19,919	23,594	(9,086)	14,508	22,633
Sterling Apartment Homes, The	Garden	Oct-99	Philadelphia, PA	1961	537	8,871	55,365	24,749	8,871	80,114	88,985	(39,920)	49,065	74,295
Stone Creek Club	Garden	Sep-00	Germantown, MD	1984	240	13,593	9,347	5,876	13,593	15,223	28,816	(7,613)	21,203	23,879
Tamarac Village	Garden	Apr-00	Denver, CO	1979	564	4,224	23,491	8,931	4,223	32,423	36,646	(18,734)	17,912	17,816
Towers Of Westchester Park, The	High Rise	Jan-06	College Park, MD	1972	303	15,198	22,029	7,977	15,198	30,006	45,204	(8,120)	37,084	26,418
Township At Highlands	Town Home	Nov-96	Centennial, CO	1985	161	1,536	9,773	6,333	1,536	16,106	17,642	(8,501)	9,141	15,768
Twin Lake Towers	High Rise	Oct-99	Westmont, IL	1969	399	3,268	18,763	36,907	3,268	55,670	58,938	(35,927)	23,011	25,982
Twin Lakes	Garden	Apr-00	Palm Harbor, FL	1986	262	2,063	12,850	5,671	2,063	18,521	20,584	(10,542)	10,042	12,204
Vantage Pointe	Mid Rise	Aug-02	Swampscott, MA	1987	96	4,748	10,089	730	4,749	10,818	15,567	(3,472)	12,095	6,092
Verandahs at Hunt Club	Garden	Jul-02	Apopka, FL	1985	210	2,286	7,724	2,794	2,286	10,518	12,804	(3,765)	9,039	10,503
Views at Vinings Mountain, The	Garden	Jan-06	Atlanta, GA	1983	180	610	5,026	12,028	610	17,054	17,664	(13,304)	4,360	13,186
Villa Del Sol	Garden	Mar-02	Norwalk, CA	1972	120	7,476	4,861	2,299	7,476	7,160	14,636	(3,410)	11,226	11,792
Village in the Woods	Garden	Jan-00	Cypress, TX	1983	530	3,463	15,787	10,447	3,463	26,234	29,697	(15,610)	14,087	18,802
Village of Pennbrook	Garden	Oct-98	Levittown, PA	1969	722	10,240	38,222	13,052	10,240	51,274	61,514	(27,022)	34,492	46,442
Villages of Baymeadows	Garden	Oct-99	Jacksonville, FL	1972	904	4,860	33,956	54,483	4,860	88,439	93,299	(53,876)	39,423	—
Villas at Park La Brea, The	Garden	Mar-02	Los Angeles, CA	2002	250	8,630	48,871	4,669	8,630	53,540	62,170	(19,055)	43,115	25,414

Property Name	Property Type	(1) Date Consolidated	Location	Year Built	Number of Units	(2) Initial Cost		(3) Cost Capitalized Subsequent to Consolidation	December 31, 2012
						Land	Buildings and Improve- ments		Land	Buildings and Improve- ments	(4) Total	Accumulated Depreciation (AD)	Total Cost Net of AD	Encum- brances
Vista Del Lagos	Garden	Dec-97	Chandler, AZ	1986	200	804	4,951	3,389	804	8,340	9,144	(3,492)	5,652	11,259
Waterford Village	Garden	Aug-02	Bridgewater, MA	1971	588	29,110	28,101	2,798	29,110	30,899	60,009	(18,306)	41,703	39,141
Waterways Village	Garden	Jun-97	Aventura, FL	1994	180	4,504	11,064	3,935	4,504	14,999	19,503	(7,049)	12,454	4,866
Waverly Apartments	Garden	Aug-08	Brighton, MA	1970	103	7,920	11,347	1,374	7,920	12,721	20,641	(2,531)	18,110	12,860
West Winds	Garden	Oct-02	Orlando, FL	1985	272	2,332	11,481	3,071	2,332	14,552	16,884	(5,939)	10,945	12,123
Wexford Village	Garden	Aug-02	Worcester, MA	1974	264	6,339	17,939	1,185	6,339	19,124	25,463	(8,347)	17,116	11,837
Willow Bend	Garden	May-98	Rolling Meadows, IL	1969	328	2,717	15,437	25,425	2,717	40,862	43,579	(24,755)	18,824	19,026
Windrift	Garden	Mar-01	Oceanside, CA	1987	404	24,960	17,590	19,358	24,960	36,948	61,908	(22,890)	39,018	43,305
Windrift	Garden	Oct-00	Orlando, FL	1987	288	3,696	10,029	5,372	3,696	15,401	19,097	(6,787)	12,310	16,288
Windsor Crossing	Garden	Mar-00	Newport News, VA	1978	156	131	2,110	2,599	131	4,709	4,840	(2,477)	2,363	1,281
Windsor Park	Garden	Mar-01	Woodbridge, VA	1987	220	4,279	15,970	3,943	4,279	19,913	24,192	(7,835)	16,357	18,849
Woodcreek	Garden	Oct-02	Mesa, AZ	1985	432	2,431	15,885	4,427	2,431	20,312	22,743	(12,286)	10,457	18,549
Woods Of Williamsburg	Garden	Jan-06	Williamsburg, VA	1976	125	798	3,657	1,274	798	4,931	5,729	(3,581)	2,148	871
Yacht Club at Brickell	High Rise	Dec-03	Miami, FL	1998	357	31,362	32,214	7,464	31,363	39,677	71,040	(9,835)	61,205	49,919
Yorktown Apartments	High Rise	Dec-99	Lombard, IL	1971	364	3,055	18,162	32,468	3,055	50,630	53,685	(18,066)	35,619	24,698

Total Conventional Properties					55,737	1,971,510	3,381,708	2,160,023	1,881,661	5,531,709	7,413,370	(2,415,557)	4,997,813	4,226,756
Affordable Properties:
All Hallows	Garden	Jan-06	San Francisco, CA	1976	157	1,338	29,770	20,750	1,338	50,520	51,858	(23,604)	28,254	22,936
Antioch Towers	High Rise	Jan-10	Cleveland, OH	1976	171	720	8,802	357	720	9,159	9,879	(3,083)	6,796	5,447
Arvada House	High Rise	Nov-04	Arvada, CO	1977	88	405	3,314	2,251	405	5,565	5,970	(1,925)	4,045	4,042
Bayview	Garden	Jun-05	San Francisco, CA	1976	146	582	15,265	17,295	582	32,560	33,142	(16,923)	16,219	11,879
Beacon Hill	High Rise	Mar-02	Hillsdale, MI	1980	198	1,094	7,044	6,609	1,093	13,654	14,747	(5,066)	9,681	7,092
Biltmore Towers	High Rise	Mar-02	Dayton, OH	1980	230	1,814	6,411	13,557	1,813	19,969	21,782	(11,574)	10,208	10,468
Blakewood	Garden	Oct-05	Statesboro, GA	1973	42	58	882	421	58	1,303	1,361	(1,162)	199	634
Bolton North	High Rise	Jan-06	Baltimore, MD	1977	209	1,429	6,569	598	1,429	7,167	8,596	(2,637)	5,959	10,595
Butternut Creek	Mid Rise	Jan-06	Charlotte, MI	1980	100	505	3,617	3,810	505	7,427	7,932	(4,773)	3,159	4,053
Carriage House	Mid Rise	Dec-06	Petersburg, VA	1885-01-01	118	716	2,886	3,727	716	6,613	7,329	(3,068)	4,261	1,918
City Line	Garden	Mar-02	Newport News, VA	1976	200	500	2,014	7,531	500	9,545	10,045	(3,371)	6,674	4,625
Copperwood I Apartments	Garden	Apr-06	The Woodlands, TX	1980	150	364	8,373	4,948	363	13,322	13,685	(11,362)	2,323	5,401
Copperwood II Apartments	Garden	Oct-05	The Woodlands, TX	1981	150	459	5,553	3,450	459	9,003	9,462	(4,902)	4,560	5,572
Country Club Heights	Garden	Mar-04	Quincy, IL	1976	200	676	5,715	4,937	675	10,653	11,328	(4,860)	6,468	6,422
Crevenna Oaks	Town Home	Jan-06	Burke, VA	1979	50	355	4,848	351	355	5,199	5,554	(2,368)	3,186	2,943
Darby Townhouses	Town Home	Jan-10	Sharon Hill, PA	1970	172	1,297	11,115	398	1,298	11,512	12,810	(5,179)	7,631	4,995
Denny Place	Garden	Mar-02	North Hollywood, CA	1984	17	394	1,579	150	394	1,729	2,123	(590)	1,533	1,088
Fairwood	Garden	Jan-06	Carmichael, CA	1979	86	177	5,264	265	176	5,530	5,706	(3,730)	1,976	2,100
Fountain Place	Mid Rise	Jan-06	Connersville, IN	1980	102	378	2,091	3,009	378	5,100	5,478	(1,096)	4,382	1,048
Friendset Apartments	High Rise	Jan-06	Brooklyn, NY	1979	259	550	16,304	372	550	16,676	17,226	(10,078)	7,148	13,443
Hamlin Estates	Garden	Mar-02	North Hollywood, CA	1983	30	1,009	1,691	200	1,010	1,890	2,900	(708)	2,192	1,159
Hanover Square	High Rise	Jan-06	Baltimore, MD	1980	199	1,656	9,575	728	1,656	10,303	11,959	(6,457)	5,502	10,211
Hatillo Housing	Mid Rise	Jan-06	Hatillo, PR	1982	64	202	2,876	479	202	3,355	3,557	(2,077)	1,480	1,332
Hopkins Village	Mid Rise	Sep-03	Baltimore, MD	1979	165	549	5,973	3,588	549	9,561	10,110	(2,881)	7,229	9,100
Hudson Gardens	Garden	Mar-02	Pasadena, CA	1983	41	914	1,548	1,240	914	2,788	3,702	(726)	2,976	3,139
Ingram Square	Garden	Jan-06	San Antonio, TX	1980	120	800	3,136	5,725	800	8,861	9,661	(3,797)	5,864	3,630
Kirkwood House	High Rise	Sep-04	Baltimore, MD	1979	261	1,337	9,358	8,346	1,338	17,703	19,041	(5,445)	13,596	16,000
La Salle	Garden	Oct-00	San Francisco, CA	1976	145	1,866	19,567	17,667	1,866	37,234	39,100	(21,321)	17,779	17,649
La Vista	Garden	Jan-06	Concord, CA	1981	75	581	4,449	4,256	581	8,705	9,286	(2,315)	6,971	5,249
Loring Towers	High Rise	Oct-02	Minneapolis, MN	1975	230	886	7,445	8,170	886	15,615	16,501	(5,941)	10,560	10,033
Loring Towers Apartments	High Rise	Sep-03	Salem, MA	1973	250	187	14,050	7,090	187	21,140	21,327	(6,718)	14,609	11,528
Montblanc Gardens	Town Home	Dec-03	Yauco, PR	1982	128	390	3,859	654	391	4,512	4,903	(2,589)	2,314	3,193
New Baltimore	Mid Rise	Mar-02	New Baltimore, MI	1980	101	896	2,360	5,182	896	7,542	8,438	(2,933)	5,505	2,107
Newberry Park	Garden	Dec-97	Chicago, IL	1995	84	1,380	7,632	387	1,380	8,019	9,399	(3,269)	6,130	7,066
Northpoint	Garden	Jan-00	Chicago, IL	1921	304	2,510	14,334	16,645	2,510	30,979	33,489	(20,423)	13,066	18,126
O’Neil	High Rise	Jan-06	Troy, NY	1978	115	88	4,067	1,377	88	5,444	5,532	(4,243)	1,289	2,526
Panorama Park	Garden	Mar-02	Bakersfield, CA	1982	66	521	5,520	1,071	521	6,591	7,112	(2,432)	4,680	2,087
Parc Chateau I	Garden	Jan-06	Lithonia, GA	1973	86	592	1,442	320	592	1,762	2,354	(1,698)	656	192

Property Name	Property Type	(1) Date Consolidated	Location	Year Built	Number of Units	(2) Initial Cost		(3) Cost Capitalized Subsequent to Consolidation	December 31, 2012
						Land	Buildings and Improve- ments		Land	Buildings and Improve- ments	(4) Total	Accumulated Depreciation (AD)	Total Cost Net of AD	Encum- brances
Parc Chateau II	Garden	Jan-06	Lithonia, GA	1974	88	596	2,965	289	596	3,254	3,850	(2,504)	1,346	193
Park Place	Mid Rise	Jun-05	St Louis, MO	1977	242	705	6,327	10,096	705	16,423	17,128	(11,603)	5,525	9,097
Parkways, The	Garden	Jun-04	Chicago, IL	1925	446	3,426	23,257	19,236	3,427	42,492	45,919	(19,968)	25,951	19,646
Pavilion	High Rise	Mar-04	Philadelphia, PA	1976	296	—	15,415	1,710	—	17,125	17,125	(6,654)	10,471	7,895
Pleasant Hills	Garden	Apr-05	Austin, TX	1982	100	1,229	2,631	3,558	1,229	6,189	7,418	(2,756)	4,662	3,092
Plummer Village	Mid Rise	Mar-02	North Hills, CA	1983	75	666	2,647	1,643	667	4,289	4,956	(2,486)	2,470	2,478
Portner Place	Town Home	Jan-06	Washington, DC	1980	48	698	3,753	923	697	4,677	5,374	(1,378)	3,996	6,171
River’s Edge	Town Home	Jan-06	Greenville, MI	1983	49	310	2,097	381	311	2,477	2,788	(1,779)	1,009	174
Riverwoods	High Rise	Jan-06	Kankakee, IL	1983	125	598	4,931	3,509	598	8,440	9,038	(2,432)	6,606	3,896
Round Barn Manor	Garden	Mar-02	Champaign, IL	1979	156	810	5,134	5,929	810	11,063	11,873	(2,867)	9,006	4,765
San Jose Apartments	Garden	Sep-05	San Antonio, TX	1970	220	234	5,770	11,774	234	17,544	17,778	(6,877)	10,901	4,635
San Juan Del Centro	Mid Rise	Sep-05	Boulder, CO	1971	150	439	7,110	12,638	440	19,747	20,187	(8,019)	12,168	12,133
Shoreview	Garden	Oct-99	San Francisco, CA	1976	156	1,476	19,071	19,110	1,476	38,181	39,657	(22,537)	17,120	18,930
South Bay Villa	Garden	Mar-02	Los Angeles, CA	1981	80	1,352	2,770	3,775	1,352	6,545	7,897	(5,196)	2,701	2,921
St. George Villas	Garden	Jan-06	St. George, SC	1984	40	86	1,025	120	86	1,145	1,231	(779)	452	446
Stonegate Apts	Mid Rise	Jul-09	Indianapolis, IN	1920	52	122	2,923	464	122	3,387	3,509	(1,202)	2,307	1,901
Summit Oaks	Town Home	Jan-06	Burke, VA	1980	50	381	4,930	381	382	5,310	5,692	(2,286)	3,406	2,935
Tamarac Pines Apartments I	Garden	Nov-04	Woodlands, TX	1980	144	363	2,775	3,761	363	6,536	6,899	(2,988)	3,911	3,962
Tamarac Pines Apartments II	Garden	Nov-04	Woodlands, TX	1980	156	266	3,195	4,196	266	7,391	7,657	(3,416)	4,241	4,292
Terry Manor	Mid Rise	Oct-05	Los Angeles, CA	1977	170	1,997	5,848	6,590	1,997	12,438	14,435	(8,479)	5,956	6,637
Tompkins Terrace	Garden	Oct-02	Beacon, NY	1974	193	872	6,827	13,594	872	20,421	21,293	(6,776)	14,517	7,507
University Square	High Rise	Mar-05	Philadelphia, PA	1978	442	702	12,201	11,473	702	23,674	24,376	(9,679)	14,697	17,813
Van Nuys Apartments	High Rise	Mar-02	Los Angeles, CA	1981	299	3,576	21,226	21,481	3,576	42,707	46,283	(11,801)	34,482	24,974
Verdes Del Oriente	Garden	Jan-10	San Pedro, CA	1976	113	1,139	7,044	582	1,139	7,626	8,765	(3,456)	5,309	5,157
Villa de Guadalupe	Garden	Jan-10	San Jose, CA	1982	101	1,781	7,197	344	1,781	7,541	9,322	(2,867)	6,455	6,779
Village Oaks	Mid Rise	Jan-06	Catonsville, MD	1980	181	2,127	5,188	1,883	2,127	7,071	9,198	(5,291)	3,907	3,754
Villas of Mount Dora (5)	Garden	Jan-10	Mt. Dora, FL	1979	70	322	1,828	239	323	1,534	1,857	(265)	1,592	1,583
Wah Luck House	High Rise	Jan-06	Washington, DC	1982	153	—	7,772	722	—	8,494	8,494	(2,357)	6,137	7,452
Walnut Hills	High Rise	Jan-06	Cincinnati, OH	1983	198	826	5,608	5,405	826	11,013	11,839	(4,018)	7,821	5,500
Washington Square West	Mid Rise	Sep-04	Philadelphia, PA	1982	132	582	11,169	6,710	582	17,879	18,461	(11,841)	6,620	3,700
Whitefield Place	Garden	Apr-05	San Antonio, TX	1980	80	219	3,151	2,681	219	5,832	6,051	(2,847)	3,204	2,154
Willow Wood	Garden	Mar-02	North Hollywood, CA	1984	19	1,051	840	237	1,051	1,077	2,128	(377)	1,751	1,030
Winter Gardens	High Rise	Mar-04	St Louis, MO	1920	112	300	3,072	4,596	300	7,668	7,968	(1,982)	5,986	3,592
Woodland Hills	Garden	Oct-05	Jackson, MI	1980	125	320	3,875	4,538	321	8,412	8,733	(4,521)	4,212	3,469

Total Affordable Properties					10,370	59,746	487,870	362,479	59,751	849,812	909,563	(401,608)	507,955	461,691
Other (6)					—	1,756	2,442	6,288	1,754	8,732	10,486	(3,600)	6,886	—

Total					66,107	$2,033,012	$3,872,020	$2,528,790	$1,943,166	$6,390,253	$8,333,419	$(2,820,765)	$5,512,654	$4,688,447

(1)	Date we acquired the property or first consolidated the partnership which owns the property.

(2)	For 2008 and prior periods, costs to acquire the noncontrolling interest’s share of our consolidated real estate partnerships were capitalized as part of the initial cost.

(3)	Costs capitalized subsequent to consolidation includes costs capitalized since acquisition or first consolidation of the partnership/property.

(4)	The aggregate cost of land and depreciable property for federal income tax purposes was approximately $3.6 billion at December 31, 2012.

(5)	The current carrying value of the property reflects an impairment loss recognized during the current period or prior periods.

(6)	Other includes land parcels, commercial properties and other related costs. We exclude such properties from our residential unit counts.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO PROPERTIES, L.P.

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION

For the Years Ended December 31, 2012, 2011 and 2010

(In Thousands)

	2012	2011	2010
Real Estate Balance at beginning of year	8,917,137	9,468,165	9,718,978
Additions during the year:
Newly consolidated assets	—	—	69,410
Acquisitions	131,374	44,681	—
Capital additions	272,103	207,263	175,329
Deductions during the year:
Casualty and other write-offs (1)	(62,589)	(192,542)	(15,865)
Reclassification of real estate included in sale of asset management business (Note 3)	(160,420)	—	—
Sales	(764,186)	(610,430)	(479,687)

Balance at end of year	8,333,419	8,917,137	9,468,165

Accumulated Depreciation Balance at beginning of year	2,872,190	2,934,912	2,723,844
Additions during the year:
Depreciation	353,414	382,213	422,099
Newly consolidated assets	(7,439)	—	(12,348)
Deductions during the year:
Casualty and other write-offs (1)	(39,430)	(173,941)	(4,831)
Reclassification of real estate included in sale of asset management business (Note 3)	(33,394)	—	—
Sales	(324,576)	(270,994)	(193,852)

Balance at end of year	2,820,765	2,872,190	2,934,912

(1)	Includes the write-off of fully depreciated assets totaling $38.7 million and $165.9 million during the years ended December 31, 2012 and 2011, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, February 28, 2013.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

By:	/s/ Ernest M. Freedman
Name: Ernest M. Freedman
Title: Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Terry Considine and Ernest M. Freedman, and each of them, each of whom may act without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and reconstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Aimco, and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney’s-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Considine	Chairman of the Board and Chief	February 28, 2013
Terry Considine	Executive Officer (principal executive officer)

/s/ Ernest M. Freedman	Executive Vice President and Chief	February 28, 2013
Ernest M. Freedman	Financial Officer (principal financial officer)

/s/ Paul Beldin	Senior Vice President and Chief
Paul Beldin	Accounting Officer (principal accounting officer)	February 28, 2013

/s/ James N. Bailey	Director	February 28, 2013
James N. Bailey

/s/ Thomas L. Keltner	Director	February 28, 2013
Thomas L. Keltner

/s/ J. Landis Martin	Director	February 28, 2013
J. Landis Martin

/s/ Robert A. Miller	Director	February 28, 2013
Robert A. Miller

/s/ Kathleen M. Nelson	Director	February 28, 2013
Kathleen M. Nelson

/s/ Michael A. Stein	Director	February 28, 2013
Michael A. Stein

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, February 28, 2013.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its General Partner

By:	/s/ Ernest M. Freedman
Name: Ernest M. Freedman
Title: Executive Vice President,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Terry Considine and Ernest M. Freedman, and each of them, each of whom may act without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and reconstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Aimco, and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney’s-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Considine	Chairman of the Board and Chief	February 28, 2013
Terry Considine	Executive Officer of the registrant’s general partner (principal executive officer)

/s/ Ernest M. Freedman	Executive Vice President and Chief Financial	February 28, 2013
Ernest M. Freedman	Officer of the registrant’s general partner (principal financial officer)

/s/ Paul Beldin	Senior Vice President and Chief Accounting	February 28, 2013
Paul Beldin	Officer of the registrant’s general partner (principal accounting officer)

/s/ James N. Bailey	Director of the registrant’s general partner	February 28, 2013
James N. Bailey

/s/ Thomas L. Keltner	Director of the registrant’s general partner	February 28, 2013
Thomas L. Keltner

/s/ J. Landis Martin	Director of the registrant’s general partner	February 28, 2013
J. Landis Martin

/s/ Robert A. Miller	Director of the registrant’s general partner	February 28, 2013
Robert A. Miller

/s/ Kathleen M. Nelson	Director of the registrant’s general partner	February 28, 2013
Kathleen M. Nelson

/s/ Michael A. Stein	Director of the registrant’s general partner	February 28, 2013
Michael A. Stein

INDEX TO EXHIBITS(1)(2)

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of February 28, 2013 by and among Century Properties Fund XIX, LP, AIMCO CPF XIX Merger Sub LLC and Aimco Properties, L.P. (Annex A to the Information Statement/Prospectus filed hereto)
3.1	Charter of Apartment Investment and Management Company (Exhibit 3.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, is incorporated herein by this reference)
3.2	Articles Supplementary of Apartment Investment and Management Company (Exhibit 3.3 to Aimco’s Registration Statement on Form 8-A, dated July 27, 2011, is incorporated herein by this reference)
3.3	Amended and Restated Bylaws of Apartment Investment and Management Company (Exhibit 3.2 to Aimco’s Current Report on Form 8-K dated February 2, 2010, is incorporated herein by this reference)
3.4	Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and restated as of February 28, 2007 (Exhibit 10.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by this reference)
3.5	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2007, is incorporated herein by this reference)
3.6	Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 30, 2009 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
3.7	Third Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 2, 2010 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 1, 2010, is incorporated herein by this reference)
3.8	Fourth Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 26, 2011 (Exhibit 10.1 to Aimco’s and Aimco OP’s Current Report on Form 8-K, dated July 26, 2011, is incorporated herein by this reference)
3.9	Fifth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of August 24, 2011 (Exhibit 10.1 to Aimco’s and Aimco OP’s Current Report on Form 8-K, dated August 24, 2011, is incorporated herein by this reference)
3.10	Sixth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2011 (Exhibit 10.1 to Aimco’s and Aimco OP’s Current Report on Form 8-K, dated December 31, 2011, is incorporated herein by this reference)
5.1	Opinion of Alston & Bird LLP regarding the validity of the Common OP Units being registered.
5.2	Opinion of DLA Piper regarding the validity of the Class A Common Stock issuable upon redemption of the Common OP Units
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the status of Aimco as a real estate investment trust**
8.2	Opinion of Alston & Bird LLP regarding material tax consequences of the merger
8.3	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the status of AIMCO Properties, L.P. as a partnership**
10.1	Senior Secured Credit Agreement, dated as of December 13, 2011, among Aimco, Aimco OP, AIMCO/Bethesda Holdings, Inc., the lenders from time to time party thereto, KeyBank National Association, as administrative agent, swing line lender and a letter of credit issuer, Wells Fargo Bank, N.A., as syndication agent and Bank of America, N.A. and Regions Bank, as co-documentation agents (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 13, 2011, is incorporated herein by this reference)

10.2	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.3	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.4	Employment Contract executed on December 29, 2008, by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 29, 2008, is incorporated herein by this reference)*
10.5	Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by this reference)*
10.6	Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)*
10.7	Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by this reference)*
10.8	2007 Stock Award and Incentive Plan (incorporated by reference to Appendix A to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
10.9	Form of Restricted Stock Agreement (Exhibit 10.2 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.10	Form of Non-Qualified Stock Option Agreement (Exhibit 10.3 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.11	2007 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
21.1	List of Subsidiaries (Exhibit 21.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2012 is incorporated herein by this reference)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
23.4	Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.5	Consent of DLA Piper (included in Exhibit 5.2)
23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP**
23.7	Consent of Cogent Realty Advisors, LLC
23.8	Consent of KTR Real Estate Advisors LLC
24.1	Power of Attorney (included in signature pages to the Registration Statement)
99.1	Appraisal Report, dated as of October 31, 2012, by Cogent Realty Advisors, LLC, related to Lakeside at Vinings Mountain
99.2	Appraisal Report, dated as of October 31, 2012, by Cogent Realty Advisors, LLC, related to the Peak at Vinings Mountain
99.3	Supplemental Letter, dated as of January 23, 2013, by Cogent Realty Advisors, LLC, related to Lakeside at Vinings Mountain
99.4	Supplemental Letter, dated as of January 23, 2013, by Cogent Realty Advisors, LLC, related to the Peak at Vinings Mountain
99.5	Appraisal Report, dated as of January 28, 2013 by KTR Real Estate Advisors LLC, related to Lakeside at Vinings Mountain

99.6	Appraisal Report, dated as of January 28, 2013, by KTR Real Estate Advisors LLC, related to the Peak at Vinings Mountain.

(1)	Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

(2)	The file reference number for all exhibits is 001-13232, and all such exhibits remain available pursuant to the Records Control Schedule of the Securities and Exchange Commission.

*	Indicates a management contract or compensatory plan or arrangement.

**	To be filed by subsequent amendment.